  As filed with the Securities and Exchange Commission on July 10, 2000
                                           Registration Statement No. 333-36634

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                        Nassau Broadcasting Corporation
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                           4832                    223737119
 (State or Other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)  Identification Number)

                              619 Alexander Road
                          Princeton, New Jersey 08540
                                (609) 452-9696
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                              Michael S. Libretti
                         Executive Vice President and
                            Chief Financial Officer
                        Nassau Broadcasting Corporation
                              619 Alexander Road
                          Princeton, New Jersey 08540
                                (609) 452-9696
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:

      Phyllis G. Korff, Esq.               Michael J. Schiavone, Esq.
  Skadden, Arps, Slate, Meagher &              Shearman & Sterling
             Flom LLP                         599 Lexington Avenue
         Four Times Square                  New York, New York 10022
   New York, New York 10036-6522               Tel: (212) 848-4000
        Tel: (212) 735-3000                    Fax: (212) 848-7179
        Fax: (212) 735-2000

                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of Each Class of     Proposed Maximum Aggregate Amount of Registration
 Securities To Be Registered       Offering Price(1)              Fee(2)
--------------------------------------------------------------------------------
 Class A common stock, $0.01
  par value.................          $236,075,000               $62,324
--------------------------------------------------------------------------------

     (1)Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act.
     (2)Nassau previously paid $50,160 of this registration fee on May 9, 2000.

                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

EXPLANATORY NOTE

      This Amendment No. 1 to the Registration Statement contains two forms of prospectus: one to be used in connection with a U.S. and Canadian offering of the registrant's class A common stock and one to be used in a concurrent international offering of the class A common stock. The international prospectus will be identical to the U.S. prospectus except that it will have a different front cover page, underwriting section and back cover page. The U.S. prospectus is included herein and is followed by the alternate front cover page, underwriting section and back cover page to be used in the international prospectus, each of which has been labeled "Alternative Page for International Prospectus."

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                Preliminary Prospectus dated July 10, 2000

P R O S P E C T U S

                               12,425,000 Shares

             [LOGO OF NASSAU BROADCASTING CORPORATION APPEARS HERE]

                              Class A Common Stock

                                  -----------

    This is Nassau's initial public offering. Nassau is selling all of the shares. The U.S. underwriters are offering 9,940,000 shares in the U.S. and Canada and the international managers are offering 2,485,000 shares outside the U.S. and Canada.

    We expect the public offering price to be between $16 and $19 per share. Currently, no public market exists for the shares. After pricing of the offering, we expect that the shares will be quoted on the Nasdaq National Market under the symbol "NBCR."

    Investing in the class A common stock involves risks that are described in the "Risk Factors" section beginning on page 11 of this prospectus.

                                  -----------

                                                         Per Share Total
                                                         --------- -----
     Public offering price.............................     $       $
     Underwriting discount.............................     $       $
     Proceeds, before expenses, to Nassau..............     $       $

    The U.S. underwriters may also purchase up to an additional 1,491,000 shares from Nassau at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an additional 372,750 shares from Nassau.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares of class A common stock will be ready for delivery on or about , 2000.

                                  -----------
Merrill Lynch & Co.                                         Salomon Smith Barney

                                  -----------

Banc of America Securities LLC

                                     Lazard

                                                     Prudential Volpe Technology
                                a unit of Prudential Securities

                                  -----------

                   The date of this prospectus is     , 2000.

Prospectus Cover and Outside Back Cover

The cover page of the prospectus and the outside back cover will contain the Nassau Broadcasting Corporation logo. The main graphic in this logo is a lowercase "n" written in a cursive font. It is in the center of the image and is in a deep gold color. Just below, "Nassau Broadcasting Corporation" is written in a blue violet. All letters are capitalized and the font size in relationship with the "n" is approximately 36 points smaller. Beneath this text "A New Generation of Broadcasting" is written in a silver color. The text is all capitalized and the width of the phrase stretches out to fit the same length as the phrase above it. This font size relative to the text above it is approximately 24 points smaller.

Inside Back Cover

The inside back cover to the prospectus will contain a map of DataWorld, Inc. AM coverage. This geographic map outlines in color certain states and sections of other states that are located in the mid-Atlantic region of the United States. These states include all of New Jersey, most of Connecticut, southern Massachusetts, southeastern New York State (New York City is at the center of the piece), eastern Pennsylvania, northern Maryland and northern Delaware. The Atlantic Ocean and the Long Island Sound are the two bodies of water that are shown. All major cities are pinpointed and labeled in bold text. Major counties are also listed by black thin lines. Other central cities are pinpointed and labeled in smaller font. The regions that Nassau's AM stations' signals cover are all outlined and labeled in different colors.

Inside Front Cover

The inside front cover to the prospectus will contain a map of DataWorld, Inc. FM coverage. This geographic map outlines in color certain states and sections of other states that are located in the mid-Atlantic region of the United States. These states include all of New Jersey, most of Connecticut, southern Massachusetts, southeastern New York State (New York City is at the center of the piece), eastern Pennsylvania, northern Maryland and northern Delaware. The Atlantic Ocean and the Long Island Sound are the two bodies of water that are shown. All major cities are pinpointed and labeled in bold text. Major counties are also listed by black thin lines. Other central cities are pinpointed and labeled in smaller font. The regions that Nassau's FM stations' signals cover are all outlines and labeled in different colors.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   3
Risk Factors.............................................................  11
Recapitalization and Reorganization......................................  18
Pending Acquisitions.....................................................  19
Use of Proceeds..........................................................  22
Dividend Policy..........................................................  22
Capitalization...........................................................  23
Dilution.................................................................  24
Unaudited Pro Forma Consolidated Financial Data..........................  26
Selected Historical Financial Data.......................................  34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  36
Industry Overview........................................................  46
Business.................................................................  49
Management...............................................................  71
Related Party Transactions...............................................  80
Principal Stockholders...................................................  82
Description of Capital Stock.............................................  84
Shares Eligible for Future Sale..........................................  89
Material United States Federal Tax Consequences to Non-U.S. Holders of
 Our Class A Common Stock................................................  91
Underwriting.............................................................  93
Legal Matters............................................................  98
Experts..................................................................  98
Where You Can Find Additional Information................................  99
Index to Financial Statements............................................ F-1

                                    SUMMARY

      This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus, including the risk factors section and our financial statements and related notes, before making an investment decision.

                        Nassau Broadcasting Corporation

      We are a radio broadcasting company focused on building contiguous clusters of local radio stations in demographically attractive suburban areas surrounding major metropolitan markets in the northeastern United States. We view radio markets as demographically attractive when they serve highly populated suburban areas characterized by above average affluence and retail sales per capita. Presently, we own and/or operate 11 FM and 10 AM stations located in five markets in New Jersey, Pennsylvania and New York. Pro forma for pending acquisitions, we will own and/or operate 17 FM and 15 AM stations located in nine markets in New Jersey, Pennsylvania, New York and Connecticut. We have assembled geographically adjacent groups, or clusters, of market-leading radio stations offering market characteristics that we believe provide us with significant growth potential. On a historical basis, we had net revenues of $31.4 million and broadcast cash flow of $10.6 million for the year ended December 31, 1999 and net revenues of $7.3 million and broadcast cash flow of $2.0 million for the three months ended March 31, 2000. Broadcast cash flow means operating income (loss) before depreciation and amortization expense, corporate general and administrative expenses and local marketing agreement fees. After giving effect to a recent sale of all our membership interests in Nassau Tower Holdings LLC, which owns the real estate properties on which the broadcasting facilities we use are located, and our pending acquisitions we would have had, on a pro forma basis, net revenues of $55.9 million and broadcast cash flow of $20.8 million for the year ended December 31, 1999 and net revenues of $13.0 million and broadcast cash flow of $4.5 million for the three months ended March 31, 2000.

      By acquiring, developing and operating radio stations in demographically attractive suburban markets, we have substantially increased the net revenues and broadcast cash flow of our stations resulting in 21.0% and 33.0% two-year compound annual same station net revenue and same station broadcast cash flow growth, respectively. We have organized our stations into four clusters:
Northern, Northwestern, Central and Shore. We also have a division called the Nassau Radio Network that markets all of our stations to national advertisers. Our stations currently cover approximately 4.8 million people and, if we complete our pending acquisitions, our stations will cover approximately 7.1 million people.

      Our principal executive offices are located at 619 Alexander Road, Princeton, New Jersey 08540, our telephone number is (609) 452-9696, and the address of our website is www.nassaubroadcasting.com. We do not intend the information contained on our website to be part of this prospectus.

                             Competitive Strengths

      We believe that the following competitive strengths have been critical to our success:

    . Covering contiguous suburban markets. We provide comprehensive coverage of suburban markets surrounding the New York and Philadelphia metropolitan areas, which we believe are demographically attractive and have strong revenue growth potential;

    . Strengthening underperforming stations. We have a demonstrated record of developing and strengthening underperforming radio stations into viable, competitive local brands that produce significant revenue and cash flow increases;

    . Operating stations effectively. We have generated consistent growth on a same station basis at both our developing and established stations;

    . Acquiring and integrating stations. We have successfully acquired and integrated 19 stations during the past five years; and

    . Broad base of advertisers. We have a broad base of advertising clients. No one client accounts for more than 1% of our total revenues, and Internet companies account for less than 1% of our revenues.

      We have achieved the following growth by operating our stations in market clusters and having advertising, sales and programming expertise:

    .  same station net revenues increased 25.0% from 1998 to 1999; and

    .  same station broadcast cash flow increased 42.0% from 1998 to 1999.

      We calculated same station results for the periods presented above for stations we operated as of January 1, 1998 and continued to operate through December 31, 1999.

                               Operating Strategy

      We intend to continue to grow our business, both internally and through acquisitions, by pursuing the following strategies:

    . Building station clusters. We operate multiple stations within each of our markets and cluster them to provide beneficial operating efficiencies and deliver extensive coverage of diverse and attractive demographic groups to advertisers in a cost-effective manner.

    . Improving station programming. We focus on continually enhancing and increasing the local content of our station programming to increase our audience share.

    . Enhancing brand awareness. We brand and market individual stations to improve audience recognition, loyalty and ratings.

    . Cultivating a broad base of advertisers. We continue to develop our sales force to proactively serve local and national advertisers.

      We have sustained substantial net losses since our inception and have never generated positive operating income. We incurred net losses of approximately $6.7 million in 1997, $4.0 million in 1998, $4.6 million in 1999 and $1.0 million for the three months ended March 31, 2000. We expect to continue to incur net losses while we pursue our strategy of growing our business.

                              Acquisition Strategy

      We intend to continue to expand our presence in demographically attractive suburban areas surrounding major metropolitan markets, primarily in the Northeast. We target markets that have lower radio market revenue relative to total retail sales as compared to the national average and/or where radio has historically captured only a small portion of total local advertising expenditure. We seek to acquire stations that enable us to further strengthen our presence in existing markets or to create leadership positions in new, complementary markets. Frequently, the suburban areas we target are markets that have fragmented ownership of radio stations or a limited number of fully developed local stations. We are especially attracted by the opportunity to acquire underperforming stations with the potential for significantly increased revenues. We have an established process to integrate new stations into our portfolio, culture and operating philosophy. As we integrate our acquisitions, we involve senior management in the design and execution of plans to revitalize any underperforming stations and transform them into more profitable ones.

                               Station Portfolio

      The following table sets forth information as of the date of this prospectus with respect to stations we own, operate or have agreed to acquire. We have not received regulatory approvals in connection with any of our pending acquisitions and, with respect to some of them, we have not yet applied to the Federal Communications Commission for approval. We cannot assure you that the FCC or any other regulatory body will grant final orders approving these acquisitions or that we or any other relevant party will be able to satisfy all of the other conditions required to close these acquisitions. The completion of this offering is not conditioned upon the consummation of any of the pending acquisitions.

                                                                                       1999
                                                                                    Radio Group
                           1999      1999                       1999      Stations    Rank in
                          Market Radio Market  Number of    Radio Market  ---------   Market
        Market             Rank  Revenue Rank Listeners(1) Revenue Growth  FM   AM    Revenue
        ------            ------ ------------ ------------ --------------  --  ---- -----------
Northern (2)
Westchester, NY (3).....     1         2         161,600        16.8%        2    1     N/A
Bridgeport, CT..........   112        91         320,100         5.6%        1    1       1
Danbury, CT.............   189       190         148,600         8.0%        2    2       2
Northwestern
Sussex, NJ..............   239       250         188,900        16.7%        3    1       1
Newburgh-Middletown, NY
 (4)....................   141       258          18,500         9.8%        1    1       5
Wilkes Barre-Scranton,
 PA.....................    64        77          64,900        11.3%        1    2       4
Allentown, PA (5).......    67        76         235,100         6.8%        1    1       3
Central
Trenton, NJ (6).........   138       100         858,800        14.6%        2    4       1
Shore
Monmouth-Ocean, NJ (7)..    47        83         419,300        21.3%        4    2       1
                                               ---------                  ---- ----
  Total.................                       2,415,800                    17   15
                                               =========                  ==== ====

--------
(1) Number of listeners refers to the estimated number of different persons who listened to a station for a minimum of five minutes in a quarter-hour within a specified period in the day.
(2) Consists of the nine radio stations we expect to own upon our acquisition of Aurora Communications, LLC.
(3) Falls within the greater New York market.
(4) Consists of the two radio stations we expect to acquire from Port Jervis Broadcasting Co., Inc.
(5) Consists of the two radio stations we expect to acquire from Clear Channel Communications, Inc.
(6) Includes two radio stations we expect to acquire from Great Scott Broadcasting Ltd. and one radio station we expect to acquire from Multicultural Radio Broadcasting, Inc.
(7) Includes the construction permit of WCHR (FM), which we will acquire upon our acquisition of Manahawkin Communications Corporation and two radio stations we expect to own upon our acquisition of North Shore Broadcasting Corp. and Seashore Broadcasting Corp.

                                  The Offering

Class A common stock offered by us:

    U.S. offering.......................  9,940,000 shares
    International offering..............  2,485,000 shares
                                         -----------------
        Total........................... 12,425,000 shares
                                         12,504,419 shares of class A common
 Shares outstanding after the offering.. stock
                                         3,179,534 shares of class B common
                                         stock
                                         506,287 shares of class C common stock
 Voting rights.......................... Class A common stockholders have one vote for each share, class B common
                                         stockholders have ten votes for each
                                         share and class C common stockholders
                                         have no votes.
 Conversion rights...................... Class A common stockholders may convert their shares into class C
                                         common stock on a one-for-one basis.
                                         Class B common stockholders may at any
                                         time convert their shares into shares
                                         of class A or class C common stock on
                                         a one-for-one basis. In addition, the
                                         shares of class B common stock convert
                                         automatically into shares of class A
                                         common stock on a one-for-one basis
                                         upon their transfer to someone other
                                         than a permitted transferee. Class C
                                         common stockholders may only convert
                                         their shares into shares of class A or
                                         class B common stock at the option of
                                         the holders upon satisfying conditions
                                         specified in our certificate of
                                         incorporation.
 Use of proceeds........................ We estimate that our net proceeds from this offering without exercise of the
                                         underwriters' over-allotment options
                                         will be approximately $200.7 million.
                                         We intend to use these net proceeds:
                                         .  to redeem all of our outstanding
                                            senior discount notes;
                                         .  to finance a portion of the
                                            acquisition of Aurora
                                            Communications;
                                         .  to finance most of the acquisition
                                            of the Allentown stations;
                                         .  to reimburse the limited partners
                                            of our predecessor for tax payable
                                            by them as a result of our
                                            reorganization; and
                                         .  to pay transaction costs and
                                            provide for general corporate
                                            purposes.
 Risk factors........................... See "Risk Factors" and other information included in this
                                         prospectus for a discussion of factors
                                         you should carefully consider before
                                         deciding to invest in shares of our
                                         class A common stock.
 Nasdaq National Market symbol.......... NBCR

      The number of shares of class A common stock outstanding after the offering excludes:

    . 2,205,707 shares of class A common stock we have reserved for issuance under our 2000 stock incentive plan, of which we have already issued options to acquire 205,707 shares under this plan at a weighted average option price of $1.82; and

    . up to 1,863,750 additional shares of class A common stock issuable upon exercise of the underwriters' over-allotment options.

      The number of shares of class C common stock outstanding after the offering excludes the shares of class C common stock that we will issue if we complete the Aurora acquisition. The number of shares of class C common stock that we will issue will be based on the market value of our class A common stock at the date of closing of the acquisition. Assuming a market value equal to $17.50, the midpoint of the price range set forth on the cover page of this prospectus, we expect to issue an additional 2,000,000 shares of class C common stock.

                 Summary Pro Forma Consolidated Financial Data

      In the table below, we provide you with our summary unaudited pro forma consolidated financial data as of the dates and for the periods indicated. Our unaudited pro forma consolidated statement of operations data for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the following transactions as though they had occurred on January 1, 1999 and January 1, 2000, respectively:

    .  our recapitalization and reorganization;

    . the completion of this offering and the application of the net proceeds as described in this prospectus;

    .  the completion of our acquisition of Aurora Communications;

    . the completion of our acquisition of two radio stations in Allentown, Pennsylvania;

    .  the completion of our acquisitions of WILT (AM) and WCHR (FM);

    . the completion of our acquisitions of seven stations that we currently operate under local marketing agreements; and

    .  the sale of all our membership interests in Nassau Tower Holdings LLC.

      Our unaudited pro forma consolidated balance sheet data as of March 31, 2000 gives effect to those of the transactions listed above that are expected to occur, or have occurred, after March 31, 2000, as if they had occurred on March 31, 2000. We have included all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of this data. We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances.

      We provide you with our summary unaudited pro forma consolidated financial data for illustrative purposes only and not to indicate what our results of operations or financial position would have been if we had consummated the transactions described above on the dates indicated or to indicate future results of operations or financial positions. We based the summary unaudited pro forma consolidated financial data on assumptions and adjustments we describe in the notes to the unaudited pro forma consolidated financial data included elsewhere in this prospectus.

      You should read the following data in conjunction with our historical financial statements and related notes, our unaudited pro forma consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                           Year Ended      Three Months Ended
                                        December 31, 1999    March 31, 2000
                                        ----------------- --------------------
                                                     (unaudited)
                                          (dollars in thousands, except per
                                                     share data)
Statement of Operations Data:
Gross revenues.........................    $    61,568        $    14,222
Less agency and outside commissions....          5,709              1,239
                                           -----------        -----------
  Net revenues.........................         55,859             12,983
                                           -----------        -----------
Operating expenses.....................         35,085              8,476
Depreciation and amortization..........         17,409              4,552
Corporate general and administrative
 expenses..............................          2,280                587
Local marketing agreement fees.........            700                175
                                           -----------        -----------
  Total operating expenses.............         55,474             13,790
                                           -----------        -----------
    Operating income (loss)............            385               (807)
                                           -----------        -----------
Other income (expense)
  Investment income....................          2,615                458
  Gain on sale of assets...............            538              1,633
  Interest expense.....................        (10,916)            (2,810)
  Loss on impairment...................        (13,250)               --
                                           -----------        -----------
  Total other expense..................        (21,013)              (719)
                                           -----------        -----------
  Net Loss.............................    $   (20,628)       $    (1,526)
                                           ===========        ===========
Basic and diluted net loss per common
 share.................................    $     (1.13)       $     (0.08)
                                           ===========        ===========
Weighted average shares outstanding
 used in determining net loss per
 share.................................     18,190,240         18,190,240
                                           ===========        ===========
Other Data:
Broadcast cash flow (1)................    $    20,774        $     4,507
EBITDA (1).............................         18,494              3,920
After-tax cash flow (1)................          9,493              1,393
                                                          As of March 31, 2000
                                                          --------------------
                                                              (unaudited)
                                                             (in thousands)
Balance Sheet Data:
Cash and cash equivalents..............                       $     1,883
Working capital........................                               814
Total assets...........................                           306,230
Total indebtedness.....................                           112,214
Stockholders' equity...................                           182,253

--------
(1) The term "broadcast cash flow" means operating income (loss) before depreciation and amortization expense, corporate general and administrative expenses and local marketing agreement fees. The term "EBITDA" means operating income (loss) before depreciation and amortization expense and local marketing agreement fees. The term "after-tax cash flow" means income
    (loss) before extraordinary items, where applicable, minus net gain on sale of assets, plus depreciation and amortization expense. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating our performance because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA and after-tax cash flow in isolation or as substitutes for net income, cash flow from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as measures of liquidity or profitability. Broadcast cash flow, EBITDA and after-tax cash flow, as we define these terms, may not be comparable to similarly titled measures other companies use.

                       Summary Historical Financial Data

      In the table below, we provide you with our summary historical financial data as of the dates and for the periods indicated. The historical financial data appearing below is that of Nassau Broadcasting Partners, L.P. We have derived the statement of operations data for each of the years in the three-year period ended December 31, 1999 from the audited financial statements of Nassau Broadcasting Partners, L.P. included elsewhere in this prospectus. We have derived the statement of operations data for the three months ended March 31, 1999 and 2000 and the balance sheet data as of March 31, 2000 from the unaudited financial statements of Nassau Broadcasting Partners, L.P. which have been prepared on the same basis as the audited financial statements and which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data. Results for the three-month period ended March 31, 2000 are not necessarily indicative of results that may be expected for the entire year or for any future period. You should read the following data in conjunction with our historical financial statements and related notes, our unaudited pro forma consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                               Three Months
                               Year Ended December 31,       Ended March 31,
                             -----------------------------  -------------------
                               1997     1998       1999      1999       2000
                             --------  -------  ----------  -------  ----------
                                                               (unaudited)
                              (dollars in thousands except per share data)
Statement of Operations
 Data:
Gross revenues.............  $ 20,891  $27,349  $   34,295  $ 6,811  $    7,893
Less agency and outside
 commissions...............     1,812    2,353       2,893      544         612
                             --------  -------  ----------  -------  ----------
 Net revenues..............    19,079   24,996      31,402    6,267       7,281
                             --------  -------  ----------  -------  ----------
Operating expenses.........    13,437   17,227      20,794    4,570       5,318
Depreciation and
 amortization..............     2,139    2,364       2,634      603         822
Corporate general and
 administrative expenses...     1,995    1,825       2,280      500         587
Local marketing agreement
 fees......................     1,666    2,271       2,517      725         640
                             --------  -------  ----------  -------  ----------
 Total operating expenses..    19,237   23,687      28,225    6,398       7,367
                             --------  -------  ----------  -------  ----------
  Operating income (loss)..      (158)   1,309       3,177     (131)        (86)
                             --------  -------  ----------  -------  ----------
Other income (expense)
 Investment income.........       530      992       2,562      154         453
 Gain on sale of assets....       --     3,176         567      141       1,633
 Interest expense..........    (6,367)  (8,781)    (10,946)  (2,718)     (3,024)
 Special management fee....      (744)     --          --       --          --
                             --------  -------  ----------  -------  ----------
  Total other expense......    (6,581)  (4,613)     (7,817)  (2,423)       (938)
                             --------  -------  ----------  -------  ----------
  Loss before extraordinary
   item....................    (6,739)  (3,304)     (4,640)  (2,554)     (1,024)
Extraordinary loss on early
 retirement of debt........       --      (677)        --       --          --
                             --------  -------  ----------  -------  ----------
  Net loss.................  $ (6,739) $(3,981) $   (4,640) $(2,554) $   (1,024)
                             ========  =======  ==========  =======  ==========
Pro forma:
 Basic and diluted loss per
  common share.............                     $    (1.23)          $    (0.27)
                                                ==========           ==========
 Weighted average shares
  outstanding used in
  determining net loss per
  share....................                      3,765,240            3,765,240
                                                ==========           ==========
Other Data:
Broadcast cash flow .......  $  5,642  $ 7,769  $   10,608  $ 1,697  $    1,963
EBITDA.....................     3,647    5,944       8,328    1,197       1,376
After-tax cash flow .......    (4,600)  (4,116)     (2,573)  (2,093)     (1,835)
Net cash provided by (used
 in)
 Operating activities......    (3,600)  (1,041)       (233)     117          27
 Investing activities......   (18,334)   3,535      (8,300)  (6,905)     (4,487)
 Financing activities......    17,172    3,847       2,071     (536)      6,269

                                                           As of March 31, 2000
                                                          ----------------------
                                                               (unaudited)
                                                          (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents................................        $  2,397
Working capital..........................................           8,428
Total assets.............................................          82,686
Total indebtedness.......................................          97,412
Stockholders' deficiency.................................         (21,489)

                                  RISK FACTORS

      You should consider the risks described below before making an investment decision. We believe that the risks and uncertainties described below are the principal material risks facing us as of the date of this prospectus. In the future, we may become subject to additional risks that are not currently known to us. If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected. In addition, the trading price of our class A common stock could decline due to any of the following risks, and you could lose all or part of your investment.

                         Risks relating to our business

The market price of our class A common stock could decline and you could lose some or all of your investment if our losses continue.

      Since our inception, we have incurred substantial net losses and, on an annual basis, have never generated positive cash flow from operations. For the years ended December 31, 1997, 1998 and 1999, we incurred net losses of approximately $6.7 million, $4.0 million and $4.6 million, respectively, and our net loss for the three months ended March 31, 2000 is approximately $1.0 million. Our aggregate net losses to March 31, 2000 are approximately $18.5 million. We believe that we will continue to incur losses while we pursue our strategy of acquiring radio stations and developing our network. We may never become profitable or generate positive cash flow. If we are unable to become profitable, the market price of our class A common stock could decline, and you could lose some or all of your investment in us. In addition, if the market price declines, we might be unable to raise additional capital through debt or equity issuances.

Because of our substantial level of debt and the restrictions imposed on us by the terms of our debt, we might be unable to grow or compete.

      As of March 31, 2000, after giving pro forma effect to our pending acquisitions, our recapitalization and reorganization and this offering, we would have had outstanding long-term debt, inclusive of current portion, of approximately $112.2 million. Because of this substantial level of debt:

    . it could be difficult for us to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes;

    . we might have to dedicate a substantial portion of cash flow from our operations to make interest and principal payments on our debt; and

    . we could be more vulnerable to economic downturns, limited in our ability to withstand competitive pressures and less flexible in adjusting rapidly to changing business and economic conditions.

      The following table represents the aggregate amount of principal and interest due each year for the next five years based upon the amount of debt specified above.

                                            Principal and
            Year                            Interest Due
            ----                            -------------
            2000...........................  $14,189,000
            2001...........................   17,728,000
            2002...........................   20,119,000
            2003...........................   20,541,000
            2004...........................   20,191,000

      In addition, because our new credit facility is secured by substantially all of our assets, we might be forced to sell some of our assets if we are unable to service our debt.

      Our new credit facility contains covenants that restrict our ability to:

    .  incur additional indebtedness, contingent liabilities and liens;

    . redeem or repurchase capital stock and redeem, repurchase or prepay subordinated debt;

    .  pay cash dividends or make other distributions on our capital stock;

    .  enter into specified investments or joint ventures;

    .  consolidate, merge or effect asset sales;

    .  make capital expenditures;

    .  enter into sale and leaseback transactions;

    .  sell or discount accounts receivable;

    .  enter into transactions with stockholders and affiliates; and

    .  change the nature of our business.

      Our new credit facility also requires us to maintain financial ratios with respect to interest coverage, fixed charge coverage and senior and total debt. A breach of any of these covenants could result in a default under our new credit facility. Upon the occurrence of an event of default under our new credit facility, the lenders could elect to declare the debt to be due and payable immediately and could terminate their commitments to make further extensions of credit. If the debt under our new credit facility were accelerated, our assets might not be sufficient to repay in full this debt and our other debt.

Our acquisition strategy might not yield the results that we anticipate which could cause the price of our class A common stock to decline.

      We intend to accelerate our growth by acquiring additional radio stations in suburban areas surrounding major metropolitan markets, primarily in the Northeast. Our strategy of accelerating growth through acquisitions is subject to a variety of risks, including:

    . a reduction in the number of suitable acquisition targets resulting from continued industry consolidation;

    . an increase in prices for radio stations due to increased competition for acquisition opportunities;

    . an inability to negotiate definitive purchase agreements on satisfactory terms;

    . our failure to complete, or unanticipated delays in completing, acquisitions due to difficulties in obtaining regulatory approval;

    . difficulty in integrating the operations, systems and management of our acquired stations and absorbing the increased demands on our administrative, operational and financial resources;

    . the diversion of management's attention from their other business concerns;

    .  the loss of key employees of acquired stations; and

    .  an inability to strengthen underperforming stations.

      If we are not able to address successfully these risks, we will be unable to achieve targeted growth levels and the value of our class A common stock could decline.

Our company, and your investment in our company, could be less valuable if we are unable to close our pending acquisitions.

      Our pending acquisitions will not close unless we and the other relevant parties satisfy or waive all the conditions to closing. In addition, we cannot waive legal and regulatory requirements. For example, the Communications Act of 1934 and FCC rules and regulations limit the number of stations that one individual or entity can own, directly or by attribution, in a market and requires prior approval from the FCC for the issuance, renewal, modification, transfer of control or assignment of broadcasting licenses to us. To date, we have not received final orders from the FCC approving any of our pending acquisitions. In addition, if interested members of the public file petitions or complaints against us or any FCC licensee from which we propose to acquire a station, these petitions or complaints could result in the FCC delaying the grant of, refusing to grant, or imposing conditions on its consent to the assignment or transfer of control of FCC licenses. As a result, we might not be able to close any of these acquisitions within the expected time frame or at all.

      In addition, we could be subject to further examination by the Department of Justice or the Federal Trade Commission which evaluate acquisitions to determine whether they serve the public interest and whether they should be challenged under antitrust laws. Any decision by the Department of Justice or the Federal Trade Commission to challenge any proposed acquisition could affect our ability to close that acquisition. Depending on the size of the acquisition, a failure to close, or a substantial delay in closing, could have a material adverse effect upon our business prospects, financial condition and results of operations. The completion of this offering is not conditioned upon the consummation of any of our pending acquisitions.

If we are unable to manage effectively our rapid growth, our operating results will suffer.

      We have experienced rapid growth over a period of approximately four years and expect to continue to experience rapid growth in the future. We now operate 21 stations, which will increase to 32 stations when, and if, we complete our pending acquisitions. To effectively manage this growth, we will need to, amongst other things, continue to develop our financial and management controls and management information systems, maintain stringent cost controls, increase marketing activities and train new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. If we fail to successfully manage our rapid growth, our operating results will suffer and the value of our class A common stock will decline.

If we are unable to obtain additional financing when required for operations or growth, our business may suffer and our revenues could decline.

      We might require financing for operations or future acquisitions in excess of that provided under our new credit facility. Our new credit facility or any other agreements to which we are a party might prohibit us from obtaining additional financing from other sources. Even if we are permitted to seek third party financing, additional financing for these purposes may not be available to us or, if available, the additional financing may not be provided on terms acceptable to us. If we cannot obtain additional financing when required on acceptable terms, we may be unable to continue operations on the same scale or grow our business. As a result, we may be unable to compete successfully with other broadcasters and we could lose audience share and advertisers, causing our revenues to decline.

Our operations are concentrated in a limited number of markets. A downturn in any of our markets could result in a decline in our revenue and cash flow.

      Our stations are located in a limited number of markets in the northeastern United States. We currently own and/or operate stations in five markets and, upon completion of our pending acquisitions, we will own and/or operate stations in nine markets. A significant decline in net broadcasting revenue from our stations in any one of these markets, and particularly in our two largest existing markets, the Trenton, New Jersey and the Monmouth-Ocean, New Jersey markets, could have a material adverse effect on our operations and financial condition.

The loss of key personnel could disrupt our business and result in a loss of advertising revenue.

      Our business depends on the continued efforts, abilities and expertise of our senior officers and key employees. These include Louis F. Mercatanti, Jr., our President and Chief Executive Officer, Michael Libretti, our Executive Vice President, Operations and Finance and Chief Financial Officer, and Peter Tonks, our Executive Vice President and Director of Accounting & Human Resources. In particular, Mr. Mercatanti has been instrumental in determining our strategic direction and focus. If we lose the services of any of these senior officers, our ability to expand our business could be seriously compromised and the value of your investment could decline. In addition, in the future if we are unable to:

    .  attract and retain highly skilled and qualified management personnel,

    .  expand, train and manage our employee base, or

    .  develop, attract and retain on-air radio talent,

in the future, our listener base could decline, our advertising revenue could decrease and our business will be unsuccessful.

Our quarterly results are subject to seasonal fluctuations; these fluctuations could cause volatility in the market price of our class A common stock.

      Typically, our revenues are lowest in the first quarter and highest in the fourth quarter. This seasonality could cause fluctuations in the market price of our class A common stock, including a drop in the market price of our class A common stock in response to our first quarter earnings.

                         Risks relating to our industry

If we are unable to compete effectively against other radio stations and other media companies, we will suffer a decrease in advertising revenue.

      Radio broadcasting is a highly competitive business. The Telecommunications Act of 1996 facilitates the entry of other radio broadcasting companies into our current or future markets. The financial success of each of our radio stations will depend, to a significant degree, upon our audience demographics and ratings, our share of the overall radio advertising revenue within each geographic market and the economic health of that market.

      Our radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations as well as with other advertising media within their respective markets. The radio companies with which we currently compete in our two main markets are New Jersey Broadcasting, Press Communications LLC, Big City Radio Inc. and Jersey Shore Broadcasting, all in the Monmouth-Ocean market, and Crystal Communications, Straus Media Group, Parmal and Sunrise Broadcasting Corporation, all in the Newburgh-Middletown market. Some of these radio stations have the same broadcasting formats as our radio stations and compete for the same audience demographic groups in the same market. If we are unable to compete successfully with these radio stations, we will lose audience share and advertisers and our revenues will decline.

If we do not respond to rapidly changing technology, we will not remain competitive and our operating losses could continue.

      The radio broadcasting industry is continually adopting rapidly changing technology, such as that permitting satellite and terrestrial delivery of digital audio broadcasting. In addition, several new media technologies are currently being developed, including:

    .  Internet audio content distribution; and


    . in-band on-channel digital radio and new low-power FM radio, which could result in additional radio services being broadcast on the frequencies currently occupied by traditional FM and AM radio services.

      We may not be able to afford, or successfully adopt, new technologies on a timely basis or at all, in order to compete effectively with other participants in the radio broadcast industry. If we are unable to compete, we could lose market share and our revenue could decline.

If we fail to maintain our licenses, the FCC could terminate our ability to own and operate our radio network.

      In order to operate, radio broadcasters must maintain radio broadcasting licenses issued by the FCC. The FCC ordinarily issues these licenses for a maximum term of eight years, and broadcasters may renew these licenses. Most of our existing licenses expire in 2006. Although we may apply to renew these licenses, third parties may challenge our renewal applications. In addition, if we or any of our officers, directors or significant stockholders violates the FCC's rules and regulations or the Communications Act, is convicted of a felony or is otherwise found to be disqualified from being a party to a FCC license, the FCC may commence a proceeding to impose sanctions against us and our licenses might not be renewed.

If the FCC revises existing federal regulations relating to ownership criteria, we could be required to divest radio stations.

      The number of radio stations we may acquire or operate pursuant to local marketing agreements in any market, overall and in each of the AM and FM services, is limited by the Telecommunications Act and FCC rules and regulations. That number may vary depending upon whether the interests in other radio stations or certain other media properties of our officers, directors and stockholders are attributable to them under FCC rules. The FCC generally applies its ownership limits to "attributable" broadcast interests held by an individual, corporation, partnership or other association. The interests of our officers, directors and stockholders with five percent or greater voting power are also generally attributable to us. One of our officers and directors, Louis
F. Mercatanti, Jr., and two of our stockholders, Toronto Dominion Capital (U.S.A.), Inc. and Bank of America Capital Investors, after the consummation of the Aurora acquisition, have or will have attributable broadcast interests outside of their involvement with us. These attributable interests could limit the number of radio stations that we may acquire or own in any market in which these officers, directors or stockholders hold or acquire outside attributable broadcast interests.

      Additionally, the Communications Act and FCC rules and regulations impose limitations on non-U.S. ownership and voting of our capital stock. These and other governmental regulations and policies may change over time and such changes could have a material adverse impact upon our business, results of operations or financial condition. For example, the FCC has recently indicated it may propose new rules to define a "market" for purposes of the local radio station ownership limits in the Telecommunications Act and the FCC's multiple ownership rules. If the FCC redefines "market" for these purposes, the number of stations that we would be allowed to acquire in some markets could be reduced.

                   Risks relating to our ownership structure

Our class B common stockholders will continue to control our company and their interests could conflict with yours.

      The holders of our class B common stock, which has 10 votes per share, will own 71.4% of the outstanding voting power of our common stock, will be able to exercise a controlling influence over us and generally will be able to determine the outcome of all corporate actions requiring stockholder approval. As a result, these holders will be in a position to continue to control all matters affecting us, including:

    . composition of our board of directors and, through it, our direction and policies, including the appointment and removal of officers;

    .  mergers or other business combinations involving us;

    .  acquisition or disposition of assets;

    .  future issuances of common stock or other securities;

    .  incurrence of debt;

    .  amendments, waivers and modifications to our agreements; and

    .  the payment of dividends on our common stock.

      The interests of our class B common stockholders could conflict with your interests.

      The extra voting rights of the class B common stockholders and our ability to issue additional shares of class B common stock could adversely affect the value of the class A common stock. Additional shares of class B common stock can be authorized by the majority vote of voting stockholders acting together as one class. As a result, class A common stockholders generally will not be able to prevent the authorization of additional shares of class B common stock.

                   Risks relating to our class A common stock

Sales of class A common stock after this offering could cause the market price of our class A common stock to decline.

      If our stockholders sell substantial amounts of our class A common stock in the public market following this offering, including shares issued upon the exercise of outstanding options, the market price of our class A common stock could decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. The shares sold in this offering will be freely tradeable immediately upon completion of this offering. In addition, no later than the 181st day after completion of this offering, our existing stockholders will be able to sell their shares of our common stock, and have the right to require us to register those shares for sale to the public. Our existing stockholders would be able to sell their shares before the 181st day if the underwriters waive contractual lockup restrictions. Sales of these shares could cause the market price of our class A common stock to decline.

      In addition, following the completion of this offering, we intend to register under the Securities Act the 2,205,707 shares of class A common stock reserved for issuance under our 2000 stock incentive plan. Options to acquire 205,707 shares of class A common stock have already been issued under this plan at a weighted average exercise price of $1.82. Once the 2000 stock incentive plan shares are registered, the class A common stock issued upon exercise of the options will be freely tradeable beginning on the 181st day after completion of this offering or earlier if the underwriters waive contractual lockup restrictions.

Provisions of our organizational documents, Delaware law and federal law could have anti-takeover effects that could prevent a change in control, even if this would be beneficial to stockholders.

      Provisions of our organizational documents and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Provisions in our organizational documents include:

    . a classified board of directors, in which our board is divided into three classes with three-year terms with only one class elected at each annual meeting of stockholders, which means that a holder of a majority interest in our common stock will need two annual meetings of stockholders to gain control of the board;

    . a provision which prohibits our stockholders from acting by written consent without a meeting;

    . a provision which permits only the board of directors, the president or the chairman to call special meetings of stockholders; and

    . a provision which requires advance notice to the company of items of business to be brought before stockholders' meetings.

      Amending any of the above provisions will require the vote of the holders of a majority of our outstanding class A and class B common stock acting together as one class. In addition, the Communications Act and FCC rules require the prior consent of the FCC to any change in control of our company and restrict ownership by non-U.S. persons. This could discourage third parties from acquiring us and consequently decrease the market value of your investment in our class A common stock.

As a new investor, you will experience immediate and substantial dilution.

      The initial public offering price per share of our class A common stock is higher than our net tangible book value per share. Consequently, you will incur immediate and substantial dilution in pro forma net tangible book value of $17.53 per share. If the holders of outstanding options exercise those options, you will incur further dilution.

Since the price you will pay for our class A common stock in this offering was not established in a competitive market, the subsequent market price could be lower.

      Prior to this offering, there has been no public market for our class A common stock. We have applied to list the common stock for trading on The Nasdaq National Market. After this offering, an actual trading market might not develop or continue. If you purchase shares of common stock in this offering, you will pay a price that was not established in a competitive market. This price was negotiated with our underwriters, which is substantially greater than that paid by our existing stockholders. The price of the common stock that will prevail in the market after this offering could be higher or lower than the price you pay.

Special note regarding forward-looking statements

      This prospectus contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology. These forward-looking statements are based on current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The risks set forth above and elsewhere in this prospectus could cause our future operating results to differ materially from those contemplated by our forward-looking statements. In addition, factors that we are not currently aware of could harm our future operating results. The safe harbor provided by the Private Securities Litigation Reform Act of 1995 is not applicable to the disclosure in this document.

                                ---------------

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      RECAPITALIZATION AND REORGANIZATION

      In May 2000, we undertook a recapitalization in which, among other things, we:

    . entered into a new credit facility that provides for borrowings of up to $144.0 million;

    . issued and sold units consisting of senior discount notes and limited partnership units for gross proceeds of $60.0 million. The limited partnership units were converted into 79,419 shares of our class A common stock as of the date of this offering;

    . repaid all outstanding obligations under our old credit facility and redeemed all $42.4 million of our outstanding subordinated discount notes which we had issued to our existing stockholders; and

    . redeemed $7.5 million of equity interests of, and paid a $2.9 million preferred distribution to, Louis F. Mercatanti, Jr., one of our stockholders.

      Immediately prior to this offering, we effected a reorganization in which all equity holders of Nassau Broadcasting Partners, L.P. contributed their equity interests in the limited partnership to Nassau Broadcasting Corporation, a newly formed corporation, in exchange for common stock of Nassau Broadcasting Corporation. As a result of the reorganization, Nassau Broadcasting Partners, L.P. is terminated, all of the assets previously held by Nassau Broadcasting Partners, L.P. are now held by Nassau Broadcasting Corporation and the limited liability companies which were wholly owned subsidiaries of Nassau Broadcasting Partners, L.P. are now wholly owned subsidiaries of Nassau Broadcasting Corporation.

      Before giving effect to this offering, each of our stockholders owned an amount of our common stock representing its previous economic interest in Nassau Broadcasting Partners, L.P. The following table shows the common stock issued in the reorganization. As a result of this reorganization, Spectrum Equity Investors, L.P., Spectrum Equity Investors II, L.P., Grotech Partners IV, L.P. and Mr. Mercatanti hold the majority voting power in us.

                                Pre-offering
                                  Economic     Number Of Shares Of   Class A,
                                 Interest In       Our Common        Class B
                                   Limited     Stock Issued In The  Or Class C
                               Partnership (1)   Reorganization    Common Stock
                               --------------- ------------------- ------------
Spectrum Equity Investors,
 L.P.........................        30.0%          1,190,120           B
Spectrum Equity Investors II,
 L.P.........................        17.0             675,050           B
Grotech Partners IV, L.P.....        12.7             505,078           B
Toronto Dominion Capital
 (U.S.A.), Inc...............        12.7             506,287           C
Louis F. Mercatanti, Jr.
 (2).........................        20.3             805,916           B
Others (3)...................         7.3              82,789          A/B
                                    -----           ---------
Total........................       100.0%          3,765,240
                                    =====           =========

(1) On May 4, 2000, we redeemed $7.5 million of equity interests in Nassau Broadcasting Partners, L.P. which were held by Mr. Mercatanti of which $2.5 million was paid in cash. Mr. Mercatanti also has the right to require Nassau Broadcasting Partners to pay the remaining $5.0 million of his equity interests at any time, provided there is no existing event of default under our new credit facility, and no new event of default would result. We calculated these percentages assuming that as of the date of our reorganization, we have redeemed $7.5 million of Mr. Mercatanti's equity interests.

(2) Includes 12,342 shares of class B common stock held by Mr. Mercatanti directly, 193,365 shares of class B common stock held by Nassau Broadcasting Company, and 600,209 shares of class B common stock held by Nassau Holdings, Inc. Mr. Mercatanti has the power to vote, or direct the vote, and the power to dispose or direct the disposition, of the shares owned by Nassau Broadcasting Company and Nassau Holdings, Inc.

(3) Includes 79,419 shares of our class A common stock issued upon conversion of limited partnership units which we issued in connection with our recapitalization on May 4, 2000. Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns 26,470 of these shares of our class A common stock. Also includes 3,370 shares of our class B common stock owned by Noel Rahn.

                              PENDING ACQUISITIONS

      We have several acqusitions currently pending which, if completed, will result in the purchase by us of ten FM and ten AM radio stations. We must receive final regulatory approvals before we can consummate these pending acquisitions.

      The table below sets forth information regarding each of the pending acquisitions.

                                                   No. of  Call            Purchase
         Seller                   Market          StationLetterss            Price
         ------                   ------          --------------         -------------
                                                                         (in millions)
Owners of Aurora              Westchester, NY         3    WFAS (FM)        $185.0 (1)
 Communications, LLC ...
                                                           WFAF (FM)
                                                           WFAS (AM)
                              Bridgeport, CT          2    WEBE (FM)
                                                           WICC (AM)
                                Danbury, CT           4    WAXB (FM)
                                                           WRKI (FM)
                                                           WINE (AM)
                                                           WPUT (AM)
Clear Channel                  Allentown, PA          2    WODE (FM)          30.0
 Communications, Inc. ..
                                                           WEEX (AM)
Owners of Manahawkin
 Communications
 Corporation............    Monmouth-Ocean, NJ        1    WCHR (FM) (2)       4.7
Multicultural Radio             Trenton, NJ           1    WJHR (AM)           2.5
 Broadcasting, Inc......
Port Jervis Broadcasting  Newburgh-Middletown, NY     2    WTSX (FM)           2.7
 Co., Inc...............
                                                           WDLC (AM)
Great Scott Broadcasting        Trenton, NJ           2    WNJO (FM)          20.0
 Ltd....................
                                                           WCHR (AM)
Owners of North Shore
 Broadcasting Corp. and
 Seashore Broadcasting
 Corp. .................     Monmouth-Ocean, NJ       2    WOBM (FM)          21.0
                                                           WOBM (AM)

--------
(1) Purchase price is subject to a working capital adjustment.
(2) Manahawkin Communications Corporation currently holds a construction permit to build this station.

Regulatory Filings

      We filed an application for consent to acquire WNJO (FM) and WCHR (AM) with the FCC on September 10, 1998. The FCC issued a letter of inquiry dated March 1, 1999 seeking additional information on the radio market concentration in Trenton, New Jersey, which we subsequently provided. The application remains pending before the FCC.

      We filed an application for consent to acquire control of Manahawkin Communications Corporation, which holds the construction permit for WCHR (FM), with the FCC on September 13, 1999. New Jersey Broadcasting Partners, L.P. and Jersey Shore Broadcasting Corp. challenged this transfer of control application before the FCC on the grounds of premature transfer of control and undue market concentration. We filed a response to this challenge but the transfer application remains pending before the FCC. In addition, on June 23, 1999, New Jersey Broadcasting Partners, L.P. filed a complaint against this acquisition with the Merger Task Force, Antitrust Division, U.S. Department of Justice. To date, the Department of Justice has taken no action on this complaint.

     On March 10, 2000, we filed an application for consent to acquire two radio stations from Clear Channel Communications, Inc. with the FCC. The FCC placed this application on public notice on April 4, 2000. Interested parties had until May 4, 2000 to challenge our acquisition of these stations. To date, no party has challenged this application. In addition, we filed an application with the Department of Justice for approval of the acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Department of Justice has not yet given this approval.

     On April 3, 2000, we filed applications for consent to acquire Aurora Communications, LLC which owns nine radio stations with the FCC. The FCC placed these applications on public notice on April 25, 2000. Interested parties had until May 25, 2000 to challenge our acquisition of these stations. To date, no party has challenged these applications. In addition, we filed an application with the Department of Justice for approval of the acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Department of Justice has not yet given this approval.

     All of these applications remain pending before the FCC. We have not yet applied for FCC approval of our acquisitions of the seven radio stations that we currently operate under local marketing agreements. We intend to file our applications to acquire these stations shortly after we complete this offering. Once we file our applications, third parties may file petitions to deny or a request for reconsideration or judicial review or the FCC may reject our applications. We expect the FCC will approve all of these acquisitions, but we cannot assure you that we will obtain any or all of the regulatory approvals we seek.

     In addition, other factors beyond our control could delay or prevent the closing of these acquisitions.

Acquisition Agreements

     Aurora Communications, LLC. On March 24, 2000, we entered into a purchase and exchange agreement with the owners of Aurora Communications to purchase all of their equity interests, and thereby acquire its nine stations, for total consideration of $185.0 million, consisting of $35.0 million in our equity, $85.0 million in cash and $65.0 million in assumed debt. The cash amount is subject to a working capital adjustment. The number of class C shares of common stock which we will issue to satisfy our obligation to pay $35.0 million in equity will depend on the market value of our class A shares at the time of consummation of this purchase. We have irrevocably deposited $7.0 million toward the purchase of Aurora Communications.

     WODE (FM) and WEEX (AM), Allentown, Pennsylvania. On February 29, 2000, we entered into an asset purchase agreement with Clear Channel to purchase these stations for total cash consideration of $30.0 million. We have irrevocably deposited $6.0 million toward the purchase of these stations.

     WCHR (FM), Manahawkin, New Jersey. On August 18, 1999, we entered into a stock purchase agreement with the owners of all the outstanding stock of Manahawkin Communications Corporation, the holder of a construction permit in the Monmouth-Ocean market, for total cash consideration of $4.7 million, of which $2.0 million has been paid. This permit allows the holder to construct and operate a radio station on a temporary basis. Once the radio station has begun operating, the holder can apply to the FCC for a broadcast license.

     WJHR (AM), Flemington, New Jersey. On January 21, 1999, we entered into an asset purchase agreement with Multicultural Radio Broadcasting, Inc. to purchase this radio station for total cash consideration of $2.5 million. We have irrevocably deposited $130,000 toward the purchase of this station.

     WTSX (FM) and WDLC (AM), Newburgh-Middletown, New York. On August 7, 1998, we entered into an asset purchase agreement with Port Jervis Broadcasting Co., Inc., to acquire these radio stations for total cash consideration of approximately $2.7 million. We have irrevocably deposited $600,000 toward the purchase of these stations.

      WCHR (AM) and WNJO (FM), Trenton, New Jersey. On August 30, 1996, we entered into an asset purchase agreement with Great Scott Broadcasting Ltd. to acquire these radio stations for total cash consideration of $20.0 million. We have either paid or placed in escrow the full acquisition price of these stations.

      WOBM (FM) and WOBM (AM), Toms River, New Jersey and Lakewood, New
Jersey. On July 1, 1996, we entered into a stock purchase agreement to purchase all of the outstanding stock of North Shore Broadcasting Corp. and Seashore Broadcasting Corp., the owners of these stations, for total cash consideration of $21.0 million. We have irrevocably deposited $3.4 million toward the purchase of these stations and paid a total of $4.6 million in scheduled monthly payments, which we expensed as local marketing agreement fees, and which also constitute a credit against the purchase price.

                                USE OF PROCEEDS

      We estimate that the net proceeds from the sale of 12,425,000 shares of our class A common stock, after deducting the underwriting discount and estimated offering expenses, will be approximately $200.7 million, assuming an initial offering price of $17.50 per share, the midpoint of the range set forth on the cover page of this prospectus. If the underwriters exercise their over-allotment options in full, we estimate that the net proceeds we will receive will be approximately $231.1 million.

      We will use the net proceeds in the following manner:

    . $60.0 million plus approximately $2.5 million of accretion and early redemption premium to redeem all of our outstanding senior discount notes issued to redeem subordinated discount notes held by some of our existing stockholders and to repay a portion of the borrowings under our old credit facility;

    . $85.0 million to finance a portion of the acquisition of Aurora Communications;

    . $24.0 million to finance a portion of the acquisition of the Allentown stations;

    . $10.7 million to reimburse the limited partners of our predecessor for tax payable by them as a result of our reorganization; and

    . the remainder to pay transaction costs and for general corporate purposes.

      The following table illustrates how we intend to finance the acquisitions of Aurora Communications and the Allentown stations:

          Sources of Funds
          ----------------
New credit facility..... $ 58,000,000
This class A common
 stock offering.........  109,000,000
                         ------------
Total................... $167,000,000
                         ============

          Uses of Funds
          -------------
Aurora
 Communications
 Acquisition........ $143,000,000(1)(2)
Acquisition of
 Allentown
 stations...........   24,000,000(3)
                     ------------
Total............... $167,000,000
                     ============

--------
(1) These amounts are subject to a working capital adjustment.
(2) Reflects $185.0 million purchase price less (a) $7.0 million that we have irrevocably deposited toward the Aurora Communications purchase price and
    (b) $35.0 million that we expect to pay for in shares of our class C common stock.
(3) Reflects $30.0 million purchase price less $6.0 million that we have irrevocably deposited toward the purchase price of these stations.

      If the Aurora Communications or the Allentown stations acquisitions do not close, then we will use the proceeds intended for these transactions to pay down additional debt, possibly to finance other acquisitions, to provide for general corporate purposes or for any combination of these proposed uses. Other than the pending acquisitions described elsewhere in this prospectus, we have not entered into any agreements, arrangements or understandings to proceed with any acquisitions.

      Pending these uses, we intend to invest the net proceeds in U.S. government securities or other interest bearing short-term investment grade securities.

                                DIVIDEND POLICY

      We do not expect to pay any cash dividends or distributions on our capital stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our credit facility restricts our ability to pay cash dividends.

                                 CAPITALIZATION

      The following table sets forth our actual capitalization as of March 31, 2000, our capitalization as adjusted to give effect to the recapitalization and reorganization and the offering but not the application of the proceeds from this offering as contemplated, and our pro forma capitalization, as adjusted, as of March 31, 2000 as if the following events that occurred or will occur after March 31, 2000 occurred on March 31, 2000:

    .  our recapitalization and reorganization;

    . the completion of this offering and the application of the net proceeds as contemplated;

    .  the completion of our acquisition of Aurora Communications;

    .  the completion of our acquisition of the Allentown stations;

    .  the completion of our acquisitions of WILT (AM) and WCHR (FM); and

    . the completion of our acquisitions of seven stations that we currently operate under local marketing agreements.

      You should read this table together with the historical financial statements and related notes, the unaudited pro forma consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                     As of March 31, 2000
                                                  ----------------------------
                                                         (unaudited)
                                                    (dollars in thousands)
                                                                        Pro
                                                                       Forma,
                                                               As        As
                                                   Actual   Adjusted  Adjusted
                                                  --------  --------  --------
Cash and cash equivalents........................ $  2,397  $112,381  $  1,883
                                                  ========  ========  ========
Old credit facility.............................. $ 56,139  $    --   $    --
New credit facility..............................      --     33,100   111,100
Senior discount notes............................      --        --        --
Subordinated discount notes......................   40,159       --        --
Other debt.......................................    1,114     1,114     1,114
                                                  --------  --------  --------
    Total long-term debt.........................   97,412    34,214   112,214
Partners' deficit................................  (21,489)
Stockholders' equity (1):
  Preferred stock, $0.01 par value; 10,000,000
   shares authorized; none issued and
   outstanding...................................      --        --        --
  Class A common stock, $0.01 par value;
   67,000,000 shares authorized; 12,504,419
   shares issued and outstanding as adjusted;
   12,504,419 shares issued and outstanding pro
   forma as adjusted.............................      --        125       125
  Class B common stock, $0.01 par value;
   15,000,000 shares authorized; 3,179,534 shares
   issued and outstanding as adjusted; 3,179,534
   shares issued and outstanding pro forma as
   adjusted......................................      --         32        32
  Class C common stock, $0.01 par value;
   20,000,000 shares authorized; 506,287 shares
   issued and outstanding as adjusted; 2,506,287
   shares issued and outstanding pro forma as
   adjusted......................................      --          5        25
  Paid-in capital................................      --    155,213   190,193
  Accumulated deficit............................      --     (8,122)   (8,122)
                                                  --------  --------  --------
    Total stockholders' equity...................      --    147,253   182,253
                                                  --------  --------  --------
    Total capitalization......................... $ 75,923  $181,467  $294,467
                                                  ========  ========  ========

--------

(1) Does not include (i) 2,205,707 shares of class A common stock issuable upon exercise of options we granted or which we may grant under our 2000 stock incentive plan and (ii) up to 1,863,750 shares of class A common stock issuable upon the exercise of the underwriters' over-allotment options.

                                    DILUTION

      Purchasers of the shares of class A common stock offered by this prospectus will experience an immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the initial public offering price paid by the purchasers of the shares of our class A common stock will exceed the net tangible book value per share of our common stock after the offering. The net tangible book value per share of our common stock is determined by subtracting total liabilities from the total book value of the tangible assets and dividing the difference by the number of shares of our common stock deemed to be outstanding on the date the book value is determined.

      As of March 31, 2000, we had a deficit in pro forma net tangible book value of approximately $(278,000), or $(0.07) per share, after giving effect to the following, but excluding this offering:

    .  our recapitalization and reorganization;

    .  the completion of our acquisition of Aurora Communications;

    .  the completion of our acquisition of the Allentown stations;

    .  the completion of our acquisitions of WILT (AM) and WCHR (FM); and

    . the completion of our acquisitions of seven stations that we currently operate under local marketing agreements.

      Assuming the sale of 12,425,000 shares of our class A common stock at an initial public offering price of $17.50 per share, and deducting the underwriting discount and estimated offering expenses, our pro forma net tangible book value as of March 31, 2000 would have been a deficit of approximately $(93,000), or $(0.01) per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.04 per share and an immediate dilution to new investors of $17.53 per share.

      The following table illustrates the per share dilution:

Assumed initial public offering price per share................         $17.50
  Pro forma net tangible book value deficiency per share as of
   March 31, 2000.............................................. $(0.07)
  Increase in pro forma net tangible book value per share
   attributable to new investors purchasing shares in the
   offering....................................................   0.04
                                                                ------
Pro forma net tangible book value deficiency per share after
 the offering..................................................          (0.03)
                                                                        ------
Pro forma dilution per share to new investors..................         $17.53
                                                                        ======

      The following table summarizes, on a pro forma basis as of March 31, 2000, the differences between existing common stockholders immediately prior to this offering and new investors purchasing class A common stock in connection with this offering, with respect to the number of shares of our common stock purchased, the total consideration paid and the average price per share paid. The table assumes no exercise of the underwriters' over-allotment options.

                          Shares Purchased     Consideration
                         ------------------ ----------------------- Average Price
                           Number   Percent     Paid        Percent   Per Share
                         ---------- ------- ------------    ------- -------------
Existing stockholders...  3,685,821   31.3% $    500,000(1)    0.2%     $0.13
New investors........... 12,425,000   68.7%  217,437,500      99.8      17.50
                         ----------  -----  ------------     -----
  Total................. 18,086,630  100.0% $212,937,500     100.0%
                         ==========  =====  ============     =====

--------
(1) In addition to acquiring equity interests in us, some of our existing stockholders purchased $42.4 million of subordinated discount notes from us, which we redeemed on May 4, 2000.

      The foregoing discussion and tables assume no exercise of any stock options outstanding. There are options outstanding to purchase 205,707 shares of our class A common stock at a weighted average exercise price of $1.21 per share. To the extent that any of these options are exercised, there will be further dilution to the new investors.

      In addition, the foregoing discussion and tables do not give effect to the shares of class C common stock we will issue to the owners of Aurora Communications if we complete the Aurora acquisition. The number of shares of class C common stock which we will issue will be based on the market value of our class A common stock at the date of closing of the acquisition. Assuming a market value equal to $17.50, the midpoint of the price range set forth on the cover page of this prospectus, we expect to issue an additional 2,000,000 shares of class C common stock. Accordingly, the percentage ownership of our existing stockholders and of the new investors will be reduced.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      Our historical financial statements and the historical audited financial statements of some of the businesses we plan to acquire are included elsewhere in this prospectus. The unaudited pro forma consolidated financial data presented here should be read together with those financial statements and related notes.

      The unaudited pro forma consolidated statement of operations data for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the following transactions as if they had occurred on January 1, 1999 and January 1, 2000, respectively:

    .  our recapitalization and reorganization;

    . the completion of this offering and the application of the net proceeds as described in this prospectus;

    .  the completion of our acquisition of Aurora Communications;

    .  the completion of our acquisition of the Allentown stations;

    .  the completion of our acquisitions of WILT (AM) and WCHR (FM);

    . the completion of our acquisitions of seven stations that we currently operate under local marketing agreements; and

    .  the sale of our membership interests in Nassau Tower Holdings LLC.

      The unaudited pro forma consolidated balance sheet as of March 31, 2000 gives effect to those of the transactions listed above that are expected to occur, or have occurred, after March 31, 2000, as if they had occurred on March 31, 2000. We have included all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of this data. We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances.

      The pro forma consolidated financial data are not necessarily indicative of the results of operations or financial position that we would have achieved had the transactions described above occurred on the dates indicated, and should not be construed as being representative of future results of operations. Our results of operations for the three months ended March 31, 2000 and for any future quarters are not necessarily indicative of results that may be expected over the entire year or for any future period.

                        NASSAU BROADCASTING CORPORATION

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
                 (dollars in thousands, except per share data)

                            Nassau         Aurora        WEBE/  Westchester Capstar  Allentown  Pro Forma    Consolidated
                         Broadcasting Communications(1) WICC(1)  Radio(1)   Trust(1) Stations  Adjustments    Pro Forma
                         ------------ ----------------- ------- ----------- -------- --------- -----------   ------------
Gross Revenues.........    $34,295         $6,924       $9,106   $  4,349    $3,586   $ 4,115    $ (807)(2)   $   61,568
Less agency and outside
 commissions...........      2,893            719        1,083        397       249       368                      5,709
                           -------         ------       ------   --------    ------   -------    ------       ----------
 Net Revenues..........     31,402          6,205        8,023      3,952     3,337     3,747      (807)          55,859
                           -------         ------       ------   --------    ------   -------    ------       ----------
Operating expenses.....     20,794          3,106        4,113      2,656     2,375     2,281      (240)(2)       35,085
Depreciation and
 amortization..........      2,635            825          275        908       317     1,259    11,190 (3)       17,409
Corporate general and
 administrative
 expenses..............      2,280            744        1,867        205        48       103    (2,967)(4)        2,280
Local marketing
 agreement fees........      2,517            --           --         --        --        --     (1,817)(5)          700
                           -------         ------       ------   --------    ------   -------    ------       ----------
                            28,226          4,675        6,255      3,769     2,740     3,643     6,166           55,474
                           -------         ------       ------   --------    ------   -------    ------       ----------
 Operating Income......      3,176          1,530        1,768        183       597       104    (6,973)             385
                           -------         ------       ------   --------    ------   -------    ------       ----------
Other income
 (expenses):
 Investment income.....      2,562             32          --           7        14       --        --             2,615
 Gain on sale of
  assets...............        567            --           --         --        --        (29)      --               538
 Interest expense......    (10,946)        (2,137)         --      (3,377)      --     (1,474)    7,018 (6)      (10,916)
 Loss on impairment of
  intangibles..........        --             --           --     (13,250)      --        --        --  (7)      (13,250)
                           -------         ------       ------   --------    ------   -------    ------       ----------
 Total Other Income
  (Expense)............     (7,817)        (2,105)         --     (16,620)       14    (1,503)    7,018          (21,013)
                           -------         ------       ------   --------    ------   -------    ------       ----------
 Net Income (Loss) ....    $(4,641)        $(575)       $1,768   $(16,437)   $  611   $(1,399)   $   45       $  (20,628)
                           =======         ======       ======   ========    ======   =======    ======       ==========
Net loss per common
 share--basic and
 diluted...............                                                                                       $    (1.13)
                                                                                                              ==========
Weighted average shares
 outstanding--basic and
 diluted...............                                                                                       18,190,240
                                                                                                              ==========

--------
(1) We based the financial information shown for the Aurora Communications stations on the historical audited financial statements of the seller and the seller's predecessor entities as follows:
  .  WEBE/WICC (Divisions of ML Media Partners, L.P.)--WEBE (FM);
     WICC (AM) for the period January 1, 1999 to August 31, 1999.
  . Westchester Radio, LLC--WFAS (AM)/WFAS (FM); WFAF (FM) for the period January 1, 1999 to October 26, 1999.
  . Capstar Trust--WRKI (FM); WAXB (FM); WINE (AM); WPUT (AM) for the period January 1, 1999 to October 26, 1999.

(2) We have eliminated tower revenues (807) and expenses (240) to give effect to the sale of our membership interests in Nassau Tower Holdings LLC.

 (3) We have adjusted depreciation and amortization to (i) eliminate the depreciation and amortization expense recorded by Aurora Communications and the Allentown stations (3,584); (ii) eliminate the depreciation of tower-related assets (43); (iii) eliminate our amortization of deferred finance costs on our old credit facility (560); (iv) record amortization of the financing costs incurred for our new credit facility (617); and (v) record depreciation and amortization expense on the acquisitions as follows:

                          Allocation of Purchase Price

                                                                     Annual
                                                         Licenses Depreciation
                                                  Fixed    and        and
               Acquisition               Total   Assets  Goodwill Amortization
               -----------              -------- ------- -------- ------------
                                                    (in thousands)
   Aurora Communications............... $185,000 $ 6,000 $179,000   $ 9,800
   Allentown stations..................   30,000   5,000   25,000     2,000
   WCHR (FM)...........................    4,700     700    4,000       300
   Stations currently under local
    marketing agreements:
     WJHR (AM).........................    2,500   1,000    1,500       200
     WTSX (FM)/WDLC (AM)...............    2,700     500    2,200       200
     WNJO (FM)/WCHR (AM)...............   20,000   1,000   19,000     1,100
     WOBM (AM)/WOBM (FM)*..............   16,400   3,000   13,400     1,100
   Professional fees associated with
    acquisitions.......................    1,100            1,100        60
                                        -------- ------- --------   -------
                                        $262,400 $17,200 $245,200   $14,760
                                        ======== ======= ========   =======
   Period of depreciation and
    amortization.......................            7 yrs   20 yrs
                                                 ------- --------
   Annual expense...................... $ 14,760 $ 2,500 $ 12,260
                                        ======== ======= ========

  --------
  * The WOBM (AM) and WOBM (FM) asset allocation reflects the fact that we have previously expensed $4,600 of the $21,000 purchase price as local marketing agreement fees.
 (4) We have eliminated the corporate general and administrative expenses recorded by Aurora Communications and its predecessor entities (2,864) and the Allentown stations (103).
 (5) We have eliminated local marketing agreement fees for those radio stations that are described as pending acquisitions: WNJO (FM); WCHR (AM); WOBM
     (AM); WOBM (FM); WTSX (FM); WDLC (AM); WJHR (AM) (1,817). We operate WSBG
     (FM) and WVPO (AM) under a local marketing agreement, however there is no agreement to purchase these stations. Therefore, we have not eliminated the local marketing agreement fees for WSBG/WVPO (700).

 (6) We adjusted interest expense to (i) eliminate interest related to the tower assets (181); (ii) eliminate interest recorded by Aurora Communications, Westchester Radio, and the Allentown stations (6,988);
     (iii) eliminate interest for the debt that has been fully repaid in connection with our recapitalization (10,404); and (v) record interest at an assumed annual rate of 9.5% on our new credit facility assuming $111.1 million outstanding (10,555). Although we will assume the Aurora Communications senior debt upon closing of the Aurora Communications acquisition, we intend to repay those existing obligations with our new credit facility and proceeds from this offering.

 (7) The impairment of intangibles was recorded by Westchester Radio LLC.

Additional notes:

 (8) The Aurora Communications purchase agreement requires a termination payment to one of its senior executives in the approximate amount of $1,000. We have not included this amount in the accompanying unaudited pro forma consolidated financial statements.

 (9) We incurred financing costs in the approximate amount of $3,000 in connection with our new credit facility. Since we redeemed the subordinated discount notes with some of the proceeds of the offering, we did not reflect these expenses in the accompanying unaudited pro forma consolidated financial statements.

(10) Prior to the offering, we converted to a corporation which will be subject to income tax at the corporate level. On a pro forma basis, there are net operating losses resulting in no current income tax provision. In addition, we have established a valuation allowance to the extent of the net deferred tax asset, which primarily relates to net operating losses, as it is more likely than not that such deferred tax asset will not be realized based on our history of losses.

                        NASSAU BROADCASTING CORPORATION

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                       Three Months Ended March 31, 2000
                 (dollars in thousands, except per share data)

                             Nassau        Aurora     Allentown  Pro Forma     Consolidated
                          Broadcasting Communications Stations  Adjustments     Pro Forma
                          ------------ -------------- --------- -----------    ------------
Gross Revenues..........    $ 7,893       $ 5,511       $ 944     $ (126) (1)  $    14,222
Less agency and outside
 commissions............        612           551          76                        1,239
                            -------       -------       -----     ------       -----------
    Net Revenues........      7,281         4,960         868       (126)           12,983
                            -------       -------       -----     ------       -----------
Operating expenses......      5,318         2,639         515         (4) (1)        8,476
Depreciation and
 amortization...........        822           756         316      2,658  (2)        4,552
Corporate general and
 administrative
 expenses...............        587           568          27       (595) (3)          587
Local marketing
 agreement fees.........        640           --          --        (465) (4)          175
                            -------       -------       -----     ------       -----------
                              7,367         3,963         858      1,602            13,790
                            -------       -------       -----     ------       -----------
    Operating Income....        (86)          997          10     (1,728)             (807)
                            -------       -------       -----     ------       -----------
Other income (expenses):
  Investment income.....        453             5         --                           458
  Gain on sale of
   assets...............      1,633           --          --         --              1,633
  Interest expense......     (3,024)       (1,977)       (293)     2,484  (5)       (2,810)
                            -------       -------       -----     ------       -----------
    Total other income
     (expenses).........       (938)       (1,972)       (293)     2,484              (719)
                            -------       -------       -----     ------       -----------
    Net Income (Loss) ..    $(1,024)      $  (975)      $(283)    $  756       $    (1,526)
                            =======       =======       =====     ======       ===========
Net loss per common
 share--basic and
 diluted................                                                       $     (0.08)
                                                                               ===========
Weighted average shares
 outstanding--basic and
 diluted................                                                        18,190,240
                                                                               ===========

--------

(1) We have eliminated tower revenues (126) and adjusted expenses (4) to give effect to the sale of our membership interests in Nassau Tower Holdings LLC.
(2) We have adjusted depreciation and amortization expense to (i) eliminate the depreciation recorded by Aurora Communications and the Allentown stations (1,072); (ii) eliminate our amortization of deferred finance costs on our old credit facility (114); (iii) record amortization of the financing costs incurred for our new credit facility (154); and (iv) record depreciation and amortization on the acquisitions as follows:

                          Allocation of Purchase Price

                                                                   Quarterly
                                                         Licenses Depreciation
                                                  Fixed    and        and
                Acquisition               Total   Assets Goodwill Amortization
                -----------              -------- ------ -------- ------------
                                                    (in thousands)
   Aurora Communications................ $185,000 $6,000 $179,000    $2,450
   Allentown stations...................   30,000  5,000   25,000       500
   WCHR (FM)............................    4,700    700    4,000        75
   Stations currently under local
    marketing agreements:
     WJHR (AM)..........................    2,500  1,000    1,500        50
     WTSX (FM)/WDLC (AM)................    2,700    500    2,200        50
     WNJO (FM)/WCHR (AM)................   20,000  1,000   19,000       275
     WOBM (AM)/WOBM (FM)*...............   16,400  3,000   13,400       275
   Professional fees associated with
    acquisitions........................    1,100     --    1,100        15
                                         -------- ------ --------    ------
                                          262,400 17,200  245,200     3,690
                                         ======== ====== ========    ======
   Period of depreciation and
    amortization........................           7 yrs   20 yrs
                                                  ------ --------
   Quarterly expense.................... $  3,690 $  625 $  3,065
                                         ======== ====== ========

  --------
  * The WOBM (AM) and WOBM (FM) asset allocation reflects the fact that $4,600 of the $21,000 purchase price has previously been expensed as local marketing agreement fees.
(3) We have eliminated the corporate general and administrative expenses recorded by Aurora Communications (568) and the Allentown stations (27).
(4) We have eliminated all local marketing agreement fees for those radio stations that are described as pending acquisitions: WNJO (FM); WCHR (AM); WOBM (AM); WOBM (FM); WTSX (FM); WDLC (AM); WJHR (AM); (465). We operate WSBG (FM) and WVPO (AM) under a local marketing agreement, however there is no agreement to purchase these stations. Therefore, we have not eliminated the local marketing agreement fees paid for WSBG (FM)/WVPO (AM) (175).

(5) We have adjusted interest expense to (i) eliminate interest related to the tower assets (29); (ii) eliminate interest recorded by Aurora Communications (1,977) and the Allentown stations (293); (iii) eliminate interest for the debt that has been fully repaid in connection with our recapitalization (2,599); (iv) eliminate the expense of our subordinated discount notes associated with our old credit facility (225); and (v) record interest at an assumed annual rate of 9.5% on our new credit facility assuming $111.1 million outstanding (2,639). Although we will assume the Aurora Communications senior debt upon closing of the Aurora Communications acquisition, we intend to repay those existing obligations with our new credit facility and proceeds from this offering.

Additional notes:

(6) The Aurora Communications purchase agreement requires a termination payment to one of its senior executives in the approximate amount of $1,000. We have not included this amount in the accompanying unaudited pro forma consolidated financial statements.

(7) We incurred financing costs in the approximate amount of $3,000 in connection with our new credit facility. Since we redeemed the subordinated discount notes with some of the proceeds of the offering, we did not reflect these expenses in the accompanying unaudited pro forma consolidated financial statements.

(8) Prior to the offering, we converted to a corporation which will be subject to income tax at the corporate level. On a pro forma basis, there are net operating losses resulting in no current income tax provision. In addition, we have established a valuation allowance to the extent of the net deferred tax asset, which primarily relates to net operating losses, as it is more likely than not that such deferred tax asset will not be realized based on our history of losses.

                        NASSAU BROADCASTING CORPORATION

                        UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET

                              As of March 31, 2000
                                 (in thousands)

                                                                                             Pro Forma Adjustments For
                                   Pro Forma                                                     The Acquisitions
                                Adjustments For   Pro Forma For       Aurora     Allentown  ---------------------------
                       Nassau         The              The        Communications  Stations    Eliminate       Record
                     Historical Recapitalization Recapitalization   Historical   Historical Historicals(5) Acquisitions
ASSETS               ---------- ---------------- ---------------- -------------- ---------- -------------- ------------
Current Assets:
 Cash..............   $ 2,397       $  (996)(1)      $ 1,401         $  1,636     $     3     $  (1,639)    $(110,498)(6)
 Marketable
  securities.......     2,100        (2,100)(1)          --               --          --            --            --
 Accounts
  receivable, net..     5,456           --             5,456            3,401         544        (3,945)          --
 Prepaid and other
  current assets...       652           --               652              231         --           (231)          --
                      -------       -------          -------         --------     -------     ---------     ---------
 Total Current
  Assets...........    10,605        (3,096)           7,509            5,268         547        (5,815)     (110,498)
Property and
 Equipment, net....     5,672           --             5,672            5,662       1,120        (6,782)       17,200 (7)
Other Assets:
Deferred costs,
 net...............     1,040         5,660 (2)        6,700            2,089         --         (2,089)          --
Intangibles, net...    26,317           --            26,317           91,459      25,356      (116,815)      245,200 (7)
Deposits...........    38,902           --            38,902              --          --            --        (38,902)(6)
Other Assets.......       150           --               150              --          --            --            --
                      -------       -------          -------         --------     -------     ---------     ---------
 TOTAL ASSETS......   $82,686       $ 2,564          $85,250         $104,478     $27,023     $(131,501)    $ 113,000
                      =======       =======          =======         ========     =======     =========     =========
LIABILITIES AND
STOCKHOLDERS'
EQUITY
Current
 Liabilities:
 Accounts payable
  and accrued
  expense..........   $ 1,705       $   --           $ 1,705           $1,443     $   104     $  (1,547)    $     --
 Distributions
  payable..........                   5,000            5,000              --          --            --            --
 Capitalized lease
  obligations,
  current..........       472           --               472              --          --            --            --
                      -------       -------          -------         --------     -------     ---------     ---------
 Total Current
  Liabilities......     2,177         5,000            7,177            1,443         104        (1,547)          --
Senior Debt........    56,139        (6,539)(3)       49,600           50,873         --        (50,873)       78,000 (6)
Subordinated Debt..    40,159        17,219 (3)       57,378           14,206         --        (14,206)          --
Capitalized Lease
 Obligations, Long
 Term..............       642           --               642              --          --            --            --
Deferred Income....     5,058           --             5,058              --          --            --            --
                      -------       -------          -------         --------     -------     ---------     ---------
   Total
    Liabilities....   104,175        15,680          119,855           66,522         104       (66,626)       78,000
                      -------       -------          -------         --------     -------     ---------     ---------
Stockholders'
 Equity:
 Common stock......       --            --               --               --          --            --             20 (6)
 Additional paid in
  capital..........       --                                              --          --            --         34,980 (6)
 Partners'
  deficit..........   (21,489)      (13,116)(4)      (34,605)          37,956         --        (37,956)          --
 Parent company
  investment
  account..........       --            --               --               --       26,919       (26,919)          --
 Accumulated
  deficit..........       --            --               --               --          --            --            --
                      -------       -------          -------         --------     -------     ---------     ---------
 Total
  Stockholders'
  Equity
  (Deficiency) ....   (21,489)      (13,116)         (34,605)          37,956      26,919       (64,875)       35,000
                      -------       -------          -------         --------     -------     ---------     ---------
 TOTAL
 LIABILITIES AND
 STOCKHOLDERS'
 EQUITY............   $82,686       $ 2,564          $85,250         $104,478     $27,023     $(131,501)    $ 113,000
                      =======       =======          =======         ========     =======     =========     =========
                      Pro Forma
                     Adjustments
                       For The       Consolidated
                     Offering(8)      Pro Forma
ASSETS               --------------- ------------ ---
Current Assets:
 Cash..............   $110,980         $  1,883
 Marketable
  securities.......        --               --
 Accounts
  receivable, net..        --             5,456
 Prepaid and other
  current assets...        --               652
                     --------------- ------------
 Total Current
  Assets...........    110,980            7,991
Property and
 Equipment, net....        --            22,872
Other Assets:
Deferred costs,
 net...............     (3,000)(9)        3,700
Intangibles, net...        --           271,517
Deposits...........        --               --
Other Assets.......        --               150
                     --------------- ------------
 TOTAL ASSETS......   $107,980         $306,230
                     =============== ============
LIABILITIES AND
STOCKHOLDERS'
EQUITY
Current
 Liabilities:
 Accounts payable
  and accrued
  expense..........   $    --          $  1,705
 Distributions
  payable..........        --             5,000
 Capitalized lease
  obligations,
  current..........        --               472
                     --------------- ------------
 Total Current
  Liabilities......        --             7,177
Senior Debt........    (16,500)         111,100
Subordinated Debt..    (57,378)             --
Capitalized Lease
 Obligations, Long
 Term..............        --               642
Deferred Income....        --             5,058
                     --------------- ------------
   Total
    Liabilities....    (73,878)         123,977
                     --------------- ------------
Stockholders'
 Equity:
 Common stock......        162 (10)         182
 Additional paid in
  capital..........    155,213 (10)     190,193
 Partners'
  deficit..........     34,605 (10)         --
 Parent company
  investment
  account..........        --               --
 Accumulated
  deficit..........     (8,122)(10)      (8,122)
                     --------------- ------------
 Total
  Stockholders'
  Equity
  (Deficiency) ....    181,858          182,253
                     --------------- ------------
 TOTAL
 LIABILITIES AND
 STOCKHOLDERS'
 EQUITY............   $107,980         $306,230
                     =============== ============

footnotes on following page

--------
(1) Cash used in the recapitalization resulted from (i) the proceeds of our senior discount notes and our new credit facility (109,600); (ii) liquidation of marketable securities as required by the new credit facilities (2,100); (iii) repayment of our old credit facility and our subordinated discount notes (100,538); (iv) the payment of a redemption of some equity interests and a preferred distribution to Louis F. Mercatanti, Jr. (5,458); and (v) the financing costs incurred in the recapitalization (6,700).
(2) We expensed previously deferred financing costs on our old credit facility (1,040) and deferred financing costs incurred in our recapitalization (6,700).
(3) We repaid off our old credit facility (56,139) and our subordinated discount notes (40,159) from the proceeds of our new credit facility (49,600) and our senior discount notes (57,378).
(4) The increase in partners' deficit resulting from the recapitalization was due to the (i) distributions to Mr. Mercatanti one of our equity holders (10,458); (ii) the accretion and other costs on the old credit facility (5,280); and (iii) the proceeds allocated to limited partnership units issued in connection with the senior discount notes (2,622).
(5) We have eliminated the historical balance sheets of Aurora Communications and the Allentown stations in order to present an allocation of our purchase price in the consolidated pro forma balance sheet.
(6) We financed and recorded the acquisitions as follows:

                                                          Under Local
                                     Aurora     Allentown  Marketing
                                 Communications Stations  Agreements   Total
                                 -------------- --------- ----------- --------
                                                (in thousands)
   Cash payments................    $ 85,000     $24,000    $ 1,498   $110,498
   Application of previously
    paid deposits...............       7,000       6,000     25,902     38,902
   Increase in debt.............      58,000         --      20,000     78,000
   Issuance of common stock.....      35,000         --         --      35,000
                                    --------     -------    -------   --------
     Total......................    $185,000     $30,000    $47,400   $262,400
                                    ========     =======    =======   ========

  Professional fees associated primarily with the stations under local marketing agreements, in the approximate amount of $1,100, are included as deposits in the table above.

(7) The allocation of the total cost incurred in the acquisition is as follows:

                                                   Total    Fixed
                 Stations Acquired                  Cost   Assets  Intangibles
                 -----------------                -------- ------- -----------
                                                         (in thousands)
   Aurora Communications......................... $185,000 $ 6,000  $179,000
   Allentown stations............................   30,000   5,000    25,000
   WCHR (FM).....................................    4,700     700     4,000
   Stations currently under local marketing
    agreements:
     WJHR (AM)...................................    2,500   1,000     1,500
     WTSX (FM)/WDLC (AM).........................    2,700     500     2,200
     WNJO (FM)/WCHR (AM).........................   20,000   1,000    19,000
     WOBM (AM)/WOBM (FM)*........................   16,400   3,000    13,400
   Professional fees associated with
    acquisitions.................................    1,100             1,100
                                                  -------- -------  --------
                                                  $262,400 $17,200  $245,200
                                                  ======== =======  ========

  --------
  * The WOBM (AM) and WOBM (FM) asset allocation reflects the fact that we have previously expensed $4,600 of the $21,000 purchase price as local marketing agreement fees.

   Fixed assets, which will primarily consist of broadcast equipment, will depreciate over the period of seven years.

   The intangible amount represents the total cost of the acquisition in excess of the fair value of net assets acquired and includes the FCC licenses. We will amortize the intangible over 20 years.

(8) We recorded the offering as follows:

                                                                (in thousands)
                                                                --------------
   Gross proceeds (at an assumed initial offering price of
    $17.50 per share)..........................................    $217,400
   Costs of offering...........................................     (16,720)
   Repayment of senior discount notes..........................     (57,378)
   Payment of accretion and early redemption premium on senior
    discount notes.............................................      (5,122)
   Payment of tax distribution to predecessor partners.........     (10,700)
   Reduction in senior debt....................................     (16,500)
                                                                   --------
   Net proceeds................................................    $110,980
                                                                   ========
(9) We wrote off the financing costs associated with our new credit facility when we repaid our old credit facility (3,000).
(10) We converted to a corporation immediately prior to this offering. The resulting adjustment to the common stock, paid in capital, and accumulated deficit accounts is as follows:

   Common stock:
     12,504,419 Class A common stock, $0.01 par value..........    $    125
     3,179,534 Class B common stock, $0.01 par value...........          32
     506,287 Class C common stock, $0.01 par value.............           5
                                                                   --------
                                                                   $    162
                                                                   ========
   Additional Paid In Capital:
     Gross proceeds from offering..............................    $217,400
     Costs of offering.........................................     (16,720)
     Conversion of partners' capital prior to tax
      distribution'............................................     (34,605)
     Tax distribution charged to partners' capital.............     (10,700)
     Portion of proceeds recorded as common stock..............        (162)
                                                                   --------
                                                                   $155,213
                                                                   ========
   Accumulated Deficit:
     Accretion of senior discount notes........................    $ (5,122)
     Write-off of financing costs..............................      (3,000)
                                                                   --------
                                                                   $ (8,122)
                                                                   ========

                       SELECTED HISTORICAL FINANCIAL DATA

      The table below sets forth selected historical financial data of Nassau Broadcasting Partners, L.P. and its predecessors, Nassau Broadcasting Company, Inc. and Nassau Broadcasting Holdings, Inc., as of the dates and for the periods indicated. We derived the selected combined statement of operations data for the year ended December 31, 1995 from audited financial statements of Nassau Broadcasting Company, Inc. and Nassau Broadcasting Holdings, Inc. which are not included in this prospectus. We derived the selected consolidated statement of operations data for the year ended December 31, 1996 and the consolidated balance sheet data as of December 31, 1995, 1996 and 1997 from audited financial statements of Nassau Broadcasting Partners, L.P. which are not included in this prospectus. We derived the statement of operations data for the years ended December 31, 1997, 1998 and 1999 and the balance sheet data as of December 31, 1998 and 1999 from audited financial statements of Nassau Broadcasting Partners, L.P. and are included elsewhere in this prospectus. We derived the statement of operations data for the three months ended March 31, 1999 and 2000 and the balance sheet data as of March 31, 2000 from the unaudited financial statements of Nassau Broadcasting Partners, L.P. which, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of this data. Results for the three-month period ended March 31, 2000 are not necessarily indicative of results that may be expected for the entire year or for any future period.

      You should read the following data in conjunction with the historical financial statements and related notes, the unaudited pro forma consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                          Three Months
                                  Year Ended December 31,                Ended March 31,
                         ---------------------------------------------  ------------------
                          1995     1996     1997     1998      1999      1999      2000
                         -------  -------  -------  -------  ---------  -------  ---------
                                                                           (unaudited)
                                           (dollars in thousands)
Statement of Operations
 Data:
Gross revenues.......... $ 5,999  $12,906  $20,891  $27,349  $  34,295  $ 6,811  $   7,893
Less agency and outside
 commissions............     487    1,082    1,812    2,353      2,893      544        612
                         -------  -------  -------  -------  ---------  -------  ---------
  Net revenues..........   5,512   11,824   19,079   24,996     31,402    6,267      7,281
                         -------  -------  -------  -------  ---------  -------  ---------
Operating expenses......   3,916    7,001   13,437   17,227     20,794    4,570      5,318
Depreciation and
 amortization...........     274      851    2,139    2,364      2,634      603        822
Corporate general and
 administrative
 expenses...............     370    1,583    1,995    1,825      2,280      500        587
Local marketing
 agreement fees.........     --     1,307    1,666    2,271      2,517      725        640
                         -------  -------  -------  -------  ---------  -------  ---------
  Total operating
   expenses.............   4,560   10,742   19,237   23,687     28,225    6,398      7,367
                         -------  -------  -------  -------  ---------  -------  ---------
    Operating income
     (loss).............     952    1,082     (158)   1,309      3,177     (131)       (86)
                         -------  -------  -------  -------  ---------  -------  ---------
Other income (expenses)
  Investment income.....     --       --       530      992      2,562      154        453
  Gain on sale of
   assets...............     --       --       --     3,176        567      141      1,633
  Interest expense......  (1,351)  (2,334)  (6,367)  (8,781)   (10,946)  (2,718)    (3,024)
  Settlement expense....    (691)
  Write-off of debt
   offering costs.......     --      (851)     --       --         --       --         --
  Special management
   fee..................     --       --      (744)     --         --       --         --
                         -------  -------  -------  -------  ---------  -------  ---------
    Total other income
     (expenses).........  (2,042)  (3,185)  (6,581)  (4,613)    (7,817)  (2,423)      (938)
                         -------  -------  -------  -------  ---------  -------  ---------
Loss before
 extraordinary item.....  (1,090)  (2,103)  (6,739)  (3,304)    (4,640)  (2,554)    (1,024)
Extraordinary loss on
 early retirement of
 debt...................     --       --       --      (677)       --       --         --
                         -------  -------  -------  -------  ---------  -------  ---------
    Net loss............ $(1,090) $(2,103) $(6,739) $(3,981) $  (4,640) $(2,554) $  (1,024)
                         =======  =======  =======  =======  =========  =======  =========
Pro forma:
  Basic and diluted loss
   per common share.....                                     $   (1.23)          $   (0.27)
                                                             =========           =========
  Weighted average
   shares outstanding
   used in determining
   net loss per share...                                     3,765,240           3,765,240
                                                             =========           =========

                                                                         Three Months
                                                                         Ended March
                                  Year Ended December 31,                    31,
                         ---------------------------------------------  ---------------
                          1995      1996      1997     1998     1999     1999     2000
                         -------  --------  --------  -------  -------  -------  ------
                                                                         (unaudited)
                                              (in thousands)
Other Data:
Broadcast cash flow..... $ 1,596  $  4,823  $  5,642  $ 7,769  $10,608  $ 1,697  $1,963
EBITDA..................   1,226     3,240     3,647    5,944    8,328    1,197   1,376
After-tax cash flow.....    (816)   (1,252)   (4,600)  (4,116)  (2,573)  (2,093) (1,835)
Net cash provided by
 (used in)
  Operating activities..    (897)   (1,402)   (3,600)  (1,041)    (233)     117      27
  Investing activities..  (3,480)  (28,021)  (18,334)   3,535   (8,300)  (6,905) (4,487)
  Financing activities..   4,341    33,893    17,172    3,847    2,071     (536)  6,269

                                                                           As of
                                    As of December 31,                   March 31,
                         ---------------------------------------------  -----------
                          1995     1996     1997      1998      1999       2000
                         -------  -------  -------  --------  --------  -----------
                                                                        (unaudited)
                                            (in thousands)
Balance Sheet Data:
Cash and cash
 equivalents............ $ 1,000  $ 5,471  $   747  $  7,050  $    587   $  2,397
Working capital.........     612    7,018    6,046    12,857     7,278      8,428
Total assets............   9,599   44,503   57,445    70,694    74,768     82,686
Total indebtedness......  14,179   50,113   65,299    82,808    90,445     97,412
Partners' deficit.......  (5,789)  (7,793)  (9,032)  (15,595)  (19,510)   (21,489)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion and analysis together with "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data" and the financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The statements are based on current expectations and actual results could differ materially from those discussed here. Factors that could cause or contribute to such difference include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the "Risk Factors" section.

Overview
      We were founded in December 1986 with the purchase of WPST (FM) and WHWH
(AM) in Trenton, New Jersey by Louis F. Mercatanti, Jr., our President and Chief Executive Officer. With the enactment of the Telecommunications Act of 1996, industry deregulation has allowed us to create a unified regional radio broadcasting group with 21 clustered radio stations. Today, we are a radio broadcasting company focused on building local radio station clusters in demographically attractive suburban areas surrounding major metropolitan markets in the northeastern United States. We currently own and/or operate
11 FM and 10 AM stations in five markets. We are currently in the process of acquiring Aurora Communications, LLC, which operates nine stations in three markets, and two Allentown stations from Clear Channel Communications, Inc. Following these and other pending acquisitions, we will own and/or operate 17 FM and 15 AM stations in nine markets.

      We have increased the net revenues and broadcast cash flow of our stations resulting in 21.0% and 33.0% two-year compound annual same station broadcast cash flow growth, respectively. For the year ended December 31, 1999, giving pro forma effect to our recent tower-related asset sale, our recapitalization and reorganization, this offering and our pending acquisitions, as if we had completed these transactions as of January 1, 1999, we would have had net revenues of $55.9 million, broadcast cash flow of $20.8 million and a net loss of $20.6 million. For the three months ended March 31, 2000, giving pro forma effect to our recent tower-related asset sale, our recapitalization and reorganization, this offering and our pending acquisitions, as if we had completed these transactions as of January 1, 2000, we would have had net revenues of $13.0 million, broadcast cash flow of $4.5 million and a net loss of $1.5 million.

      In May 2000, we undertook a recapitalization in which we:

    . entered into a new credit facility that provides for borrowings of up to $144.0 million;

    . issued and sold units consisting of senior discount notes and limited partnership units for gross proceeds of $60.0 million. The limited partnership units were converted into 79,419 shares of our class A common stock as of the date of this offering;

    . repaid all outstanding obligations under our old credit facility and redeemed all our $42.4 million of outstanding subordinated discount notes which we had issued to our existing stockholders; and

    . redeemed $7.5 million of equity interests of, and paid a $2.9 million preferred distribution to, Mr. Mercatanti, who is also one of our stockholders.

      Until immediately prior to this offering, we were a limited partnership whose principal subsidiaries were single-member limited liability companies. The limited partnership, Nassau Broadcasting Partners, L.P., was a flow-through entity for federal and some state and local income tax purposes, and the limited liability companies were disregarded for federal and some state and local tax purposes. As a result, our equity holders, rather than us, had reported, and had been taxed directly with respect to our net income (loss) for federal and some state and local income tax purposes. In connection with this offering, we have terminated our limited partnership status and have become subject to federal and applicable state and local corporate income tax as a subchapter C corporation.

      We derive all of our revenue from the sale of broadcasting time on our radio stations for advertising. As a result, our revenue is affected primarily by the advertising rates our radio stations charge. Our radio stations base these advertising rates primarily on the station's ability to attract listeners in a given market and on the attractiveness to advertisers of the station's listener demographics. Rates vary depending upon a program's popularity among the listeners an advertiser is seeking to attract, the number of advertisers vying for available air time and the availability of advertising time on other radio stations and alternative media in the market. Radio advertising rates generally are highest during the morning and afternoon drive-time hours which are the peak hours for radio listening. The number of advertisements that a radio station can broadcast within any given time period without jeopardizing listener levels, and the resulting ratings, are limited in part by the format of that station. Each of our stations has a general predetermined level of on-air inventory that it makes available for advertising. Available inventory may vary at different times of the day but tends to remain stable over time. We base much of our selling activity on demand for our radio stations' on-air inventory and, in general, we respond to this demand by varying prices rather than by changing the available inventory.

      Radio stations often utilize trade or barter agreements to exchange advertising time for goods or services, such as other media advertising, travel or lodging, in lieu of cash. In order to preserve most of our on-air inventory for cash advertising, we generally enter into trade agreements only if we will use the goods or services bartered to us in our business. We have minimized our use of trade agreements and in 1999 we sold over 96% of our advertising time for cash. In addition, we generally do not preempt advertising spots paid for in cash with advertising spots paid for in trade.

      Historically, our broadcast revenues have varied through the year. As is typical in the radio broadcasting industry, we expect our first calendar quarter to produce the lowest revenues for the year, and we expect the fourth calendar quarter to produce the highest revenues for the year. The incurrence of advertising and promotion expenses that do not necessarily produce commensurate revenues until the impact of the advertising and promotion is realized in future periods may affect our operating results in any period.

      In 1999, we derived approximately 75% of our gross revenues from the sale of local advertising, and approximately 25% from the sale of national advertising. We value local advertising, which is sold primarily by each station's sales staff, because it represents a stable revenue source which is less affected by economic downturns. We receive higher rates for national advertising and consequently we also focus on obtaining national advertisers. However, we believe that the volume of national advertising revenue is more susceptible to changes in the economic environment and a less reliable source over the long-term. To generate national advertising sales, we engage Katz Communications, Inc., a national advertising representation firm. In addition, we have created a division called Nassau Radio Network to market to national advertisers the importance of utilizing our radio stations to complement any New York-Philadelphia radio schedule. In 1999, no single advertiser accounted for more than 1% of our gross revenue.

      Our operating expenses are primarily sales commissions and programming, engineering, advertising and promotional expenses. We aim to control these expenses by working closely with local station management.

      We typically collect our advertising revenue within 120 days of the date on which we air the related advertisement. We pay most accrued expenses, however, within 45 to 60 days. As a result of this time lag, as we grow, we require more working capital and we are likely to continue to require more in the future.

      We have generated net losses primarily as a result of significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. Based upon the large number of acquisitions we expect to consummate within the next six months, we anticipate that depreciation and amortization charges will continue to be significant for several years. Historically, we have amortized FCC licenses and goodwill attributable to the acquisition of radio stations over a 40 year period. Going forward, we plan to amortize FCC licenses and goodwill attributable to acquisitions over a 20 year period. To the extent that we complete additional acquisitions, our interest expense and depreciation and amortization charges are likely to increase. If this occurs, we would expect to continue to incur net losses.

      We measure our ability to generate broadcast cash flow and EBITDA, as is customary in our industry. Broadcast cash flow consists of operating income
(loss) before depreciation and amortization, corporate general and administrative expenses and local marketing agreement fees. "EBITDA" consists of operating income (loss) before depreciation and amortization expense and local marketing agreement fees. Broadcast cash flow and EBITDA, as we define them, may not be comparable to similarly titled measures used by other companies. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the operating performance of radio broadcasting companies. Nevertheless, you should not consider these measures in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

      Our financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, the ability to provide popular programming, local market competition, the relative efficiency of radio broadcasting compared to other media, signal strength and government regulation and policies.

Results of Operations

Three months ended March 31, 2000 compared to three months ended March 31, 1999

      Net revenues for the three months ended March 31, 2000 were $7.3 million compared to $6.3 million for the three months ended March 31, 1999, an increase of 16.2%. Of this increase, approximately $200,000 is attributable to an increase in advertisements sold by our developing stations. The balance of the increase predominantly results from increases in rates charged by the remainder of our stations.

      Operating expenses for the three months ended March 31, 2000 were $5.3 million compared to $4.6 million for the three months ended March 31, 1999, an increase of 16.4%. The increase was attributable primarily to continuing investments in our programming, which amounted to approximately $260,000, an increase of approximately $261,000 in selling expenses and an increase of $128,000 in general and administrative expense in operating the stations.

      Depreciation and amortization expense for the three months ended March 31, 2000 was $822,000 compared to $603,000 for the three months ended March 31, 1999, an increase of 36.3%. This increase reflected the amortization of goodwill associated with the acquisition of WNJO (FM), which amounted to approximately $198,000 in the quarter ended March 31, 2000.

      Corporate general and administrative expenses for the three months ended March 31, 2000 were $587,000 compared to $500,000 for the three months ended March 31, 1999, an increase of 17.4%. This increase was attributable primarily to investment in additional personnel necessary to manage our growing radio station portfolio, of approximately $39,000, and an increase in travel and entertainment expenses of approximately $30,000.

      Local marketing agreement fees for the three months ended March 31, 2000 were $640,000 compared to $725,000 for the three months ended March 31, 1999, a decrease of 11.7%. The decrease reflected a reduction in the amount of local marketing agreement fees we paid for WNJO (FM) and WCHR (AM) in the amount of approximately $150,000. This decrease was partially offset by an increase in fees we paid for WOBM (FM)/WOBM (AM), WJHR (AM), WTSX (FM) and WDLC (AM) totaling approximately $65,000.

      As a result of the factors described above, our operating loss for the three months ended March 31, 2000 was $86,000 compared to $131,000 for the three months ended March 31, 1999, a decrease of 34.4%.

      Other expenses for the three months ended March 31, 2000 were $938,000 compared to $2.4 million for the three months ended March 31, 1999. The change is attributable primarily to the gain recognized in the sale of all our membership interests in Nassau Tower Holdings LLC.

      As a result of the factors described above, our net loss for the three months ended March 31, 2000 was $1.0 million compared to a net loss of $2.6 million for the three months ended March 31, 1999.

Year ended December 31, 1999 compared to year ended December 31, 1998

      Net revenues for the year ended December 31, 1999 were $31.4 million compared to $25.0 million for the year ended December 31, 1998, an increase of 25.6%. Of this increase, approximately $3.2 million is attributable to an increase in advertising sold by our developing stations. The balance of the increase predominantly results from increases in rates charged by the remainder of our stations.

      Operating expenses for 1999 were $20.8 million compared to $17.2 million for 1998, an increase of 20.7%. The increase was due to increased investments in programming of approximately $735,000, increased advertising and promotion expenditures of approximately $400,000 and increased sales expenses of approximately $1,700,000 which was associated with higher revenues.

      Depreciation and amortization expense for 1999 was $2.6 million compared to $2.4 million for 1998, an increase of 11.5%. This increase reflected the write-off of deferred financing costs associated with our old credit facility of approximately $65,000 and amortization of goodwill associated with the acquisitions of WNJO (FM) and WCHR (AM) of approximately $133,000.

      Corporate general and administrative expenses for 1999 were $2.3 million compared to $1.8 million for 1998, an increase of 24.9%. The increase was attributable primarily to an increase in salaries we paid of approximately $300,000, an increase in professional fees paid of approximately $80,000 and an increase in travel and entertainment expenses of approximately $69,000.

      Local marketing agreement fees for 1999 were $2.5 million compared to $2.3 million in 1998, an increase of 10.8%. The increase was due primarily to the local marketing agreement initiated in January 1999 for WJHR (AM).

      Operating income for 1999 was $3.2 million compared to $1.3 million in 1998, an increase of 142.6%. This increase was primarily attributable to the strong revenue growth coupled with management's control of expenses.

      Other expenses for 1999 were $7.8 million compared to $4.6 million in 1998. This increase was attributable to the gain recognized on the sale of WSBG
(FM) and WVPO (AM) in 1998.

      As a result of the factors described above, our net loss for 1999 was $4.6 million compared to $4.0 million in 1998.

Year ended December 31, 1998 compared to year ended December 31, 1997

      Net revenues for the year ended December 31, 1998 were $25.0 million compared to $19.1 million for the year ended December 31, 1997, an increase of 31.0%. 1998 also included a full twelve months of operating results for WBBO
(FM) which went on the air in May 1997. WNJO (FM) and WCHR (AM) were successfully switched to new formats in mid-1998. The increase in net revenues derived from these developing properties was approximately $3.0 million. The balance of the increase was predominantly, attributable to rates charged by the remainder of our stations.

      Operating expenses for 1998 were $17.2 million compared to $13.4 million in 1997, an increase of 28.2%. The increase attributable to the commencement of operation of WNJO (FM), WCHR (AM), WBBO (FM) in 1998 was approximately $2.0 million. Selling expenses also increased by $1.7 million due to increased sales.

      Depreciation and amortization expense for 1998 was $2.4 million compared to $2.1 million for 1997, an increase of 10.5%. The increase was attributable primarily to the full year of depreciation and amortization expense associated with the radio stations acquired in 1997.

      Corporate general and administrative expenses were $1.8 million in 1998 compared to $2.0 million in 1997, a decrease of 8.5%. This decrease was attributable primarily to a reduction in fees paid under a management consulting agreement which terminated in 1997.

      Local marketing agreement fees were $2.3 million in 1998 compared to $1.7 million in 1997, an increase of 36.3%. New local marketing agreements were initiated in 1998 for WTSX (FM) and WDLC (AM) in Port Jervis, New York, and WSBG (FM) and WVPO (AM) in Stroudsburg, Pennsylvania.

      As a result of the factors described above, operating income for 1998 was $1.3 million compared to a loss of $158,000 in 1997.

      Other expenses were $4.6 million in 1998 and $6.6 million in 1997. The decrease was attributable to the gain recognized on the sale of WSBG (FM) and WVPO (AM) in 1998 which approximated $3.2 million, an increase in investment income of approximately $0.5 million and the management fee paid in 1998. These decreases were partially offset by increased interests expenses of approximately $2.2 million.

      As a result of the factors described above, our net loss for 1998 was $4.0 million compared to $6.7 million in 1997.

Other Operating Data

Three months ended March 31, 2000 computed to three months ended March 31, 1999

      Broadcast cash flow was $2.0 million for the three months ended March 31, 2000, compared to $1.7 million for the three months ended March 31, 1999, an increase of 15.7%. The increase was predominately due to increase revenues of approximately $1.0 million, which resulted from an increase in advertisements sold by our stations. These additional revenues were partially offset by increased programming, sales and corporate general and administrative expenses in operating the stations.

      EBITDA was $1.4 million for the three months ended March 1, 2000 compared to $1.2 million for the three months ended March 31, 1999, an increase of 15%. This increase was predominantly due to the reasons set forth in the previous paragraph. In addition, we incurred an additional $90,000 in corporate general and administrative expenses in the three months ended March 2000. The increase primarily related to personnel and travel and entertainment expenses.

Year ended December 31, 1999 compared to year ended December 31, 1998

      Broadcast cash flow was $10.6 million for 1999 compared to $7.8 million for 1998, an increase of 36.5%. The increase was due to revenues increasing, as a result of more advertising sales, by $6.4 million which were offset by an increase of $3.6 million in operating expenses. Operating expenses increased primarily due to an increased investment in programming, advertising and sales expenses resulting from the higher revenues.

      EBITDA was $8.3 million for 1999 compared to $5.9 million for 1998, an increase of 40.1%. This increase was predominantly due to the reasons set forth in the previous paragraph. In addition, we incurred an additional $500,000 in corporate general and administrative expenses during 1999 relating to salaries, professional fees and travel and entertainment expenses.

Year ended December 31, 1998 compared to year ended December 31, 1997

      Broadcast cash flow was $7.8 million for 1998 compared to $5.6 million for 1997, an increase of 37.7%. The increase was due to revenues increasing, as a result of more advertising sales, by $5.9 million which were offset by an increase of $3.8 million in operating expenses. Operating expenses increased primarily due to the commencement of several new stations and an increase in selling expenses relating to increased sales.

      EBIDTA was $5.9 million for 1998 compared to $3.6 million for 1998, an increase of 63.0%. This increase was predominantly due the reasons set forth in the previous paragraph.

Liquidity and Capital Resources

      Overview. We have financed our acquisitions from one or a combination of the following sources:

    .  our credit facilities;

    .  borrowings from our equity investors and others;

    .  additional equity issuance;

    .  asset sales; and

    .  internally generated cash flow.

      Our other liquidity needs have been for working capital, debt service, capital expenditures and other general corporate purposes. In the future, we expect that our principal liquidity requirements will be for acquisitions of additional radio stations, working capital, debt service and other general corporate purposes. We expect to finance future acquisitions through a combination of bank borrowings and internally generated funds.

      We will use the net proceeds from this offering in the following manner:

    . $60.0 million plus approximately $2.5 million of accretion and early redemption premium to redeem all of our outstanding senior discount notes incurred to repay subordinated discount notes held by some of our existing stockholders and to repay a portion of the borrowings under our old credit facility;

    . $85.0 million to finance a portion of the acquisition of Aurora Communications;

    .  $24.0 million to finance the acquisition of the Allentown stations;

    . $10.7 million to reimburse the limited partners of our predecessor for tax payable by them as a result of our reorganization; and

    . the remainder to pay transaction costs and provide for general corporate purposes.

      As of March 31, 2000, we held $2.4 million in cash and cash equivalents, held $2.1 million in marketable securities available for sale, and had $1.1 million available under our old credit facility. Our pending acquisitions have an aggregate purchase price of $267.0 million with a remaining cash requirement of $187.2 million. Based on our current debt obligations, we anticipate that our debt service costs for the twelve months ending March 31, 2001 will be $12.0 million. Under our new credit facility, we can currently borrow up to $144.0 million, subject to compliance with financial ratios and covenants. We believe that the net proceeds from this offering, together with the availability under our new credit facility and cash on hand should be sufficient to permit us to meet our financial obligations for at least the next twelve months.

      We had working capital of $7.3 million at December 31, 1999, $12.9 million at December 31, 1998 and $6.0 million at December 31, 1997.

      Operating Activities. Our operating activities used $232,881 in 1999 compared to $1.0 million used in 1998. The change relates primarily to improved working capital management in 1999.

      Investing Activities. Our investing activities used $8.3 million in 1999, primarily for payments due under the purchase agreement for WNJO (FM) and WCHR
(AM).

      Financing Activities. Cash provided by financing activities totaled $2.1 million in 1999. In 1999, we drew against our old credit facility to make payments under existing asset purchase agreements.

      As of March 31, 2000, we had an outstanding balance under our old credit facility of approximately $56.0 million and availability under our old credit facility of $1.0 million for future acquisitions and other corporate purposes. Giving pro forma effect to the following transactions as of March 31, 2000, and assuming compliance with covenants contained in our new credit facility, we would have had an outstanding balance under our new credit facility of approximately $111.1 million and availability under our new credit facility of $32.9 million for future acquisitions and other corporate purposes:

    .  our recapitalization and reorganization;

    . the completion of this offering and the application of the net proceeds as contemplated;

    .  the completion of our acquisition of Aurora Communications;

    .  the completion of our acquisition of the Allentown stations;

    . the completion of our acquisitions of seven radio stations that we currently operate under local marketing agreements;

    . the completion of our acquisition of Manahawkin Communications Corporation, the owner of a construction permit to build a new radio station, WCHR (FM), in the New Jersey market of Monmouth and Ocean counties; and

    .  the completion of our acquisition of WILT (AM).

      New Credit Facility. Our new credit facility is secured by substantially all our assets, including our ownership interests in each of our subsidiaries. Our principal operating subsidiary, Nassau Broadcasting I, LLC, is the borrower under our new credit facility. However, we have, and each of our other subsidiaries has, fully and unconditionally guaranteed all of Nassau Broadcasting I, LLC's obligations under this facility. The terms we use below have the meaning given to them in our new credit facility.

      The new credit facility consists of the following:

    . $20.0 million revolving credit facility, approximately $4.6 million of which we have drawn in connection with our recapitalization and which we use to provide for general corporate purposes. The revolving credit facility bears interest at the following annual rates:

      (1) during the periods that the loan is an Alternative Base Rate Loan, the Alternative Base Rate, plus the Applicable Margin, and

      (2) during the periods that the loan is a LIBOR Loan, for each related Interest Period, the LIBO Rate for the loan for that Interest Period, plus the Applicable Margin.

      This loan matures in June, 2006.

    . $33.0 million delayed-draw term loan A1, which we will use to finance a portion of the purchase price of Aurora Communications in the form of repayment of debt of Aurora Communications. This loan bears interest at the following annual rates:

      (1) during the periods that the loan is an Alternative Base Rate Loan, the Alternative Base Rate, plus the Applicable Margin, and

      (2) during the periods that the loan is a LIBOR Loan, for each related Interest Period, the LIBO Rate for the loan for that Interest Period, plus the Applicable Margin.

      This loan will amortize on a quarterly basis and matures in June, 2006.

    . $26.0 million delayed-draw term loan A2, $5.0 million of which we have drawn in connection with our recapitalization and the remainder of which we will use to finance a portion of the purchase price of stations we currently operate under local marketing agreements. This loan bears interest at the following annual rates:

      (1) during the periods that the loan is an Alternative Base Rate Loan, the Alternative Base Rate, plus the Applicable Margin, and
      (2) during the periods that the loan is a LIBOR Loan, for each related Interest Period, the LIBO Rate for the loan for that Interest Period, plus the Applicable Margin.

      This loan will amortize on a quarterly basis and matures in June, 2006.

    . $40.0 million term loan B, which we have drawn in connection with our recapitalization and to fund an equity redemption. This loan bears interest at the following annual rates:

      (1) during the periods that the loan is an Alternative Base Rate Loan, the Alternative Base Rate, plus the Applicable Margin, and

      (2) during the periods that the loan is a LIBOR Loan, for each related Interest Period, the LIBO Rate for the loan for that Interest Period, plus the Applicable Margin.

      This loan will have minimal amortization over its life and matures in June, 2007, at which time a balloon payment will be due.

    . $25.0 million delayed-draw term loan C, which we will use to finance a portion of the purchase price of Aurora Communications in the form of repayment of debt of Aurora Communications. This loan bears interest at the following annual rates:

      (1) during the periods that the loan is an Alternative Base Rate Loan, the Alternative Base Rate, plus the Applicable Margin, and

      (2) during the periods that the loan is a LIBOR Loan, for each related Interest Period, the LIBO Rate for the loan for that Interest Period, plus the Applicable Margin.

      This loan will have minimal amortization over its life and matures in June, 2008, at which time a balloon payment will be due.

      Our new credit facility prohibits us from paying cash dividends and restricts our ability to make other distributions with respect to our capital stock. Our new credit facility also contains other customary restrictive covenants. Among other things, these covenants limit our ability to:

    .  incur additional indebtedness, contingent liabilities and liens;

    . redeem or repurchase capital stock and redeem, repurchase or prepay subordinated debt;

    .  enter into certain investments or joint ventures;

    .  consolidate, merge or effect asset sales;

    .  make capital expenditures;

    .  enter sale and leaseback transactions;

    .  sell or discount accounts receivable;

    .  enter into transactions with stockholders and affiliates; or

    .  change the nature of our business.

      We are also required to satisfy financial covenants, which require us to maintain specified financial ratios and to comply with financial tests, such as ratios for interest coverage, fixed charge coverage and senior and total debt.

      Our new credit facility contains events of default typical for this type of facility subject in each case to certain grace periods and materiality thresholds, including, without limitation, (1) non-payment of amounts due under the credit facility, (2) material misrepresentations, (3) covenant defaults,
(4) cross-defaults to other indebtedness, (5) judgment defaults, (6) bankruptcy, and (7) a change of control of the principal operating company, Nassau Broadcasting I, LLC or its successors.

      Senior Discount Notes. On May 4, 2000, we issued and sold units consisting of senior discount notes and limited partnership units for gross proceeds of $60.0 million. The limited partnership units were converted into 79,419 shares of class A common stock as of the date of this offering. These senior discount notes will be fully redeemed with the proceeds of this offering. We used the proceeds from these senior discount notes to redeem the subordinated discount notes held by some of our equity holders.

      Old Credit Facility. On May 4, 2000, we repaid approximately $58.0 million in then-outstanding borrowings under our old credit facility from borrowings under our new credit facility and from proceeds of our senior discount notes.

      Subordinated Discount Notes, Preferred Distribution and Equity Redemption. On May 4, 2000, we redeemed all outstanding subordinated discount notes that we had issued to our existing stockholders in an amount of $42.4 million and made a preferred distribution to Mr. Mercatanti under the Nassau Broadcasting partnership agreement, in an amount of $2.9 million. In addition, Nassau Broadcasting, L.P. redeemed $2.5 million of equity interests held by Mr. Mercatanti, who also has the right to require us to redeem a further $5.0 million of equity interests at any time provided there is no existing event of default under our new credit facility and no new event of default would result.

      Pending Acquisitions. We expect that we will require approximately $222.2 million to fund our pending acquisitions, with a remaining cash requirement of $187.2 million. We cannot consummate our pending acquisitions unless we satisfy specified conditions, including approval of the FCC. Although we believe the closing conditions are customary for transactions of this type, we may not satisfy these conditions. We believe that the FCC ultimately will approve the proposed acquisitions, but we cannot be certain of this. Therefore, we do not know when these acquisitions will close, if at all.

Qualitative and Quantitative Disclosures about Market Risk

      Market risk is the risk of loss arising from adverse changes in market rates and prices such as interest rates, foreign currency exchange rate and commodity prices. Our primary exposure to market risk is interest rate risk associated with our new credit facility. Amounts that we borrow under the new credit facility incur interest at the Alternate Base Rate or the LIBO Rate plus the then Applicable Margin depending on the outstanding principal balance under our new credit facility. We are required to fix the interest rate of, or enter into interest rate hedging arrangements for, approximately 50% of the aggregate principal amount then outstanding under our new credit facility.

      Historically, we believe that we have not been exposed to market risk which has had a material adverse effect on our operations.

Year 2000 Compliance

      We have experienced no material problems as a result of the year 2000 issue. We do not anticipate experiencing any latent material problems. We have not incurred, nor do we expect to incur, any material costs to ensure that our systems are year 2000 compliant.

Inflation

      To date, inflation has not materially impacted our results of operations.

Recent Pronouncements

      In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured as fair value. SFAS No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged and specifies detailed criteria to be met to qualify for hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. We are evaluating the impact that this statement will have on our results of operations and financial position.

      In January 2000, the Emerging Issues Task Force reached a consensus on Issue No. 99-17, "Accounting for Advertising Barter Transactions," to be effective for transactions entered into after January 20, 2000. The consensus states that advertising barter transactions should be accounted for at fair value and that the fair value recognized be disclosed in the financial statements, if there is verifiable objective evidence provided by sufficient cash transactions received by the seller of the advertising or similar advertising. We do not expect EITF No. 99-17 to have a material effect on our financial statements.

                               INDUSTRY OVERVIEW

      Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio gives advertisers an economy of scale with regard to targeting demographic groups in specific geographic locations compared to other forms of media advertising. As a result, radio broadcasting is affordable to both large and small advertisers, although it serves primarily as a medium for local advertising. According to the Radio Advertising Bureau's Radio and Marketing Guide & Fact Book for Advertisers: Fall 1999 to Spring 2000, from 1990 to 1999, local advertising revenue as a percentage of total radio advertising revenue in the United States has ranged from approximately 77% to 80%. The growth in total radio advertising revenue has been fairly stable in the past six years, growing between approximately 8% and 15% annually. Total radio advertising in 1999 reached an estimated $17.7 billion, which represents almost 15% growth over the prior year.

      Advertisers consider radio to be an efficient, cost-effective means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format such as country, adult contemporary, oldies or news/talk. A station's format and style of presentation enable it to target particular segments of listeners sharing certain demographic features. By capturing a specific share of a market's radio listening audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a defined audience. Advertisers and stations use data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographic groups listen to each station in those markets. In addition, rates vary depending upon a program's popularity among the listeners an advertiser is seeking to attract, the number of advertisers vying for available air time and the availability of alternative advertising media in the market. Radio advertising rates generally are highest during the morning and afternoon drive-time hours which are the peak hours for radio audience listening.

      The number of advertisements that a station can broadcast without jeopardizing listening levels and the resulting ratings is limited in part by the format of the particular station and the local competitive environment. Although the number of advertisements that are broadcast during any given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

      A station's local sales staff generates the majority of its local advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station usually will engage a firm that specializes in soliciting radio-advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising they obtain.

Consumer Reach

      Radio is a powerful medium through which to reach consumers. Radio is able to reach consumers more frequently than television or cable because it can be listened to outside the home, in cars and in the workplace. According to the Radio Advertising Bureau's Radio and Marketing Guide & Fact Book for
Advertisers: Fall 1999 to Spring 2000, radio reaches 75% of consumers 12 years of age and older everyday and with more radio listening occurring outside the home, radio advertising is confronted with less competition in attracting consumers than other mediums of advertising. Every week, radio reaches 95% of all consumers 12 years of age and older. Radio is also the number one medium close to the point of purchase as it reaches 63% of adults 25 to 54 years old within one hour of making their largest purchase of the day.

      More than 60% of all radio listening is done outside the home, and radio reaches four out of five adults travelling in vehicles each week. The average listener spends approximately three hours and 12 minutes every weekday listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. Each week, this "morning drive time" period reaches more than 80% of people 12 years of age and older and, as a result, radio advertising sold during this period achieves premium advertising rates.

      Radio listeners have gradually shifted over the years from AM (amplitude modulation) to FM (frequency modulation) stations. FM reception is generally clearer and provides greater tonal range and higher fidelity than AM reception. FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

      A combination of frequency, transmitter power and antenna orientation determines the area served by AM stations. Power, operating frequency, antenna patterns and day/night operating modes are required to determine the effective service area of an AM station. A combination of transmitter power and antenna height determines the area that an FM station can serve, with stations divided into classes according to their anticipated service area.

      The class of an FM station determines the minimum and maximum facilities requirements for that station. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C. Class C FM stations operate at 100 kilowatts of power with up to 1,968 feet of antenna elevation above average terrain. They are the most powerful FM stations, providing service to a large area, typically a substantial portion of a state. Class B FM stations operate at up to 50 kilowatts of power with up to 500 feet of antenna elevation. These stations typically serve large metropolitan areas as well as their associated suburbs. Class A FM stations operate at 6 kilowatts with up to 328 feet of antenna elevation, and serve smaller cities and towns or suburbs of larger cities.

License Grant and Renewal

      The FCC grants, and reviews, radio broadcast licenses for maximum terms of eight years. The licensor may renew its license through an application to the FCC. Interested parties, including members of the public, can file petitions to deny license renewal applications.

Market and Industry Data and Industry Terms

      We use the term local marketing agreement in various places in this prospectus. A typical local marketing agreement is an agreement under which an FCC licensee of a radio station makes available, for a fee, air time on its station to another person. This person provides programming to be broadcast during its allocated air time, collects revenues from the advertising it sells for broadcast during its programming and pays related expenses.

      Unless otherwise indicated:

    . we based metropolitan statistical areas on the Arbitron Radio Metro and Television Market Population Estimates 1999;

    . we obtained radio market rankings, radio market revenue rankings, radio market revenue growth and other radio market data from BIA Research, Inc., a recognized broadcasting research firm;

    . we calculated our revenue rankings in each radio market by aggregating radio revenues of all radio stations in that market, as derived from BIA Research, and calculating each radio station's percentage share of this aggregate revenue. We ranked the radio station with the highest percentage share in the market first in the market, the radio station with the second highest percentage share second in the market, and so forth;


    . we obtained total industry listener and revenue levels from the Radio Advertising Bureau, a national trade organization;

    . we derived number of listeners data from the Spring 2000 Arbitron Market Report;

    . we derived all audience share data and audience rankings, including ranking by population, from surveys of people 12 years of age and older, listening Monday through Sunday, 6 a.m. to 12 midnight, and based on the Spring 2000 Arbitron Market Report pertaining to each market, as reported by BIA Research; and

    . we obtained all county-wide retail sales information from the 1999 edition of Sales and Marketing Management, a recognized publication containing market and economic research data.

                                    BUSINESS

      We focus on building contiguous clusters of local radio station in demographically attractive suburban areas surrounding major metropolitan markets in the Northeast. Our primary strategy is to capture leadership positions in the markets in which we currently operate and, while growing those markets, also expand to other attractive suburban markets with strong growth opportunities. We attribute our broadcast cash flow growth on a same station basis of 33% over the past two years to our ability to identify and define underdeveloped markets and transform radio stations into competitive local brands.

Operating Strategy

      We intend to grow our business, both internally and through acquisitions, by pursuing the following strategies:

Build clusters of stations and operate multiple stations within each market

      We operate stations in clusters to provide coverage over a series of adjacent markets. In this way, we realize operational efficiencies through a combined sales force and shared support functions for each cluster. In addition, we create larger marketing programs than an individual radio station could otherwise economically afford through joint promotions among our stations.

      Each cluster of stations presents advertisers with multiple opportunities to reach their target audiences and achieve their marketing objectives. Synergies derived from clustering enable us to present cost efficient solutions to advertisers. If an advertiser desires airtime on several stations, we provide it with one point of contact within our organization and request only one order form.

Improve station programming to increase audience share

      We recognize the importance of focusing on the local community to ensure that our radio stations address the public interest. In many of our markets, we believe that improving the coverage of local stories has filled a void in the community and created audience loyalty. For example, last year we recognized the growing desire for sports coverage in Trenton, New Jersey with the introduction of professional hockey and baseball teams. To respond to this community interest, we established WTTM (AM) in May 1999 as the first all sports station and the exclusive radio broadcaster of ESPN in this market. In addition to focusing on local interests, we also actively participate in community events and charities.

      We invest in our on-air talent and program directors who monitor the content and advertising on our stations to ensure each station is operating under its designed format. We continually search for ways to improve our programming as we evolve with our listeners. We aim to maintain or improve station ratings, which we believe is essential to achieve consistent growth. We attempt to do this by creating distinct, highly visible profiles for our on-air personalities, particularly those broadcasting during "morning drive-time," which is traditionally between 6:00 am and 10:00 am, weekdays. We recently detected an opportunity to grow the audience for the hot adult contemporary format during the evening hours, a typically weaker time period. We designed an original interactive show built around the radio personality, Roberta, that we believe will captivate a significant number of listeners. Based on the current success in syndicating this program on several of our stations, we intend to syndicate Roberta nationally later this year.

Enhance brand awareness

      We believe brand awareness and brand loyalty are essential to achieving a sizable audience, which attracts advertising revenue. We brand and market individual stations to maintain or improve audience ratings. Creating a brand for a station facilitates the ability of people in the local community to identify with the station. For example, in 1997, we branded WJLK (FM) in the Monmouth-Ocean market as "The POINT." The POINT's concept and design is intended to reflect the lifestyle of its target audience. The station ranks first in its target demographic audience, women 25-54 years old, among all local and New York stations in the Monmouth-Ocean market.

Cultivate a broad base of advertisers

      We focus on the needs of both local and national advertisers by developing a sales force trained to proactively serve local and national advertisers in creative ways. We have an ongoing training program which includes seminars offered by the Radio Advertising Bureau and other industry groups as well as in-house training organized by management. Our sales force seeks to design advertising packages which include those stations in a cluster that best fit an advertiser's needs. We utilize Katz Communications, Inc., or Katz, a national advertising representation firm, to obtain national advertising for our stations. We also use Nassau Radio Network, our own national sales force, to locate additional national advertisers.

Acquisition Strategy

Identification of target stations

      We seek to expand our presence by acquiring additional stations in demographically attractive suburban areas surrounding major metropolitan markets, primarily in the Northeast. We target radio markets that are underdeveloped and have lower radio market revenue relative to total retail sales as compared to the national average and/or where radio has historically captured only a small portion of total local advertising for all media. We identify and seek to acquire stations that we believe will enable us to create leadership positions in ratings and format in our existing markets or new, complementary markets and provide us with the opportunity to increase revenues and broadcast cash flow. In executing this strategy, we focus on properties which:

    .  provide a regional fit with our overall portfolio;

    . provide proximity to larger markets that may lead to increased economic expansion into our markets;

    . are situated in previously unconsolidated markets with fragmented individual ownership of stations; and

    . provide the opportunity to assemble a group of stations that have competitive signal strengths and that are diversified in format to provide a wide range of target audiences for advertisers.

Integration of acquired stations

      Since 1995, we have acquired or signed local marketing agreements to operate 19 radio stations. We have developed an efficient process to integrate new stations into our portfolio, culture and operating philosophy. Our integration process consists of the following key elements:

    . improving local presence of stations through top-quality on-air talent and programming personnel;

    . building an experienced sales force through continued recruitment and on-going training; and

    . designing marketing efforts to build brand awareness for each station.

      We intend to transform stations in our portfolio that currently contribute minimal broadcast cash flow into profitable stations. After identifying an underperforming station, our senior management carefully analyzes the characteristics of the station, including the current programming and the audience's perception of the station, and uses market studies to determine market receptivity for change. In designing a plan to revitalize the station, senior management examines how the station profile fits with our existing portfolio in terms of station reach, format and audience. We then focus on hiring and retaining strong on-air talent and programming personnel to create a dynamic station and garner new listeners.

      By implementing our acquisition strategy, we have quickly achieved success in many of our markets, such as:

      WJLK (FM)--Monmouth-Ocean, NJ. After acquiring WJLK (FM) and WQNJ (FM) in October 1996, we began the process of disconnecting the simulcast of WJLK (FM) and WQNJ (FM), while at the same time adjusting the format on WJLK (FM) to hot adult contemporary. In May 1997, we relaunched WQNJ (FM) as WBBO (FM) in a contemporary hit radio format and have since increased combined net revenues of these stations from $3.6 million in 1996 to $7.8 million in 1999.

      WNNJ (FM)--Sussex, NJ. After acquiring WNNJ (FM) in August 1996, we determined the listeners targeted by the station's hot adult contemporary format were more receptive to our two other adult contemporary stations in the area, WSUS (FM) and WSBG (FM). In 1997, we changed the station's format to classic hits and increased the signal power to 25,000 watts. WNNJ (FM) now shares the number one market position with WSUS (FM) in the 25-54 year old target demographic audience.

      WNJO (FM)--Trenton, NJ. When we acquired WNJO (FM) in May 1997, the station was broadcasting a religious format. Given the high signal power of 50,000 watts, we believed we could move the religious format to an AM station without losing significant revenue and implement a more popular format on the FM station. In March 1998, we placed the religious format on WCHR (AM) and implemented an oldies format on WNJO (FM). With the addition of this signal, we had two 50,000-watt FM stations in the Trenton market and also a very strong FM presence in the Philadelphia metropolitan market. After the format change, we increased the combined net revenues of WNJO (FM) and WCHR (AM) by 322% over the next two years.

Advertising

      We derive all of our revenue from advertising. Similar to other radio stations, we have a sales force that solicits local advertising and we employ Katz as our national sales representative. Further, we believe that some national businesses, that do not have a direct presence in our markets, represent opportunities for additional, directly-generated advertising revenue. We created a division called Nassau Radio Network to target these advertisers. Nassau Radio Network is a sales force that focuses on conveying to advertisers the importance of utilizing our radio stations to complement a New York or Philadelphia radio advertising schedule. Through Nassau Radio Network, we offer a simple process with flexibility and creativity to adapt to an advertiser's desire to target our affluent suburban markets. With our expansion throughout the Northeast, we intend to expand this concept to supplement any major metropolitan market in which we operate.

      We believe that through direct advertiser relationships we can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. As a result, we pay a higher commission rate to both our local sales staff and Nassau Radio Network sales staff than our national representative for generating sales. Our employees work with our advertisers in each of our markets to produce commercials in our technologically advanced facilities.

      A radio station charges advertising rates which are based primarily on the station's ability to attract listeners in a given market and on the attractiveness to advertisers of the station's listener demographics. We believe that operating multiple stations in a market enables us to offer a variety of rates to advertisers. We believe we will be able to continue to increase our rates and fully sell our advertising time as new and existing advertisers recognize the desirability of our stations' diverse formats.

      Each station broadcasts a predetermined number of advertisements each hour with the actual number depending upon the format of a particular station. We determine the number of advertisements broadcast hourly that can maximize each of our station's available revenue dollars without jeopardizing its listener levels.

      Our revenue mix between local and national advertising varies significantly by market. Currently, approximately 75% of our advertising is local and approximately 25% is national. We believe that local revenues are important as they represent a stable revenue source which is less affected by economic downturns. However, we also view national advertising as important because it generally commands a higher dollar rate for each advertising spot than local advertising.

Station Portfolio

      Our stations are clustered in demographically attractive mid-size suburban areas, particularly those surrounding the New York and Philadelphia metropolitan areas. With this configuration, we can coordinate our sales effort and realize operating efficiencies in our sales, programming, engineering and accounting divisions. We set forth information about our stations and the markets we serve and will serve upon completion of the acquisition of Aurora Communications, the acquisition of the Allentown stations and our other pending acquisitions in the following table. We describe the sources for this information under "Industry Overview."

                                               1993-1998                                  1999
                          1999      1999      Radio Market       1999      Stations   Radio Group
                         Market Radio Market Average Annual  Radio Market  ---------    Rank in
         Market           Rank  Revenue Rank Revenue Growth Revenue Growth  FM   AM  Market Revenue
------------------------ ------ ------------ -------------- -------------- ---- ---- --------------
Northern(1)
Westchester, NY(2)......    1         2           10.8%          16.8%        2    1      N/A
Bridgeport, CT..........  112        91            8.9%           5.6%        1    1       1
Danbury, CT.............  189       190            5.3%           8.0%        2    2       2
Northwestern
Sussex, NJ..............  239       250            N/A           16.7%        3    1       1
Newburgh-Middletown,
 NY(3)..................  141       258              0%           9.8%        1    1       5
Wilkes Barre-Scranton,
 PA.....................   64        77            6.5%          11.3%        1    2       4
Allentown, PA(4)........   67        76            7.5%           6.8%        1    1       3
Central
Trenton, NJ(5)..........  138       100           11.5%          14.6%        2    4       1
Shore
Monmouth-Ocean, NJ(6)...   47        83            5.6%          21.3%        4    2       1
                                                                           ---- ----
  Total stations........                                                     17   15
                                                                           ==== ====

--------
(1) Consists of the nine radio stations we expect to own upon our acquisition of Aurora Communications, LLC.
(2)  Falls within the greater New York market.
(3) Consists of the two radio stations we expect to acquire from Port Jervis Broadcasting Co., Inc.
(4) Consists of two radio stations we expect to acquire from Clear Channel Communications, Inc.
(5) Includes two radio stations we expect to acquire from Great Scott Broadcasting Ltd. and one radio station we expect to acquire from Multicultural Radio Broadcasting, Inc.
(6) Includes the construction permit of WCHR (FM), which we will acquire upon our acquisition of Manahawkin Communications Corporation and two radio stations we expect to own upon our acquisition of North Shore Broadcasting Corp. and Seashore Broadcasting Corp.

      The following is a general description of each of our markets and our radio stations within these markets. We derived information relating to radio market revenue rank, radio market revenue and revenue growth of stations from information reported by BIA Research.

                             WESTCHESTER, NEW YORK
                       1999 Radio Market Revenue Rank: 2

                                                      Target        Audience Share Audience Rank
      Station         Date                          Demographic       in Target      in Target
   Call Letters     Acquired       Format            Audience       Demographic(1) Demographic(1)
------------------- -------- ------------------ ------------------- -------------- --------------
WFAS (FM).......... pending  Adult contemporary     25-54 Women          5.8            3
WFAF (FM).......... pending  Adult contemporary     25-54 Women          N/A            N/A
WFAS (AM).......... pending  News/talk/sports       40-64 Women          N/A            N/A

--------
(1) Westchester County only.

Market Overview

      Currently radio stations in Westchester County are listed under the New York, New York market. Arbitron is in the process of designating Westchester as a recognized market. Based on 1999 population estimates, it would be the 58th largest radio market in the United States.

Westchester Stations

      Upon receiving final approval from the FCC, we will acquire all the equity interests in Aurora Communications which owns the following three radio stations in Westchester County.

      WFAS (FM), known to its listeners by its branded name "Westchester Radio," broadcasts on two frequencies--103.9, covering southern Westchester county and 106.3, covering northern Westchester County which is licensed as WFAF (FM). WFAS (FM) targets the 25-54 year old demographic audience with an adult contemporary format and includes local news, Westchester traffic updates, weather, and other local information. We promote the station throughout the year by sponsoring numerous charity events and expositions, which we believe emphasizes our community orientation.

      WFAF (FM) began simulcasting WFAS (FM) in an adult contemporary format at the end of 1999 in an effort to reduce expenses. We believe that the signal is very viable in the Westchester market and intend to relaunch the station with a new format by the end of 2001.

      WFAS (AM) broadcasts a news/talk/sports format for Westchester County. Established over 60 years ago, WFAS (AM) was Westchester's first radio station. We position this station as "News/Talk 1230" with local news, traffic and weather information, local and national talk shows, block programming and sports news. In addition, we include daily appearances by local civic, service, and business leaders and spot news coverage, and we participate in community events to promote WFAS (AM) as Westchester's favorite local radio station.

                            BRIDGEPORT, CONNECTICUT
                       1999 Radio Market Revenue Rank: 91

                                                      Target        Audience Share Audience Rank
      Station         Date                          Demographic       in Target      in Target
   Call Letters     Acquired       Format            Audience        Demographic    Demographic
------------------- -------- ------------------ ------------------- -------------- -------------
WEBE(FM)........... pending  Adult contemporary     25-54 Women         10.8%             2
WICC(AM)........... pending  Full service           35-64 Women          7.5%             2

Market Overview

      The Bridgeport radio market ranks 91st in the United States based on 1999 radio market revenue. Radio market revenues in Bridgeport have grown from approximately $12.8 million in 1993 to approximately

$20.7 million in 1999, representing a compound average annual revenue growth rate of 8.3%. Radio market revenue grew 5.6% during the year ended December 31, 1999, as compared to the prior year.

Bridgeport Stations

      Upon receiving final approval from the FCC, we will acquire all the equity interests in Aurora Communications, which owns two radio stations in Bridgeport.

      WEBE (FM) broadcasts an adult contemporary format that we believe has a strong listener following in Fairfield County. Founded in 1982, WEBE (FM) is a Class B FM station, broadcasting at 50,000 watts. As of the Spring 2000 Arbitron Market Report, WEBE (FM) ranked number two in its target demographic audience group of women 25-54 years old. WEBE (FM)'s primary competition is WEZN (FM), which broadcasts an adult contemporary format.

      WICC (AM), established in 1926, was Bridgeport's first radio station. WICC (AM) has ranked number one among listeners 12 years of age and older in the Bridgeport metropolitan area in six of the last ten Arbitron Market Reports. The station's full-service format includes news and information, long term radio personalities, evening talk shows and weekend specialty shows. Our "Family Breakfast Show" on WICC (AM) ranks number one among listeners 12 years of age and older in all of Fairfield County.

                              DANBURY, CONNECTICUT
                      1999 Radio Market Revenue Rank: 190

                                                       Target        Audience Share Audience Rank
   Station Call       Date                           Demographic       in Target      in Target
      Letters       Acquired       Format             Audience        Demographic    Demographic
------------------- -------- ------------------- ------------------- -------------- -------------
WRKI(FM)........... pending  Album oriented rock        25-54             8.8%             2
WAXB(FM)........... pending  Oldies                     35-64             3.6%             7
WINE(AM)........... pending  Adult standards             50+              0.8%           N/A
WPUT(AM)........... pending  Adult standards             50+               N/A           N/A

Market Overview

      The Danbury market ranks 190th in the United States based on 1999 radio market revenue. Radio market revenues in Danbury have grown from approximately $5.8 million in 1993 to approximately $8.1 million in 1999, representing a compound average annual revenue growth rate of 5.7%. Radio market revenue grew 8.0% during the year ended December 31, 1999, as compared to the prior year.

Danbury Stations

      Upon receiving final approval from the FCC, we will acquire all the equity interests in Aurora Communications, which owns four radio stations in Danbury.

      WRKI (FM) is known to listeners by its brandname "I-95." Established in 1957, this station has operated under an album oriented rock format since the 1970s. WRKI (FM) is a Class B FM station, broadcasting at 50,000 watts and covering Fairfield and New Haven Counties, Connecticut, and parts of New York State. The station currently ranks second in its target demographic audience in the Danbury market with an 8.8% share. Overall in Fairfield County, WRKI (FM) has a 10.0% revenue share.

      WAXB (FM), founded in 1964, currently broadcasts an oldies format and ranks seventh in its target demographic audience in Danbury with a 3.6% audience share. We believe that the station is underperforming and intend to improve its performance by instituting programming changes.

      WINE (AM) switched from an unsuccessful satellite country format to adult standards at the beginning of this year and is presently the only station broadcasting this format in its market. This format is simulcast on WPUT (AM) to reach a greater audience. We believe that the success of this format on similar signals in similar markets has been proven.

      WPUT (AM), which was founded in 1958, simulcasts the WINE (AM) adult standards format.

                              SUSSEX, NEW JERSEY
                      1999 Radio Market Revenue Rank: 250

                                                      Target        Audience Share Audience Rank
   Station Call       Date                          Demographic       in Target      in Target
      Letters       Acquired       Format            Audience        Demographic    Demographic
------------------- -------- ------------------ ------------------- -------------- -------------
WNNJ(FM)...........   8/96   Classic hits              25-54             13.8%            1
WSUS(FM)...........   4/97   Adult contemporary        25-54             13.8%            1
WHCY(FM)...........   3/96   Country                   18-49              3.5%            8
WNNJ(AM)...........   8/96   Adult standards            50+               N/A           N/A

Market Overview

      The Sussex market ranks 250th in the United States based on 1999 radio market revenue. Radio market revenues in Sussex have grown from approximately $2.4 million in 1995 to approximately $4.9 million in 1999, representing a compound average annual revenue growth rate of 19.5%. Radio market revenue grew 16.7% during the year ended December 31, 1999, as compared to the prior year.

Sussex Stations

      We own and operate four radio stations, one AM and three FM, in the Sussex market. We requested Arbitron make Sussex a recognized market in 1997. The addition of WHCY (FM) has allowed our sales force to market four stations with different formats and listener bases to advertisers in this market. Of our four stations, two ranked first in 1999 in their respective target demographic audiences.

      WNNJ (FM) broadcasts a classic hits format. WNNJ (FM)'s signal reaches all of Northwestern New Jersey, the Poconos in Pennsylvania and Orange County in New York. After acquiring WNNJ (FM) in August 1996, we changed the station's format from hot adult contemporary to classic hits and increased the signal power to 25,000 watts. In 1999, WNNJ (FM) shared the number one market position with its sister station, WSUS (FM), in the 25-54 year old target demographic audience, with a market share of 13.8%.

      WSUS (FM) began operations in 1972. We acquired the station in 1997 and reprogrammed its format to adult contemporary with a focus on local news and issues. With this programming focus, the station now ranks number one in the market, based on the Spring 2000 Arbitron Market Report for listeners 12 years of age and older. WSUS (FM) also ranks first in the 25-54 year old target demographic audience. The station's signal reaches Sussex, Morris and Warren Counties in New Jersey, along with Orange County in New York and Pike County in Pennsylvania.

      WHCY (FM) broadcasts country music and focuses on events in the country music world. In addition, WHCY (FM) provides local news, weather and traffic reports to its listeners. Based on the Spring 2000 Arbitron Market Report, WHCY (FM) has an overall market share of 3.4% for listeners 12 years of age and older, an increase of 90.0% since we acquired the station. WHCY (FM) currently ranks eighth in the market.

      WNNJ (AM) programs an adult standards format, targeting listeners 50 years of age and older by featuring musical hits of the past five decades from big band classics to soft contemporary.

                         NEWBURGH-MIDDLETOWN, NEW YORK
                      1999 Radio Market Revenue Rank: 258

                                                   Target        Audience Share Audience Rank
   Station Call       Date                       Demographic       in Target      in Target
      Letters       Operated     Format           Audience        Demographic    Demographic
------------------- -------- --------------- ------------------- -------------- -------------
WTSX(FM)...........   8/98   Oldies                 35-64             N/A            N/A
WDLC(AM)...........   8/98   Adult standards         50+              N/A            N/A

Market Overview

      The Newburgh-Middletown market ranks 258th in the United States based on 1999 radio market revenue. Radio market revenues in Newburgh-Middletown did not change from 1993 to 1998. However, radio market revenue grew 9.8% during the year ended December 31, 1999, as compared to the prior year.

Newburgh-Middletown Stations

      We currently operate two radio stations pursuant to a local marketing agreement, in what Arbitron designates as the Newburgh-Middletown market. We do not subscribe to Arbitron in respect of this market due to signal limitations of our stations. In August 1998, we entered into a local marketing agreement for the stations to increase our listener base in Sussex, Pike, Sullivan and Orange counties which are not reflected in the Newburgh-Middletown market. Therefore, we believe the ratings for this market are not meaningful.

      Under the local marketing agreement with Port Jervis Broadcasting Co. Inc., we have access to the broadcasting transmission facilities of each of WDLC (AM) and WTSX (FM) for a minimum of 158 hours a week, in return for the minimum monthly payment of $20,000 which will rise to $25,000 a month from August 1, 2000. The fee for any month increases to 20% of the stations' monthly net revenues if that percentage exceeds the minimum payment. In addition, we also agree to reimburse Port Jervis Broadcasting for all of its operating and maintenance expenses, including salaries, taxes, insurance and related costs for all personnel used in the production of our programming. We have agreed to indemnify Port Jervis Broadcasting against any liability it may incur as a result of the broadcast of programs we furnish. This local marketing agreement will expire upon the earlier of the date on which we complete our acquisition of these stations and August 7, 2001. It may be terminated prior to its expiration upon any of the specified events of default or upon the order of a government authority.

      WTSX (FM) changed to an oldies format after we began operating the station in August 1998. As part of our branding strategy to increase listener recognition, we branded WTSX (FM) as "Fox 96.7." This brand consists of a carefully designed play list of the most popular songs from the 1960s, promotions, specialty weekends, local personalities, and an emphasis on local news and community information.

      WDLC (AM) changed to an adult standards format after we began operating the station and targets listeners of 50 years of age and older. Its format features musical hits of the past five decades from big classics to soft contemporary and provides news and information for the local community.

                      WILKES BARRE-SCRANTON, PENNSYLVANIA
                       1999 Radio Market Revenue Rank: 77

                                                                    Audience Share Audience Rank
 Station Call    Date                                 Target          in Target      in Target
   Letters     Operated         Format         Demographic Audience Demographic(1) Demographic(1)
-------------- -------- ---------------------- -------------------- -------------- --------------
WSBG(FM)......   3/95   Hot adult contemporary     18-34 Women           15.5%            1
WVPO(AM)......   3/95   Adult standards                50+                N/A           N/A
WILT(AM)......  11/99   ESPN sports                 25-54 Men             N/A           N/A

--------
(1) Monroe County only.

Market Overview

      Wilkes Barre-Scranton is the 77th largest radio market in the United States based on 1999 radio market revenue. Radio market revenues in the Wilkes Barre-Scranton market have grown from approximately $17.4 million in 1993 to approximately $26.5 million in 1999, representing a compound average annual revenue growth rate of 7.3%. Radio market revenue grew 11.3% during the year ended December 31, 1999, as compared to the prior year. Although our stations are listed in the greater Wilkes Barre-Scranton market, due to the mountainous terrain, our stations primarily serve Monroe County, which is a part of the Wilkes Barre-Scranton market, and do not compete in the remainder of the market.

Wilkes Barre-Scranton Stations

      We own WILT (AM) in Mount Pocono and operate WSBG (FM) and WVPO (AM) under a local marketing agreement dated November 12, 1998 with Multicultural Radio Broadcasting, Inc., the owner of the stations.

      Under the local marketing agreement with Multicultural Radio Broadcasting, Inc. referred to above, we have access to the broadcasting transmission facilities of each of WSBG (FM) and WVPO (AM), including their respective subcarriers, for a minimum of 158 hours a week, in return for the payment of $175,000 quarterly fees in advance and all operating and some maintenance expenses, including salaries, taxes, insurance and related costs for all personnel used in the production of our programming. We have agreed to indemnify Multicultural Radio against any liability it may incur as a result of the broadcast of programs we furnish. This local marketing agreement will expire in November, 2001, unless we or Multicultural Radio terminate the agreement prior to its expiration. We may mutually agree with Multicultural Radio to extend the term for an additional two years. This agreement is terminable prior to its expiration upon any of the specified events of default or upon the order of a government authority.

      WSBG (FM) is currently ranked as Monroe County's number one radio station, with a hot adult contemporary format. WSBG (FM) shares group promotions, imaging and content with its sister station, WJLK (FM), "The POINT". We emphasize the station's commitment to the community and raise brand awareness through a variety of charity and promotional events.

      WVPO (AM) targets potential listeners 50 years of age and older. Its adult standard format features musical hits of the past five decades from big band classics to soft contemporary. In 1999, the Associated Press and Pennsylvania Broadcasters Association recognized WVPO (AM) for its outstanding news and public service.

      WILT (AM), a recently acquired station which started programming in March 2000, broadcasts the ESPN sports format for the area.

                            ALLENTOWN, PENNSYLVANIA
                       1999 Radio Market Revenue Rank: 76

                                                    Target        Audience Share Audience Rank
      Station         Date                        Demographic       in Target      in Target
   Call Letters     Acquired      Format           Audience        Demographic    Demographic
------------------- -------- ---------------- ------------------- -------------- -------------
WODE(FM)........... pending  Oldies               35-64 Women         14.8%             2
WEEX(AM)........... pending  News/talk/sports        25-54            N/A             N/A

Market Overview

      Allentown is the 76th largest radio market in the United States based on 1999 radio market revenue. Radio market revenues in the Allentown market have grown from approximately $17.4 million in 1993 to approximately $26.7 million in 1998, representing a compound average annual revenue growth rate of 7.4%. Radio market revenue grew 6.8% during the year ended December 31, 1999, as compared to the prior year.

Allentown Stations

      Upon receiving final approval from the FCC, we will purchase two radio stations in Allentown for $30.0 million from Clear Channel, further strengthening our northwestern cluster.

      WODE (FM) broadcasts heritage oldies and consistently ranks in the top five stations in the market for the demographic audience 12 years of age and older. WODE (FM) utilizes a carefully designed play list of Allentown's most popular songs from the 1960s, offers promotions, and emphasizes a strong community commitment by providing local content, traffic and weather. We intend to improve the programming to further maximize market opportunities.

      WEEX (AM) currently programs a news/talk/sports format. We intend to review the programming on the station and seek to make improvements.

                              TRENTON, NEW JERSEY
                      1999 Radio Market Revenue Rank: 100

                                                                         Audience Share Audience Rank
   Station Call       Date                                 Target          in Target      in Target
      Letters       Operated         Format         Demographic Audience  Demographic    Demographic
------------------- -------- ---------------------- -------------------- -------------- -------------
WPST (FM)..........  12/86   Contemporary hit radio        18-34              13.1%           1
WNJO (FM)..........   5/97   Oldies                        35-64               9.0%           1
WHWH (AM)..........  12/86   Financial news                25-54                --           N/A
WJHR (AM) (1)......   2/99   Financial news                25-54                --           N/A
WTTM (AM)..........   5/99   ESPN sports                   18-54                --           N/A
WCHR (AM)..........   5/97   Religion                                          N/A           N/A

--------
(1)  WJHR (AM) is licensed to Flemington, NJ

Market Overview

      Trenton is the 100th largest radio market in the United States based on 1999 radio market revenue. Radio market revenues in the Trenton market have grown from approximately $9.5 million in 1993 to approximately $18.8 million in 1999, representing a compound average annual revenue growth rate of 12.0%. Radio market revenue grew 14.6% during the year ended December 31, 1999, as compared to the prior year.

Trenton Stations

      We own the radio stations WHWH (AM), WTTM (AM) and WPST (FM) in the Trenton market. We currently operate three additional radio stations, WCHR
(AM), WNJO (FM) and WJHR (AM), under local marketing agreements. We expect to close our acquisition of WCHR (AM) and WNJO (FM) upon receiving final approval from the FCC for the transfer of these licenses. We have paid or escrowed all of the purchase price for the stations. We expect to file for the transfer of the license of WJHR (AM) after the completion of this offering.

      We have entered into a local marketing agreement with Multicultural Radio Broadcasting, Inc. dated January 21, 1999, pursuant to which we have access to the broadcasting transmission facilities of WJHR (AM), including its subcarrier, for a minimum of 158 hours a week. In return, we have agreed to pay Multicultural Radio of the station a yearly fee of $200,000, payable quarterly in advance, and to reimburse Multicultural Radio for all operating and maintenance expenses, including the salaries, taxes, insurance and related costs for all personnel used in the production of our programming. We are responsible for the artistic material to be used in the programming. We have agreed to indemnify Multicultural Radio for any liability arising from the broadcasting of our programs. This local marketing agreement will expire on November 16, 2001 unless terminated earlier. This agreement is terminable upon any of the specified events of default or upon the order of a government authority.

      In addition, we have entered into a local marketing agreement with Great Scott Broadcasting, Ltd. dated June 1, 1997, as amended on November 25, 1998, pursuant to which we have access to the broadcasting transmission facilities of WNJO (FM) and WCHR (AM) for a minimum of 158 hours a week. In return, we have agreed to reimburse Great Scott for all of its operating expenses. We must furnish artistic material and personnel for the programs and pay the salaries, taxes, insurance and related costs for all personnel used in the production of our programming. We have agreed to indemnify Great Scott for any liability resulting from the broadcast of programs we furnish. This local marketing agreement will expire on the earlier of (a) the agreement's early termination;
(b) January 31, 1999, in specified circumstances; or (c) the day after the date on which we obtain initial FCC approval for the transfer of the licenses to us pursuant to the acquisition agreement which we have entered into with the owner. The agreement is terminable upon any of the specified events of default or upon the order of a government authority, or, if the FCC rejects our purchase of the stations, upon the sale of the stations to a third party or three years from the date of the expiration of lawful appeals of the FCC's decision.

      WPST (FM) broadcasts a contemporary hit radio format. We believe it is the market's most popular station. Its Class B FM 50,000-watt signal covers Central New Jersey and Philadelphia. WPST (FM) is programmed as a mass appeal pop culture radio station, playing today's hit music, offering promotions, featuring interesting on-air personalities, and focusing on local issues.

      WPST (FM) and its programming team have won numerous industry awards from Billboard, Gavin, The Friday Morning Quarterback and Bobby Poe. WPST (FM) has also been named "Best Radio Station in Philadelphia" by Philadelphia magazine. Based on the Spring 2000 Arbitron Market Report, WPST (FM) had an audience share of 13.1% for its target demographic audience, the largest in the Trenton market. Although WPST (FM) targets the 18-34 year old demographic audience, the station ranks number one in every demographic audience from 12-54 years old.

      WNJO (FM) is an oldies radio station. The station programmed a religious format before we began operating the station in May 1997 and moved the religious format to WCHR (AM). With the addition of this signal, we have two Class B 50,000-watt FM stations in the Trenton market and also a strong FM presence in the Philadelphia metropolitan market. The WNJO (FM) brand consists of a play list of the most popular songs from the 1960s, promotions, specialty weekends and local personalities. In 1999, the station had an audience share of 9.0% in the 35-64 year old target demographic audience, the largest in the Trenton market. Before we began operating the station, it had a 0.5% market share of this demographic audience.

      WHWH (AM), Trenton's financial news station, provides live news covering Wall Street to Main Street, the Associated Press, Bloomberg News and business talk 24 hours a day. The station broadcasts its 5,000 watt signal to listeners in Central New Jersey and Bucks County, Pennsylvania. In January 2000, we expanded the coverage of its format to include WJHR (AM) in Hunterdon County, New Jersey.

      WJHR (AM) changed its format to financial news in January 2000. Except for local news and traffic, the station builds off the format of WHWH (AM).

      WTTM (AM) is a 24-hour sports and sports talk station. We launched the station in May 1999 and was strategically designed to coincide with the market's increased interest in sports, including minor league ice hockey and baseball, which resulted from the introduction of new sports facilities in the area. We believed this interest was not being addressed in the market and used this opportunity to target sports fans. In addition, the station is the market's exclusive radio broadcaster of ESPN. The station features some of America's most popular sports personalities, inside information and breaking news in the world of sports. The station also focuses on local New Jersey sports teams. WTTM (AM) is the only signal that offers the market total sports content in the morning.

      WCHR (AM) is Trenton's religious and inspirational talk station. The station provides syndicated programming featuring introspective talk and inspirational music.

                           MONMOUTH-OCEAN, NEW JERSEY

                       1999 Radio Market Revenue Rank: 83

                                                                         Audience Share Audience Rank
   Station Call       Date                                 Target          in Target      in Target
      Letters       Operated         Format         Demographic Audience  Demographic    Demographic
------------------- -------- ---------------------- -------------------- -------------- -------------
WBBO (FM)..........   5/96   Contemporary hit radio      18-34Women            6.0%            5
WJLK (FM)..........   5/96   Hot adult contemporary      25-54Women            7.7%            1
WOBM (FM)..........   7/96   Adult contemporary          35-64Women            7.7%            2
WCHR (FM) (1)......    TBD   TBD                                TBD            N/A           N/A
WADB (AM)..........   5/96   Adult standards/news               55+            3.9%            9
WOBM (AM)..........   7/96   Adult standards/news               55+           11.3%            1

--------
(1) We are acquiring Manahawkin Communications Corporation, the owner of a construction permit to build this station.

Market Overview

      Monmouth-Ocean is the 83rd largest radio market in the United States based on 1999 radio market revenue. Radio market revenues in the Monmouth-Ocean market have grown from approximately $13.5 million in 1993 to approximately $21.6 million in 1999, representing a compound average annual revenue growth rate of 8.1%. Radio market revenue grew 21.3% during the year ended December 31, 1999, as compared to the prior year.

Monmouth-Ocean Stations

      We own and operate the radio stations WBBO (FM), WJLK (FM) and WADB (AM) in the Monmouth-Ocean market. Additionally, we currently operate two Monmouth-Ocean radio stations, WOBM (AM) and WOBM (FM), under a local marketing agreement with North Shore Broadcasting Corporation and Seashore Broadcasting Corporation respectively, the owners of the stations. We have entered into an agreement to purchase these two stations, which is subject to final approval from the FCC.

      Pursuant to the local marketing agreement referred to above, North Shore Broadcasting and Seashore Broadcasting have agreed to make available to us, for a minimum of 158 hours a week, the broadcasting transmission facilities of WOBM
(FM) and WOBM (AM). In return, we agree to reimburse North Shore Broadcasting and Seashore Broadcasting for all operating expenses, to furnish artistic material and personnel for the programs and to employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of our programming. We have agreed to indemnify North Shore Broadcasting and Seashore Broadcasting against any liability resulting from the broadcast of programs we furnish. This local marketing agreement expires on July 1, 2000, unless terminated earlier. The agreement is terminable upon any of the specified events of default or upon the order of a government authority.

      WBBO (FM) was acquired with WJLK (FM) and WADB (AM) in November 1996. The station was originally a simulcast of WJLK (FM). We relaunched the station in May 1997 with a contemporary hit radio format in the Jersey Shore market. Based on the Spring 2000 Arbitron Market Report, the station had 6.0% of the Monmouth-Ocean market, ranking fifth in the 18-34 year old women target demographic audience.

      WJLK (FM) is a hot adult contemporary station. We have operated the station since May 1996 and have developed a new programming strategy and brand. We designed "The POINT" as a new style of hot adult contemporary for the 25-54 year old demographic audience. Based on the Spring 2000 Arbitron Market Report, The POINT had an audience share of 7.7% in its target demographic audience of women 25-54 years old, ranking first among all local and New York stations in the Monmouth-Ocean market.

      WOBM (FM) plays adult contemporary music and offers local news. The station has a strong community commitment. WOBM (FM)'s signal covers the Ocean County portion of the Monmouth-Ocean market. We repositioned the station to a "soft rock" concept which we believe has resulted in a more focused product and stronger brand image. Based on the Spring 2000 Arbitron Market Report, WOBM
(FM) had an audience share of 7.0% in its target demographic audience of women 25-54 years old, ranking second among all local and New York stations in the Monmouth-Ocean market.

      WCHR (FM). Upon receiving final approval from the FCC of our purchase of Manahawkin Communications Corporation, the owner of the construction permit, currently constructing the radio station, we will commence operations and receive a license from the FCC. WCHR (FM) will have the largest signal covering the Monmouth-Ocean market.

      WADB (AM) targets listeners of 50 years of age and older with its adult standards format, broadcasting musical hits of the past five decades from big band hits to soft contemporary classics.

      WOBM (AM), known as "Wonderful Memories," broadcasts an adult standards format, targeting listeners 50 years of age and older in Ocean County, New Jersey. The station also focuses heavily on local information and news. We believe that this format will continue to be successful in Ocean County, in which approximately one-third of the population is over 55 years of age.

Competition; Changes in the Broadcasting Industry

      Overview. The radio broadcasting industry is highly competitive. The success of each of our stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. Our stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of specific demographic groups in each of our markets, we are able to attract advertisers seeking to reach those listeners.

      Some of the factors that are important to a radio station's competitive position include:

    .  management experience;

    .  the station's local audience rank in its market;

    .  transmitter power;

    .  assigned frequency;

    .  audience characteristics;

    .  local program acceptance; and

    . the number and characteristics of other radio stations and other advertising media in the market area.

      In addition, we attempt to improve our competitive position with promotional campaigns aimed at the demographic groups targeted by our stations and by sales efforts designed to attract advertisers.

      Main competitors. Our stations compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media such as newspapers, magazines, network and cable television, outdoor advertising and direct mail. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced such as:

    . cable television operators have introduced a service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information;

    . direct satellite broadcast television companies are supplying subscribers with several high quality music channels;

    .  the Internet offers new and diverse forms of program distribution;

    . satellite digital audio radio technology, initially developed for automotive applications, could result in new high quality satellite radio services; and

    . the introduction of in-band on-channel digital radio and new low-power FM radio could provide radio services in the same bandwidth currently occupied by traditional FM and AM radio services.

      The FCC has adopted rules for the establishment of low-powered FM stations that are designed to serve small localized areas. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as, television broadcasting, cable television, audio tapes and compact discs. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. We cannot assure you, however, that this historical growth will continue or that the development or introduction in the future of any new media technology or low-powered FM stations will not have an adverse effect on the radio broadcasting industry.

      The FCC has adopted licensing and operating rules for satellite delivered audio and awarded two licenses for this service in April 1997. Satellite delivered audio may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and has allotted frequencies in this new band to certain existing AM station licensees that applied for migration to the expanded AM band. The FCC will require the licensees to return either the license for their existing AM band station or the license for the expanded AM band station at the end of a transition period.

      We cannot predict what other matters might be considered in the future by the FCC, nor can we assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

      On-air talent. We employ a number of on-air personalities and generally enter into employment agreements with these personalities to protect our interests in those relationships. If we lose some of these personalities, we could suffer a short-term loss of audience share, but we do not believe that the loss would have a material adverse effect on our business.

Federal Regulation of Radio Broadcasting

      The radio broadcasting industry is subject to extensive and changing regulation of, among other things, program content, advertising content, technical operations and business and employment practices. The ownership, operation and sale of radio stations are subject to the jurisdiction of the FCC. Among other things, the FCC:

    .  assigns frequency bands for broadcasting;

    . determines the particular frequencies, locations and operating power of stations;

    .  issues, renews, revokes and modifies station licenses;

    . determines whether to approve changes in ownership or control of station licenses;

    .  regulates equipment used by stations; and

    . adopts and implements regulations and policies that directly affect the ownership, operation and employment practices of stations.

      The FCC has the power to impose penalties for violations of its rules or the Communications Act, including the imposition of monetary forfeitures, the issuance of short-term licenses, the imposition of a condition on the renewal of a license, nonrenewal of licences and the revocation of operating authority.

      The following is a brief summary of some provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. For further information concerning the nature and extent of federal regulation of radio stations, you should refer to the Communications Act, FCC rules and regulations and FCC public notices and rulings.

      FCC Licenses. Radio stations operate pursuant to renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. A station may continue to operate beyond the expiration date of its license if a timely filed license renewal application is pending. During the periods when renewal applications are pending, interested parties, including members of the public, can file petitions to deny license renewals. The FCC must hold hearings on a station's renewal application if a substantial or material question of fact exists as to whether the station has served the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Only after a license renewal application is denied will the FCC accept and consider competing applications for the vacant frequency. Historically, the FCC has generally renewed licenses. We have no reason to believe that our licenses will not be renewed in the ordinary course, although we cannot assure you that any or all of our licenses will be renewed. The non-renewal of one or more of our licenses could have a material adverse effect on our business.

      The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations include: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low night-time power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the immediately contiguous suburban and rural areas. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

      The class of an FM station determines the minimum and maximum facilities requirements for that station. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

      The following table sets forth the metropolitan market served, call letters, FCC license classification, frequency, power and FCC license expiration date of each of the stations that we will own and/or operate upon the completion of all pending acquisitions. Our wholly owned subsidiary, Nassau Broadcasting II LLC, holds our licenses. Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during the nighttime broadcasting hours, which results in reducing the radio station's coverage during the nighttime hours of operation. Both power ratings are shown. For FM stations, the maximum effective radiated power in the main lobe is given.

                                                      Daytime   Nighttime   Expiration
                                    FCC                Power      Power      Date of
         Market          Station   Class  Frequency  (in watts) (in watts) FCC License
------------------------ --------  ----- ----------- ---------- ---------- ------------
Northern
Westchester, NY......... WFAS (FM)    A    103.9 MHz      600        600     June, 2006
                         WFAF (FM)    A    106.3 MHz    1,400      1,400     June, 2006
                         WFAS (AM)    C  1,230.0 kHz    1,000      1,000     June, 2006
Bridgeport, CT.......... WEBE (FM)    B    107.9 MHz   50,000     50,000    April, 2006
                         WICC (AM)    B    600.0 kHz    1,000        500    April, 2006
Danbury, CT............. WRKI (FM)    B     95.1 MHz   29,500     29,500    April, 2006
                         WAXB (FM)    A    105.5 MHz      900        900     June, 2006
                         WINE (AM)    B    940.0 kHz      680          4    April, 2006
                         WPUT (AM)    B  1,510.0 kHz    1,000      1,000     June, 2006
Northwestern
Sussex, NJ.............. WNNJ (FM)   B1    103.7 MHz    2,300      2,300     June, 2006
                         WSUS (FM)    A    102.3 MHz      590        590     June, 2006
                         WHCY (FM)    A    106.3 MHz      430        430     June, 2006
                         WNNJ (AM)    B  1,360.0 kHz    2,000      2,000     June, 2006
Newburgh-Middletown,
 NY..................... WTSX (FM)    A     96.7 MHz      890        890     June, 2006
                         WDLC (AM)    C  1,490.0 kHz    1,000      1,000     June, 2006
Wilkes Barre-Scranton,
 PA..................... WSBG (FM)    A     93.5 MHz      550        550   August, 2006
                         WVPO (AM)    B    840.0 kHz      250          0   August, 2006
                         WILT (AM)    B    960.0 kHz    1,000         24   August, 2006
Allentown, PA........... WODE (FM)    B     99.9 MHz   50,000     50,000   August, 2006
                         WEEX (AM)    C   1230.0 kHz    1,000      1,000   August, 2006
Central
Trenton, NJ............. WPST (FM)    B     97.5 MHz   50,000     50,000     June, 2006
                         WNJO (FM)    B     94.5 MHz   50,000     50,000     June, 2006
                         WHWH (AM)    B  1,350.0 kHz    5,000      5,000     June, 2006
                         WJHR (AM)    B  1,040.0 kHz    4,700      1,000     June, 2006
                         WTTM (AM)    B  1,680.0 kHz   10,000      1,000             (1)
                         WCHR (AM)    B    920.0 kHz    1,400      1,000     June, 2006
Shore
Monmouth-Ocean, NJ...... WBBO (FM)    A     98.5 MHz    6,000      6,000     June, 2006
                         WJLK (FM)    A     94.3 MHz    1,300      1,300     June, 2006
                         WOBM (FM)    A     92.7 MHz    1,400      1,400     June, 2006
                         WCHR (FM)    B    105.7 MHz   25,000     25,000            N/A
                         WADB (AM)    B  1,310.0 kHz    2,500      1,000     June, 2006
                         WOBM (AM)    B  1,160.0 kHz    5,000      8,900     June, 2006

--------
(1) We are currently operating this station under temporary authority from the FCC. We are awaiting the issuance of a formal license, which will expire five years after the date of issuance.

      Transfer or Assignment of License. The Communications Act prohibits the assignment of broadcast licenses or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to grant such approval, the FCC considers a number of factors pertaining to the licensee and proposed licensee, including:

    . compliance with the various rules limiting common ownership of media properties in a given market;

    . the character of the licensee and those persons holding attributable interests in the licensee; and

    . history of compliance with the Communications Act's limitations on alien ownership as well as compliance with other FCC regulations and policies.

      To obtain FCC consent to assign or transfer control of a broadcast license, the licensee and the proposed licensee must jointly file appropriate applications with the FCC. If the application involves a substantial change in ownership or control, for example, the transfer or acquisition of more than 50.0% of the voting stock, the FCC places the application on public notice for not less than 30 days during which time interested parties, including members of the public, may file petitions to deny or other objections against the application. If the FCC grants an assignment or transfer application, interested parties have 30 days from public notice of the grant to seek reconsideration of that grant. The FCC usually has an additional ten days to set aside the grant on its own motion. If the application does not involve a substantial change in ownership or control, it is a pro forma application, which is not subject to the public notice and 30-day petition to deny procedure. Interested parties may file informal objections against the pro forma application at any time until the FCC acts on the application. When ruling on an assignment or transfer application, the FCC may not consider whether the public interest might be served by an assignment or transfer of control of the broadcast license to any party other than the assignee or transferee specified in the application.

      Multiple Ownership Rules. The Communications Act and FCC rules impose specific limits on the number of commercial radio stations an entity can own in a single market. These rules may preclude us from acquiring certain stations we might otherwise seek to acquire. The rules also effectively prevent us from selling stations in a market to a buyer that has reached its ownership limit in the market unless that buyer divests other stations. The local radio ownership rules are as follows:

    . in markets with 45 or more commercial radio stations, an entity may own, operate or control up to eight commercial stations, no more than five of which can be either AM or FM;

    . in markets with 30 to 44 commercial radio stations, an entity may own, operate or control up to seven commercial stations, no more than four of which can be either AM or FM;

    . in markets with 15 to 29 commercial radio stations, an entity may own, operate or control up to six commercial stations, no more than four of which can be either AM or FM; and

    . in markets with 14 or fewer commercial radio stations, an entity may own, operate or control up to five commercial stations or no more than 50.0% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.

      Currently, FCC rules define a radio market in terms of the overlapping signal contours of the commonly owned stations in question. Specifically, the FCC looks to all stations that will be commonly owned after a proposed transaction is consummated and then groups those stations into "markets" based on whether the stations have overlapping signal contours. After defining the market, the FCC then determines the total number of stations in that market by adding all commercial radio stations whose signal contours overlap the contour of any one or more of the stations used to define the market. The FCC, however, recently has expressed concerns about its administration of the radio multiple ownership rules, in particular its method of defining radio markets, counting the number of stations within a particular market, and determining the number of stations owned by an entity in a market. As a result, the FCC has announced its intention to commence a rulemaking proceeding to address whether market definitions used by Arbitron for ratings purposes would be a more accurate measure of radio markets. Because the FCC has not yet commenced this rulemaking proceeding, we cannot predict whether any change in how the FCC defines radio markets for purposes of the multiple ownership rules would affect our ability to acquire additional stations on a market-by-market basis.

      The FCC is also reportedly considering proposing a policy that would give special review to a proposed transaction if it would enable a single owner to attain a high degree of revenue concentration in a market. In connection with this, the FCC, in its public notices, has invited comment on the impact of concentration of media voices in proposed transactions, and has delayed or refused its consent in some cases because of revenue concentration.

      The FCC recently revised its radio/television cross-ownership rule to allow for greater common ownership of television and radio stations. The revised radio/television cross-ownership rule permits a single owner to own up to two television stations, consistent with the FCC's rules on common ownership of television stations, together with one radio station in all markets. In addition, an owner will be permitted to own additional radio stations, not to exceed the local ownership limits for the market, as follows:

    . in markets where 20 media voices will remain, an owner may own an additional five radio stations, or, if the owner only has one television station, an additional six radio stations; and

    . in markets where 10 media voices will remain, an owner may own an additional three radio stations.

      A "media voice" includes each independently owned, full-power television and radio station and each daily newspaper that has a circulation exceeding 5.0% of the households in the market, plus one voice for all cable television systems operating in the market.

      In addition to the limits on the number of radio stations and radio television combinations that a single owner may own, the FCC's broadcast/newspaper cross-ownership rule prohibits the same owner from owning a broadcast station and a daily newspaper in the same geographic market. The FCC recently announced its intention to commence a rulemaking proceeding to liberalize the broadcast/newspaper cross-ownership rule because the efficiencies of combined newspaper/broadcast operation might produce more public affairs or news programming.

      The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership or other association. In the case of corporations controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock are generally attributable. In addition, passive investors are attributable if they hold 20.0% or more of the corporation's voting stock. If a single individual or entity controls more than 50.0% of a corporation's voting stock, however, the interests of other stockholders are generally not attributable unless the stockholders are also officers or directors of the corporation. The FCC treats all partnership interests as attributable, except for those limited partnership interests that under FCC policies are "insulated" from "material involvement" in the management or operation of the media related activities of the partnership. The FCC currently treats limited liability companies like limited partnerships for purposes of attribution.

      The FCC recently adopted a new rule, known as the equity-debt-plus rule, that causes certain creditors or investors to be attributable owners of a station, regardless of whether there is a single majority stockholder. Under this new rule, a major programming supplier or a same-market owner will be an attributable owner of a station if the supplier or owner holds debt or equity, or both, in the station that is greater than 33.0% of the value of the station's total debt plus equity. A major programming supplier includes any programming supplier that provides more than 15.0% of the station's weekly programming hours. A same-market owner includes any attributable owner of a media company, including broadcast stations, cable television and newspapers, located in the same market as the station, but only if the owner is attributable under an FCC attribution rule other than the equity-debt-plus rule. If attribution under the new equity-debt-plus rule results in a violation of the FCC's multiple ownership rules, each affected party must come into compliance with those rules, by reducing or eliminating the party's interest in the affected media outlets or obtaining a waiver from the FCC, no later than August 5, 2000. The attribution rules limit the number of radio stations we may acquire or own in any market.

      Alien Ownership Rules. The Communications Act prohibits the issuance or holding of broadcast licenses by persons who are not U.S. citizens, whom the FCC rules refer to as "aliens," including any corporation if more than 20.0% of its capital stock is owned or voted by aliens. In addition, the FCC may prohibit any corporation from holding a broadcast license if the corporation is controlled by any other corporation of which more than 25.0% of the capital stock is owned of record or voted by aliens, if the FCC finds that the prohibition is in the public interest. Our certificate of incorporation prohibits the ownership, voting and transfer of our capital stock in violation of the FCC restrictions, and prohibits the issuance of capital stock or the voting rights such capital stock represents to or for the account of aliens or corporations otherwise subject to domination or control by aliens in excess of the FCC limits. The certificate of incorporation authorizes our board of directors to enforce these prohibitions. For example, the certificate of incorporation provides for the redemption of shares of our capital stock by action of the board of directors to the extent necessary to comply with these alien ownership restrictions.

      Local Marketing Agreements. Over the past few years, a number of radio stations have entered into what have commonly been referred to as local marketing agreements. While these agreements may take varying forms, under a typical local marketing agreement, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with FCC's rules and regulations. Under these arrangements, separately owned stations could agree to function cooperatively in programming, advertising sales and similar matters, subject to the requirement that the licensee of each station maintain independent control over the programming and operations of its own station. One typical type of local marketing agreement is a programming agreement between two separately-owned radio stations serving a common service area, whereby the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during those program segments.

      The FCC's rules provide that a radio station that brokers more than 15.0% of the weekly broadcast time on another station serving the same market will have an attributable ownership interest in the brokered station for purposes of FCC's local radio ownership limits. As a result, in a market where we own a radio station, we cannot enter into a local marketing agreement with another radio station in the same market if we could not own the brokered station under the multiple ownership rules, unless our programming on the brokered station constituted 15.0% or less of the brokered station's programming time on a weekly basis. FCC rules also prohibit a broadcast station from duplicating more than 25.0% of its programming on another station in the same broadcast service, that is AM-AM or FM-FM, through a local marketing agreement where the brokered and brokering stations which it owns or programs serve substantially the same area.

      Programming and Operations. The Communications Act requires broadcasters to serve the public interest. The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. The FCC, however, still requires a broadcast licensee to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating this responsiveness. The FCC often will consider complaints from listeners concerning a station's programming when it evaluates renewal applications of a licensee, but listeners may file complaints against a station at any time. Station licensees must maintain copies of listener complaints in the station's public file. Stations also must pay regulatory and application fees and follow various rules promulgated under the Communications Act. Those rules regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts and technical operations, including limits on human exposure to radio frequency radiation.

      In January 2000, the FCC adopted new rules prohibiting employment discrimination by broadcast stations on the basis of race, religion, color, national origin and gender; and requiring broadcasters to implement programs to promote equal employment opportunities at their stations. The rules generally require broadcast stations to disseminate information about job openings widely so that all qualified applicants, including minorities and women, have an adequate opportunity to compete for the job. Broadcasters may fulfill this requirement by sending the station's job vacancy information to organizations that request it, participating in community outreach programs or designing an alternative recruitment program. Broadcasters with five or more full-time employees must place in their public files annually a report detailing their recruitment efforts and must file a statement with the FCC certifying compliance with the rules every two years. Broadcasters with ten or more full-time employees must file their annual reports with the FCC midway through their license term. Broadcasters also must file employment information with the FCC annually for statistical purposes. These new equal employment opportunity rules replace the FCC's prior rules, some of which were ruled unconstitutional by the U.S. Court of Appeals for the District of Columbia Circuit.

      Proposed and Recent Changes. Congress and the FCC may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of our radio stations, including the loss of audience share and advertising revenues for our radio stations, and an inability to acquire additional radio stations or to finance those acquisitions. These matters may include:

    . changes in the FCC's cross-interest, multiple ownership and attribution policies;

    .  regulatory fees, spectrum use fees or other fees on FCC licenses;

    .  foreign ownership of broadcast licenses;

    . restatement in revised form of the FCC's equal employment opportunity rules and revisions to the FCC's rules relating to political broadcasting;

    .  technical and frequency allocation matters; and

    . proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio.

      The FCC currently is considering standards for evaluating, authorizing, and implementing terrestrial digital audio broadcasting technology, including in-band on-channel technology for FM radio stations. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-band on-channel technology would permit an FM station to transmit radio programming in both analog and digital formats, or in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what regulations the FCC will adopt regarding digital audio broadcasting or in-band on-channel technology and what effect such regulations would have on our business or the operations of our radio stations.

      In January 2000, the FCC voted to adopt rules creating a new low-power FM radio service. The new low-power stations will operate at a maximum power of between 10 and 100 watts in the existing FM commercial and noncommercial band. Low-power stations may be used by governmental and nonprofit organizations to provide noncommercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity, including us, can have an ownership interest or enter into any program or operating agreement with any low-power FM station. During the first two years of the new service, applicants must be based in the area that they propose to serve. FCC rules do not permit applicants to own more than one station nationwide during the initial two-year period. After the initial two-year period, the rules permit entities to own up to five stations nationwide, and after three years, the limit will increase to ten stations nationwide. A single person or entity may not own two low-power stations whose transmitters are less than seven miles from each other. The authorizations for the new stations will not be transferable. The FCC recently closed on June 8, 2000 the first filing window for applications for new low-power FM radio stations in Alaska, California, Washington, D.C., Georgia, Indiana, Louisiana, Maine, Mariana Islands, Maryland, Oklahoma, Rhode Island and Utah.

      At this time, we cannot assess the competitive impact of these new stations on our business. The new low-power stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, although we cannot be certain of the level of interference that low-power stations will cause after they begin operating. Moreover, if low-power FM stations are licensed in the markets in which we operate our stations, the low-power stations may compete for listeners and advertisers. The low-power stations may also limit our ability to obtain new licenses or to modify our existing facilities, although FCC engineers have conducted interference testing and have concluded that the new 10-watt power FM stations will not produce unacceptable levels of interference to existing FM stations, such as those owned by us.

      Finally, the FCC has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed for new or major change applications which are mutually exclusive. These auction procedures may limit our efforts to modify or expand the broadcast signals of our stations.

      We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

      Federal Antitrust Laws. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission or the Department of Justice, may investigate certain acquisitions. We cannot predict the outcome of any specific FTC or Department of Justice investigation. Any decision by the FTC or the Department of Justice to challenge a proposed acquisition could affect our ability to consummate an acquisition or to consummate it on the terms acceptable to us.

      For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file notification and report forms concerning antitrust issues with the FTC and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. The FTC or the Department of Justice may investigate acquisitions under the antitrust laws before or after consummation that are not required to be reported under the Hart-Scott-Rodino Act. In addition, private parties may under certain circumstances bring legal actions to challenge an acquisition under the antitrust laws.

      As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. The Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed these benchmarks.

Employees

      On March 31, 2000, we had a staff of 236 full-time employees and 78 part-time employees. We believe that our relations with our employees are good.

Environmental

      As the owner, lessee or operator of various real properties and facilities, we are subject to various federal, state and local environmental laws and regulations. Historically, compliance with these laws and regulations has not had a material adverse effect on our business. We cannot assure you, however, that we will not be required to expend significant funds in the future to comply with existing or new environmental laws and regulations.

Properties And Facilities

      We require offices, studios and transmitter and antenna sites to support each of our radio stations. We typically lease our studio and office space with lease terms that expire in six months to ten years. Our principal executive offices are located at 619 Alexander Road, Princeton, New Jersey 08540. We lease the majority of our main transmitter and antenna sites. We generally locate the transmitter and antenna site for each station so as to provide maximum market coverage, consistent with the station's FCC license. After the completion of our acquisition of Aurora Communications, we will own some additional antenna sites and studio and office space.

      No single facility is material to us. We believe that our facilities are generally in good condition and suitable for our operations. However, we continually look for opportunities to upgrade our facilities and may do so in the future. Substantially all of our properties and equipment serve as collateral for our obligations under our new credit facility.

Seasonality

      We expect that our operations and revenues will be seasonal in nature, with generally lower revenue generated in the first quarter of the year and generally higher revenue generated in the fourth quarter of the year. The seasonality of our business causes, and is likely to continue to cause, a significant variation in our quarterly operating results.

Legal Proceedings

      From time to time, we are involved in litigation incidental to the conduct of our business, but we are not currently a party to any lawsuit or proceeding.

                                   MANAGEMENT

Directors, executive officers and senior officers

      The names of our executive officers, directors and senior officers and their respective ages and positions are as follows:

    Name                           Age                  Position
    ----                           ---                  --------
Louis F. Mercatanti, Jr. .........  43 President, Chief Executive Officer and
                                       Director
Michael S. Libretti...............  36 Executive Vice President, Operations and
                                       Finance, Chief Financial Officer and
                                       Director
Joan E. Gerberding................  50 President of Nassau Radio Network
G. Daniel Henrickson, Jr. ........  48 Executive Vice President and General
                                       Manager
Peter D. Tonks....................  49 Executive Vice President and Director of
                                       Accounting & Human Resources
Anthony A. Gervasi, Jr. ..........  32 Senior Vice President of Engineering &
                                       Technology
Michelle Stankowski...............  31 Senior Vice President of Programming
Donald E. Dalesio.................  38 Vice President and General Manager
Reuel H. Musselman, Jr. ..........  50 Vice President and General Manager
Brion B. Applegate................  46 Director
William B. Collatos...............  45 Director
Stuart D. Frankel.................  53 Director

      There are no family relationships between any persons identified above. The following are brief biographies of the persons identified above.

      Louis F. Mercatanti, Jr., our founder, is our President and Chief Executive Officer and a director and had until our reorganization held those positions at our general partner since its inception in early 1995. Mr. Mercatanti acquired all of our equity from Nassau Broadcasting Company in December 1986 and operated the stations prior to the founding of the limited partnership. In 1995, Mr. Mercatanti co-founded the partnership with Brion B. Applegate and William B. Collatos of Spectrum Equity Investors, L.P. and Stuart
D. Frankel of Grotech Capital Group. Since the founding of the partnership, Mr. Mercatanti has devoted substantially all of his time to the management of the partnership. He has been responsible for formulating our annual operating budgets and managing all of our financing requirements. Mr. Mercatanti was actively involved in several other successful entrepreneurial activities prior to his founding of the partnership.

      Michael S. Libretti is our Executive Vice President, Operations and Finance, Chief Financial Officer and Director and had until our reorganization held those positions at our general partner since December 1997. Mr. Libretti joined our general partner in November 1996 and served as its Senior Vice President of Operations from then until December 1997. From 1986 to November 1996, Mr. Libretti worked in various capacities for AT&T Capital Corporation. During his last three years at AT&T Capital he served as a Director of the Capital Markets Division responsible for providing financing to the media industry. From 1990 to 1993, Mr. Libretti was actively involved in providing project financing for the energy industry, as well as leveraged lease financing to the aircraft industry. Prior to 1990, Mr. Libretti was involved in a variety of projects in accounting, systems, acquisition analysis, sales and budgeting. During his career with AT&T Capital, he was involved in numerous financings with an aggregate value in excess of $1.0 billion.

      Joan E. Gerberding has served as President of our Nassau Radio Network since March 1997. She had been Executive Vice President and Chief Operating Officer of the limited partnership from 1995 to 1997. Prior to that, she served in various management capacities with Nassau Broadcasting Company since 1981.

      G. Daniel Henrickson, Jr. is our Executive Vice President and General Manager and had until our reorganization held those positions at our general partner since March 1998 and March 1995, respectively. His duties include the management of our stations in the Central Region. Prior to being named Executive Vice

President of our general partner, he served in various management capacities with Nassau Broadcasting Company since 1995.

      Peter D. Tonks is our Executive Vice President and Director of Accounting & Human Resources and had until our reorganization held those positions at our general partner since March 1994. From 1980 to March 1994, he served as President and Chief Executive Officer of Tonks & Company, CPAs.

      Anthony A. Gervasi, Jr. is our Senior Vice President of Engineering & Technology and had until our reorganization held those positions at our general partner since December 1998. Prior to that, he had been Director of Engineering from 1995 to 1997 and Vice President of Engineering from 1997 to 1998, of our general partner. From September 1992 through October 1995, Mr. Gervasi was Director of Engineering of a radio station at Chancellor Media.

      Michelle Stankowski is our Senior Vice President of Programming and manages our programming division for all our stations. She had until our reorganization held various positions at our general partner since 1987. Ms. Stankowski is the Chairperson of the Programming Committee for the National Association of Broadcasters 2000 Radio Show and the Chairperson of the New Jersey Broadcasters' Association and Mid- Atlantic States Annual Convention.

      Donald E. Dalesio is our Vice President and Market Manager and had until our reorganization held those positions at our general partner since September 1996. Prior to that, Mr. Dalesio had been General Sales Manager of Clear Channel Communications, Inc. from May 1995 to August 1996. From 1991 through 1995, he was Vice President of Group Operations at H&D Broadcast Group.

      Reuel H. Musselman, Jr. is our Vice President and General Manager and had until our reorganization held those positions at our general partner since 1996. Prior to that, Mr. Musselman had been general manager of Clearview Broadcasting Company from September 1992 to October 1996.

      Brion B. Applegate is a director and had until our reorganization served as a director of our general partner since 1995. Mr. Applegate has been the managing general partner of Spectrum Equity Associates, L.P., since 1994. Mr. Applegate is also the Chairman and Chief Executive Officer of Applegate & Collatos, Inc., a company which provides management services to Spectrum. From 1982 through 1993, Mr. Applegate was a partner with Burr, Egan & Deleage & Co., a venture capital firm, in which he supervised the company's investments in numerous broadcasting companies. Mr. Applegate serves on the boards of directors of Network Access Solutions, Inc. and Tut Systems, Inc.

      William B. Collatos is a director and had until our reorganization served as a director of our general partner since 1995. Mr. Collatos is currently a managing general partner of Spectrum Equity Associates, L.P. Mr. Collatos is also the Chief Operating Officer of Applegate & Collatos, Inc., a company which provides management services to Spectrum. Mr. Collatos serves on the boards of directors of ITXC Corporation, Jazztel, PLC, Pegasus Satellite Television and Galaxy Telecom.

      Stuart D. Frankel is a director and had until our reorganization served as a director of our general partner since 1995. Mr. Frankel currently serves as a Managing Director and the Secretary of Grotech Capital Group IV, LLC, the general partner of Grotech Partners IV, L.P., supervising certain of Grotech's venture capital investments. Mr. Frankel has also served as a Managing Director and the Secretary of Grotech Management Company, the provider of management services to Grotech. Mr. Frankel serves as a principal for several other venture capital funds and as the general partner of several real estate partnerships.

Election of Directors

      Our stockholders elect directors at our annual meeting of stockholders. Directors hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier.

Indemnification of Directors

      Section 145 of the Delaware General Corporation Law allows us to indemnify officers, directors and any corporate agents under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our certificate of incorporation and our by-laws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We expect to enter into agreements with our directors and executive officers that require us, among other things, to indemnify them to the fullest extent permitted by Delaware law against certain liabilities that may arise because of their status or service as directors and executive officers. We also intend to purchase directors and officers liability insurance, which provides coverage against liabilities, including liabilities under the Securities Act.

Compensation of Directors

      Directors who are also our employees will receive no additional compensation for service as a director. We reimburse directors for their reasonable expenses incurred in connection with attending board or committee meetings. We expect that each outside director will be granted stock options under our stock incentive plan. An outside director is a director who is not an employee of our company and who owns, together with his or her affiliates, less than 1% of our voting power. These grants are described under "--2000 Stock Incentive Plan."

Committees of the Board of Directors

      Prior to or immediately following the consummation of this offering, we will establish an executive committee consisting of Louis F. Mercatanti, Jr., Michael S. Libretti and Brion B. Applegate. The executive committee will have the authority to approve our acquisition and divestiture of business entities for a price of up to $200.0 million, the appointment of our senior officers or those of our affiliates and termination of their employment, the preparation and approval of short-term and long-term budgets, and other material policy-level decisions.

      Prior to or immediately following the consummation of this offering, we will establish an audit committee of the board of directors which will consist solely of three or more independent directors unless otherwise permitted by Nasdaq rules. In addition, we will adopt an audit committee charter. The audit committee will review, act on and report to the board of directors with respect to various auditing and accounting matters, including the selection of our auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices.

      Prior to or immediately following the consummation of this offering, we will establish a compensation committee of the board of directors which will consist of at least two independent directors. The compensation committee will determine the salaries and incentive compensation of our officers and provide recommendations for the salaries and incentive compensation of our other employees and consultants. The compensation committee will also administer our 2000 stock incentive plan and our employee stock purchase plan.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 1999, our general partner had no compensation committee. The board of directors of our general partner performed the equivalent function for 1999. Following the consummation of this offering, a newly established compensation committee of our board of directors will make compensation decisions.

Executive Compensation

      The following table sets forth, for the years ended December 31, 1999, 1998 and 1997, the compensation paid to the chief executive officer and the other four most highly paid executives in 1999, all of whom served as executive officers of our general partner and all of whom serve as executive officers of our corporation.

                           Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                                     ------------
                                        Annual
                                     Compensation     Securities
                                   -----------------  Underlying   All Other
 Name and Principal Position  Year  Salary   Bonus   Options (1)  Compensation
 ---------------------------  ---- -------- -------- ------------ ------------
Louis F. Mercatanti, Jr. .... 1999 $275,000 $150,000       --       $12,263 (2)
 President and Chief          1998  275,000  125,000       --        25,299
  Executive Officer
                              1997  275,000  188,000       --        24,197
Michael S. Libretti.......... 1999  140,000   91,515     6,171        8,225 (3)
 Executive Vice President,    1998  130,000   61,000    28,799       14,460
  Operations and Finance
 and Chief Financial Officer  1997  130,000   30,000    14,399       13,113
Joan E. Gerberding........... 1999  150,000   45,000     1,234        3,380 (4)
 President, Nassau Radio      1998  150,000   35,000     3,703        5,981
  Network
                              1997  150,000   27,000    17,691        6,006
G. Daniel Henrickson, Jr. ... 1999  150,000   20,500     2,057        7,515 (5)
 Executive Vice President and 1998  130,000   35,000     2,057       12,773
  General Manager
                              1997  130,000   26,000    18,513       13,101
Peter D. Tonks............... 1999  135,000   31,000       823        5,990 (6)
 Executive Vice President and 1998  130,000    6,500     2,057       16,551
  Director of
 Accounting & Human Resources 1997  127,000    6,000     1,234       16,671

--------
(1) See "Nassau Options" below.
(2) Consists of a $2,083 matching contribution made by Nassau Broadcasting Partners, L.P. to the Nassau Broadcasting Partners, L.P. 401(k) plan and $10,180 in respect of term life and disability premiums paid by Nassau Broadcasting Partners, L.P.
(3) Consists of a $2,272 matching contribution made by Nassau Broadcasting Partners, L.P. to the Nassau Broadcasting Partners, L.P. 401(k) plan and $5,953 in respect of term life and disability premiums paid by Nassau Broadcasting Partners, L.P.
(4) Consists of a $1,940 matching contribution made by Nassau Broadcasting Partners, L.P. to the Nassau Broadcasting Partners, L.P. 401(k) plan and $1,440 in respect of term life and disability premiums paid by Nassau Broadcasting Partners, L.P.
(5) Consists of a $2,172 matching contribution made by Nassau Broadcasting Partners, L.P. to the Nassau Broadcasting Partners, L.P. 401(k) plan and $5,343 in respect of term life and disability premiums paid by Nassau Broadcasting Partners, L.P.
(6) Represents premiums paid by Nassau Broadcasting Partners, L.P. in respect of term life and disability insurance.

Nassau Options

      One of our stockholders, Nassau Broadcasting Company, granted some of our employees options to acquire its stock at an exercise price of $0.15 per share, which we will refer to as the old Nassau options. Nassau Broadcasting Company granted these options to these employees as additional compensation for services provided by these employees to Nassau Broadcasting Partners, L.P. Upon cancellation of the old Nassau options, Nassau Broadcasting Partners, L.P. granted these employees options to purchase partnership interests in it pursuant to the Nassau Broadcasting Partners, L.P. Partnership Unit Option Plan, which we will refer to as the partnership options. As part of our incorporation and reorganization in connection with this offering, we have converted the partnership options into options to purchase our shares of class A common stock, which we will refer to as the new Nassau options. We reserved the shares needed to satisfy the new Nassau options, which are available for issuance under the 2000 stock incentive plan described below.

      The following table sets forth, with respect to the chief executive officer of our general partner and the four other most highly compensated executive officers, information concerning the number of shares of Nassau Broadcasting Company subject to old Nassau options, the number of partnership units in Nassau Broadcasting Partners, L.P. subject to partnership options, and the number of shares of Nassau Broadcasting Corporation subject to new Nassau options:

                                                     Shares  Partnership Shares
                                                     Subject    Units    Subject
                                                     to Old  Subject to  to New
                                                     Nassau  Partnership Nassau
        Name                                         Options   Options   Options
        ----                                         ------- ----------- -------
Louis F. Mercatanti, Jr.............................     --       --        --
Michael S. Libretti................................. 600,000   12,000    49,369
Joan E. Gerberding.................................. 275,000    5,500    22,628
G. Daniel Henrickson, Jr............................ 275,000    5,500    22,628
Peter D. Tonks......................................  87,000    1,740     7,159

Stock and Option Ownership of Executive Officers

      Messrs. Libretti, Henrickson and Tonks and Ms. Gerberding together own vested options to purchase 101,784 shares of our class A common stock, and Mr. Mercatanti owns 12,342 shares of our class B common stock. We will grant all of our executive officers and directors additional options to purchase shares of our class A common stock at the time of the completion of the offering. In addition, some or all of our executive officers may purchase shares of our class A common stock in the offering from the shares reserved for sale to our employees, directors, affiliates, and other individuals whom we feel have contributed to our success.

Employment Agreements

      We have entered into employment agreements, effective July 1, 2000, with Louis F. Mercatanti, Jr., our President and Chief Executive Officer, Michael S. Libretti, our Executive Vice President, Operations and Finance and Chief Financial Officer, and Peter D. Tonks, our Executive Vice President and Director of Accounting & Human Resources. The terms of these agreements are as follows:

      Louis F. Mercatanti, Jr.: Mr. Mercatanti's employment agreement provides that he will be employed for three years, with automatic extensions of one year unless notice is otherwise given, as our President and Chief Executive Officer. For the first year of the term, Mr. Mercatanti's base salary will be $400,000; it will increase to $420,000 for the second year and $445,000 for the third year of his employment. Mr. Mercatanti will be paid an annual bonus of 50% of his base salary for the year if he achieves at least 90% of target performance. His annual bonus will increase to 100% of base salary if he achieves 100% of target performance. Mr. Mercatanti will be eligible for option grants under our 2000 stock incentive plan in amounts determined by the compensation committee. Those options will vest at a rate of 25% per year, provided that they will vest in full upon Mr. Mercatanti's termination without cause, for death or disability or by Mr. Mercatanti for good reason, including termination by him for any reason within 90 days after a change in control, or for any reason by us within 18 months following a change in control. Mr. Mercatanti has agreed that, in the event of his termination of employment, he will not compete with our business for a period of six months. He has also agreed not to disclose at any time confidential information about us.

      Either party may terminate the contract upon 30 days' notice. If we terminate Mr. Mercatanti's employment without cause or within 18 months following a change in control, or if Mr. Mercatanti terminates his employment for good reason, including termination by him for any reason within 90 days after a change in control, we will pay Mr. Mercatanti 100% of his then current base salary plus the amount of his annual bonus, assuming attainment of all applicable performance goals, and we will provide benefits to Mr. Mercatanti for the remaining period of the employment term. If any payment to Mr. Mercatanti, whether pursuant to the terms of his employment agreement or otherwise, in connection with a change in control triggers the excise tax imposed under Section 4999 of the Internal Revenue Code, we will pay to him an additional amount so that, after payment of that tax and all other taxes, the net amount he retains will be that amount owing to him determined without regard to the imposition of the excise tax.

      Michael S. Libretti and Peter D. Tonks: We have also entered into employment agreements with Mr. Libretti and Mr. Tonks which are similar to the employment agreement with Mr. Mercatanti, with the following exceptions:

 . We will pay Mr. Libretti a base salary of $165,000 for the first year, $175,000 for the second year, and $190,000 for the third year of his employment. In addition to his annual bonus, which will be at least 50% of his base salary for the year if he achieves at least 90% of target performance, and increasing to 100% of his base salary if he achieves 100% of target performance, we will also pay Mr. Libretti a monthly bonus equal to 0.5% of our broadcast cash flow for each month; and

 . We will pay Mr. Tonks a base salary of $165,000 for the first year, $175,000 for the second year, and $190,000 for the third year of his employment after we entered into this employment agreement. We will also pay Mr. Tonks an annual bonus of 25% of his then current base salary if he achieves at least 90% of target performance, and increasing to 50% of his base salary if he achieves 100% of target performance.

2000 Stock Incentive Plan

      We have adopted a 2000 stock incentive plan. The purpose of this plan is to promote our long-term growth and profitability by providing key personnel with incentives to improve stockholder value and to contribute to our growth and financial success and by enabling us to attract, retain and reward the best available persons for positions of substantial responsibility. The principal terms of the plan are as follows:

      General. We have reserved for issuance up to 2,000,000 shares of our outstanding class A common stock, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or similar corporate transaction or event. If an award granted under the plan expires or is terminated for any reason, the shares of class A common stock underlying the award will again be available for purposes of the plan. We may not grant any individual awards relating to more than 1,000,000 shares of the class A common stock, in any 12-month period.

      Types of Awards. We may grant the following awards under the plan:

    .  stock options, including incentive and nonqualified stock options;

    .  restricted stock;

    .  stock bonuses; and/or

    .  other stock based awards.

      Administration. Our board of directors will administer the plan. In the alternative, the board of directors may appoint a committee consisting of not less than two members of the board of directors to administer the plan on behalf of the board of directors, subject to the terms and conditions as the board of directors may prescribe, and for this purpose, we refer to the body administering the plan as the committee. The board of directors will organize the committee in a manner so as to satisfy the provisions of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code, and the committee will interpret the plan in a manner consistent with the requirements of those rules and regulations.

      The committee has full authority, subject to the provisions of the plan, among other things, to determine the persons to whom awards will be granted, to determine the type of award to be granted, the number of shares to be made subject to awards, the exercise price and other terms and conditions of the awards, and to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan.

      Eligibility. We may grant awards under the plan to our employees, directors, including directors who are not employees, and consultants or any of our affiliates, as selected by the committee.

      Terms and Conditions of Options. Options may be either incentive stock options, as that is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. The committee will determine the exercise price of a stock option granted under the plan at the time the option is granted, but the exercise price of an incentive stock option may not be less than the fair market value per share of class A common stock on the date of grant. Stock options are exercisable at the times and upon the conditions that the committee may determine, as reflected in the applicable option agreement. Generally, the committee will determine the exercise period, but in the case of any incentive stock option, the exercise period may not exceed ten years from the date of grant.

      A participant must pay the option exercise price in full at the time of exercise by any one of the following methods or a combination thereof:

    .  in cash or cash equivalents;

    . the surrender of previously acquired shares of class A common stock that have been held by the participant for at least six months prior to the date of surrender;

    . authorization for us to withhold a number of shares otherwise payable upon the exercise of an option; or

    .  through a broker cashless exercise procedure we approve.

      The committee may, in its sole discretion, authorize us to make or guarantee loans to a participant to assist the participant in exercising options.

      The committee may provide at the time of grant of an option that the participant may elect to exercise all or part of the option before it becomes vested and exercisable. If the participant elects to exercise all or part of a non-vested option, we will issue the participant shares of restricted stock which will become vested in accordance with the vesting schedule set forth in the original option agreement. The stock will be subject to our repurchase option if the participant's employment or service terminates prior to its vesting.

      Outside Director Options. Outside directors, which are non-employee directors who own, together with their affiliates, less than 1% of the voting power of our company will be eligible for automatic grants of non-qualified options under the plan. At the time of this offering, each outside director has an option to purchase 10,000 shares of class A common stock. Following this offering, we will grant each outside director upon his or her first election or appointment to the board of directors, an option to purchase up to 10,000 shares of class A common stock. In addition, immediately following each annual meeting of stockholders after the initial public offering, our board of directors may grant, in its sole discretion, to each outside director then serving who has been re-elected or re-appointed at such stockholder meeting, an option to purchase up to 20,000 shares of class A common stock. Each option granted under the plan to an outside director will have an exercise price equal to the fair market value of the class A common stock on the date of grant and will become exercisable in full on the second anniversary of the date of grant, provided that the director is still serving as an outside director as of the date of vesting of the option. Each option granted to an outside director will expire on the tenth anniversary of the date of grant of the option. The other terms of the options granted to outside directors will be consistent with the terms of options granted to employees.

      Restricted Stock. The plan provides for awards of class A common stock that are subject to restrictions on transferability and other restrictions imposed by the committee. Except to the extent restricted under the awarded agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a stockholder.

      Stock Bonuses; Other Awards. The plan provides that awards of shares of common stock may be made to employees in the discretion of the committee. In addition, the committee, in its discretion, may grant other awards valued in whole or in part by reference to, or otherwise based on, our class A common stock either alone or in addition to other awards under the plan.

      Termination of Employment. Unless otherwise determined by the committee, we will immediately cancel the unvested portion of awards granted under the plan upon termination of a participant's employment or service with us and if a participant's employment or service terminates other than because of death, disability or retirement, the participant may exercise all options that are exercisable at the time of termination for no longer than 90 days after the date of termination. Unless otherwise determined by the committee, if a participant's employment or service terminates for cause, all options held by the participant will immediately terminate. If a participant's employment or service terminates as a result of death, the participant's heirs or distributees may exercise all options that are exercisable at the time of death for one year and if a participant's employment or service terminates because of disability or retirement, the participant may exercise all options that are exercisable at the time of termination for a period of one year immediately following termination. In no case may a participant exercise an option after it expires in accordance with its terms.

      Subject to such other conditions as the committee may impose, if, within 18 months following a change in control, an optionee's employment terminated by us without cause or by the optionee for good reason, the unvested portion of the optionee's options will become fully vested and exercisable on the date of termination.

      Amendment, Termination of Plan. The board of directors may modify or terminate the plan or any portion of the plan at any time, except that an amendment that requires stockholder approval in order for the plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our stockholders. Amendment or termination of the plan cannot adversely affect an outstanding awarded without the awarded holder's consent. The committee may not grant options under the plan after the date immediately preceding the tenth anniversary of its adoption date.

      Since the committee determines the amount of benefits to be received by any plan participant who is our employee or an employee of any of our affiliates, we cannot determine the amount of future benefits to be allocated by any employee or group of employees under the plan in any particular year.

Employee Stock Purchase Plan

      We have adopted an employee stock purchase plan intended to qualify under
Section 423 of the Internal Revenue Code. We have designed the plan to encourage the purchase by our employees of shares of our class A common stock. A committee appointed by our board of directors will administer the plan. Our employees will be able to purchase up to a maximum of 2,000,000 shares of our class A common stock under this plan, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or similar corporate transaction or event. The plan is generally open to participation by any employee who has completed at least six months of service and who customarily works at least 20 hours per week.

      Each eligible employee will be eligible to purchase shares through regular payroll deductions and/or cash payments in an amount equal to 1% to 20% of the employee's compensation for each payroll period, provided that the fair market value of the stock purchased in any year may not exceed $25,000. The plan provides for a series of consecutive, overlapping offering periods that will generally be 24 months long. Successive six-month purchase periods will run during each offering period. During each offering period, participating employees will be able to purchase shares of class A common stock at a purchase price equal to 85% of their fair market value at either the beginning of each offering period or the end of each purchase period within the offering period, whichever price is lower. To the extent permitted by applicable laws, regulations or stock exchange rules, if the fair market value of the shares at the end of any purchase period is lower than the fair market value of the shares on the date the related offering period began, then all participants in that offering period will be automatically withdrawn from the offering period immediately after the exercise of their option on the date the purchase period ends, and the participants will automatically be re-enrolled in the immediately following offering period.

      The plan will automatically terminate on the tenth anniversary of the beginning of the first offering period. Our board of directors may from time to time amend or terminate the plan, provided that no amendment or termination may adversely affect the rights of any participant without his or her consent and, to the extent required by Section 423 of the Internal Revenue Code or any other law, regulation or stock exchange rule, no such amendment will be effective without the approval of stockholders entitled to vote on the matter.

      Since the amount of benefits to be received by each participant in the plan is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the plan in any particular year is not determinable.

                           RELATED PARTY TRANSACTIONS

Registration Rights Agreements

      On May 4, 2000, we entered into a registration rights agreement with most of our existing stockholders, in which we granted them registration rights in respect of 30.1% of our currently outstanding common stock. We have also agreed to enter into a registration rights agreement with the sellers of Aurora Communications, who will receive shares of our class C common stock as partial consideration towards the purchase price, once we complete this acquisition. Under these registration rights agreements, beginning 180 days after this offering, the holders of the registrable securities will have the right to demand three registrations. Under each demand registration right, holders owning at least 17.5% of the outstanding registrable securities can require us to effect a registration of their shares, and the holders of the other shares subject these registration rights can also require us to register their shares at the same time. The holders of these registrable securities will also have "piggy-back" registration rights. Under these piggy-back registration rights, if we propose to register any other common stock under the Securities Act, we will generally have to register the registrable securities whose holders exercise these piggy-back rights. In addition, once we become eligible to file registration statements on Form S-3, holders of registrable securities generally can require us at any time to register their shares on a Form S-3 registration statement so long as no registration is for less than $5.0 million of registrable securities. All of these registration rights are subject to limitations and conditions, including, in the case of the piggy-back registration rights, the right of underwriters of an offering to limit the number of shares to be included in a registration. We would bear all registration expenses incurred in connection with these registrations, except for any underwriting discounts and selling commissions.

      In addition, on May 4, 2000, we entered into a registration rights agreement with holders of the 79,419 shares of our class A common stock that were issued upon conversion of the limited partnership units issued with our senior discount notes. Under this registration rights agreement, beginning 180 days after this offering, the holders of these registrable securities have the right to demand two registrations. Under each of these demand registration rights, holders owning at least 10.0% of these shares can require us to effect a registration of their shares, and the holders of the other shares subject these registration rights can also require us to register their shares at the same time. The holders of these registrable securities will also have "piggy-back" registration rights. Under these piggy-back rights, if we propose to register any other common stock under the Securities Act, we will generally have to register the registrable securities whose holders exercise these piggy-back rights. Both the demand and piggy-back registration rights are subject to limitations and conditions, including, in the case of the piggy-back registration rights, the right of underwriters of an offering to limit the number of shares to be included in a registration. We would bear all registration expenses incurred in connection with these registrations, except for any underwriting discounts and selling commissions.

Sale of Nassau Tower Holdings LLC

      On February 7, 2000, we completed the sale of all our membership interests in Nassau Tower Holdings LLC to affiliated entities, namely Nassau Tower Management, Inc. and Nassau Holdings, Inc., controlled by Louis F. Mercatanti, Jr., our President and Chief Executive Officer, pursuant to an agreement which we entered into on same day. Nassau Tower Holdings owned real estate properties on which the broadcasting facilities which we use are located. We determined the sale price of $10.0 million for the membership interests using a valuation methodology that is commonly used in the tower industry and that was based on multiple cash flow of $356,000 for 1998 and $710,000 for 1999. Our board of directors determined this sale of non-strategic assets to be in our best interests, since we required liquidity to enable us to make required interim payments with respect to our pending acquisitions. These affiliated entities then immediately transferred the bulk of the properties owned by Nassau Tower Holdings to Pinnacle Towers Inc., an unrelated entity, which has in turn leased required tower space back to us. In addition, some of our affiliates have leased assets to us. Our lease payments to affiliated entities controlled by Mr. Mercatanti are expected to be approximately $250,000 this year.

Subordinated Discount Notes, Redemption and Preferred Distributions

      From 1995 to 1997, we issued 8.0% subordinated discount notes to some of our existing stockholders. On May 4, 2000, we fully redeemed all of these subordinated discount notes with a portion of the proceeds from the sale of units consisting of our senior discount notes and limited partnership units, as follows.

                              Issuer                               Amount Repaid
                              ------                               -------------
                                                                   (in millions)
Spectrum Equity Investors, L.P....................................     $18.1
Spectrum Equity Investors II, L.P. ...............................       9.5
Grotech Partners IV, L.P..........................................       7.7
Toronto Dominion Capital (U.S.A.), Inc............................       7.1
                                                                       -----
  Total...........................................................     $42.4
                                                                       =====

      We used an aggregate of $5.4 million of the proceeds from the sale of the units described above to redeem some equity interests of, and to make a preferred distribution to, Mr. Mercatanti, pursuant to our predecessor's partnership agreement.

Loans to Stockholder and Employee

      In 1998, and November 1999, we advanced an aggregate of $100,000, with an interest rate of 8.0% per annum, due and payable on or prior to November 30, 2001, to Joan E. Gerberding, our President of Nassau Radio Network, to purchase a residence.

      In December 1999, we loaned an aggregate of $590,000 to Mr. Mercatanti to finance a portion of the purchase price of a communications tower. This loan accrued interest at a rate of 8.0% per annum and was repaid in full by Mr. Mercatanti in February 2000.

      In March 2000, we loaned $200,000 interest-free to Mr. Mercatanti to enable him to purchase some real property. Mr. Mercatanti repaid this loan in full in May 2000.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information with respect to the beneficial ownership of our common stock upon our incorporation and as adjusted to reflect the sale of the shares of class A common stock offered hereby by:

    . each person who we know owns beneficially more than 5.0% of our common stock;

    .  each of our directors, including our chief executive officer;

    . our four most highly compensated executive officers, other than our chief executive officer, who were serving as executive officers of our general partner at the end of 1999; and

    .  all of our directors and executive officers as a group.

                                              Common Stock
                          ----------------------------------------------------
                              Class A           Class B           Class C
                          ---------------- ------------------ ---------------- % of Total % of Total
                                    % of               % of             % of    Economic    Voting
                          Number   Class              Class   Number   Class    Interest    Power
                            of     Post-   Number of  Post-     of     Post-     Post-      Post-
      Stockholder         Shares  Offering  Shares   Offering Shares  Offering  Offering   Offering
      -----------         ------  -------- --------- -------- ------- -------- ---------- ----------
Spectrum Equity
 Investors,
 L.P. (1)...............      --    -- %   1,190,120   37.4%      --     -- %      7.3%      26.7%
Spectrum Equity
 Investors II,
 L.P. (1)...............      --    --       675,050   21.2       --     --        4.1       15.2
Grotech Partners IV,
 L.P. (2)...............      --    --       505,078   15.9       --     --        3.1       11.3
Toronto Dominion Capital
 (U.S.A.), Inc. (3).....      --    --           --     --    506,287  100.0       3.1        0.0
Louis F. Mercatanti, Jr.
 (4)(5).................      --    --       805,916   25.3       --     --        4.9       18.1
Michael S. Libretti
 (4)....................   49,370   0.4          --     --        --     --        0.3        0.1
Joan E. Gerberding (4)..   22,628   0.2          --     --        --     --        0.1        0.1
G. Daniel Henrickson,
 Jr. (4)................   22,628   0.2          --     --        --     --        0.1        0.1
Peter D. Tonks (4)......    7,159   0.1          --     --        --     --        0.0        0.0
Brion B. Applegate(6)...      --    --     1,865,170   58.7       --     --       11.4       41.9
William B. Collatos(6)..      --    --     1,865,170   58.7       --     --       11.4       41.9
Stuart D. Frankel.......      --    --       505,078   15.9       --     --        3.1       11.3
All directors and
 executive officers as a
 group (12 persons)(6)..  150,743   1.2    3,176,164   99.9       --     --       20.3       71.7

(1) The address of both Spectrum Equity Investors, L.P. and Spectrum Equity Investors II, L.P. is 333 Middlefield Road, Suite 200, Menlo Park, CA 94025.
(2) The address of Grotech Partners IV, L.P. is 9690 Deerco Road, Timonium, MD 21093.
(3) The address of Toronto Dominion Capital (U.S.A.), Inc. is c/o TD Securities USA, Inc., 31 West 52nd Street, New York, NY 10019.
(4) The address of Mr. Mercatanti, Mr. Libretti, Ms. Gerberding, Mr. Henrickson and Mr. Tonks is c/o Nassau Broadcasting Corporation, 619 Alexander Road, Princeton, New Jersey 08540.

(5) Includes 12,342 shares of class B common stock held by Mr. Mercatanti, 193,365 shares of class B common stock held directly by Nassau Broadcasting Company and 600,209 shares of class B common stock held directly by Nassau Holdings, Inc. Mr. Mercatanti has the power to vote or direct the vote, and the power to dispose or direct the disposition, of the shares owned by Nassau Broadcasting Company and Nassau Holdings, Inc.

(6) Includes the 1,190,120 shares of class B common stock held directly by Spectrum Equity Investors L.P. and the 675,050 shares of class B common stock held directly by Spectrum Equity Investors II, L.P. Mr. Applegate and Mr. Collatos together have the power to vote or direct the voting of, and the power to dispose or direct the disposition of, the shares held by Spectrum Equity Investors L.P. and Spectrum Equity Investors II, L.P.

      The table above does not give effect to the shares of class C common stock which we will issue to BancAmerica Capital Investors SBIC I, L.P. and several individuals in connection with the Aurora acquisition. The number of shares of class C common stock we will issue will be based on the market value of our class A common stock at the date of closing of the acquisition. Assuming a market value equal to $17.50, the midpoint of the price range set forth on the cover page of this prospectus, we expect to issue an additional 2,000,000 shares of class C common stock. Accordingly, the percentage ownership of our existing stockholders and of the new investors will be reduced.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock. The number of shares beneficially owned includes shares of common stock issuable upon the exercise of options or warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus. Percentage of beneficial ownership is based on 16,395,947 shares of common stock outstanding after completion of this offering, which includes vested options to purchase shares of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

      The following description of our capital stock and provisions of our certificate of incorporation and by-laws is only a summary. For a more detailed description, see our certificate of incorporation and by-laws, copies of which we have filed as exhibits to our registration statement.

      Our authorized capital stock consists of 67,000,000 shares of class A common stock, par value $0.01 per share, 15,000,000 shares of class B common stock, par value $0.01 per share, 20,000,000 shares of class C common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

      On the closing date of this offering, there will be issued and outstanding 12,504,419 shares of class A common stock, excluding shares to be issued if the underwriters exercise their over-allotment options, 3,179,534 shares of class B common stock and 506,287 shares of class C common stock.

      Voting rights. Each share of class A common stock will be entitled to one vote and each share of class B common stock will be entitled to ten votes, while shares of class C common stock will generally not be entitled to any votes. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding shares of preferred stock, the holders of our outstanding shares of class A common stock and the holders of our outstanding shares of class B common stock will vote on all matters on which stockholders are entitled to vote. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to the certificate of incorporation must be approved by a majority of votes entitled to be cast by all holders of class A common stock and class B common stock, voting together as a single class. However, amendments to the certificate of incorporation that would alter or change the powers, preferences or special rights of the class A common stock, class B common stock or class C common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Any amendment to our certificate of incorporation to increase or decrease the authorized shares of any class requires the approval of the holders of a majority of the common stock, voting together as a single class.

      Dividends. Holders of class A common stock, class B common stock and class C common stock will share equally on a per share basis, based on the number of shares of common stock held, in any dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of class A common stock, class B common stock and class C common stock may be paid only as follows: (1) shares of class A common stock may be paid only to holders of shares of class A common stock, shares of class B common stock may be paid only to holders of class B common stock and shares of class C common stock may be paid only to holders of shares of class C common stock; and (2) shares will be paid proportionally with respect to each outstanding share of class A common stock, class B common stock and class C common stock. We may not subdivide or combine shares of any class of common stock without at the same time proportionally subdividing or combining shares of the other classes.

      Conversion of class A common stock. Class A common stock is convertible into shares of class C common stock at any time on a one-for-one basis.

      Conversion of class B common stock. Class B common stock is convertible into shares of class A common stock or class C common stock at any time on a one-for-one basis. In addition, upon a transfer to anyone other than a permitted class B transferee, shares of class B common stock automatically convert into shares of class A common stock on a one-for-one basis.

      Conversion of class C common stock. Class C common stock is convertible into shares of class A or class B common stock at the option of the holder, at any time on a one-for-one basis, so long as, in the opinion of our board of directors, the holder would not have an attributable interest in radio stations pursuant to the FCC's multiple ownership rules as a result of such conversion. However, shares of common stock which were converted into class C from class A, cannot then be converted into shares of class B common stock.

      Other rights. In the event of any merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of common stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property, including cash.

      On liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of common stock.

      No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

      Upon consummation of the offering, all the outstanding shares of our common stock will be legally issued, fully paid and nonassessable.

Preferred Stock

      The board of directors will be authorized, without stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series. The specific matters that our board may determine include the following:

    .  the designation of each series;

    .  the number of shares of each series;

    .  the rate of any dividends;

    .  whether any dividends will be cumulative or noncumulative;

    .  the terms of any redemption;

    . the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

    .  rights and terms of any conversion or exchange;

    . restrictions on the issuance of shares of the same series or any other series; and
    .  any voting rights.

      Upon the closing of the offering, there will be no shares of preferred stock outstanding. We have no present plans to issue any shares of preferred stock. See "--Anti-takeover Effects of Provisions of Delaware law and Our Certificate of Incorporation and By-Laws" for more information.

Options

      As of the date of this prospectus, options to purchase a total of 205,707 shares of class A common stock were outstanding, all of which are subject to lockup agreements entered into with the underwriters.

      The total of shares of class A common stock that may be subject to the granting of options under our 2000 stock incentive plan will be equal to 2,000,000 shares of class A common stock. We refer you to "Management--2000 Stock Incentive Plan" and "Shares Eligible for Future Sale."

Limitation on Liability of Directors

      Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law, as in effect from time to time:

    . for any breach of the director's duty of loyalty to us or our stockholders;

    . for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

    . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

    . for any transaction from which the director derived an improper personal benefit.

      The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against or directors and may discourage or deter stockholders or us from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our stockholders.

Foreign Ownership

      Our certificate of incorporation restricts the ownership, voting and transfer of our capital stock, including the class A common stock, in accordance with the Communications Act and the rules of the FCC, which prohibit the issuance of more than 25.0% of our outstanding capital stock, or more than 25.0% of the voting rights such stock represents, to or for the account of aliens, as defined by the FCC, or corporations otherwise subject to domination or control by aliens. Our certificate of incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition. Our certificate of incorporation authorizes the board of directors to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens. In addition, our certificate of incorporation provides for the redemption of shares of our capital stock by action of the board of directors to the extent necessary to comply with alien ownership restrictions.

Anti-takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

      Some of the provisions of our certificate of incorporation and by-laws and Section 203 of the Delaware General Corporation Law could have the following effects, among others:

    .  delaying, deferring or preventing a change in control;

    . delaying, deferring or preventing the removal of our existing management;

    . deterring potential acquirors from making an offer to our stockholders; and

    . limiting our stockholders' opportunity to realize premiums over prevailing market prices of our class A common stock in connection with offers by potential acquirors.

This could be the case, notwithstanding that a majority of our stockholders might benefit from such a change in control or offer. The following is a summary of these provisions.

      A classified board of directors. We have a classified board of directors, which means that our board is divided into three classes with three-year terms with only one class elected at each annual meeting of stockholders. As a result, a holder of a majority of our common stock will need two annual meetings of stockholders to gain control of the board.

      Directors, and not stockholders, fix the size of our board of directors. Our certificate of incorporation and by-laws provide that the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event shall it consist of less than one nor more than eight members.

      Board vacancies to be filled by remaining directors, and not stockholders. Our certificate of incorporation and by-laws provide that any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors will be filled by the affirmative vote of the majority of the remaining directors, even if less than a quorum, or by a sole remaining director. In any event, no vacancy shall be filled by our stockholders.

      Advance notice for stockholder proposals. Our by-laws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions require that the stockholder must give written notice to us not less than 120 calendar days before the anniversary date of the date our proxy statement was released to stockholders in connection with our previous year's annual meeting, unless the annual meeting is called for a date not within 30 days of such anniversary date, in which case the stockholder must receive notice no later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our by-laws provide that the notice must set forth specific information regarding the stockholder and each director nominee by the stockholder or other business proposed by the stockholder.

      Section 203 of the Delaware General Corporation Law. We are a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder unless, as described below, specified conditions are satisfied. Thus, it may make it more difficult for third parties to acquire control of us. The prohibitions in Section 203 of the Delaware General Corporation Law do not apply if:

    . prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    . upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced; and

    . at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Under Section 203 of the Delaware General Corporation Law, a "business combination" includes:

    . any merger or consolidation of the corporation with the interested stockholder;

    . any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10.0% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

    . transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

    . transactions involving the corporation, which have the effect of increasing the proportionate share of the corporation's stock of any class or series that is owned by the interested stockholder; and

    . transactions in which the interested stockholder receives financial benefits provided by the corporation.

      Under Section 203 of the Delaware General Corporation Law, an "interested stockholder" generally is:

    . any person that owns 15.0% or more of the outstanding voting stock of the corporation;

    . any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether or not such person is an interested stockholder; or

    . the affiliates or associates of either of the above-stated categories person.

      Under some circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an "interested stockholder" to effect various business combinations with us for a three-year period, although our stockholders may elect to exclude us from the restrictions imposed thereunder.

Registration Rights

      All of our current stockholders have, or will have, registration rights for their securities. Registration of these securities under the Securities Act would result in those shares becoming freely tradeable by persons not affiliated with us. For a more complete explanation of these registration rights, you should read "Related Party Transactions--Registration Rights Agreement" and "Shares Eligible for Future Sale--Registration Rights."

Transfer Agent and Registrar

      The transfer agent and registrar for our class A common stock is American Stock Transfer & Trust Company.

Nasdaq Stock Market Listing

      We expect the shares to be approved for quotation on The Nasdaq National Market, subject to notice of issuance, under the symbol "NBCR."

                        SHARES ELIGIBLE FOR FUTURE SALE

      Prior to the offering, there has been no public market for our common stock. Although we can make no prediction as to the effect, if any, that sales of shares of common stock by our existing stockholders would have on the market price of our class A common stock prevailing from time to time, sales of substantial amounts of common stock or the availability of the shares for sale could adversely affect prevailing market prices.

      Upon completion of the offering, we will have outstanding 12,504,419 shares of class A common stock, 3,179,534 shares of class B common stock and 506,287 shares of class C common stock. If the underwriters exercise their over-allotment options in full, we will have a total of 14,368,169 shares of class A common stock outstanding, 3,179,534 shares of class B common stock outstanding and 506,287 shares of class C common stock outstanding. All of the shares of class A common stock to be sold in the offering will be freely tradable without restrictions or further registration under the Securities Act, except that shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act will be subject to the resale limitations of Rule 144. The shares of class A common stock, class B common stock and class C common stock owned by our existing stockholders are "restricted securities" within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act other than pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

      Shares of our class A common stock, class B common stock and class C common stock outstanding prior to this offering and any shares of common stock acquired by any of our affiliates will be subject to the resale limitations of Rule 144 of the Securities Act. Rule 144 defines an affiliate as a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer.

      In general, beginning 90 days after the date of this prospectus, a stockholder who has beneficially owned shares of our common stock for at least one year may, within any three-month period, sell up to the greater of:

    . 1.0% of the total number of shares of class A common stock then outstanding; or

    . the average weekly trading volume of the shares of class A common stock during the four calendar weeks preceding the stockholder's required filing of notice of sale.

      Rule 144 requires stockholders to aggregate their sales with other stockholders with which it is affiliated for purposes of complying with this volume limitation. A stockholder who has owned shares of our common stock for at least two years, and who has not been our affiliate for at least three months, may sell shares of our common stock free from the volume limitation and notice requirements of Rule 144.

      The shares of class A common stock authorized for issuance pursuant to options that may be granted under the 2000 stock incentive plan or the employee stock purchase plan may be either authorized but unissued shares or treasury shares obtained by us through market or private purchases. See "Management-- 2000 Stock Incentive Plan" and "Management--Employee Stock Purchase Plan." We intend to register under the Securities Act the shares of common stock issuable upon the exercise of options granted pursuant to the 2000 stock incentive plan and the employee stock purchase plan.

      We and our executive officers and directors and most of our existing stockholders have agreed, with limited exceptions, not to sell or transfer any common stock for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. Specifically, we and these other individuals have agreed not to directly or indirectly:

    . offer, pledge, sell or contract to sell any common stock, other than common stock issued by us in connection with our purchase of Aurora Communications;

    .  sell any option or contract to purchase any common stock;

    .  purchase any option or contract to sell any common stock;

    . grant any option, right or warrant for the sale of any common stock, other than pursuant to our stock incentive plan;

    .  lend or otherwise dispose of or transfer any common stock;

    . request or demand that we file a registration statement related to any common stock; or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

      This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

      As a result of contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rule 144 promulgated under the Securities Act, which are summarized above, shares subject to lockup agreements will not be saleable until the agreements expire.

Registration Rights

      We have granted registration rights to most of our existing stockholders pursuant to the registration rights agreement described in "Related Party Transactions--Registration Rights Agreement."

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES
                TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK

      The following is a general summary of the material United States federal income and estate tax consequences of the purchase, ownership, and sale or other taxable disposition of our class A common stock by any person or entity, who we refer to as a non-U.S. Holder, other than:

    .  a citizen or individual resident of the United States;

    . a partnership, corporation or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

    . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; and

    . an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

      This summary does not address all tax considerations that may be relevant to non-U.S. Holders in light of their particular circumstances or to certain non-U.S. Holders that may be subject to special treatment under United States federal income or estate tax laws. This summary is based upon the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial decision thereof, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. In addition, this summary does not address the effect of any state, local or foreign tax laws. Each prospective purchaser of class A common stock should consult its tax advisor with respect to the tax consequences of purchasing, owning and disposing of the class A common stock.

Dividends

      Dividends paid to a non-U.S. Holder of class A common stock generally will be subject to a withholding of United States federal income tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty unless:

    . the dividend is effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States; or

    . if an income tax treaty applies, it is attributable to a United States permanent establishment of the non-U.S. Holder,

in which case the dividend will be taxed at ordinary United States federal income tax rates. If the non-U.S. Holder is a corporation, such effectively connected income may also be subject to an additional "branch profits tax" equal to 30.0% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless an applicable income tax treaty provides otherwise. A non-U.S. Holder generally is required to satisfy certain certification requirements in order to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding described above.

Sale or Other Disposition of Common Stock

      A non-U.S. Holder generally will not be subject to United States federal income tax in respect of any gain recognized on the sale or other taxable disposition of class A common stock unless one of the following applies:

    . the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States; and, if an income treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder. Unless an applicable income tax treaty provides otherwise, the non-U.S. Holder will be taxed on its net effectively connected gain derived from the sale under the regular graduated United States federal income tax rates. If the non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30.0% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless an applicable income tax treaty provides otherwise;

    . in the case of a non-U.S. Holder who is an individual and holds the class A common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other taxable disposition and certain other tests are met; in this case, the non-U.S. Holder will be subject to a flat 30.0% tax on the gain derived from the sale, which may be offset by certain United States capital losses;

    . the non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates; or

    . we are or have been a "United States real property holding corporation" at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. Holder's holding period, unless both (i) the non-U.S. Holder held, actually or constructively, no more than 5.0% of our outstanding class A common stock and (ii) our stock is "regularly traded on an established securities market," for purpose of these rules. We believe that we will not constitute a United States real property holding corporation immediately after the offering and we do not expect to become a United States real property holding corporation.

Estate Tax

      Class A common stock owned or treated as owned by an individual non-U.S. Holder at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate treaty provides otherwise, and may be subject to United States federal estate tax.

Backup Withholding

      Under the backup withholding rules, dividends payable to a non-U.S. holder and the proceeds from any disposition of class A common stock by a non-U.S. holder may be subject to backup withholding at the rate of 31.0% unless the non-U.S. holder (i) is a corporation or comes within certain other exempt categories and demonstrates that fact when required or (ii) provides a current taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

                                  UNDERWRITING

      We intend to offer the shares in the U.S. and Canada through the U.S. underwriters and elsewhere through the international managers. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc of America Securities LLC, Lazard Freres & Co. LLC and Prudential Securities Incorporated are acting as U.S. representatives of the U.S. underwriters named below. Subject to the terms and conditions described in a U.S. purchase agreement among us and the U.S. underwriters, and concurrently with the sale of 2,485,000 shares to the international managers, we have agreed to sell to the U.S. underwriters, and the U.S. underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

                                                                        Number
          U.S. Underwriter                                             of Shares
          ----------------                                             ---------
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated............................................
     Salomon Smith Barney Inc. .......................................
     Banc of America Securities LLC ..................................
     Lazard Freres & Co. LLC..........................................
     Prudential Securities Incorporated...............................

                                                                       ---------
          Total....................................................... 9,940,000
                                                                       =========

      We have also entered into an international purchase agreement with the international managers, for whom Merrill Lynch International, Salomon Brothers International Limited, Bank of America International Limited, Lazard Capital Markets and Prudential-Bache International Limited are acting as lead managers, for sale of the shares outside the U.S. and Canada. Subject to the terms and conditions in the international purchase agreement, and concurrently with the sale of 9,940,000 shares to the U.S. underwriters pursuant to the U.S. purchase agreement, we have agreed to sell to the international managers, and the international managers severally have agreed to purchase 2,485,000 shares from us. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. purchase agreement and the international purchase agreement.

      The U.S. underwriters and the international managers have agreed to purchase all of the shares sold under the U.S. and international purchase agreements if any of these shares are purchased. If an underwriter defaults, the U.S. and international purchase agreements provide that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreements may be terminated. The closings for the sale of shares to be purchased by the U.S. underwriters and the international managers are conditioned on one another.

      We have agreed to indemnify the U.S. underwriters and the international managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the U.S. underwriters and international managers may be required to make in respect of those liabilities.

      The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

      The U.S. representatives have advised us that the U.S. underwriters propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers at that
price less a concession not in excess of $   per share. The U.S. underwriters
may allow, and the dealers may reallow, a discount not in excess of $   per
share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      The following table shows the initial public offering price, underwriting discount and proceeds before expenses to Nassau. In addition, the table includes certain other items considered by the NASD to be underwriting compensation for purposes of the NASD's Conduct Rules. The information assumes either no exercise or full exercise by the U.S. underwriters and the international managers of their over-allotment options.

                                           Per Share Without Option With Option
                                           --------- -------------- -----------
   Public offering price..................      $           $             $
   Underwriting discount..................      $           $             $
   Proceeds, before expenses, to Nassau...      $           $             $
   Other items............................      $           $             $

      Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns 26,473 shares of our class A common stock which were received upon conversion of limited partnership units acquired in connection with our recapitalization. The compensation in the table above in the line titled "other items" was computed based on the difference between the
$      initial public offering price and $     , the price deemed to be paid
for the shares of class A common stock held by Merrill Lynch Capital
Corporation.

      The expenses of the offering, not including the underwriting discount, are estimated at $1,920,000 and are payable by us, as set forth in the following table.

SEC registration fee................................................ $   62,324
NASD filing fee.....................................................     22,300
Nasdaq National Market listing fee..................................     87,000
Printing and engraving expenses.....................................    400,000
Legal fees and expenses.............................................    600,000
Accounting fees and expenses........................................    550,000
Blue sky fees and expenses (including legal fees)...................      7,500
Transfer agent and registrar fees and expenses......................      3,500
Premiums for director and officer insurance.........................    175,883
Miscellaneous.......................................................     11,493
                                                                     ----------
  Total............................................................. $1,920,000
                                                                     ==========

Over-allotment Options

      We have granted an option to the U.S. underwriters to purchase up to 1,491,000 additional shares at the public offering price less the underwriting discount. The U.S. underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the U.S. underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreements, to purchase a number of additional shares proportionate to that U.S. underwriter's initial amount reflected in the above table.

      We have also granted an option to the international managers, exercisable for 30 days from the date of this prospectus, to purchase up to 372,750 additional shares to cover any over-allotments on terms similar to that granted to the U.S. underwriters.

Intersyndicate Agreement

      The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the U.S. underwriters and the international managers may sell shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares will not offer to sell or sell shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions under the intersyndicate agreement. Similarly, the international managers and any dealer to whom they sell shares will not offer to sell or sell shares to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions under the intersyndicate agreement.

Reserved Shares

      At our request, the underwriters have reserved for sale, at the initial public offering price, up to 621,250 shares offered by this prospectus for sale to some of our directors, officers, employees and business associates. If these persons purchase reserved shares, this will reduce the number of shares available for sale to the general public. Any reserved shares that are not orally confirmed for purchase within one day of the pricing of this offering will be offered by the underwriters to the general public on the same terms as the other shares offered by this prospectus.

      Purchasers of shares pursuant to the reserved share program generally will not be subject to lock-up agreements in respect of the shares so purchased unless required by the Conduct Rules of the NASD. The NASD's Conduct Rules will require that some purchasers of shares who are affiliated or associated with NASD members or who hold senior positions at financial institutions or members of their immediate families be subject to three-month lock-up agreements.

No Sales of Similar Securities

      We and our executive officers and directors and most of our existing stockholders have agreed, with limited exceptions, not to sell or transfer any common stock for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. Specifically, we and these other individuals have agreed not to directly or indirectly:

    . offer, pledge, sell or contract to sell any common stock, other than common stock issued by us in connection with our purchase of Aurora Communications;

    .  sell any option or contract to purchase any common stock;

    .  purchase any option or contract to sell any common stock;

    . grant any option, right or warrant for the sale of any common stock, other than pursuant to our stock incentive plan;

    .  lend or otherwise dispose of or transfer any common stock;

    . request or demand that we file a registration statement related to any common stock; or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

      This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Quotation on the Nasdaq National Market

      We expect the shares to be approved for quotation on The Nasdaq National Market, subject to notice of issuance, under the symbol "NBCR."

      Before this offering, there has been no public market for our class A common stock. The initial public offering price will be determined through negotiations among us and the U.S. representatives and lead managers. In addition to prevailing market conditions, the primary factors to be considered in determining the initial public offering price are:

    . the valuation multiples of publicly traded companies that the U.S. representatives and the lead managers believe to be comparable to us;

    .  our financial information;

    . the history of, and the prospects for, our company and the industry in which we compete;

    . an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

    .  the present state of our development;

    . the general condition of the securities market at the time of this offering; and

    . the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

      An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

      The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

      Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our class A common stock. However, the U.S. representatives may engage in transactions that stabilize the price of the class A common stock, such as bids or purchases to peg, fix or maintain that price.

      If the underwriters create a short position in the class A common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus, the U.S. representatives may reduce that short position by purchasing shares in the open market. The U.S. representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above. Purchases of the class A common stock to stabilize its price or to reduce a short position may cause the price of the class A common stock to be higher than it might be in the absence of such purchases.

      The U.S. representatives may also impose a penalty bid on underwriters and selling group members. This means that if the U.S. representatives purchase shares in the open market to reduce the underwriters' short position or to stabilize the price of such shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares. The imposition of a penalty bid may also affect the price of the shares in that it discourages resales of those shares.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the class A common stock. In addition, neither we nor any of the underwriters makes any representation that the U.S. representatives or the lead managers will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected on The Nasdaq National Market, in the over-the-counter market or otherwise.

Electronic Prospectus

      Merrill Lynch, Pierce, Fenner & Smith Incorporated will facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      Prudential Securities Incorporated facilitates the marketing of new issues online through its PrudentialSecurities.com division. Clients of Prudential Advisor SM, a full service brokerage firm program, may view offering terms and a prospectus online and place orders through their financial advisors.

      Other than the prospectus in electronic format, the information on the websites maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated and PrudentialSecurities.com and relating to this offering is not intended to be part of this prospectus.

Other Relationships

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as our financial advisor in connection with our pending acquisition of Aurora Communications and our reorganization. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as sole placement agent with respect to our units consisting of senior discount notes and limited partnership units, and as sole lead arranger, book running manager and syndication agent with respect to our new credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated has received customary fees and commissions for these transactions. Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns $20.0 million aggregate principal amount of our senior discount notes and 26,473 shares of our class A common stock. Merrill Lynch Capital Corporation is also a lender under our new credit facility. We will issue shares of our class C common stock to BancAmerica Capital Investors SBIC I, L.P., an affiliate of Banc of America Securities LLC, in connection with the satisfaction of $35.0 million of the purchase price payable with respect to the Aurora acquisition. The number of shares that we issue will be based on the market value of our class A common stock at the date of closing of the acquisition. Assuming a market value equal to $17.50, the midpoint of the price range set forth on the cover page of this prospectus, we expect to issue 2,000,000 shares of class C common stock to BancAmerica Capital Investors. Merrill Lynch Capital Corporation has agreed that it will not, with limited exceptions, sell, transfer, assign, pledge or hypothecate any shares of class A common stock for one year after the date of this prospectus.

                                 LEGAL MATTERS

      The validity of the class A common stock offered in this prospectus and certain other legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

      The historical financial statements of Nassau Broadcasting Partners, L.P. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 appearing in this prospectus and registration statement were audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and registration statement, and are included in reliance upon such report given on their authority as experts in accounting and auditing.

      The consolidated financial statements of Aurora Communications, LLC as of December 31, 1999, and for the period January 20, 1999, the date of commencement of operations, to December 31, 1999 appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given on their authority as experts in accounting and auditing.

      The combined financial statements of radio stations WODE(FM) and WEEX(AM) as of December 31, 1998 and 1999, for the period from January 29, 1998, the date of commencement of operations by Clear Channel Communications, Inc., to December 31, 1998 and for the year ended December 31, 1999 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The combined financial statements of WEBE and WICC Radio Stations, divisions of ML Media Partners, L.P., as of December 31, 1997 and 1998 and August 31, 1999 for each of the three years in the period ended December 31, 1998 and for the period January 1, 1999 to August 31, 1999 appearing in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon such reports given on their authority as experts in accounting and auditing.

      The historical financial statements of (i) Capstar Trust, as of December 31, 1998 and October 26, 1999, for the period May 29, 1998, the date of inception, to December 31, 1998 and for the period January 1, 1999 to October 26, 1999; (ii) Westchester Radio, LLC as of December 31, 1998 and October 26, 1999, for the period April 2, 1998, the date of inception, to December 31, 1998 and for the period January 1, 1999 to October 26, 1999; (iii) Commodore Media of Westchester, Inc. as of December 31, 1996 and 1997 and as of April 1, 1998, for each of the two years in the period ended December 31, 1997 and for the period from January 1, 1998 to April 1, 1998; (iv) WRKI, WAXB, WPUT, and WINE, operating divisions of Commodore Media of Norwalk, Inc., as of December 31, 1997 and May 29, 1998, for the year ended December 31, 1997 and for the period from January 1, 1998 to May 29, 1998; and (v) WRKI, WAXB, WPUT, WZZN and WINE, operating divisions of Commodore Media of Norwalk, Inc., as of December 31, 1996 and for the year then ended, appearing in this prospectus were audited by Weeks Holderbaum Huber & DeGraw, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon such reports given on their authority as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed a registration statement on Form S-1 with the SEC covering our class A common stock. For further information about us and the class A common stock, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      After the offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. We will fulfill these requirements by filing periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent accounting firm. Our SEC filings will be available over the internet at the SEC's website at http://www.sec.gov. You may also read, without charge, or copy, at prescribed rates, any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at Nasdaq's website at http://www.nasdaq.com.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Nassau Broadcasting Partners, L.P.--Audited Financial Statements
   Report of Independent Certified Public Accountants.....................  F-5
   Balance Sheets as of December 31, 1999 and 1998........................  F-6
   Statements of Operations and Comprehensive Loss for the years ended
    December 31, 1999, 1998 and 1997......................................  F-7
   Statement of Partners' Capital (Deficit) for the years ended December
    31, 1999, 1998 and 1997...............................................  F-8
   Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997..............................................................  F-9
   Notes to Financial Statements..........................................  F-10
Nassau Broadcasting Partners, L.P.--Unaudited Interim Financial Statements
   Balance Sheets as of March 31, 2000 and December 31, 1999..............  F-24
   Statements of Operations and Comprehensive Loss for the three months ended March 31, 2000 and 1999.........................................  F-25
   Statements of Cash Flows for the three months ended March 31, 2000 and
    1999..................................................................  F-26
   Notes to Financial Statements..........................................  F-27
Aurora Communications, LLC (A Limited Liability Company)--
 Audited Consolidated Financial Statements
   Report of Independent Auditors.........................................  F-31
   Consolidated Balance Sheet as of December 31, 1999.....................  F-32
   Consolidated Statement of Operations for the period from January 20,
    1999
    (commencement of operations) to December 31, 1999.....................  F-33
   Consolidated Statement of Members' Capital for the period from January
    20, 1999 (commencement of operations) to December 31, 1999............  F-34
   Consolidated Statement of Cash Flows for the period from January 20,
    1999
    (commencement of operations) to December 31, 1999.....................  F-35
   Notes to Consolidated Financial Statements.............................  F-36
Aurora Communications, LLC (A Limited Liability Company)--
 Unaudited Interim Financial Statements
   Condensed Consolidated Balance Sheet as of March 31, 2000..............  F-43
   Condensed Consolidated Statement of Operations for the three months ended March 31, 2000..................................................  F-44
   Condensed Consolidated Statement of Members' Capital as of March 31,
    2000..................................................................  F-45
   Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2000..................................................  F-46
   Notes to Condensed Consolidated Financial Statements...................  F-47
Radio Stations WODE (FM) and WEEX (AM)--Audited Combined Financial
 Statements
   Report of Independent Auditors.........................................  F-49
   Combined Balance Sheets as of December 31, 1999 and 1998...............  F-50

                                                                              Page
                                                                              ----
   Combined Statements of Operations for the year ended December 31, 1999 and the period from January 29, 1998 (commencement of operations) to December
    31, 1998................................................................. F-51
   Combined Statements of Cash Flows for the year ended December 31, 1999 and the period from January 29, 1998 (commencement of operations) to December
    31, 1998................................................................. F-52
   Notes to Combined Financial Statements.................................... F-53
WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.)--
 Audited Combined Financial Statements
   Independent Auditors' Report.............................................. F-56
   Combined Balance Sheet as of August 31, 1999.............................. F-57
   Combined Statement of Operations and Accumulated Earnings for the period from January 1, 1999 to August 31, 1999.................................. F-58
   Combined Statement of Cash Flows for the period from January 1, 1999 to
    August 31, 1999.......................................................... F-59
   Notes to Combined Financial Statements.................................... F-60
WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.)--
 Audited Combined Financial Statements
   Independent Auditors' Report.............................................. F-64
   Combined Balance Sheets as of December 31, 1998 and 1997.................. F-65
   Combined Statements of Operations and Accumulated Earnings (Deficit) for
    the years ended December 31, 1998, 1997 and 1996......................... F-66
   Combined Statements of Cash Flows for the years ended December 31, 1998,
    1997 and 1996............................................................ F-67
   Notes to Combined Financial Statements.................................... F-68
Capstar Trust (A Trust)--Audited Financial Statements
   Independent Auditors' Report.............................................. F-72
   Balance Sheet as of October 26, 1999...................................... F-73
   Statement of Operations and Beneficiaries' Equity for the period from
    January 1, 1999
    to October 26, 1999...................................................... F-74
   Statement of Cash Flows for the period from January 1, 1999 to October 26,
    1999..................................................................... F-75
   Notes to Financial Statements............................................. F-76
Capstar Trust (A Trust)--Audited Financial Statements
   Independent Auditors' Report.............................................. F-80
   Balance Sheet as of December 31, 1998..................................... F-81
   Statement of Operations and Beneficiaries' Equity for the period from May
    29, 1998
    (date of inception) to December 31, 1998................................. F-82
   Statement of Cash Flows for the period from May 29, 1998 (date of inception) to December 31, 1998.......................................... F-83
   Notes to Financial Statements............................................. F-84

                                                                          Page
                                                                          ----
Westchester Radio, LLC--Audited Financial Statements
   Independent Auditors' Report.......................................... F-88
   Balance Sheet as of October 26, 1999.................................. F-89
   Statement of Operations and Members' Deficiency for the period from
    January 1, 1999 to
    October 26, 1999..................................................... F-90
   Statement of Cash Flows for the period from January 1, 1999 to October
    26, 1999............................................................. F-91
   Notes to Financial Statements......................................... F-92
Westchester Radio, LLC--Audited Financial Statements
   Independent Auditors' Report.......................................... F-99
   Balance Sheet as of December 31, 1998................................. F-100
   Statement of Operations and Members' Deficiency for the period from
    April 2, 1998
    (date of inception) to December 31, 1998............................. F-101
   Statement of Cash Flows for the period from April 2, 1998 (date of inception) to December 31, 1998...................................... F-102
   Notes to Financial Statements......................................... F-103
Commodore Media of Westchester, Inc.--Audited Financial Statements
   Independent Auditors' Report.......................................... F-110
   Balance Sheet as of April 1, 1998..................................... F-111
   Statement of Operations and Retained Earnings for the period from
    January 1, 1998 to April 1, 1998..................................... F-112
   Statement of Cash Flows for the period from January 1, 1998 to April
    1, 1998.............................................................. F-113
   Notes to Financial Statements......................................... F-114
Commodore Media of Westchester, Inc.--Audited Financial Statements
   Independent Auditors' Report.......................................... F-118
   Balance Sheet as of December 31, 1997................................. F-119
   Statement of Operations and Retained Earnings for the year ended De-
    cember 31, 1997...................................................... F-120
   Statement of Cash Flows for the year ended December 31, 1997.......... F-121
   Notes to Financial Statements......................................... F-122
Commodore Media of Westchester, Inc.--Audited Financial Statements
   Independent Auditors' Report.......................................... F-126
   Balance Sheet as of December 31, 1996................................. F-127
   Statement of Operations and Accumulated Deficit for the year ended
    December 31, 1996.................................................... F-128
   Statement of Cash Flows for the year ended December 31, 1996.......... F-129
   Notes to Financial Statements......................................... F-130

                                                                         Page
                                                                         ----
WRKI/WAXB/WPUT/WINE (Operating Divisions of Commodore Media of Norwalk,
 Inc.)--Audited Combined Financial Statements
   Independent Auditors' Report......................................... F-134
   Combined Balance Sheet as of May 29, 1998............................ F-135
   Combined Statement of Operations and Division Equity for the period from January 1, 1998 to May 29, 1998................................ F-136
   Combined Statement of Cash Flows for the period from January 1, 1998 to May 29, 1998..................................................... F-137
   Notes to Financial Statements........................................ F-138
WRKI/WAXB/WPUT/WINE (Operating Divisions of Commodore Media of Norwalk,
 Inc.)--Audited Combined Financial Statements
   Independent Auditors' Report......................................... F-142
   Combined Balance Sheet as of December 31, 1997....................... F-143
   Combined Statement of Operations and Division Equity for the year ended December 31, 1997............................................. F-144
   Combined Statement of Cash Flows for the year ended December 31,
    1997................................................................ F-145
   Notes to Financial Statements........................................ F-146
WRKI/WAXB/WPUT/WZZN/WINE (Operating Divisions of Commodore Media of
 Norwalk, Inc.)--Audited Combined Financial Statements
   Independent Auditors' Report......................................... F-150
   Combined Balance Sheet as of December 31, 1996....................... F-151
   Combined Statement of Operations and Division Equity for the year ended December 31, 1996............................................. F-152
   Combined Statement of Cash Flows for the year ended December 31,
    1996................................................................ F-153
   Notes to Financial Statements........................................ F-154

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Nassau Broadcasting Partners, L.P.

      We have audited the accompanying balance sheets of Nassau Broadcasting Partners, L.P. as of December 31, 1999 and 1998 and the related statements of operations and comprehensive loss, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nassau Broadcasting Partners, L.P. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Grant Thornton LLP
Edison, New Jersey
March 1, 2000

                       NASSAU BROADCASTING PARTNERS, L.P.

                                 BALANCE SHEETS

                                                   December 31,
                                      ----------------------------------------
                                                     Pro forma
                                                        1999
                                                    (unaudited)
                                          1999      (See Note O)      1998
                                      ------------  ------------  ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......... $    587,362  $    587,362  $  7,050,051
  Marketable securities..............    2,201,080     2,201,080     1,779,788
  Due from broker....................          --            --        762,710
  Accounts receivable (net of
   allowance for doubtful accounts of
   $316,000 and $331,000 in 1999 and
   1998, respectively)...............    6,645,514     6,645,514     5,257,065
  Prepaid expenses and other current
   assets............................      223,664       223,664       206,308
  Note receivable--officer...........      590,000       590,000        90,000
                                      ------------  ------------  ------------
    Total current assets.............   10,247,620    10,247,620    15,145,922
PROPERTY AND EQUIPMENT, NET..........   11,792,237    11,792,237    11,316,879
OTHER ASSETS
  Certificates of deposit--
   restricted........................       77,586        77,586        39,913
  Deferred costs.....................      805,436       805,436     1,230,923
  Cost in excess of net assets
   acquired..........................   26,504,288    26,504,288    27,253,280
  Deposits...........................   25,100,484    25,100,484    15,599,133
  Note receivable--officer...........      100,000       100,000        36,000
  Other assets.......................      140,129       140,129        72,331
                                      ------------  ------------  ------------
                                      $ 74,767,780  $ 74,767,780  $ 70,694,381
                                      ============  ============  ============
LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable and accrued
   expenses.......................... $  1,683,042  $  1,683,042  $  1,082,145
  Loan payable--broker...............      805,270       805,270       769,846
  Mortgages payable--current.........      127,340       127,340       115,824
  Capitalized lease obligations--
   current...........................      354,057       354,057       320,709
  Distribution payable...............                 10,500,000
                                      ------------  ------------  ------------
    Total current liabilities........    2,969,709    13,469,709     2,288,524
SENIOR DEBT..........................   47,938,871    47,938,871    43,994,812
SUBORDINATED NOTES PAYABLE...........   39,099,013    39,099,013    35,091,620
MORTGAGES PAYABLE, LONG-TERM.........    2,099,363     2,099,363     2,226,703
CAPITALIZED LEASE OBLIGATIONS, LONG-
 TERM................................      826,376       826,376     1,058,754
DEFERRED INCOME......................      282,000       282,000           --
DEFERRED GAIN........................    1,062,000     1,062,000     1,629,000
COMMITMENTS AND CONTINGENCIES
PARTNERS' DEFICIT....................  (19,509,552)  (30,009,552)  (15,595,032)
                                      ------------  ------------  ------------
                                      $ 74,767,780  $ 74,767,780  $ 70,694,381
                                      ============  ============  ============

        The accompanying notes are an integral part of these statements.

                       NASSAU BROADCASTING PARTNERS, L.P.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                               Year ended December 31,
                                         --------------------------------------
                                             1999         1998         1997
                                         ------------  -----------  -----------
Gross revenues.........................  $ 34,295,261  $27,349,044  $20,891,079
Less agency and outside commissions....     2,893,603    2,352,913    1,811,723
                                         ------------  -----------  -----------
    Net revenues.......................    31,401,658   24,996,131   19,079,356
                                         ------------  -----------  -----------
Operating expenses, excluding
 depreciation, amortization, corporate
 general and administrative expenses,
 and local marketing agreement fees....    20,793,685   17,226,676   13,437,147
Depreciation and amortization expense..     2,634,479    2,363,711    2,138,981
Corporate general and administrative
 expenses..............................     2,280,157    1,825,305    1,995,151
Local marketing agreement fees.........     2,516,718    2,271,176    1,665,990
                                         ------------  -----------  -----------
                                           28,225,039   23,686,868   19,237,269
                                         ------------  -----------  -----------
    Operating income (loss)............     3,176,619    1,309,263     (157,913)
                                         ------------  -----------  -----------
Other income (expenses)
  Interest and dividend income.........        26,634       65,336      210,709
  Realized gains on marketable
   securities..........................     2,536,577      926,531      319,269
  Gain on sale of radio stations.......       567,000    3,176,496          --
  Interest expense.....................   (10,946,358)  (8,781,184)  (6,367,215)
  Special management fee...............           --           --      (744,140)
                                         ------------  -----------  -----------
                                           (7,816,147)  (4,612,821)  (6,581,377)
                                         ------------  -----------  -----------
    Loss before extraordinary item.....    (4,639,528)  (3,303,558)  (6,739,290)
Extraordinary loss on early retirement
 of debt...............................           --      (676,514)         --
                                         ------------  -----------  -----------
    NET LOSS...........................    (4,639,528)  (3,980,072)  (6,739,290)
                                         ------------  -----------  -----------
Unrealized gain on marketable
 securities
  Unrealized holding gains arising
   during the year.....................     1,213,318      488,310          --
  Less reclassification adjustment for
   gains included in net income........      (488,310)         --           --
                                         ------------  -----------  -----------
Other comprehensive income.............       725,008      488,310          --
                                         ------------  -----------  -----------
    Comprehensive loss.................  $ (3,914,520) $(3,491,762) $(6,739,290)
                                         ============  ===========  ===========

        The accompanying notes are an integral part of these statements.

                       NASSAU BROADCASTING PARTNERS, L.P.

                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

                  Years ended December 31, 1997, 1998 and 1999

                                                     Accumulated
                                                        other        Total
                                      Accumulated   comprehensive  partners'
                                        deficit        income       deficit
                                      ------------  ------------- ------------
Balances, January 1, 1997...........  $ (7,792,845)         --    $ (7,792,845)
Net loss............................    (6,739,290)         --      (6,739,290)
Increase attributable to
 subordinated debt option...........     5,500,000          --       5,500,000
                                      ------------   ----------   ------------
Balances, December 31, 1997.........    (9,032,135)         --      (9,032,135)
Net loss............................    (3,980,072)         --      (3,980,072)
Unrealized gain on marketable
 securities.........................           --    $  488,310        488,310
Distributions.......................    (3,071,135)         --      (3,071,135)
                                      ------------   ----------   ------------
Balances, December 31, 1998.........   (16,083,342)     488,310    (15,595,032)
Net loss............................    (4,639,528)         --      (4,639,528)
Unrealized gain on marketable
 securities, net of reclassification
 adjustment.........................           --       725,008        725,008
                                      ------------   ----------   ------------
Balances, December 31, 1999.........  $(20,722,870)  $1,213,318   $(19,509,552)
                                      ============   ==========   ============

         The accompanying notes are an integral part of this statement.

                       NASSAU BROADCASTING PARTNERS, L.P.

                            STATEMENTS OF CASH FLOWS

                                              Year ended December 31,
                                       ---------------------------------------
                                          1999          1998          1997
                                       -----------  ------------  ------------
Cash flows from operating activities
Net loss.............................  $(4,639,528) $ (3,980,072) $ (6,739,290)
Adjustments to reconcile net loss to
 net cash used in operating
 activities..........................
 Extraordinary loss on early
  retirement of debt.................          --        676,514           --
 Depreciation........................    1,192,000     1,090,478       660,554
 Amortization of deferred costs......      560,487       495,073       755,578
 Amortization of subordinated debt
  discount...........................      901,896     1,100,004       642,000
 Amortization of costs in excess of
  net assets acquired................      881,992       778,160       722,849
 Subordinated debt interest..........    3,105,497     3,422,028     2,821,432
 Deferred senior debt interest.......    1,459,059       494,812           --
 Gain on sale of radio stations......     (567,000)   (3,176,496)          --
 Gain on sale of marketable
  securities.........................   (2,536,577)     (926,531)     (319,269)
 Changes in operating assets and
  liabilities
 Accounts receivable.................   (1,388,449)   (1,192,491)     (940,486)
 Prepaid expenses and other current
  assets.............................      (17,356)      (92,545)      (42,406)
 Prepaid management fee..............          --        400,000        50,000
 Other assets........................      (67,798)      (33,499)     (207,141)
 Accounts payable and accrued
  expenses...........................      600,896       (96,459)   (1,004,000)
 Deferred income.....................      282,000           --            --
                                       -----------  ------------  ------------
   Net cash used in operating
    activities.......................     (232,881)   (1,041,024)   (3,600,179)
                                       -----------  ------------  ------------
Cash flows from investing activities
 Purchase of certificates of
  deposit--restricted, net...........      (37,673)       (1,913)      (38,000)
 Purchases of property and
  equipment..........................   (1,667,364)     (911,579)   (3,204,608)
 Acquisition of radio stations.......          --            --     (5,052,220)
 Sale of radio stations, net of
  selling costs......................          --      6,778,716           --
 Deposits for stations to be acquired
  and other costs....................   (9,634,351)   (4,292,721)   (8,769,153)
 Sale of marketable securities.......   13,684,826     5,623,832    10,458,768
 Purchase of marketable securities...  (10,081,818)   (3,535,043)  (11,728,851)
 Loans to president and officer......     (564,000)     (126,000)          --
                                       -----------  ------------  ------------
   Net cash (used in) provided by
    investing activities.............   (8,300,380)    3,535,292   (18,334,064)
                                       -----------  ------------  ------------
Cash flows from financing activities
 Proceeds from senior debt...........    2,485,000    43,500,000           --
 Payment of senior debt..............          --    (25,000,000)          --
 Payment of subordinated debt .......          --     (9,890,597)          --
 Proceeds from subordinated debt.....          --            --     17,500,000
 Payments of other debt..............     (358,852)     (384,499)     (377,738)
 Proceeds from other debt............       79,424           --         50,000
 Increase in deferred costs..........     (135,000)   (1,307,265)          --
 Distribution to Partners............          --     (3,071,135)          --
                                       -----------  ------------  ------------
   Net cash provided by financing
    activities.......................    2,070,572     3,846,504    17,172,262
                                       -----------  ------------  ------------
   NET (DECREASE) INCREASE IN CASH
    AND CASH EQUIVALENTS.............   (6,462,689)    6,340,772    (4,761,981)
Cash and cash equivalents at
 beginning of year...................    7,050,051       709,279     5,471,260
                                       -----------  ------------  ------------
Cash and cash equivalents at end of
 year................................  $   587,362  $  7,050,051  $    709,279
                                       ===========  ============  ============
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for
  Interest...........................  $ 4,952,226  $  3,916,497  $  2,621,972
                                       ===========  ============  ============

Supplemental information on noncash investing and financing activities:

(1) Capital lease obligations of $1,016,594 and $50,000 were incurred during the years ended December 31, 1998 and 1997, respectively. The Company entered into leases for new broadcast equipment.
(2) Mortgage obligations of $2,575,000 were incurred in 1998.

        The accompanying notes are an integral part of these statements.

                       NASSAU BROADCASTING PARTNERS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--SUMMARY OF ACCOUNTING POLICIES

1. Business

      Nassau Broadcasting Partners, L.P. (the "Company") is principally engaged in the management and operation of radio broadcast stations in suburban markets located between the New York and Philadelphia metropolitan areas. As of December 31, 1999, the Company owns and/or operates nineteen radio stations.

      Following are descriptions of the partners in the Company and certain affiliates:

            Nassau Broadcasting Company, Inc. ("NBC")--Limited partner which, on a fully diluted basis, holds a 79% equity interest in the Company. NBC is wholly owned by Nassau Broadcast Holdings, Inc. ("NBH"), in which the Company's President and Chief Executive Officer of the Company, has a 90% interest. The remaining 10% of NBH is owned by the estate of the Chief Executive Officer's father.

            Nassau Holdings, Inc. ("NHI")--Limited partner, which, on a fully diluted basis, holds a 20% equity interest in the Company. NHI is wholly owned by the President and Chief Executive Officer of the Company.

            Nassau Broadcasting Partners, Inc. ("NBPI")--General partner which, on a fully diluted basis, holds a 1% equity interest and 100% of the voting rights in the Company. The President and Chief Executive Officer of the Company has a 52.4% equity interest and 33.4% voting interest in NBPI.

2. Revenue Recognition

      Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

3. Property and Equipment

      Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or estimated useful lives of the assets. Depreciation for tax purposes is based upon the original cost basis of all assets using accelerated methods.

4. Marketable Securities

      The Company has evaluated its investment policies consistent with Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities," and determined that its investment securities, all of which are equity securities, are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a component of partners' capital. The cost of securities sold is based on the specific identification method.

5. Cost in Excess of Net Assets Acquired

      The excess of cost over fair value of the net tangible assets acquired consists of FCC licenses and goodwill, which are being amortized by the straight-line method over a period of forty years. Accumulated amortization is $2,468,000 and $1,719,000 at December 31, 1999 and 1998, respectively.

                       NASSAU BROADCASTING PARTNERS, L.P.

6. Deferred Costs

      Deferred costs consist of legal and financing fees incurred in connection with the issuance of the senior and subordinated notes and are being amortized over the terms of the respective debt instruments.

7. Income Taxes

      The Partnership does not pay income taxes on income; rather, the partners are taxed on their share of partnership income. Accordingly, the Partnership does not make any provisions in its accounts for income taxes.

8. Partners Distribution

      On August 28, 1998, the Company entered into a senior loan agreement from which a portion of the proceeds was used to repay subordinated notes held by the Company and for distributions to the Company's Partners.

9. Cash and Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. These funds are insured by the Federal Deposit Insurance Corporation up to an aggregate maximum of $100,000 per institution. At various times throughout the year, the Company maintains cash balances at banks in excess of $100,000.

10. Local Marketing Agreements

      The Company enters into local marketing agreements ("LMAs") with respect to certain radio stations it intends to acquire. The Company operates the stations under the LMA whereby the Company agrees to purchase from the broadcast station licensee certain broadcast time and provide programming to and sell advertising on the stations during the purchased time. Fees incurred pursuant to various local marketing agreements are recognized as station operating expenses in the period the services received occur. The Company's financial statements include broadcasting revenues and station operating expenses of stations marketed under LMAs. Broadcasting revenues earned pursuant to LMAs are recognized when advertisements are broadcast. Station operating expenses are recognized when goods are received and services are obtained. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. Such control includes, but is not limited to, retaining control over policies, programming, advertisements and operations of the station. When applicable, the LMA terminates upon the closing of the acquisition of the station. The Company operated up to nine stations under such agreements in 1999 and eight stations under such agreements in 1998 and 1997.

11. Impairment of Long Lived Assets and Identifiable Intangibles

      Intangible assets consist principally of the value of FCC licenses and the excess of the purchase price (including related acquisition costs) over the fair value of net assets of acquired radio stations. These assets are amortized on a straight-line basis over 40 years. The Company continually evaluates the individual performance of all radio stations, including stations that were underperforming when acquired. Intangible assets are evaluated when individual station performance is not meeting the Company's expectations, or if other events or circumstances indicate a possible inability to recover the related intangible assets carrying amount.

                       NASSAU BROADCASTING PARTNERS, L.P.

Such evaluation is based on various analyses, including identifiable cash flows and profitability projections. If future expected undiscounted cash flows are insufficient to recover the carrying amounts of the asset, then an impairment loss is recognized based upon the excess of the carrying value of the asset over the fair value of such assets, which is based upon the anticipated cash flows on a discounted basis. The Company also evaluates the amortization and depreciation periods of intangibles and other long-lived assets to determine whether events or circumstances warrant revised estimates of useful lives.

12. Barter Transactions

      Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when commercials are broadcast, and merchandise or services received are charged to expense when received or used. Barter valuation is based upon management's estimates of fair value of goods or services received. Barter revenue was approximately $1,353,000, $1,184,000 and $1,075,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Available barter credits as of December 31, 1999 and 1998 are not material to the Company's financial statements.

13. Concentrations of Credit Risk

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, marketable securities and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base.

14. Corporate General and Administrative Expenses

      Corporate general and administrative expenses consist of corporate overhead costs not specifically allocable to any of the Company's individual stations.

15. Special Management Fee

      The special management fee incurred in 1997, as approved by the Board of Directors and in accordance with the management consulting agreement with NBH, was in recognition of the successful completion of an acquisition plan initiated in 1995.

16. Comprehensive (Income) Loss

      Comprehensive income (loss) encompasses net income (loss) and other comprehensive income (loss). The only item of other comprehensive income presently applicable to the Company is the unrealized gain on the fair value of marketable securities available for sale. Where applicable, reclassification adjustments are made for realized gains or losses on such marketable securities that were included in comprehensive income in prior years.

17. Advertising Expenses

      Costs associated with advertising are expensed as incurred and amounted to approximately $1.4 million, $1.0 million, and $700,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                      NASSAU BROADCASTING PARTNERS, L.P.

18. Certificates of Deposit--Restricted

      The Company purchased a $75,000 certificate of deposit in April 1999 which secures a standby letter of credit (see Note F-3). The certificate of deposit bears interest at a rate of 4.93% and matures April 2001. The balance at December 31, 1999, including accrued interest, is $77,586.

      In December 1997, the Company purchased a $38,000 certificate of deposit which secured a standby letter of credit. The letter of credit expired in March 1999, at which time the certificate of deposit was redeemed for approximately $40,000.

19. Deferred Income

      In 1999, the Company received $350,000 pursuant to an agreement with an advertising representation firm. This amount was recorded as deferred income and is being recognized as a reduction of agency fees over thirty-six months. The amount recognized in 1999 was $68,000.

20. Reclassification

      Certain prior period amounts have been reclassified to conform to the current period presentation.

21. Significant New Accounting Pronouncements

      In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured as fair value. SFAS No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged and specifies detailed criteria to be met to qualify for hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. The Company is evaluating the impact that this statement will have on its results of operations, financial position and related disclosures.

      In January 2000, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 99-17, "Accounting for Advertising Barter Transactions," to be effective for transactions entered into after January 20, 2000. The consensus states that advertising barter transactions should be accounted for at fair value and that the fair value recognized be disclosed in the financial statements, if there is verifiable objective evidence provided by sufficient cash transactions received by the seller of the advertising or similar advertising. EITF No. 99-17 is not expected to have a material effect on the Company's financial statements.

22. Use of Estimates

      In preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       NASSAU BROADCASTING PARTNERS, L.P.

NOTE B--PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1999 and 1998:

                                  Depreciable life        1999        1998
                               ----------------------- ----------- -----------
Broadcast equipment...........         7 years         $ 8,805,832 $ 7,868,697
Land and improvements.........                           3,566,737   3,500,145
Buildings and improvements....      10-31.5 years        1,803,423   1,397,643
Office equipment..............         7 years             670,692     641,519
Computers.....................         5 years             528,094     463,163
Vehicles......................         3 years             246,545     183,598
                                  Lesser of term of
Leasehold improvements........ lease or life of assets   1,193,448   1,100,958
                                                       ----------- -----------
                                                        16,814,771  15,155,723
Less accumulated
 depreciation.................                           5,022,534   3,838,844
                                                       ----------- -----------
                                                       $11,792,237 $11,316,879
                                                       =========== ===========

NOTE C--SENIOR DEBT

      Senior debt represents notes payable to a financial institution in the amounts of $43.5 and $2.485 million. The loans bear interest at 11% current plus 3.25% deferred interest and are collateralized by all of the assets of the Company. In addition, the partners, all of which are corporations, have pledged their corporate stock as a guarantee. All principal and deferred interest are due in full August 28, 2001.

      The Company has $47 million available pursuant to these agreements, of which $45.985 million has been borrowed.

      Senior debt payable at December 31, 1999 and 1998 consists of the following:

                                                            1999        1998
                                                         ----------- -----------
   Original proceeds.................................... $43,500,000 $43,500,000
   Additional proceeds..................................   2,485,000          --
   Deferred interest....................................   1,953,871     494,812
                                                         ----------- -----------
                                                         $47,938,871 $43,994,812
                                                         =========== ===========

      The term notes require that the Company achieve certain minimum annual net revenues and broadcasting cash flows. The agreements also limit capital expenditures, operating leases, corporate overhead expenses, and certain acquisitions or loans. The Company obtained a waiver, dated February 22, 2000, for the capital expenditure and corporate overhead limitations with which the Company was not in compliance at December 31, 1999. The next compliance date for these covenants is December 31, 2000.

                       NASSAU BROADCASTING PARTNERS, L.P.

NOTE D--SUBORDINATED DEBT

      Subordinated debt represents 8% subordinated notes payable to an investor group, due and payable in full, including all accrued interest, on March 27, 2002.

      The subordinated debt holders have an option to purchase a majority partnership interest. This option can be exercised at any time prior to the expiration of the option on June 30, 2010. Subordinated debt discount in the amount of $5,500,000 has been allocated to the value of the option based on the relative fair values of the underlying debt and the option and is being accreted over the term of the debt. In 1998, a portion of the subordinated debt was repaid thereby giving rise to an extraordinary loss in writing off a pro rata share of the subordinated debt discount.

      The components of subordinated debt as of December 31, are as follows:

                                                        1999         1998
                                                     -----------  -----------
Balance at beginning of year, including accrued
 interest........................................... $38,173,102  $44,641,675
Accrued interest....................................   3,105,497    3,422,024
                                                     -----------  -----------
                                                      41,278,599   48,063,699
Repayment...........................................         --    (9,890,597)
                                                     -----------  -----------
Subordinated debt...................................  41,278,599   38,173,102
                                                     -----------  -----------
Subordinated debt discount
  Original amount...................................   5,500,000    5,500,000
  Amortization through end of year..................  (3,320,414)  (1,742,004)
  Write-off attributable to repayment...............         --      (676,514)
                                                     -----------  -----------
                                                       2,179,586    3,081,482
                                                     -----------  -----------
Subordinated debt, net of discount.................. $39,099,013  $35,091,620
                                                     ===========  ===========

NOTE E--MORTGAGES PAYABLE

      Mortgages payable at December 31, 1999 and 1998 are summarized below:

                                                             1999       1998
                                                          ---------- ----------
Mortgage payable to a financial institution at 300 basis
 points per annum in excess of weekly average yield on
 US Treasury securities, fixed for five years,
 collateralized by real property, guaranteed by the
 President of the Company, and due June 1, 2013.
 Principal and interest are payable monthly.............  $1,035,702 $1,078,430
Mortgage payable to seller bearing interest at 10%,
 collateralized by real property and due February 1,
 2008. Principal and interest are payable monthly.......     876,801    944,006
Mortgage payable to sellers bearing interest at 10%,
 collateralized by real property and due January 23,
 2003. Principal and interest are payable monthly. The
 mortgage was paid in full in February 2000.............     314,200    320,091
                                                          ---------- ----------
                                                           2,226,703  2,342,527
Less current maturities.................................     127,340    115,824
                                                          ---------- ----------
Mortgages payable--long-term portion....................  $2,099,363 $2,226,703
                                                          ========== ==========

                       NASSAU BROADCASTING PARTNERS, L.P.

      Maturities of mortgages payable as of December 31, 1999 are as follows:

   2000.............................................................. $  127,340
   2001..............................................................    139,842
   2002..............................................................    153,611
   2003..............................................................    168,744
   2004..............................................................    160,905
   Thereafter........................................................  1,476,261
                                                                      ----------
     Total........................................................... $2,226,703
                                                                      ==========

NOTE F--COMMITMENTS

1. Leases

      The Company leases office, studio and tower space under noncancellable operating leases expiring through 2018. The Company has an option to renew its corporate office lease for four consecutive five-year periods commencing July 1, 2001. Rent expense for the years ended December 31, 1999, 1998 and 1997 was approximately $610,000, $450,000 and $220,000, respectively. Future minimum lease commitments are as follows:

   2000............................................................. $1,021,000
   2001.............................................................    986,000
   2002.............................................................    783,000
   2003.............................................................    770,000
   2004.............................................................    766,000
   Thereafter.......................................................  4,145,000
                                                                     ----------
     Total minimum lease commitments................................ $8,471,000
                                                                     ==========

      The Company leases certain broadcast equipment under capitalized lease agreements. The cost of leased equipment included in property and equipment was approximately $1,697,000 and $1,675,000 at December 31, 1999 and 1998,
respectively, and the accumulated amortization was approximately $530,000 and $330,000 at December 31, 1999 and 1998, respectively. Future minimum lease payments for assets under capital leases at December 31, 1999 are as follows:

   2000.............................................................. $ 380,444
   2001..............................................................   302,112
   2002..............................................................    12,405
   2003..............................................................   364,788
   2004..............................................................       --
   Thereafter........................................................   467,689
                                                                      ---------
     Total minimum lease payments.................................... 1,527,438
   Less amount representing interest.................................   347,005
                                                                      ---------
   Present value of net minimum lease payments....................... 1,180,433
   Less current maturities...........................................   354,057
                                                                      ---------
   Long-term obligation.............................................. $ 826,376
                                                                      =========

      NHI and NBC have guaranteed a lease obligation of approximately $500,000.

                       NASSAU BROADCASTING PARTNERS, L.P.

2. Stock Option Plan

      In prior years NBC approved the establishment of a non-statutory stock option plan (the "Plan") that would entitle certain employees of the Company to be eligible for options in NBC. Such Plan is to become effective upon the filing of certain reorganization documents with the FCC, which is expected to occur in March, 2000. The Plan will allow up to 2.5 million options on the common stock of NBC to be given to employees of the Company. Such options will vest and become exercisable upon a liquidating event as defined in the Plan document. The term of the options will not exceed 10 years. As of December 31, 1999, NBC has agreed to grant 2,435,000 options with an exercise price of $.15 per share when FCC approval is obtained.

      Upon FCC approval of the reorganization documents and the granting of the options, the Company will account for the options pursuant to SFAS 123 and EITF 96-18. In accordance with EITF 96-18, the Company will recognize any cost of the options in reporting periods prior to the measurement date at their lowest aggregate fair value at each of the interim reporting dates prior to the measurement date.

3. Letter of Credit

      The Company has a $75,000 standby letter of credit, which relates to a payment obligation to a vendor. The standby letter of credit is secured by a certificate of deposit. (Note A-18.)

4. Other

      The Company has agreed to compensate two officers of the Company a minimum of $425,000 in 2000. In addition, these employees are eligible for bonuses based on results of operations.

NOTE G--ACQUISITIONS

WOBM (FM) and WOBM (AM)

      On July 1, 1996, the Company entered into an agreement to purchase all of the issued and outstanding capital stock of Seashore Broadcasting Inc. and Northshore Broadcasting Inc. ("Seashore") for $21 million, of which approximately $5 million relates to the LMA. Seashore owns and operates WOBM
(FM) and WOBM (AM) located in the Toms River area in New Jersey. The Company paid an irrevocable, nonrefundable deposit of $2 million and final closing is scheduled for July 1, 2000, pending FCC approval.

      In a related transaction, the Company entered into an LMA effective July 1, 1996 with Seashore pursuant to which the Company programs all of the broadcast time of the stations and sells all of the commercial time during its programming. Accordingly, the Company's financial statements include the broadcasting revenues and station operating expenses of WOBM (FM) and WOBM
(AM). The Company has agreed to make monthly LMA payments of $83,333, increasing in annual increments to maximum monthly payments of $108,333, through the later of June 30, 2000 or the closing, and reimburse certain operating expenses incurred during the term of the agreement. The agreement expires on closing.

                       NASSAU BROADCASTING PARTNERS, L.P.

WSUS (FM)

      On May 30, 1997, the Company acquired substantially all of the net operating assets of WSUS Communications, Inc., which operated one radio station, WSUS (FM), located in Franklin, New Jersey, for a purchase price of approximately $5 million.

      The above acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired, principally intangible assets, and the liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as costs in excess of net assets acquired. The operating results of this acquisition are included in the Company's results of operations from the date of acquisition. Pro forma results of operations have not been included as the amounts are not material to the Company's financial statements.

WNJO (FM) and WCHR (AM)

      On June 1, 1996, the Company entered into an agreement, as amended, with Great Scott Broadcasting ("Great Scott") to purchase substantially all of the assets of WNJO (FM) and WCHR (AM), located in the Trenton, New Jersey area, for a purchase price of $20,000,000. At December 31, 1999, the entire purchase price had been paid and is reflected as deposits on the balance sheet.

      The FCC has not yet approved the transaction. If the FCC fails to approve the transaction and the Company is unsuccessful in appealing that decision, the stations would be remarketed for a period of three years. Depending upon the ultimate sales price to a third-party purchaser, the Company may or may not be made whole in recovering its deposits.

      Concurrently, the Company entered into an LMA with Great Scott pursuant to which the Company has the right to program all of the broadcast time of the stations and sell all of the commercial time during its programming beginning June 1, 1997. The Company pays $75,000 per month pursuant to this agreement. Effective February 8, 1999, the $75,000 per month payment was applied to the final payment due under the Asset Purchase Agreement. These payments are included in deposits on the accompanying balance sheet.

      Upon a reduction of the payments pursuant to the LMA agreement in September 1999, the Company continues to recognize revenues and expenses in accordance with the terms of the LMA, and has commenced amortizing the deposits on these stations over a period of 25 years. The amount amortized in 1999 was approximately $130,000.

WTSX (FM) and WDLC (AM)

      On August 7, 1998, the Company entered into an option agreement to acquire the assets of Port Jervis Broadcasting Co., Inc. ("Port Jervis"), which operates WTSX (FM) and WDLC (AM), licensed to broadcast in Port Jervis, New York, for a purchase price of approximately $2,700,000. The option agreement calls for an option payment of $550,000 plus monthly option payments of $12,500 and extends for a period of 36 months. Concurrently, the Company entered into an LMA with Port Jervis for the operation of the stations requiring monthly payments ranging from $10,000 at the outset to $25,000 commencing August 1, 2000.

                       NASSAU BROADCASTING PARTNERS, L.P.

WILT (AM)

      In 1998, NBH submitted a Chapter 11 Plan of Reorganization for Tiab Communications Corporation which owns the FCC license for WILT (AM) in Mt. Pocono, Pennsylvania. An agreement between NBH and the Company provides that in exchange for the funding of the bankruptcy plan and associated legal costs, the Company has received an option to purchase TIAB or the FCC license from NBH for a nominal amount. On February 12, 1999, the Plan of Reorganization was confirmed and funded by the Company in the amount of $110,000. At December 31, 1999, WILT (AM) was not yet on the air and all amounts disbursed to date are reflected as deposits on the accompanying balance sheet.

WJHR (AM)

      On January 21, 1999, the Company entered into an agreement to purchase all of the assets of WJHR-AM in Flemington, New Jersey for $2,500,000. Final closing is scheduled for November 18, 2001. Concurrent with this transaction, the Company entered into an LMA for the operation of the radio station until November 18, 2001. The agreement calls for quarterly payments of $50,000 for the term of the agreement.

WCHR (FM)

      On August 18, 1999, the Company exercised its option to purchase for $4,675,000 the stock of a corporation which owns the permit to construct an FM radio station in Ocean County, New Jersey. The Company has paid approximately $2.0 million of the purchase price as of the balance sheet date, of which approximately $1.7 million is nonrefundable. Such amounts have been included in deposits on the accompanying balance sheet. The closing of this acquisition is pending FCC approval.

NOTE H--OTHER LOCAL MARKETING AGREEMENTS

      On November 12, 1998, the Company sold all of the assets associated with WSBG (FM) and WVPO (AM) in Stroudsburg, Pennsylvania for approximately $6.8 million. Concurrent with that transaction, the Company entered into an LMA for its operation of the stations for a period of 36 months. The agreement requires the Company to make quarterly payments in the amount of $175,000, which are recorded as operating expenses of the radio stations. The Company has accounted for these transactions as a sale-leaseback arrangement whereby $1,700,000 of the gain on sale of the radio stations is being deferred and credited to gain on sale of radio stations over the thirty-six months of that agreement. The deferred gain recognized in 1999 and 1998 was $567,000 and $71,000, respectively.

NOTE I--MARKETABLE SECURITIES

      The following is a summary of marketable securities at December 31:

                                                              1999       1998
                                                           ---------- ----------
   Equity securities:
     Fair value........................................... $2,201,080 $1,779,788
     Cost.................................................    987,762  1,291,478
                                                           ---------- ----------
       Unrealized gain.................................... $1,213,318 $  488,310
                                                           ========== ==========

                       NASSAU BROADCASTING PARTNERS, L.P.

      At December 31, 1999 and 1998, the Company had loans from its broker totaling $805,270 and $769,846, respectively. At December 31, 1999 and 1998, the interest rate on the loans was 8.5% and 7.75%, respectively. The loans are secured by the Company's marketable securities in the Company's investment account.

NOTE J--SEGMENT INFORMATION

      The Company manages and operates radio stations in the New York and Philadelphia metropolitan areas. The Company considers its business to consist of one reportable operating segment, based on radio stations operated, sharing similar economic characteristics in the nature of the advertising sold, method of broadcasting and listener base. All the Company's revenue is earned within the Northeastern United States.

NOTE K--RELATED PARTY TRANSACTIONS

      Certain investors in NBPI have purchased from the principal shareholder in the majority partner, NBC ("Grantor"), an option to purchase a majority partnership interest. The option is exercisable at any time at an exercise price of $500,000 and expires June 10, 2010. The investors have the right to require the Grantor to repurchase the unexercised option units upon the sale, transfer, assignment or other disposition of all or substantially all of the Company's assets. The repurchase price of the unexercised option units varies based on terms specified in the partnership agreement.

      In 1997, a special management fee of $744,140 was paid to NBH, as approved by the Company's partners.

      On January 23, 1998, NBH purchased twenty-five percent of the stock of a corporation which owns an AM radio station license. In the same transaction, NBH also acquired the real estate and broadcasting towers of the AM station and an FM station. On February 1, 1998, NBH assigned, at cost, all rights and title under the aforementioned transaction to the Company.

      In 1996, the Company advanced $450,000 to NBH as a prepayment of a then existing consulting agreement. $50,000 of the prepayment was expensed in 1997, with the remaining $400,000 being repaid to the Company in 1998 upon termination of the consulting agreement.

      In 1998, the Company acquired a parcel of real property for approximately $1 million that was owned by a partnership in which the president of the Company was a partner.

      At December 31, 1999 and 1998, the President and Chief Executive Officer of the Company was indebted to the Company in the amount of $590,000 and $90,000, respectively. These amounts bear interest at the rate of 8% and were repaid in full, with interest, in February 2000 and March 1999, respectively.

      At December 31, 1999 and 1998, the Company had notes receivable from an officer totaling $100,000 and $36,000, respectively, which bear interest at 8% per annum. Principal and interest are due in full on November 30, 2001.

                      NASSAU BROADCASTING PARTNERS, L.P.

NOTE L--EMPLOYEE BENEFIT PLAN

      The Company maintains a defined contribution plan covering all employees who have one year of service and are age twenty-one or older. Under the provisions of the plan, the Company matches 25% of the first 8% of the participant's compensation contributed as elective deferrals. The Company's contribution in 1999, 1998 and 1997 amounted to $100,706, $76,497 and $87,350, respectively.

NOTE M--ACCOUNTS PAYABLE AND ACCRUED EXPENSE

      Accounts payable and accrued expenses consist of the following at December 31,

                                                             1999       1998
                                                          ---------- ----------
   Accounts payable...................................... $  767,519 $  644,020
   Accrued commissions...................................    281,875    268,891
   Accrued interest......................................    435,580        --
   Other accrued expenses................................    198,068    169,234
                                                          ---------- ----------
                                                          $1,683,042 $1,082,145
                                                          ========== ==========

NOTE N--FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts:

Limitations

      Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instruments; they are subjective in nature and involve uncertainties and matters of judgment, and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discounts that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

      Since the fair value is estimated as of December 31, 1999 and 1998, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

Cash Equivalents and Certificates of Deposit

      The carrying amount is assumed to be the fair value because of the liquidity of the instruments.

Marketable Securities

      The carrying amount represents fair value based on quoted market price.

                       NASSAU BROADCASTING PARTNERS, L.P.

Accounts Receivable and Notes Receivable

      The carrying amount is assumed to be the fair value because of the short-term maturity of the portfolio. The carrying amount of the noncurrent note receivable is assumed to be the fair value because the note receivable earns interest at prevailing rates.

Long-term Obligations

      The fair values of the Company's notes payable, mortgages payable, senior debt and other long-term obligations approximate the terms in the marketplace at which they could be replaced in the aggregate. Therefore, the fair value approximates the carrying value of these financial instruments in the aggregate.

NOTE O--SUBSEQUENT EVENTS

      On February 24, 2000, the Company sold its tower related broadcasting assets and real property to affiliated entities controlled by the Company's President and Chief Executive Officer for $10.0 million. These affiliated entities then immediately sold the bulk of these assets to a third party, who has leased tower space back to the Company.

      On February 29, 2000, the Company entered into an asset purchase agreement with Clear Channel Communications Inc. ("Clear Channel") to purchase two Allentown, Pennsylvania stations for total consideration of $30 million payable in cash. In March 2000, the Company has irrevocably deposited $6 million toward the purchase of these stations.

Unaudited

      On March 24, 2000, the Company entered into a purchase and exchange agreement with the owners of Aurora Communications, LLC ("Aurora") to purchase all of their stock, and thereby acquire the nine stations owned by Aurora for total consideration of $185 million, consisting of $35 million in common stock of the Company, $85 million in cash and $65 million in assumption of debt. The cash amount is subject to a working capital adjustment. In March 2000, the Company irrevocably deposited $7 million toward the purchase of Aurora.

      On March 1, 2000, the Company entered into an additional $10 million term loan agreement with its Senior Lender. The proceeds from this loan were used for deposits on the Aurora and Clear Channel acquisitions.

      The Company's equity investors have committed financing for the Aurora and Clearview Channel acquisitions.

      The Company intends to conduct an initial public offering ("IPO") for a yet to be determined number of shares of Class A common stock. Prior to the IPO, the Company plans to issue $60 million aggregate principal of senior discount notes due 2010. The Company has also entered into a commitment letter with a lender for the arrangement of senior credit facilities in an amount of up to $144 million. There is no assurance that these transactions will occur, or that they will occur under the terms and amounts noted above.

      Prior to the consummation of the IPO, the Company intends to convert to a corporation, which will result in the Company being subject to Federal, state and local corporate income taxes.

                       NASSAU BROADCASTING PARTNERS, L.P.

      In connection with the transactions discussed above, the President and Chief Executive Officer of the Company is eligible to receive $7.5 million for a redemption of a partial equity interest as well as receive approximately $3 million as a distribution in accordance with the terms of the Company's partnership agreement. These distributions will be paid out of the revolving credit facility. The accompanying pro forma balance sheet reflects the partial equity redemption and distribution as if they occurred on December 31, 1999.

      Certain marketable equity securities held by the Company as of December 31, 1999 declined by approximately $800,000 as of April 25, 2000. Management of the Company believes this decline to be temporary.

                       NASSAU BROADCASTING PARTNERS, L.P.

                                 BALANCE SHEETS

                                                       March 31,    December
                                                         2000       31, 1999
                                                      -----------  -----------
                                                      (unaudited)
                       ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................... $ 2,396,819  $   587,362
  Marketable securities..............................   2,099,734    2,201,080
  Accounts receivable (net of allowance for doubtful
   accounts of $353,000 and $316,000 in 2000 and
   1999, respectively)...............................   5,456,265    6,645,514
  Prepaid expenses and other current assets..........     450,848      223,664
  Due from officer...................................     201,306      590,000
                                                      -----------  -----------
    Total current assets.............................  10,604,972   10,247,620
PROPERTY AND EQUIPMENT, NET..........................   5,672,422   11,792,237
OTHER ASSETS
  Certificates of deposit-restricted                          --        77,586
  Deferred costs.....................................   1,039,596      805,436
  Cost in excess of net assets acquired..............  26,317,040   26,504,288
  Deposits...........................................  38,902,228   25,100,484
  Note receivable-officer............................     100,000      100,000
  Other assets.......................................      50,250      140,129
                                                      -----------  -----------
                                                      $82,686,508  $74,767,780
                                                      ===========  ===========
          LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable and accrued expenses.............. $ 1,705,265  $ 1,683,041
  Loan payable-broker................................         --       805,270
  Mortgages payable-current..........................         --       127,341
  Capitalized lease obligations-current..............     471,665      354,057
                                                      -----------  -----------
    Total current liabilities........................   2,176,930    2,969,709
SENIOR DEBT..........................................  56,138,603   47,938,871
SUBORDINATED NOTES PAYABLE...........................  40,159,232   39,099,013
MORTGAGES PAYABLE, LONG-TERM.........................                2,099,363
CAPITALIZED LEASE OBLIGATIONS, LONG-TERM.............     642,484      826,376
DEFERRED INCOME......................................     252,834      282,000
DEFERRED GAIN........................................   4,805,250    1,062,000
COMMITMENTS AND CONTINGENCIES
PARTNERS' DEFICIT.................................... (21,488,825) (19,509,552)
                                                      -----------  -----------
                                                      $82,686,508  $74,767,780
                                                      ===========  ===========

        The accompanying notes are an integral part of these statements.

                       NASSAU BROADCASTING PARTNERS, L.P.

                          STATEMENTS OF OPERATIONS AND

                               COMPREHENSIVE LOSS

                                                        Three months ended
                                                             March 31,
                                                      ------------------------
                                                         2000         1999
                                                      -----------  -----------
                                                            (unaudited)
Gross revenues....................................... $ 7,893,311  $ 6,810,687
Less agency and outside commissions..................     611,533      543,884
                                                      -----------  -----------
    Net revenues.....................................   7,281,778    6,266,803
                                                      -----------  -----------
Operating expenses, excluding depreciation,
 amortization, corporate general and administrative
 expenses, and local marketing agreement fees........   5,318,209    4,569,762
Depreciation and amortization expense................     822,093      602,832
Corporate general and administrative expenses........     587,050      500,435
Local marketing agreement fees.......................     639,571      725,261
                                                      -----------  -----------
                                                        7,366,923    6,398,290
                                                      -----------  -----------
    Operating loss...................................     (85,145)    (131,487)
                                                      -----------  -----------
Other income (expense)
  Interest and dividend income.......................      11,099          --
  Realized gains on marketable securities............     441,457      153,665
  Gain on sale of radio stations and tower assets....   1,632,536      141,750
  Interest expense...................................  (3,024,268)  (2,718,400)
                                                      -----------  -----------
                                                         (939,176)  (2,422,985)
                                                      -----------  -----------
    NET LOSS.........................................  (1,024,321)  (2,554,472)
                                                      -----------  -----------
Unrealized gain on marketable securities
  Unrealized holding losses arising during the
   period............................................    (513,495)    (335,332)
  Less reclassification adjustment for gains included
   in net income.....................................    (441,457)    (153,665)
                                                      -----------  -----------
Other comprehensive loss.............................    (954,952)    (488,997)
                                                      -----------  -----------
    Comprehensive loss............................... $(1,979,273) $(3,043,469)
                                                      ===========  ===========


        The accompanying notes are an integral part of these statements.

                       NASSAU BROADCASTING PARTNERS, L.P.

                            STATEMENTS OF CASH FLOWS

                                                     Three months ended March
                                                               31,
                                                     -------------------------
                                                         2000         1999
                                                     ------------  -----------
                                                           (unaudited)
Cash flows from operating activities
  Net loss.......................................... $ (1,024,321) $(2,554,472)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
   Depreciation and amortization....................      320,725      301,464
   Amortization of deferred costs...................      114,120      114,120
   Amortization of subordinated debt discount.......      225,474      275,001
   Amortization of costs in excess of net assets
    acquired........................................      387,248      187,248
   Subordinated debt interest.......................      834,745      772,648
   Deferred senior debt interest....................      377,779      353,438
   Gain on sale of radio stations and tower assets..   (1,632,536)    (141,750)
   Gain on sale of securities.......................     (441,457)    (153,665)
   Changes in operating assets and liabilities......
    Accounts receivable.............................    1,189,249      714,025
    Prepaid expenses and other current assets.......     (227,184)    (196,767)
    Other assets....................................      (89,969)      12,863
    Accounts payable and accrued expenses...........       22,224      433,041
    Deferred income.................................      (29,166)         --
                                                     ------------  -----------
     Net cash provided by operating activities......       26,931      117,194
                                                     ------------  -----------
Cash flows from investing activities
  Purchases of property and equipment...............     (234,614)    (178,260)
  Sale of tower assets..............................    9,890,000          --
  Deposits for radio stations to be acquired and
   other costs......................................  (14,123,021)  (4,596,260)
  Sale of marketable securities.....................      951,918    6,465,487
  Purchase of marketable securities.................   (1,359,581)  (8,595,610)
  Payments received on due from officer, net........      388,694          --
                                                     ------------  -----------
     Net cash used in investing activities..........   (4,486,604)  (6,904,643)
                                                     ------------  -----------
Cash flows from financing activities
  Proceeds from senior debt.........................    7,821,955          --
  Proceeds of other debt............................          --       585,704
  Principal payments of other debt..................   (1,204,815)         --
  Increase in deferred costs........................     (348,280)     (50,000)
                                                     ------------  -----------
     Net cash provided by financing activities......    6,268,860      535,704
                                                     ------------  -----------
     NET INCREASE (DECREASE) IN CASH AND
      EQUIVALENTS...................................    1,809,187   (6,251,745)
Cash and equivalents at beginning of period.........      587,632    7,050,051
                                                     ------------  -----------
Cash and equivalents at end of period............... $  2,396,819  $   798,306
                                                     ============  ===========


        The accompanying notes are an integral part of these statements.

                      NASSAU BROADCASTING PARTNERS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                            March 31, 2000 and 1999

NOTE A--GENERAL

      In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly Nassau Broadcasting Partners, L.P.'s (the "Company") financial position at March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and 1999.

      Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted. The accompanying financial statements need to be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus.

      Any adjustments that have been made to the financial statements are of a normal recurring nature.

Significant New Accounting Pronouncements

      In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured as fair value. SFAS No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged and specifies detailed criteria to be met to qualify for hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. The Company is evaluating the impact that this statement will have on its results of operations, financial position and related disclosures.

      In January 2000, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 99-17, "Accounting for Advertising Barter Transactions," to be effective for transactions entered into after January 20, 2000. The consensus states that advertising barter transactions should be accounted for at fair value and that the fair value recognized be disclosed in the financial statements, if there is verifiable objective evidence provided by sufficient cash transactions received by the seller of the advertising or similar advertising. Adoption of EITF No. 99-17 did not have a material effect on the Company's financial statements.

NOTE B--RELATED PARTY TRANSACTIONS

      On February 24, 2000, the Company sold its tower-related broadcasting assets and real property, net of liabilities to Nassau Tower Holdings, LLC ("NTH"), an entity controlled by the Company's President and Chief Executive Officer for $10 million. This affiliated entity then immediately sold the bulk of these assets to a third party.

      In connection with the above transaction, the Company entered leases for tower space with NTH for certain assets the Company sold to NTH. In addition, the Company is also leasing tower space from the third party who purchased the assets from NTH. The Company paid approximately $20,000 rent to NTH for the three months ended March 31, 2000.

      The initial terms of the leases are for ten years with options to renew for four consecutive five-year periods. For the portion of the assets not leased back, the Company has recorded a gain of $1,475,870. In

                      NASSAU BROADCASTING PARTNERS, L.P.

                            March 31, 2000 and 1999
addition, a portion of the assets have been accounted for as sales leaseback arrangements and accordingly, the gain, approximately which amounted to $1.8 million, has been deferred and will be amortized over the lease terms. The remainder of the realized gain which amounted to approximately $2.1 million, will be recognized when the Company fulfills its obligations. The gain recognized on the sales lease back assets was $15,000 for the three months ended March 31, 2000.

      During the first quarter of 2000, the Company advanced its President and Chief Executive Officer approximately $200,000. This advance, which was noninterest-bearing, was repaid in full in May 2000.

NOTE C--ACQUISITIONS AND DISPOSITION

      On February 29, 2000, the Company entered into an asset purchase agreement with Clear Channel Communications Inc. ("Clear Channel") to purchase two Allentown, Pennsylvania, stations for total consideration of $30 million payable in cash. In March 2000, the Company deposited $6 million toward the purchase of these stations.

      On March 24, 2000, the Company entered into a purchase and exchange agreement with the owners of Aurora Communications, LLC ("Aurora") to purchase all of their stock, and thereby acquire the nine stations owned by Aurora for total consideration of $185 million, consisting of $35 million in common stock of the Company, $85 million in cash and $65 million in assumption of debt. The cash amount is subject to a working capital adjustment. In March 2000, the Company deposited $7 million toward the purchase of Aurora.

NOTE D--SENIOR AND OTHER DEBT

Senior Debt

      On March 1, 2000, the Company entered into an additional $10 million term loan agreement with its Senior Lender. The proceeds from this loan were used for deposits on the Aurora and Clear Channel acquisitions.

      The loan bears interest at the rate of 11% current plus 3.25% deferred interest. All principal and deferred interest are due in full on August 28, 2001.

      In connection with the loan, the Company paid approximately $348,000 in financing costs, which were deferred and are being amortized over the term of the loan.

Mortgage Payable

      In connection with the Tower sale, NTH assumed certain mortgage obligations of the Company.

NOTE E--STOCK OPTION PLAN AND EMPLOYEE STOCK PURCHASE PLAN

Stock Option Plan:

      In prior years NBC approved the establishment of a non-statutory stock option plan (the "Plan") that would entitle certain employees of the Company to be eligible for options in NBC. Such Plan became effective upon the filing of certain reorganization documents with the FCC, which occurred in March, 2000. The Plan allows up to approximately 2.5 million options on the common stock of NBC to be given to employees of the

                      NASSAU BROADCASTING PARTNERS, L.P.

                            March 31, 2000 and 1999
Company. Such options will vest and become exercisable upon a liquidating event as defined in the Plan document. The term of the options will not exceed 10 years. In April, 2000, the Company received FCC approval of the reorganization documents and NBC granted 2,435,000 options to employees of the Company, with an exercise price of 15c.

      NBC intends to cancel the Plan and options in June, 2000 prior to the measurement date. Upon cancellation of the NBC option plan the Company intends to establish an option plan and replace the cancelled NBC options with options of the Partnership (50,000 units). The number of options, exercise price and terms will effectively be the same as the NBC, except that the options will be fully vested and exercisable upon grant. The options granted by the Company will be accounted for pursuant to APB No. 25. Management estimates that the compensation expense to be recorded at the time of grant will approximate $3.2 million. After the company converts to a corporation, the Company will cancel the options in the partnership and issue new options with identical terms and equivalent equity interests as the options for the partnership. Total shares to be issued is expected to be approximately 205,707 options. These options will be included in the Company's stock incentive plan. The Company's Stock incentive plan will allow the company to issue up to 2 million shares of Class A common stock. The exercise price will be determined at the time the options are granted. The options will be exercisable at the times and upon the conditions that are applicable for the option agreement. The Company expects to issue 1,010,000 options in connection with the completion of the contemplated initial public offering exercisable at the offering price of the offering.

Employee Stock Purchase Plan

      The Company intends to adopt an employee stock purchase plan which would allow eligible employees to purchase shares up to 20% of an employee's compensation for each payroll period. The total shares available under the plan will be 2 million shares. The purchase price will be 85% of the fair value at the beginning of each offering period or the end of each purchase period within the offering period, whichever price is lower. The plan provides for a series of consecutive, overlapping offering periods that will generally be 24 months long.

NOTE F--SUBSEQUENT EVENTS

Senior Credit Facility

      In May 2000, the Company entered into a senior credit facility for approximately $144 million.

      The credit facility consists of the following:

      $33.0 million A1 term loan, which will finance a portion of the purchase price of Aurora Communications in the form of repayment of debt of Aurora Communications. This loan will amortize on a quarterly basis and matures on June, 2006.

      $26.0 million A2 term loan, $5 million of which will be used to repay part of current senior credit facilities and the remainder of which will finance part of the purchase price of stations we currently operate under local marketing agreements. This loan will amortize on a quarterly basis and matures on June, 2006.

      $40.0 million B term loan, which will be used to repay borrowings under the current senior credit facility and fund an equity redemption. This loan will have minimal amortization over its life and matures on June, 2007, at which time a balloon payment will be due.

                       NASSAU BROADCASTING PARTNERS, L.P.

                            March 31, 2000 and 1999

      $25.0 million C term loan, which will pay part of the purchase price of Aurora Communications in the form of repayment of debt of Aurora
Communications. This loan will have minimal amortization over its life and matures on June, 2008, at which time a balloon payment will be due.

      $20.0 million revolving credit facility, of which the Company has drawn $4.6 million to date, which matures on June, 2006.

      All of the above loans bear interest at an alternative base rate or LIBOR, as more fully described in the Senior Credit Facility Agreement.

      The credit facility contains events of default typical for these types of facilities (subject in each case to certain grace periods and materiality thresholds), including, without limitation, (i) nonpayment of amounts under the credit facility, (ii) material misrepresentations, (iii) covenant defaults,
(iv) cross-defaults to their indebtedness, (v) judgment defaults, (vi) bankruptcy and (vii) a change of control.

Senior Discount Notes

      In May 2000, the Company issued $60.0 million aggregate principal amount of 13% senior discount notes due 2010, along with limited partnership units in the Company to several institutions.

      In May 2000, the Company repaid $58.0 million in then-outstanding borrowings under its current senior secured credit facility from borrowings under the new credit facility and from proceeds of the senior discount notes.

Subordinated Notes, Preferred Distribution and Redemption of Equity Interest

      In May 2000, the Company repaid all outstanding subordinated notes payable, which amounted to $42.4 million, and made a preferred distribution to the President and Chief Executive Officer of the Company under the partnership agreement, in an amount of $2.9 million. In addition, the Company's President and Chief Executive Officer is eligible to receive $7.5 million for a redemption of a partial equity interest, of which he has received $2.5 million.

      The Company intends to conduct an initial public offering ("IPO") for a yet to be determined number of shares of Class A common stock. There is no assurance that this transaction will occur.

      Prior to the consummation of the IPO, the Company intends to convert to a corporation, which will result in the Company being subject to Federal, state and local corporate income taxes.

Markeable Securities

      In May 2000, the Company sold Marketable Securities to it President and Chief Executive Officer for approximately $1.9 million, which resulted in a realized loss of approximately $350,000. The sales prices of the Marketable Securities were based on quoted market prices for those securities on the date of sale.

                         REPORT OF INDEPENDENT AUDITORS

The Members
Aurora Communications, LLC

      We have audited the accompanying consolidated balance sheet of Aurora Communications, LLC as of December 31, 1999, and the related consolidated statements of operations, members' capital and cash flows for the period January 20, 1999 (commencement of operations) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aurora Communications, LLC at December 31, 1999 and the consolidated results of its operations and its cash flows for the period January 20, 1999 (commencement of operations) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

New York, New York
February 25, 2000

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1999

ASSETS
Current assets:
  Cash and cash equivalents..................................... $  1,096,594
  Accounts receivable, less allowance for doubtful accounts of
   $43,789......................................................    3,694,071
  Prepaid expenses and other current assets.....................      164,477
                                                                 ------------
    Total current assets........................................    4,955,142
Property and equipment, at cost, less accumulated depreciation
 of $157,829....................................................    5,713,402
FCC licenses and goodwill, net of accumulated amortization of
 $666,779.......................................................   92,012,735
Deferred financing costs, net of accumulated amortization of
 $119,772.......................................................    2,179,283
                                                                 ------------
    Total assets................................................ $104,860,562
                                                                 ============
LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
  Accounts payable and accrued expenses......................... $  1,105,550
  Accrued wages and sales commissions...........................      277,897
  Accrued interest payable......................................      807,359
                                                                 ------------
    Total current liabilities...................................    2,190,806
Long-term debt..................................................   64,256,250
Other noncurrent liabilities....................................      383,005
Commitments and contingencies...................................          --
Members' capital:
  Members interests.............................................   38,605,270
  Accumulated deficit...........................................     (574,769)
                                                                 ------------
    Total members' capital......................................   38,030,501
                                                                 ------------
    Total liabilities and members' capital...................... $104,860,562
                                                                 ============

                            See accompanying notes.

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                      CONSOLIDATED STATEMENT OF OPERATIONS

  For the period January 20, 1999 (commencement of operations) to December 31,
                                      1999

Net revenues....................................................... $6,204,731
Operating expenses:
  Selling..........................................................  1,111,258
  Programming and promotion........................................  1,198,369
  Technical........................................................    113,594
  General and administrative.......................................    682,963
  Depreciation and amortization....................................    824,608
  Corporate expenses...............................................    743,766
                                                                    ----------
    Total operating expenses.......................................  4,674,558
                                                                    ----------
Operating income...................................................  1,530,173
Interest income....................................................     32,345
Interest expense...................................................  2,137,287
                                                                    ----------
Net loss........................................................... $ (574,769)
                                                                    ==========

                            See accompanying notes.

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                   CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL

                                                    Total
                            Preferred Units     Common Units   Additional
                         --------------------- ---------------  Paid-in   Accumulated
                           Units      Value      Units   Value  Capital     Deficit      Total
                         --------- ----------- --------- ----- ---------- ----------- -----------
Balance at January 20,
 1999...................       --  $       --        --  $ --    $  --     $     --   $       --
Issued in connection
 with May 3, 1999
 capitalization.........    52,500     525,000 2,743,678   --       --           --       525,000
Issued in connection
 with August 31, 1999
 capitalization......... 3,807,500  38,075,000 1,898,572   --       --           --    38,075,000
Other issuance..........       --          --        --    --     5,270                     5,270
Net loss................       --          --        --    --       --      (574,769)    (574,769)
                         --------- ----------- --------- -----   ------    ---------  -----------
Balance at December 31,
 1999................... 3,860,000 $38,600,000 4,642,250 $ --    $5,270    $(574,769) $38,030,501
                         ========= =========== ========= =====   ======    =========  ===========

                            See accompanying notes.

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

  For the period January 20, 1999 (commencement of operations) to December 31,
                                      1999

Cash flows from operating activities
Net loss......................................................... $  (574,769)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization..................................     824,608
  Non-cash interest expense......................................     502,777
  Non-cash compensation expense..................................       5,270
  Changes in current assets and current liabilities:
    Increase in accounts receivable..............................  (3,694,071)
    Increase in prepaid expenses and other current assets........    (164,477)
    Increase in accounts payable and accrued expenses............   1,105,550
    Increase in accrued wages and sales commissions..............     277,897
    Increase in accrued interest payable.........................     807,359
                                                                  -----------
    Total adjustments............................................    (335,087)
                                                                  -----------
Net cash used in operating activities............................    (909,856)
                                                                  -----------
Cash flows from investing activities
Payments for business acquisitions............................... (98,343,310)
Capital expenditures.............................................    (207,435)
                                                                  -----------
Net cash used in investing activities............................ (98,550,745)
                                                                  -----------
Cash flows from financing activities
Proceeds from issuance of long-term debt, net....................  64,256,250
Proceeds from issuance of membership interests...................  38,600,000
Debt issuance costs..............................................  (2,299,055)
                                                                  -----------
Net cash provided by financing activities........................ 100,557,195
                                                                  -----------
Net increase in cash and cash equivalents........................   1,096,594
Cash and cash equivalents at beginning of period.................         --
                                                                  -----------
Cash and cash equivalents at end of period....................... $ 1,096,594
                                                                  ===========

                            See accompanying notes.

                           AURORA COMMUNICATIONS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

1. Nature of Business and Organization

      Aurora Communications, LLC (the "Company") is a limited liability company formed in January 1999 and is engaged in the acquisition and operation of radio stations throughout the United States. The Company is a subsidiary of Aurora Management, Inc., its majority owner and managing member. Pursuant to its limited liability company agreement, the Company shall continue until the earlier of its dissolution by its members or December 31, 2049.

2. Significant Accounting Policies

Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany items and transactions have been eliminated.

Depreciation

      Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

   Buildings.........................................................   39 years
   Furniture and fixtures............................................  5-7 years
   Broadcasting equipment............................................ 3-15 years
   Transportation equipment..........................................    5 years

      Expenditures for maintenance and repairs are charged to operations as incurred.

Intangible Assets

      Deferred financing costs of $2.2 million are amortized over the term of the related debt on a straight-line basis, which approximates the interest method. FCC licenses and goodwill, in the amount of $92.0 million, represent the excess of acquisition cost over the amounts assigned to other assets acquired in the Company's acquisitions, and is amortized on a straight-line basis over a 40-year period.

      It is the Company's policy to account for FCC licenses, goodwill and all other intangible assets at the lower of amortized cost or estimated realizable value. As part of an ongoing review of the valuation and amortization of intangible assets of the Company and its subsidiaries, management assesses the carrying value of the intangible assets if facts and circumstances suggest that there may be impairment. If this review indicates that the intangibles will not be recoverable as determined by a non-discounted cash flow analysis of the operating assets over the remaining amortization period, the carrying value of the intangible assets would be reduced to estimated realizable value.

Barter Transactions

      Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized when advertisements are broadcast, and merchandise or services received are charged to expense (or

                           AURORA COMMUNICATIONS, LLC
capitalized as appropriate) when received or used. Barter revenue and expense reflected in the consolidated statement of operations for the period ended December 31, 1999 was $490,791 and $412,269, respectively.

Revenue

      The primary source of revenue is the sale of advertising to local, regional and national customers. Revenue is presented net of agency commissions of $719,134, and is recognized when advertisements are broadcast.

Cash Equivalents

      Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash and have an original maturity of three months or less when purchased.

Advertising and promotion

      Expenditures for advertising and promotion are charged to expense as incurred and totaled $430,000 in 1999.

Income Taxes

      No provision for federal, state or local income taxes or credits has been reflected in the accompanying financial statements because such obligations or credits are liabilities or benefits of the members.

Risks and Uncertainties

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results may differ from those estimates.

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company's revenue is derived primarily from local broadcast advertisers who are impacted by the local economy. The Company routinely assesses the credit worthiness of its customers and generally does not require collateral or other security to support customer receivables.

3. Acquisitions

      At December 31, 1999, the Company owned and operated five FM and four AM radio stations.

      On August 31, 1999, the Company acquired substantially all the assets of radio stations WEBE-FM/WICC-AM, Bridgeport, Connecticut for $66.0 million plus transaction costs.

      On October 27, 1999, the Company acquired substantially all the assets of radio stations WFAS-AM/WFAS-FM/WFAF-FM (formerly WZZN-FM), Westchester County, New York for $20.25 million plus transaction costs.

                           AURORA COMMUNICATIONS, LLC

      On October 27, 1999, the Company acquired substantially all the assets of radio stations WRKI-FM/WINE-AM, Danbury, Connecticut and WAXB-FM/WPUT-AM, Patterson, New York for $11.25 million plus transaction costs.

      All of the acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price of each acquisition has been allocated to the assets based upon their respective estimated fair values at the date of acquisition. The results of operations of the properties acquired are included in the Company's consolidated results of operations from the respective dates of acquisition. The aggregate purchase prices have been allocated to the assets acquired and liabilities assumed as follows:

   Current assets.................................................. $    63,507
   Property and equipment..........................................   5,663,796
   FCC licenses and goodwill.......................................  92,679,514
                                                                    -----------
                                                                     98,406,817
                                                                    -----------
     Current liabilities...........................................    (237,921)
                                                                    -----------
                                                                    $98,168,896
                                                                    ===========

4. Pro Forma Financial Information (Unaudited)

   Year ended December 31, 1999
   Net revenues.................................................. $ 21,495,573
   Net loss...................................................... $ (2,055,385)

      The unaudited pro forma information for the year ended December 31, 1999 assumes that the acquisitions described in Note 3, had occurred on January 1, 1999. The pro forma information is not necessarily indicative either of the results of operations that would have occurred had these transactions been made at the beginning of the period, or of future results of operations.

5. Long-Term Debt

      A summary of long-term debt as of December 31, 1999 is as follows:

   Term loan at the LIBOR rate plus 3.5%; interest payable
    monthly; quarterly commitment reductions from March 31, 2000 through December 31, 2005 (A)(C)............................. $20,000,000
   Revolving loan at the LIBOR rate plus 3.5%; interest payable monthly; matures November 30, 2005 (A)(C)....................  30,756,250
   Subordinated debentures; cash interest payable quarterly at
    8%; payment-in-kind interest compounds quarterly at 9%;
    principal due in September 2006 (B)(C).......................  13,500,000
                                                                  -----------
                                                                   64,256,250
   Less current portion..........................................         --
                                                                  -----------
                                                                  $64,256,250
                                                                  ===========

      (A) On August 31, 1999, Aurora Holding, LLC ("Holding"), a wholly-owned subsidiary of the Company entered into credit facilities totaling $75.0 million with Heller Financial, Inc. and Union Bank of California, N.A., as agents (the "Senior Loans"). The Senior Loans consist of a $20.0 million term loan and a $55.0 million revolving loan. The initial borrowings under the Senior Loans were used to partially fund the

                           AURORA COMMUNICATIONS, LLC

Company's acquisitions, pay transaction costs and provide working capital. The Senior Loans contain covenants which require, among other things, that Holding and its subsidiaries maintain certain financial levels, principally with respect to EBITDA (earnings before interest, income tax, depreciation and amortization) and leverage ratios, and limit the amount of capital expenditures. The Senior Loans also restrict the payment of cash dividends. The Senior Loans are collateralized by pledges of the tangible and intangible assets of Holding and its subsidiaries, as well as the membership interests of Holding and its subsidiaries. At December 31, 1999, the Company has additional availability under the revolving credit facility of $24.2 million, of which $5.4 million may currently be borrowed. No amounts due under the term loan are classified as current liabilities on the consolidated balance sheet at December 31, 1999 because the availability under the revolving facility is sufficient to pay amounts scheduled to be repaid in 2000 under the term loan. The Company pays an annual commitment fee of 0.5% of the unused commitment.

      (B) On September 10, 1999, Holding entered into a subordinated loan agreement with Allied Capital Corporation and Allied Investment Corporation which provides for subordinated debentures totaling $13.5 million. Proceeds from the debentures were used to partially fund the Company's acquisitions and to pay transaction costs. The subordinated debentures mature in September 2006 and bear interest at 17%. From the date of issuance through the first anniversary, interest is paid quarterly in cash at a rate of 8% per year. From the first anniversary to the second anniversary, interest is paid quarterly in cash at a rate of 9% per year. From the second anniversary through maturity, interest is paid quarterly in cash at a rate of 10% per year. Deferred interest accrues and compounds quarterly equal to the difference between 17% and the cash pay rate and is payable at the maturity date. The subordinated loan agreement contains covenants which require, among other things, that Holding and its subsidiaries maintain certain financial levels, principally with respect to EBITDA (earnings before interest, income tax, depreciation and amortization) and leverage ratios, and limit the amount of capital expenditures. The subordinated loan agreement also restricts the payment of cash dividends. Payment of amounts owed under the debentures is guaranteed by the Company and Holdings' subsidiaries.

      (C) In the event of a default under the Senior Loans or the subordinated debentures prior to June 29, 2000, upon notice by a lender, the members of the Company shall be required to make additional capital contributions of an amount up to 75% of the trailing twelve month broadcast cash flow of the Company's radio stations measured at the date of acquisition. The proceeds from such contributions shall be used to repay a portion of the Senior Loans' principal. The obligation to make such additional capital contributions shall terminate when certain conditions are met, principally with respect to completing additional radio station acquisitions that provide greater geographic diversity.

      At December 31, 1999, exclusive of the Revolving loan, the aggregate amounts of long-term debt due scheduled during the next five years are as follows:

 Year:                                                                Amount
 -----                                                              -----------
  2000............................................................. $ 2,000,000
  2001.............................................................   2,500,000
  2002.............................................................   3,000,000
  2003.............................................................   3,500,000
  2004.............................................................   4,000,000
  Thereafter.......................................................  18,500,000

      Cash paid for interest during 1999 was approximately $827,000. The fair value of the debt approximates net book value.

                          AURORA COMMUNICATIONS, LLC

6. Property and Equipment

     Property and equipment at December 31, 1999 consists of the following:

   Land............................................................. $1,107,644
   Buildings........................................................  1,238,520
   Equipment........................................................  3,525,067
                                                                     ----------
                                                                      5,871,231
   Less accumulated depreciation....................................   (157,829)
                                                                     ----------
                                                                     $5,713,402
                                                                     ==========

     At December 31, 1999, all property and equipment is pledged as collateral for the debt disclosed in Note 5.

7. Commitments

     The Company leases office and broadcast tower space, vehicles and office equipment. Rental expense amounted to approximately $159,000 for the period from commencement of operations through December 31, 1999.

     The minimum aggregate annual rentals under non-cancelable operating leases are payable as follows:

 Year:                                                                 Amount
 -----                                                               ----------
  2000.............................................................. $  576,000
  2001..............................................................    261,000
  2002..............................................................    231,000
  2003..............................................................    184,000
  2004..............................................................    147,000
  Thereafter........................................................    219,000
                                                                     ----------
                                                                     $1,618,000
                                                                     ==========

8. Related Party Transactions

     The Company pays Aurora Management, Inc., its managing member, a management and monitoring fee at the annual rate of $150,000 per year.

     Under the long-term debt agreements described in Note 5, the Company borrowed funds from certain members of the Company or their affiliates. Interest on the outstanding principal amounts and certain other fees are paid to such members or their affiliates.

     On October 27, 1999, the Company acquired substantially all the assets of radio stations WFAS-AM/WFAS-FM/WFAF-FM (formerly WZZN-FM), Westchester County, New York from Westchester Radio, LLC (see Note 3). At the time of the acquisition, Frank G. Washington, a member of the Company, was a member of Westchester Radio, LLC.

                           AURORA COMMUNICATIONS, LLC

9. Members' Capital

      The classes of the Company's membership interests consist of Preferred Units and Common Units (which are further designated as Invested Common Units, Callable Common Units and Promoted Common Units).

Preferred equity interests

      The Company may issue Preferred Units, no par value, which are non-convertible. During 1999, the Company had issued 3,860,000 preferred units for an aggregate $38.6 million. The holders of Preferred Units are entitled to a preferred return at the annual rate of 10%, compounded quarterly, cumulative to the extent not distributed. Undistributed preferred dividends as of December 31, 1999 were approximately, $1,293,000.

Common equity interests

      The Company may issue Common Units, no par value, which represent a common profits percentage. Each holder of Preferred Units received an equal number of Invested Common Units. At December 31, 1999, issued and outstanding Invested Common Units, Callable Common Units, Promoted Common Units and Total Common Units were 3,860,000; 255,238; 527,012; and 4,642,250, respectively.

Allocation of profits and losses/liquidation preference

      After giving effect to tax distributions, if any, paid to the members, the Company's net income is allocated to the members' capital accounts in the following priority: (i) to the Preferred Unit holders until the aggregate net income allocated equals the aggregate net losses previously allocated to the Preferred Unit holders; (ii) to the Preferred Unit holders in an amount equal to the cumulative preferred return; and (iii) to the members in accordance with their respective common profits percentages.

      Net losses of the Company, after giving effect to tax distributions, if any, paid to the members, are allocated to the members' capital accounts in the following priority: (i) to the members until the aggregate net losses allocated to the members' Common Units equals the aggregate net income previously allocated to the members with respect to their Common Units; (ii) to the members in proportion to their respective adjusted common capital account balances until the adjusted common account balances of all members have been reduced to zero; (iii) to the Preferred Unit holders until the aggregate net losses allocated to the Preferred Unit holders equals the excess, if any, of the sum of aggregate net income allocated to the Preferred Units over the amount of aggregate tax distributions and preferred return distributions made to the Preferred Unit holders; and (iv) to the Preferred Unit holders in proportion to their respective adjusted capital account balances until the adjusted capital account balances of all Preferred Unit holders have been reduced to zero.

      Upon a liquidation of the Company, after all the Company's liabilities have been paid, remaining proceeds shall be distributed as follows: (i) to the Preferred Unit holders in an amount equal to the lesser of such Preferred Unit holder's adjusted preferred capital contribution, and such Preferred Unit holders positive capital account balance; (ii) to the Common Unit holders in proportion to their positive capital account balances.

Optional equity contributions

      On or prior to April 3, 2000, a member of the Company and director of Aurora Management, Inc., may at his option make additional capital contributions with an aggregate value of up to $900,000. During the first quarter of 2000, the capital contribution was made by the member.

                           AURORA COMMUNICATIONS, LLC

      On or prior to May 3, 2004, the Company's President, Chief Executive Officer and member, may make additional capital contributions at his option with an aggregate value of up to approximately $1,652,000.

10. Impact of Year 2000 (Unaudited)

      In late 1999, the Company completed its remediation and testing of systems. As a result of its planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. Costs incurred by the Company in connection with remediating its systems were immaterial. The Company is not aware of any material problems resulting from Year 2000 issues, either with the programming of its radio stations, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its significant suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

11. Subsequent Event (Unaudited)

      On March 24, 2000, the Company's members entered into an agreement to sell all the ownership interests in the Company to Nassau Broadcasting Partners, L.P. for approximately $185.0 million less long-term debt, consisting of approximately $150.0 million plus an ownership interest in Nassau Broadcasting Partners, L.P. The transaction is subject to various regulatory approvals.

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                    March 31,    December 31,
                                                       2000          1999
                                                   ------------  ------------
                                                   (Unaudited)
Assets
Current assets:
  Cash and cash equivalents....................... $  1,635,924  $  1,096,594
  Accounts receivable, less allowance for doubtful
   accounts of $81,310 and $43,789, respectively..    3,401,235     3,694,071
  Prepaid expenses and other current assets.......      231,208       164,477
                                                   ------------  ------------
Total current assets..............................    5,268,367     4,955,142
Property and equipment, at cost, less accumulated
 depreciation of $337,495 and $157, 829,
 respectively.....................................    5,661,885     5,713,402
FCC licenses and goodwill, net of accumulated
 amortization of $1,242,876 and $666,779,
 respectively.....................................   91,459,424    92,012,735
Deferred financing costs, net of accumulated
 amortization of $210,320 and $119, 772,
 respectively.....................................    2,088,734     2,179,283
                                                   ------------  ------------
Total assets...................................... $104,478,410  $104,860,562
                                                   ============  ============
Liabilities and members' capital
Current liabilities:
  Accounts payable and accrued expenses........... $    929,614  $  1,383,447
  Accrued interest payable........................      514,021       807,359
                                                   ------------  ------------
Total current liabilities.........................    1,443,635     2,190,806
Long-term debt....................................   64,373,115    64,256,250
Other noncurrent liabilities......................      705,785       383,005
Commitments and contingencies.....................          --            --
Members' capital:
Members interests.................................   39,505,270    38,605,270
Accumulated deficit...............................   (1,549,395)     (574,769)
                                                   ------------  ------------
Total members' capital............................   37,955,875    38,030,501
                                                   ------------  ------------
Total liabilities and members' capital............ $104,478,410  $104,860,562
                                                   ============  ============

            See notes to condensed consolidated financial statements

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (Unaudited)

Net revenues....................................................... $4,959,734
Operating expenses:
  Selling..........................................................    930,343
  Programming and promotion........................................    921,449
  Technical........................................................    101,795
  General and administrative.......................................    685,448
  Depreciation and amortization....................................    756,047
  Corporate expenses...............................................    567,758
                                                                    ----------
Total operating expenses...........................................  3,962,840
                                                                    ----------
Operating income...................................................    996,894
Interest income....................................................      5,427
Interest expense...................................................  1,976,947
                                                                    ----------
Net loss........................................................... $ (974,626)
                                                                    ==========

            See notes to condensed consolidated financial statements

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

              CONDENSED CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL
                                  (Unaudited)

                             Preferred Units    Total Common Units  Additional
                          --------------------- ---------------------Paid-in   Accumulated
                            Units      Value       Units     Value   Capital     Deficit       Total
                          --------- ----------- ----------- ------------------ -----------  -----------
Balance at December 31,
 1999...................  3,860,000 $38,600,000   4,642,250   $--     $5,270   $  (574,769) $38,030,501
Preferred contribution..     90,000     900,000         --     --        --            --       900,000
Net loss................        --          --          --     --        --       (974,626)    (974,626)
                          --------- ----------- ----------- ------    ------   -----------  -----------
Balance at March 31,
 2000...................  3,950,000 $39,500,000   4,642,250   $--     $5,270   $(1,549,395) $37,955,875
                          ========= =========== =========== ======    ======   ===========  ===========

            See notes to condensed consolidated financial statements

                           AURORA COMMUNICATIONS, LLC
                         (A Limited Liability Company)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (Unaudited)

Cash flows from operating activities
Net loss.......................................................... $ (974,626)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization...................................    756,047
  Non-cash interest expense.......................................    413,329
  Changes in current assets and current liabilities:
    Decrease in accounts receivable...............................    292,836
    Increase in prepaid expenses and other current assets.........    (66,731)
    Decrease in accounts payable and accrued expenses.............   (453,833)
    Decrease in accrued interest payable..........................   (293,338)
                                                                   ----------
Total adjustments.................................................    648,310
                                                                   ----------
Net cash used in operating activities.............................   (326,316)
                                                                   ----------
Cash flows from investing activities
Payments for business acquisitions................................    (23,070)
Capital expenditures..............................................   (128,149)
                                                                   ----------
Net cash used in investing activities.............................   (151,219)
                                                                   ----------
Cash flows from financing activities
Proceeds from issuance of long-term debt, net.....................    116,865
Proceeds from issuance of membership interests....................    900,000
                                                                   ----------
Net cash provided by financing activities.........................  1,016,865
                                                                   ----------
Net increase in cash and cash equivalents.........................    539,330
Cash and cash equivalents at beginning of period..................  1,096,594
                                                                   ----------
Cash and cash equivalents at end of period........................ $1,635,924
                                                                   ==========

            See notes to condensed consolidated financial statement.

                           AURORA COMMUNICATIONS, LLC

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

                                 March 31, 2000

1.Basis of Presentation

      Aurora Communications, LLC (the "Company") is a limited liability company formed in January 1999 and commencing operations in May 1999. The Company is engaged in the acquisition and operation of radio stations throughout the United States. The Company is a subsidiary of Aurora Management, Inc., its majority owner and managing member.

      The accompanying unaudited condensed consolidated financial statements include Aurora Communications, LLC and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Operating results for the period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. For further information, refer to the consolidated financial statements and footnotes thereto for the period ended December 31, 1999.

2.Acquisitions

      At March 31, 2000, the Company owned and operated five FM and four AM radio stations.

      On August 31, 1999, the Company acquired substantially all the assets of radio stations WEBE-FM/WICC-AM, Bridgeport, Connecticut for $66.0 million plus transaction costs.

      On October 27, 1999, the Company acquired substantially all the assets of radio stations WFAS-AM/WFAS-FM/WFAF-FM, Westchester County, New York for $20.25 million plus transaction costs.

      On October 27, 1999, the Company acquired substantially all the assets of radio stations WRKI-FM/WINE-AM, Danbury, Connecticut and WAXB-FM/WPUT-AM, Patterson, New York for $11.25 million plus transaction costs.

      All of the acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price of each acquisition has been allocated to the assets based upon their respective estimated fair values at the date of acquisition. The results of operations of the properties acquired are included in the Company's consolidated results of operations from the respective dates of acquisition.

3.Members' Capital

      In March 2000, a member of the Company and director of Aurora Management, Inc., made a preferred capital contribution of $900,000.

4.Advertising and Promotion

      Expenditures for advertising and promotion are charged to expense as incurred and totaled $140,000 for the three months ended March 31, 2000.

                           AURORA COMMUNICATIONS, LLC

                                 March 31, 2000

5.Related Party Transactions

      The Company paid Aurora Management, Inc., its managing member, a management and monitoring fee, totaling $37,500 for the three months ended March 31, 2000.

      Under its long-term debt agreements, the Company borrowed funds from certain members of the Company or their affiliates. Interest on the outstanding principal amounts and certain other fees are paid to such members or their affiliates.

6.Subsequent Event

      On March 24, 2000, the Company's members entered into an agreement to sell all the ownership interests in the Company to Nassau Broadcasting Partners, L.P. for approximately $185.0 million less long-term debt, consisting of approximately $150.0 million plus an ownership interest in Nassau Broadcasting Partners, L.P. The transaction is subject to various regulatory approvals.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Clear Channel Communications, Inc.

      We have audited the accompanying combined balance sheets of Clear Channel Communications, Inc.'s radio stations WODE(FM) and WEEX(AM) as of December 31, 1999 and 1998, and the related combined statements of operations and cash flows for the year ended December 31, 1999 and the period from January 29, 1998 (commencement of operations by Clear Channel Communications, Inc.) to December 31, 1998. These financial statements are the responsibility of the management of Clear Channel Communications, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Clear Channel Communications, Inc.'s radio stations WODE(FM) and WEEX(AM) at December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the year ended December 31, 1999 and the period from January 29, 1998 to December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                                               Ernst & Young LLP

San Antonio, Texas
May 26, 2000

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                            COMBINED BALANCE SHEETS

                                                             December 31
                                                       -----------------------
                                         March 31 2000    1999        1998
                                         ------------- ----------- -----------
                                          (Unaudited)
Assets
Current assets:
  Cash and cash equivalents.............  $     3,237  $     3,300 $     2,821
  Accounts receivable, net..............      544,294      459,258     763,393
                                          -----------  ----------- -----------
Total current assets....................      547,531      462,558     766,214
Property, plant, and equipment:
  Land, building, and improvements......      517,550      517,550     458,823
  Transmitter and studio equipment......      729,678      708,450     682,664
  Furniture and other equipment.........      150,722      149,637     156,541
  Construction in progress..............          --        19,098      53,946
                                          -----------  ----------- -----------
                                            1,397,950    1,394,735   1,351,974
  Less accumulated depreciation.........      278,286      241,411     107,688
                                          -----------  ----------- -----------
                                            1,119,664    1,153,324   1,244,286
Intangible assets:
  Licenses and goodwill.................   27,773,651   27,773,651  27,773,651
  Less accumulated amortization.........    2,417,306    2,138,387   1,022,707
                                          -----------  ----------- -----------
                                           25,356,345   25,635,264  26,750,944
                                          -----------  ----------- -----------
Total assets............................  $27,023,540  $27,251,146 $28,761,444
                                          ===========  =========== ===========
Liabilities and Parent Company
 Investment Account
Current liabilities:
  Accounts payable......................  $    84,400  $    55,943 $       301
  Accrued expenses......................       19,638       17,796      25,858
                                          -----------  ----------- -----------
Total current liabilities...............      104,038       73,739      26,159
Parent company investment account.......   26,919,502   27,177,407  28,735,285
                                          -----------  ----------- -----------
Total liabilities and parent company
 investment account.....................  $27,023,540  $27,251,146 $28,761,444
                                          ===========  =========== ===========

                            See accompanying notes.

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                       COMBINED STATEMENTS OF OPERATIONS

                                Three Months Ended                  Period From
                                     March 31         Year Ended   January 29 to
                                --------------------  December 31   December 31
                                  2000       1999        1999          1998
                                ---------  ---------  -----------  -------------
                                    (Unaudited)
Revenue:
  Gross revenue................ $ 944,342  $ 959,376  $4,115,008    $4,717,270
  Less agency commissions......    76,029     95,579     367,742       425,956
                                ---------  ---------  ----------    ----------
Net revenue....................   868,313    863,797   3,747,266     4,291,314
Expenses:
  Operating expenses...........   515,348    494,531   2,281,254     2,032,836
  Depreciation and
   amortization................   315,795    311,881   1,259,093     1,130,395
  Corporate general and
   administrative expenses.....    27,384     36,538     103,269       128,959
                                ---------  ---------  ----------    ----------
Total expenses.................   858,527    842,950   3,643,616     3,292,190
                                ---------  ---------  ----------    ----------
Operating income...............     9,786     20,847     103,650       999,124
Interest expense...............  (293,310)  (379,113) (1,473,888)   (1,520,608)
Loss on disposal of assets.....       --          --     (29,060)           --
                                ---------  ---------  ----------    ----------
Loss before income taxes.......  (283,524)  (358,266) (1,399,298)     (521,484)
Income tax benefit.............   127,586    161,220     629,684       234,668
                                ---------  ---------  ----------    ----------
Net loss....................... $(155,938) $(197,046) $ (769,614)   $ (286,816)
                                =========  =========  ==========    ==========

                            See accompanying notes.

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                       COMBINED STATEMENTS OF CASH FLOWS

                                Three Months Ended                 Period From
                                     March 31         Year Ended  January 29 to
                                --------------------  December 31  December 31
                                  2000       1999        1999         1998
                                ---------  ---------  ----------- -------------
                                    (Unaudited)
Operating Activities
Net loss......................  $(155,938) $(197,046)  $(769,614)  $  (286,816)
Adjustments to reconcile net
 loss to net cash provided by
 operating activities:
  Depreciation................     36,875     32,962     143,413       107,688
  Amortization of
   intangibles................    278,920    278,919   1,115,680     1,022,707
  Loss on disposal of fixed
   assets                             --         --       29,060           --
  Changes in operating assets
   and liabilities:
    (Increase) decrease in
     accounts receivable......    (85,036)   149,099     304,135     (763,393)
    Increase (decrease) in
     accounts payable and
     accrued expenses.........     30,299     (1,261)     47,580        26,159
                                ---------  ---------   ---------   -----------
Net cash provided by operating
 activities...................    105,120    262,673     870,254       106,345
Investing Activities
Purchases of property, plant,
 and equipment................     (3,216)    (8,386)    (81,511)      (80,252)
Acquisition of broadcasting
 assets.......................        --         --          --    (29,023,663)
                                ---------  ---------   ---------   -----------
Net cash used in investing
 activities...................     (3,216)    (8,386)    (81,511)  (29,103,915)
Financing Activities
Net advances from (repayments
 to) parent company...........   (101,967)  (245,379)   (788,264)   29,000,391
                                ---------  ---------   ---------   -----------
Net cash (used in) provided by
 financing activities.........   (101,967)  (245,379)   (788,264)   29,000,391
                                ---------  ---------   ---------   -----------
Net (decrease) increase in
 cash and cash equivalents....        (63)     8,908         479         2,821
Cash and cash equivalents at
 beginning of period..........      3,300      2,821       2,821           --
                                ---------  ---------   ---------   -----------
Cash and cash equivalents at
 end of period................  $   3,237  $  11,729   $   3,300   $     2,821
                                =========  =========   =========   ===========

                            See accompanying notes.

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 March 31, 2000 and December 31, 1999 and 1998

1. Summary of Significant Accounting Policies

Nature of Business

      Clear Channel Communications, Inc. (Clear Channel) is a diversified media company which was incorporated in Texas in 1974. Clear Channel owns, programs, or sells airtime for radio and television stations, and is one of the world's largest outdoor advertising companies based on total advertising display inventory in the United States and internationally.

      Clear Channel owns and operates radio stations WODE(FM) and WEEX(AM) (the Stations) located in Allentown, Pennsylvania. These combined financial statements have been prepared in connection with the proposed sale of the Stations to Nassau Broadcasting Partners, L.P. These combined financial statements present the operations of the Stations on a "carved-out" basis. The combined financial statements have been prepared as if the Stations had operated as a stand-alone entity for all periods presented, and include only those assets, liabilities, revenues, and expenses directly attributable to the Stations' operation. Corporate expenses, interest expense, and income taxes have been allocated to the Stations as indicated in Note 3. The financial information included herein does not necessarily reflect the financial position and results of operations of what the Stations would have been had they operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

      The financial statements for the three months ended March 31, 2000 and 1999 are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1999, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

Cash and Cash Equivalents

      Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Accounts Receivable

      Accounts receivable are stated net of agency commissions, as well as any applicable allowance for uncollectible accounts. Allowances for uncollectible accounts at March 31, 2000 and December 31, 1999 and 1998 were approximately $42,400, $32,900, and $27,000, respectively. The provision for uncollectible accounts and write-offs of uncollectible accounts were as follows:

                         Three Months
                            Ended                   Period From
                           March 31    Year Ended  January 29 to
                        -------------- December 31  December 31
                         2000   1999      1999         1998
                        ------ ------- ----------- -------------
Provision for
 uncollectible
 accounts.............. $9,400 $10,500   $22,800      $28,900
Write-offs of
 uncollectible
 accounts..............    --      --     16,800        1,900

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                 March 31, 2000 and December 31, 1999 and 1998

Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost. Depreciation is computed principally by the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

      Buildings.........................................          10 to 30 years
      Transmitter and studio equipment..................           7 to 15 years
      Furniture and other equipment.....................           2 to 10 years
      Leasehold improvements............................ generally life of lease

      Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

Intangible Assets

      Intangible assets are stated at cost and are being amortized using the straight-line method. Excess cost over the fair value of net assets acquired (goodwill) and FCC licenses are amortized over 25 years. The periods of amortization are evaluated annually to determine whether circumstances warrant revision.

      The carrying value of intangible assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If such impairment is identified, the impairment loss will be measured by comparing the estimated future undiscounted cash flows to the asset's carrying value. To date, no such impairment has been indicated.

Parent Company Investment Account

      The Stations were acquired by Clear Channel for cash through an asset purchase agreement. As such, the Stations are not a legal entity and have no separate capital accounts. The parent company investment account contains the accumulated deficit from operations, offset by nonmaturing advances from and repayments to Clear Channel.

Income Taxes

      The Stations are included in the consolidated federal income tax return of Clear Channel. For purposes of the accompanying financial statements, income tax benefits have been calculated on a separate-company basis at the federal and state statutory rates. Tax assets are included in the parent company investment account.

Revenue Recognition

      Broadcasting revenue, which consists primarily of the sale of airtime to local, regional, and national customers, is recognized as advertisements or programs are broadcast and is generally billed monthly.

      Revenue from barter transactions is recognized when advertisements are broadcast. Merchandise or services received are charged to expense when received or used. For the three months ended March 31, 2000 and 1999, the year ended December 31, 1999, and the period from January 29, 1998 through December 31, 1998, the Stations recognized barter revenue of approximately $69,000, $-0- , $207,700, and $105,000, respectively. Barter expense approximated barter revenue in those same periods.

                        RADIO STATIONS WODE(FM)/WEEX(AM)

                 March 31, 2000 and December 31, 1999 and 1998


Advertising and Promotion

      Expenditures for advertising and promotion are charged to expense as incurred and totaled approximately $2,000, $1,300, $152,800, and $181,000 for the three months ended March 31, 2000 and 1999, the year ended December 31, 1999, and the period from January 29, 1998 through December 31, 1998, respectively.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Commitments

      Clear Channel leases certain equipment and tower space under long-term operating leases. At March 31, 2000, the Stations' future minimum rental commitments, under non-cancelable lease agreements with terms in excess of one year, consist of the following:

      Remaining 2000 payments.......................................... $ 6,500
      2001.............................................................   8,000
                                                                        -------
                                                                        $14,500
                                                                        =======

      Rent expense charged to operations for the three months ended March 31, 2000 and 1999, the year ended December 31, 1999, and the period from January 29, 1998 through December 31, 1998 was approximately $2,300, $2,800, $11,300, and $9,900, respectively.

3. Corporate Allocations

      As described in Note 1, the combined financial statements present the operations of the Stations on a "carved-out" basis. Certain expenses, including corporate general and administrative expenses, interest expense, and income tax benefits, have been allocated to the Stations.

      Corporate general and administrative expenses have been allocated to the Stations based on their proportionate share of broadcast net revenues. Interest has been allocated to the Stations based upon management's estimate of the total Clear Channel debt attributable to the acquisition and operation of the Stations, using Clear Channel's weighted-average interest rate of 4.56%, 5.51%, and 5.86% for the three months ended March 31, 2000, the year ended December 31, 1999, and the period from January 29, 1998 through December 31, 1998, respectively. Income tax benefits have been allocated to the Stations based on net loss before income taxes at federal and state statutory tax rates. Corporate allocations of general and administrative expenses, interest expense, and income tax benefits are included in the parent company investment account.

4. Pending Sale of Stations (Unaudited)

      On February 29, 2000, Nassau Broadcasting Partners, L.P. entered into an asset purchase agreement with Clear Channel to purchase the FCC licenses and certain operating assets of the Stations for approximately $30 million. The transaction is subject to consummation of the merger between AMFM, Inc. and Clear Channel, and FCC approvals.

                          INDEPENDENT AUDITORS' REPORT

WEBE and WICC Radio Stations
(Divisions of ML Media Partners, L.P.)

      We have audited the accompanying combined balance sheet of WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.) (collectively, the "Combined Group") as of August 31, 1999, and the related combined statements of operations and accumulated earnings, and cash flows for the period January 1, 1999 to August 31, 1999. These financial statements are the responsibility of the Combined Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, such combined financial statements present fairly, in all material respects, the financial position of WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.) at August 31, 1999, and the results of their operations and their cash flows for the period January 1, 1999 to August 31, 1999 in conformity with generally accepted accounting principles.

                                                          Deloitte & Touche LLP

New York, New York
December 10, 1999
(March 24, 2000 as to Note 8)

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

                             COMBINED BALANCE SHEET
                                AUGUST 31, 1999

Assets
Current assets:
  Cash and cash equivalents........................................ $ 7,058,468
  Accounts receivable--trade, less allowance for doubtful accounts
   of $ 130,823....................................................   2,487,258
  Prepaid barter expense...........................................      90,204
                                                                    -----------
Total current assets...............................................   9,635,930
                                                                    -----------
Property:
  Building.........................................................      76,368
  Towers and antennas..............................................     755,291
  Broadcasting equipment...........................................   1,250,000
  Furniture, fixtures and office equipment.........................     390,858
  Leasehold improvements...........................................     155,232
                                                                    -----------
Total..............................................................   2,627,749
  Less accumulated depreciation and amortization...................   2,539,910
                                                                    -----------
Property--Net......................................................      87,839
                                                                    -----------
Other assets:
  Goodwill.........................................................  14,777,376
  Other intangible assets..........................................     761,624
                                                                    -----------
Total..............................................................  15,539,000
  Less accumulated amortization....................................   4,612,184
                                                                    -----------
  OTHER ASSETS--Net................................................  10,926,816
                                                                    -----------
Total assets....................................................... $20,650,585
                                                                    ===========
Liabilities and Divisional Equity
Current liabilities:
  Accounts payable................................................. $    84,416
  Deferred barter revenue..........................................      79,102
  Accrued liabilities--other.......................................     280,936
                                                                    -----------
Total current liabilities..........................................     444,454
                                                                    -----------
Divisional equity:
  Division capital.................................................   4,500,000
  Payable to affiliates............................................   6,649,463
  Accumulated earnings.............................................   9,056,668
                                                                    -----------
Total..............................................................  20,206,131
                                                                    -----------
Total liabilities and divisional equity............................ $20,650,585
                                                                    ===========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

           COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED EARNINGS
               FOR THE PERIOD JANUARY 1, 1999 TO AUGUST 31, 1999

Revenue:
  Local............................................................. $6,160,981
  National..........................................................  2,238,107
  Trades............................................................    388,564
  Other.............................................................    318,481
                                                                     ----------
Total...............................................................  9,106,133
Less commissions of agencies........................................  1,083,443
                                                                     ----------
Net revenue.........................................................  8,022,690
                                                                     ----------
Operating expenses before depreciation and amortization:
  Direct............................................................    426,318
  Technical.........................................................    171,769
  Programming.......................................................    660,051
  News..............................................................    163,141
  Selling...........................................................  1,467,576
  Promotion.........................................................    303,344
  General and administrative........................................    920,936
  Corporate administrative..........................................    532,500
  Management fee....................................................  1,334,216
                                                                     ----------
Total...............................................................  5,979,851
                                                                     ----------
Operating income before depreciation and amortization...............  2,042,839
Depreciation and amortization.......................................    274,650
                                                                     ----------
Income before extraordinary item....................................  1,768,189
Extraordinary item--forgiveness of indebtedness.....................  1,688,693
                                                                     ----------
Net income..........................................................  3,456,882
Accumulated earnings, beginning of period...........................  5,599,786
                                                                     ----------
Accumulated earnings, end of period................................. $9,056,668
                                                                     ==========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

                        COMBINED STATEMENT OF CASH FLOWS
               FOR THE PERIOD JANUARY 1, 1999 TO AUGUST 31, 1999

Cash flows from Operating Activities:
  Net income....................................................... $3,456,882
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...................................................     18,873
    Amortization...................................................    255,777
    Bad debt expense...............................................     34,870
    Forgiveness of indebtedness.................................... (1,688,693)
    Changes in operating assets (increase) decrease:
      Accounts receivable..........................................   (318,493)
      Prepaid barter expense.......................................    (40,428)
      Other current assets.........................................     28,209
    Changes in operating liabilities increase (decrease):
      Accounts payable and other accrued liabilities...............      6,154
      Deferred barter revenue......................................    (15,073)
                                                                    ----------
        Net cash provided by operating activities..................  1,738,078
                                                                    ----------
Cash flows from Investing Activities:
                                                                    ----------
  Capital expenditures.............................................     (5,287)
                                                                    ----------
Cash flows from Financing Activities:
  Net decrease in payable to parent and affiliates.................  1,405,215
                                                                    ----------
Net increase in cash and cash equivalents..........................  3,138,006
Cash and cash equivalents, beginning of period.....................  3,920,462
                                                                    ----------
Cash and cash equivalents, end of period........................... $7,058,468
                                                                    ==========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               For the Period January 1, 1999 to August 31, 1999

1. Organization, Ownership and Operations

      WEBE and WICC radio stations (collectively, the "Combined Group") are divisions of ML Media Partners, L.P. ("ML"). Both of the radio stations are located in Fairfield County, Connecticut. On April 22, 1999, ML Media Partners L.P. entered into an asset purchase agreement to sell the assets of WEBE and WICC to Aurora Communications LLC for $66 million. The effective closing date for this transaction is August 31, 1999. Based upon regular assessments of the Combined Group's operations performed by key management, the Combined Group has determined that its reportable segment is commercial radio broadcasting. The economic characteristics, services, production process, customer type and distribution methods for the Combined Group's two radio stations are substantially similar and have therefore been aggregated as one reportable segment.

2. Summary of Significant Accounting Policies

      Principles of Combination--The accompanying combined financial statements include the accounts of the Combined Group. All significant intercompany balances and transactions have been eliminated in combination.

      Property--Property is stated at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over their estimated useful lives or the length of the lease, whichever is shorter. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                                                                           Years
                                                                           -----
     Buildings............................................................ 20-30
     Towers and antennas..................................................  7-20
     Broadcasting equipment...............................................   7-8
     Furniture, fixtures, and office equipment............................   3-7
     Vehicles.............................................................     5

      Asset Impairment--The individual entities within the Combined Group assess the impairment of their respective long-lived assets on a regular basis or immediately upon the occurrence of a significant event in the marketplace or an event that directly impacts such assets. The methodology varies depending on the type of asset but typically consists of comparing the net book value of the asset to either: (1) the undiscounted expected future cash flows generated by the asset, and/or (2) the current market values obtained from industry sources.

      If the net book value of a particular asset is materially higher than the estimated net realizable value, and the asset is considered to be permanently impaired, the radio stations will write down the net book value of the asset accordingly. The Combined Group relies on industry sources and its experience in the particular marketplace to determine whether an asset impairment is other than temporary. As of August 31, 1999, based on the opinion of management, no such impairments had occurred.

      Intangible Assets--Intangible assets consist of advertiser lists, favorable market area, favorable program format, permits, agreements, contracts, goodwill and organizational costs which are stated at cost, less accumulated amortization, as determined by management for WICC and by independent appraisal for WEBE. These intangible assets are being amortized over the shorter of their respective expiration dates or 40 years.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

               For the Period January 1, 1999 to August 31, 1999

      Revenue Recognition--Local and national advertising revenues are recorded when the corresponding commercial spots are aired.

      Barter Transactions--As is customary in the broadcasting industry, the Combined Group engages in the bartering of commercial air time for various goods and services. The goods and services are capitalized or expensed as appropriate, when received or utilized. Revenues are recognized when the commercial spots are aired. At August 31, 1999, the Combined Group had prepaid barter expense (net of deferred barter revenue) of $11,102. For the period January 1, 1999 to August 31, 1999, the Combined Group had expenses of $333,062, and revenues of $388,564, respectively, in connection with barter transactions.

      Cash Equivalents--Cash equivalents represent liquid investments with an original maturity of 90 days or less.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Allocated Borrowings

      On July 19, 1989, ML and Wincom Broadcasting Corporation and its wholly-owned subsidiary Win Communications, Inc. (collectively, "Wincom" which is wholly-owned by ML ) entered into an amended and restated credit, security and pledge agreement (the "Wincom-WEBE-WICC Loan") with Chemical Bank (currently doing business as Chase Manhattan Bank and subsequently referred to herein as "Chase") which was used to replace and repay other debt agreements and finance the acquisition of WICC. The Combined Group had been allocated a portion of the Wincom-WEBE-WICC Loan based on each station's percentage of broadcast cashflow to the total broadcast cashflow of Wincom Communications and WEBE and WICC. On January 28, 1999, ML paid the remaining allocated borrowings of $1,688,693 on behalf of the Combined Group and forgave the indebtedness of the Combined Group. This forgiveness of indebtedness is recorded as an extraordinary item on the combined statement of operations and accumulated earnings.

      The Wincom-WEBE-WICC Loan was structured as a revolving credit line that provided for borrowings of up to $35,000,000 through December 31, 1990. The Wincom-WEBE-WICC Loan converted to a term loan on December 31, 1990. Principal payments were scheduled to commence on March 31, 1991 and to continue quarterly through June 30, 1997. ML, if no event of default had occurred, had options to elect to pay interest on the Wincom-WEBE-WICC Loan based upon the bank's reference rate or London Interbank Offered Rates, plus applicable margins. As a result of defaults under the Wincom-WEBE-WICC Loan, the lender has restricted interest rate options to reference rate only.

      The Wincom-WEBE-WICC Loan required that the Wincom-WEBE-WICC group maintain minimum covenant levels of certain ratios such as debt to operating profit and debt service coverage, and restrict such items as: cash disbursements; the payment of management fees; distributions or dividends; additional indebtedness; or asset sales by or at Wincom, WEBE or WICC. The Wincom-WEBE-WICC Loan also included other standard and usual loan covenants. Borrowings under the Wincom-WEBE-WICC Loan were nonrecourse to ML and are collateralized with substantially all of the assets of the Wincom-WEBE-WICC Group.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

               For the Period January 1, 1999 to August 31, 1999


      On July 30, 1993, ML and Chase executed a Second Amendment to the Wincom-WEBE-WICC Loan (the "Restructuring Agreement"), effective January 1, 1993, which cured all previously outstanding defaults pursuant to the Wincom-WEBE-WICC Loan. In addition, as part of the restructuring process, ML agreed to sell substantially all of the assets of Indianapolis Stations owned by Wincom, WRZX-FM and WCKN-AM. Such sale was consummated on October 1, 1993.

      The Restructuring Agreement provided for the outstanding principal and interest due Chase as of December 31, 1992 (approximately $24.7 million and $2.0 million, respectively) to be divided into three notes as follows: a Series A Term Loan in the amount of $13 million; a Series B Term Loan in the amount of approximately $11.7 million; and a Series C Term Loan in the amount of approximately $2.0 million.

      As a result of the payment of the Series B Term Loan from the net proceeds of the sale of the Indianapolis Stations exceeding $6 million (described above), the full principal amount of the Series C Term Loan was forgiven by Chase on October 1, 1993 pursuant to the terms of the Restructuring Agreement.

      The Series A Term Loan was paid in full as of December 31, 1998. On January 28, 1999, the remaining principal and interest of the Series B term loan was paid in full by ML on behalf of the Combined Group and recorded as a forgiveness of indebtedness by the Combined Group.

4. Operating Leases

      The Combined Group leases broadcast facilities and certain other equipment under operating lease agreements. Several of the leases contain renewal options and require payment for real estate taxes and other operating costs. There were no minimum future rental commitments at August 31, 1999 under noncancelable operating leases in excess of one year.

      Total rent expense for the period January 1, 1999 to August 31, 1999 was $188,616.

5. Income Taxes

      As operating divisions of ML, WEBE and WICC are included in the tax returns of ML. ML is not subject to income taxes because all income and expenses are allocated to the individual partners of ML for inclusion in their respective tax returns. Accordingly, no income tax provision is recorded for WEBE and WICC in the accompanying combined statements of operations.

6. Related Party Transactions

      The payable to affiliates represents the amount payable by the Combined Group, principally to ML. ML does not assess interest to the Combined Group on its outstanding intercompany balances.

      The Combined Group is charged management fees by ML. These fees amounted to $1,334,216 for the period January 1, 1999 to August 31, 1999. The Combined Group also incurred corporate administrative fees to RP Radio LLC. (which took over management of the radio station in 1996). Amounts incurred for the period January 1, 1999 to August 31, 1999 were $532,500.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

               For the Period January 1, 1999 to August 31, 1999

      The activity in the payable to affiliates account for the period January 1, 1999 to August 31, 1999 is as follows:

     Balance, beginning of period................................... $5,244,248
     Transfers from ML and affiliates--net..........................  1,405,215
                                                                     ----------
     Balance, end of period......................................... $6,649,463
                                                                     ==========

7. Fair Value of Financial Instruments

      SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires companies to report the fair value of certain on- and off-balance-sheet assets and liabilities which are defined as financial instruments.

      Assets, including cash and cash equivalents and accounts receivable, and liabilities, such as accounts payable and amounts payable to parent and affiliates, are carried at amounts which approximate fair value.

8. Subsequent Event

      On March 24, 2000, Aurora Communications LLC entered into an agreement to sell the assets of WEBE and WICC along with the remaining ownership interest of Aurora Communications LLC to Nassau Broadcasting Partners, L.P. for approximately $185 million, less long-term debt consisting of approximately $150 million plus an ownership interest in Nassau Broadcasting Partners, L.P. The transaction is subject to various regulatory approvals.

                          INDEPENDENT AUDITORS' REPORT

WEBE and WICC Radio Stations
(Divisions of ML Media Partners, L.P.)

      We have audited the accompanying combined balance sheets of WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.) (collectively, the "Combined Group") as of December 31, 1998 and 1997, and the related combined statements of operations and accumulated earnings (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Combined Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such combined financial statements present fairly, in all material respects, the financial position of WEBE and WICC Radio Stations (Divisions of ML Media Partners, L.P.) at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                          Deloitte & Touche LLP

New York, New York
August 27, 1999

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

                            COMBINED BALANCE SHEETS
                           December 31, 1998 and 1997

                                                           1998        1997
                                                        ----------- -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................ $ 3,920,462 $   555,002
  Accounts receivable--trade, less allowance for
   doubtful accounts of $115,841 in 1998 and $78,572 in
   1997................................................   2,203,635   1,902,249
  Prepaid barter expense...............................      49,776      84,342
  Other current assets.................................      28,209      21,329
                                                        ----------- -----------
    Total current assets...............................   6,202,082   2,562,922
                                                        ----------- -----------
PROPERTY:
  Building.............................................      76,368      76,368
  Towers and antennas..................................     751,881     750,096
  Broadcasting equipment...............................   1,250,000   1,314,502
  Furniture, fixtures and office equipment.............     388,981     385,457
  Leasehold improvements...............................     155,232     155,232
  Vehicles.............................................         --       20,790
                                                        ----------- -----------
    Total..............................................   2,622,462   2,702,445
  Less accumulated depreciation and amortization.......   2,521,037   2,597,617
                                                        ----------- -----------
PROPERTY--Net..........................................     101,425     104,828
                                                        ----------- -----------
OTHER ASSETS:
  Goodwill.............................................  14,777,376  14,777,376
  Other intangible assets..............................     761,624     761,624
                                                        ----------- -----------
    Total..............................................  15,539,000  15,539,000
  Less accumulated amortization........................   4,356,407   3,972,745
                                                        ----------- -----------
OTHER ASSETS--Net......................................  11,182,593  11,566,255
                                                        ----------- -----------
TOTAL ASSETS........................................... $17,486,100 $14,234,005
                                                        =========== ===========
LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................... $    31,278 $    15,982
  Deferred barter revenue..............................      94,175     147,207
  Accrued liabilities--other...........................     327,920     450,736
  Payable to affiliates................................   1,688,693   2,874,228
                                                        ----------- -----------
    Total current liabilities..........................   2,142,066   3,488,153
                                                        ----------- -----------
COMMITMENTS (Note 4)
DIVISIONAL EQUITY:
  Division capital.....................................   4,500,000   4,500,000
  Payable to affiliates................................   5,244,248   4,869,581
  Accumulated earnings.................................   5,599,786   1,376,271
                                                        ----------- -----------
    Total..............................................  15,344,034  10,745,852
                                                        ----------- -----------
TOTAL LIABILITIES AND DIVISIONAL EQUITY................ $17,486,100 $14,234,005
                                                        =========== ===========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

      COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED EARNINGS (DEFICIT)

                  Years Ended December 31, 1998, 1997 and 1996

                                           1998         1997         1996
                                        -----------  -----------  -----------
REVENUE:
  Local................................ $ 9,496,654  $ 9,063,957  $ 7,467,180
  National.............................   2,777,925    2,194,956    1,753,774
  Trades...............................     445,752      614,201      572,519
  Other................................     571,863      426,240      443,473
                                        -----------  -----------  -----------
    Total..............................  13,292,194   12,299,354   10,236,946
  Less commissions of agencies.........   1,632,323    1,478,419    1,223,346
                                        -----------  -----------  -----------
NET REVENUE............................  11,659,871   10,820,935    9,013,600
                                        -----------  -----------  -----------
OPERATING EXPENSES BEFORE DEPRECIATION
 AND AMORTIZATION:
  Direct...............................     602,410      590,407      494,376
  Technical............................     240,970      231,854      247,733
  Programming..........................     990,498      994,339      816,721
  News.................................     259,388      248,508      273,873
  Selling..............................   2,052,515    1,994,603    1,701,447
  Promotion............................     610,757      717,685      455,956
  General and administrative...........   1,334,684    1,401,451    1,337,873
  Corporate administrative.............     271,218      298,284      327,868
  Management fee.......................     450,488    1,068,552      650,965
                                        -----------  -----------  -----------
    Total..............................   6,812,928    7,545,683    6,306,812
                                        -----------  -----------  -----------
OPERATING INCOME BEFORE DEPRECIATION
 AND AMORTIZATION......................   4,846,943    3,275,252    2,706,788
DEPRECIATION AND AMORTIZATION..........    (410,373)    (538,887)    (561,945)
                                        -----------  -----------  -----------
OPERATING INCOME.......................   4,436,570    2,736,365    2,144,843
INTEREST EXPENSE.......................    (213,055)    (204,363)    (458,369)
                                        -----------  -----------  -----------
NET INCOME.............................   4,233,515    2,532,002    1,686,474
ACCUMULATED EARNINGS (DEFICIT),
 BEGINNING OF YEAR.....................   1,376,271   (1,155,731)  (2,842,205)
                                        -----------  -----------  -----------
ACCUMULATED EARNINGS (DEFICIT), END OF
 YEAR.................................. $ 5,599,786  $ 1,376,271  $(1,155,731)
                                        ===========  ===========  ===========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

                       COMBINED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1998, 1997 and 1996

                                               1998        1997        1996
                                            ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................... $4,223,515  $2,532,002  $1,686,474
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation...........................     26,711      95,760     118,104
    Amortization...........................    383,662     443,127     443,841
    Bad debt expense.......................     56,026      45,336      64,633
    Changes in operating assets (increase)
     decrease:
      Accounts receivable..................   (357,412)   (248,784)   (269,555)
      Prepaid barter expense...............     34,566      43,014    (126,011)
      Other current assets.................     (6,880)     18,937      (9,605)
    Changes in operating liabilities
     increase (decrease):
      Accounts payable and other accrued
       liabilities.........................   (107,519)   (116,776)    (40,514)
      Deferred barter revenue..............    (53,032)     22,766     124,258
                                            ----------  ----------  ----------
        Net cash provided by operating
         activities........................  4,199,637   2,835,382   1,991,625
                                            ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures.....................    (23,309)    (29,663)    (16,419)
                                            ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES--
  Net decrease in payable to parent and
   affiliates..............................   (810,868) (3,135,510) (1,332,044)
                                            ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................  3,365,460    (329,791)    643,162
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR......................................    555,002     884,793     241,631
                                            ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR..... $3,920,462  $  555,002  $  884,793
                                            ==========  ==========  ==========

                  See notes to combined financial statements.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  Years Ended December 31, 1988, 1997 and 1996

1. ORGANIZATION, OWNERSHIP AND OPERATIONS

      WEBE and WICC radio stations (collectively, the "Combined Group") are divisions of ML Media Partners, L.P. ("ML"). Both of the radio stations are located in Fairfield County, Connecticut. Based upon regular assessments of the Combined Group's operations performed by key management, the Combined Group has determined that is reportable segment is commercial radio broadcasting. The economic characteristics, services, production process, customer type and distribution methods for the Combined Group's two radio statements are substantially similar and have therefore been aggregated as one reportable segment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Combination--The accompanying combined financial statements include the accounts of the Combined Group. All significant intercompany balances and transactions have been eliminated in combination.

      Property--Property is stated at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over their estimated useful lives or the length of the lease, whichever is shorter. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                                                                           Years
                                                                           -----
     Buildings............................................................ 20-30
     Towers and antennas..................................................  7-20
     Broadcasting equipment...............................................   7-8
     Furniture, fixtures, and office equipment............................   3-7
     Vehicles.............................................................     5

      Asset Impairment--The individual entities within the Combined Group assess the impairment of their respective long-lived assets on a regular basis or immediately upon the occurrence of a significant event in the marketplace or an event that directly impacts such assets. The methodology varies depending on the type of asset but typically consists of comparing the net book value of the asset to either: (1) the undiscounted expected future cash flows generated by the asset, and/or (2) the current market values obtained from industry sources.

      If the net book value of a particular asset is materially higher than the estimated net realizable value, and the asset is considered to be permanently impaired, the radio stations will write down the net book value of the asset accordingly. The Combined Group relies on industry sources and its experience in the particular marketplace to determine whether an asset impairment is other than temporary. As of December 31, 1998, based on the opinion of management, no such impairments had occurred.

      Intangible Assets--Intangible assets consist of advertiser lists, favorable market area, favorable program format, permits, agreements, contracts, goodwill and organizational costs which are stated at cost, less accumulated amortization, as determined by management for WICC and by independent appraisals for WEBE. These intangible assets are being amortized over the shorter of their respective expiration dates for 40 years.

      Revenue Recognition--Local and national advertising revenues are recorded when the corresponding commercials spots are aired.

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1998, 1997 and 1996


      Barter Transactions--As is customary in the broadcasting industry, the Combined Group engages in the bartering of commercial air time for various goods and services. The goods and services are capitalized or expensed as appropriate, when received or utilized. Revenues are recognized when the commercial spots are aired. At December 31, 1998 and 1997, the Combined Group had deferred barter revenue (net of prepaid barter expense) of $44,399 and $62,865, respectively. During 1998, 1997 and 1996 the Combined Group had expenses of $424,287, $676,288 and $597,548, respectively, and revenues of $445,752, $614,201 and $572,519, respectively, in connection with barter transactions.

      Cash Equivalents--Cash equivalents represent liquid investments with an original maturity of 90 days or less.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ALLOCATED BORROWINGS

      On July 19, 1989, ML and Wincom Broadcasting Corporation and its wholly-owned subsidiary Win Communications, Inc. (collectively, "Wincom" which is wholly-owned by ML) entered into an amended and restated credit, security and pledge agreement (the "Wincom-WEBE-WICC Loan") with Chemical Bank (currently doing business as Chase Manhattan Bank and subsequently referred to herein as "Chase") which was used to replace and repay other debt agreements and finance the acquisition of WICC. The Combined Group has been allocated a portion of the Wincom-WEBE-WICC Loan based on each station's percentage of broadcast cashflow to the total broadcast cash flow of Wincom Communications and WEBE and WICC. The Combined Group's allocated portion of the related obligations was $1,688,693 and $2,874,228 at December 31, 1998 and 1997, respectively and is included in payable to affiliates--current on the combined balance sheets.

      The Wincom-WEBE-WICC Loan was structured as a revolving credit line that provided for borrowings of up to $35,000,000 through December 31, 1990. The Wincom-WEBE-WICC Loan converted to a term loan on December 31, 1990. Principal payments were scheduled to commence on March 31, 1991 and to continue quarterly through June 30, 1997. ML, if no event of default had occurred, had options to elect to pay interest on the Wincom-WEBE-WICC Loan based upon the bank's reference rate or London Interbank Offered Rates, plus applicable margins. As a result of defaults under the Wincom-WEBE-WICC Loan, the lender has restricted interest rate options to reference rate only.

      The Wincom-WEBE-WICC Loan required that the Wincom-WEBE-WICC group maintain minimum covenant levels of certain ratios such as debt to operating profit and debt service coverage, and restrict such items as: cash disbursements; the payment of management fees; distributions or dividends; additional indebtedness; or asset sales by or at Wincom, WEBE or WICC. The Wincom-WEBE-WICC Loan also included other standard and usual loan covenants. Borrowings under the Wincom-WEBE-WICC Loan were nonrecourse to ML and are collateralized with substantially all of the assets of the Wincom-WEBE-WICC Group.

      On July 30, 1993, ML and Chase executed a Second Amendment to the Wincom-WEBE-WICC Loan (the "Restructuring Agreement"), effective January 1, 1993, which cured all previously outstanding defaults

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1998, 1997 and 1996

pursuant to the Wincom-WEBE-WICC Loan. In addition, as part of the restructuring process, ML agreed to sell substantially all of the assets of Indianapolis Stations owned by Wincom, WRZX-FM and WCKN-AM. Such sale was consummated on October 1, 1993.

      The Restructuring Agreement provided for the outstanding principal and interest due Chase as of December 31, 1992 (approximately $24.7 million and $2.0 million, respectively) to be divided into three notes as follows: a Series A Term Loan in the amount of $13 million; a Series B Term Loan in the amount of approximately $11.7 million; and a Series C Term Loan in the amount of approximately $2.0 million.

      As a result of the payment of the Series B Term Loan from the net proceeds of the sale of the Indianapolis Stations exceeding $6 million (described above), the full principal amount of the Series C Term Loan was forgiven by Chase on October 1, 1993 pursuant to the terms of the Restructuring Agreement.

      The Series A Term Loan was paid in full as of December 31, 1998. On January 28, 1999, the remaining principal and interest of the Series B term loan was paid in full. The Combined Group's allocated portion of this loan is included in payable to affiliates - current on the combined balances sheets.

4. OPERATING LEASES

      The Combined Group leases broadcast facilities and certain other equipment under operating lease agreements. Several of the leases contain renewal options and require payment for real estate taxes and other operating costs. Minimum future rental commitments at December 31, 1998 under all noncancelable operating leases in excess of one year, are as follows:

     Year                                                                Amount
     ----                                                               --------
     1999.............................................................. $205,656
                                                                        ========

      Total rent expense for the years ended December 31, 1998, 1997 and 1996 was $210,906, $256,902 and $355,232, respectively.

5. INCOME TAXES

      As operating divisions of ML, WEBE, and WICC are included in the tax returns of ML. ML is not subject to income taxes because all income and expenses are allocated to the individual partners of ML for inclusion in their respective tax returns. Accordingly, no income tax provision is recorded for WEBE and WICC in the accompanying combined statements of operations.

6. RELATED PARTY TRANSACTIONS

      The payable to affiliates represents the amount payable by the Combined Group, principally to ML. ML does not assess interest to the Combined Group on its outstanding intercompany balances.

      The Combined Group is charged management fees by ML. These fees amounted to $450,488, $1,068,552 and $650,965 in 1998, 1997 and 1996, respectively. The
Combined Group also incurred corporate

                          WEBE AND WICC RADIO STATIONS
                     (Divisions of ML Media Partners, L.P.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1998, 1997 and 1996

administrative fees to RP Radio LLC., (which took over management of the radio station in 1996). Amounts incurred in 1998, 1997 and 1996 were $271,218, $298,284 and $327,868, respectively.

      The activity in the payable to affiliates account for the years ended December 31, 1998, 1997, and 1996 is as follows:

                                                  1998       1997       1996
                                               ---------- ---------- ----------
     Balance, beginning of year............... $4,869,581 $3,579,610 $3,044,486
     Transfers from ML and affiliates--net....    374,667  1,289,971    535,124
                                               ---------- ---------- ----------
     Balance, end of year..................... $5,244,248 $4,869,581 $3,579,610
                                               ========== ========== ==========

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires companies to report the fair value of certain on- and off-balance-sheet assets and liabilities which are defined as financial instruments.

      Assets, including cash and cash equivalents and accounts receivable, and liabilities, such as accounts payable and amounts payable to parent and affiliates, are carried at amounts which approximate fair value.

8. SUBSEQUENT EVENT

      On April 22, 1999, ML Media Partners L.P. entered into an asset purchase agreement to sell the assets of WEBE and WICC for $66 million. The effective closing date for this transaction is August 31, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Trustee
Capstar Trust

      We have audited the accompanying balance sheet of Capstar Trust (a trust) as of October 26, 1999, and the related statements of operations and beneficiaries' equity and cash flows for the period of January 1, 1999 to October 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capstar Trust as of October 26, 1999, and the results of its operations and its cash flows for the period of January 1, 1999 to October 26, 1999 in conformity with generally accepted accounting principles.

                                            Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New Jersey
January 21, 2000

                                 CAPSTAR TRUST

                                 BALANCE SHEET

                                October 26, 1999

ASSETS
Current Assets:
  Cash and cash equivalents....................................... $    567,697
  Accounts receivable, less allowance for doubtful accounts of
   $71,838........................................................      585,355
  Other current assets............................................       31,350
                                                                   ------------
    Total Current Assets..........................................    1,184,402
Property, Plant and Equipment--Net................................    1,943,749
Intangible Assets--Net............................................    7,464,336
Security Deposits.................................................        2,005
                                                                   ------------
Total assets...................................................... $ 10,594,492
                                                                   ============
LIABILITY AND BENEFICIARIES' EQUITY
Current Liability:
  Accounts payable and accrued expenses........................... $    247,834
  Beneficiaries' Equity...........................................   10,346,658
                                                                   ------------
    Total liabilities and beneficiaries' equity................... $ 10,594,492
                                                                   ============

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

               STATEMENT OF OPERATIONS AND BENEFICIARIES' EQUITY

             For the period of January 1, 1999 to October 26, 1999

Revenues:
  Broadcast revenue................................................ $ 3,578,756
  Less: agency commissions.........................................    (249,121)
                                                                    -----------
    Net Broadcast Revenue..........................................   3,329,635
  Other Non-broadcast Revenue......................................       7,734
                                                                    -----------
    Total Revenue..................................................   3,337,369
Expenses:
  Programming and technical........................................     638,370
  Sales and advertising............................................   1,096,967
  Administrative...................................................     640,153
                                                                    -----------
    Total Expenses.................................................   2,375,490
                                                                    -----------
Income from Operations.............................................     961,879
Other (Income) Expenses:
  Depreciation.....................................................     144,592
  Amortization.....................................................     172,174
  Other expenses...................................................      47,693
  Interest income..................................................     (13,731)
                                                                    -----------
    Total Other (Income) Expenses..................................     350,728
                                                                    -----------
Net Income.........................................................     611,151
Beneficiaries' Equity at Beginning of Period.......................  10,485,507
Distributions to Beneficiary.......................................    (750,000)
                                                                    -----------
Beneficiaries' Equity at End of Period............................. $10,346,658
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

                            STATEMENT OF CASH FLOWS

             For the period of January 1, 1999 to October 26, 1999

Cash Flows From Operating Activities:
  Net income....................................................... $ 611,151
Adjustments to Reconcile Net income to Net Cash Provided by
 Operating Activities:
  Depreciation and amortization....................................   316,766
  Bad debt (recovery)..............................................   (41,519)
  Increase in accounts receivable..................................   (74,106)
  Decrease in other current asset..................................     6,553
  Increase in accounts payable.....................................   158,874
                                                                    ---------
    Total Adjustments..............................................   366,568
                                                                    ---------
Net cash provided by operating activities..........................   977,719
Cash Flows From Investing Activities:
  Purchase of property and equipment...............................  (159,953)
Cash Flows from Financing Activities:
  Distributions to beneficiary.....................................  (750,000)
                                                                    ---------
Net Increase in Cash and Cash Equivalents..........................    67,766
Cash and Cash Equivalents at Beginning of Period...................   499,931
                                                                    ---------
Cash and Cash Equivalents at End of Period......................... $ 567,697
                                                                    =========

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Capstar Trust (the Company) operates several radio stations in Putnam County, New York and Fairfield County, Connecticut. The Company commenced operations on May 29, 1999 upon the contribution of the assets by the Grantor. The sole assets and operations of the Company are limited to the operation of the four radio stations contributed by the Grantor. The stations are known by the call letters of WRKI-FM, WAXB-FM, WINE-AM and WPUT-AM. The Company derives its revenue primarily from the sale of radio advertising.

Contribution of Assets

      On May 29, 1999, Capstar Broadcasting Corporation (the Grantor) contributed all of the rights, title, interest and obligations in all of the assets, properties, contracts, leases and agreements of four radio stations known by the call letters WRKI, WAXB, WPUT and WINE to the Company.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Company maintains balances in a money market fund. Such balances are not FDIC insured.

      The Company periodically maintains cash balances in excess of the FDIC insurance limit in its financial institution.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its

                                 CAPSTAR TRUST
customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivable are maintained.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

      Office equipment.............................................. 3-7 years
      Studio equipment.............................................. 7-10 years
      Leasehold improvements........................................ 10-20 years
      Buildings and broadcast tower................................. 20 years

Income Taxes

      The Company is treated as a grantor trust for tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the beneficiary.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      There were no cash payments for interest and income taxes.

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast, and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows:

   Trade sales....................................................... $ 484,938
   Trade expense.....................................................  (526,372)
                                                                      ---------
     Net Trade Out................................................... $ (41,434)
                                                                      =========

                                 CAPSTAR TRUST

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at October 26, 1999:

   Land, building and improvements.................................. $  999,636
   Vehicles.........................................................      3,290
   Studio and transmission equipment................................  1,206,141
   Office equipment and fixtures....................................    193,599
                                                                     ----------
     Total..........................................................  2,402,666
   Less: accumulated depreciation                                      (458,917)
                                                                     ----------
   Net Property and Equipment....................................... $1,943,749
                                                                     ==========

      Depreciation expense changed to operations amounted to $144,592 for the period.

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at October 26, 1999:

                                                        Amortization
                                                           Period
                                                        ------------
   FCC license.........................................   40 years   $8,003,448
   Goodwill............................................   40 years       32,000
   Favorable lease.....................................    9 years       56,108
                                                          --------   ----------
   Total...............................................               8,091,556
   Less: accumulated amortization......................                (627,220)
                                                          --------   ----------
   Net Intangible Assets...............................              $7,464,336
                                                          ========   ==========

      Amortization expense changed to operations amounted to $172,174 for the period.

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--COMMITMENTS

Operating Leases

      The Company leases office equipment under an operating lease expiring in 2003.

      The Company also leases various tower facilities under operating leases which do not currently have a definitive expiration date.

                                 CAPSTAR TRUST

      The Company also contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended October 26,
     2000............................................................ $ 233,765
     2001............................................................   144,928
     2002............................................................   141,832
     2003............................................................   150,066
     2004............................................................    50,793
                                                                      ---------
       Total Minimum Lease Payments.................................. $ 721,384
                                                                      =========

NOTE 6--PENSION PLAN

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employees contributions up to six percent of compensation. For the period ended October 26, 1999, the Company contributed $14,148.

NOTE 7--SUBSEQUENT SALE OF CAPSTAR TRUST

      On October 27, 1999, the assets, excluding cash, and equivalents, and accounts receivable, of the Capstar Trust were purchased by Aurora Communications, LLC. The gross proceeds from the sale were $11,273,787.

                          INDEPENDENT AUDITORS' REPORT

To the Trustee
Capstar Trust

      We have audited the accompanying balance sheet of Capstar Trust (a trust) as of December 31, 1998, and the related statements of operations and beneficiaries' equity and cash flows for the period May 29, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capstar Trust as of December 31, 1998, and the results of its operations and its cash flows for the period of May 29, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                            Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New
Jersey
February 11, 1999
(except for Note 6, as to
which the date is October
27, 1999)

                                 CAPSTAR TRUST

                                 BALANCE SHEET

                               December 31, 1998

ASSETS
Current Assets:
  Cash and cash equivalents........................................ $   499,931
  Accounts receivable, less allowance for doubtful accounts of
   $113,357........................................................     469,730
  Other current assets.............................................      37,903
                                                                    -----------
    Total Current Assets...........................................   1,007,564
Property, Plant and Equipment--Net.................................   1,927,705
Intangible Assets--Net.............................................   7,637,193
Security Deposits..................................................       2,005
                                                                    -----------
  TOTAL ASSETS..................................................... $10,574,467
                                                                    ===========
LIABILITY AND BENEFICIARIES' EQUITY
Current Liability:
  Accounts payable and accrued expenses............................      88,960
  Beneficiaries' Equity............................................  10,485,507
                                                                    -----------
    TOTAL LIABILITIES AND BENEFICIARIES' EQUITY.................... $10,574,467
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

               STATEMENT OF OPERATIONS AND BENEFICIARIES' EQUITY

    For the period of May 29, 1998 (date of inception) to December 31, 1998

Revenues:
  Broadcast revenue................................................ $ 2,329,270
  Less: agency commissions.........................................    (155,879)
                                                                    -----------
    Net Broadcast Revenue..........................................   2,173,391
  Other Non-broadcast Revenue......................................       6,016
    Total Revenue..................................................   2,179,407
Expenses:
  Programming and technical........................................     398,393
  Sales and advertising............................................     807,306
  Administrative...................................................     420,998
                                                                    -----------
    Total Expenses.................................................   1,626,697
                                                                    -----------
Income from Operations.............................................     552,710
Other (Income) Expenses:
  Corporate Expense................................................      33,112
  Depreciation.....................................................      87,606
  Amortization.....................................................     121,236
  Interest income..................................................      (8,348)
                                                                    -----------
    Total Other (Income) Expenses..................................     233,606
                                                                    -----------
Net Income.........................................................     319,104
Beneficiaries' Equity at Beginning of Period.......................         --
Contributed Capital................................................  10,416,403
Distributions to Beneficiary.......................................    (250,000)
                                                                    -----------
Beneficiaries' Equity at End of Period............................. $10,485,507
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

                            STATEMENT OF CASH FLOWS

      For the period May 29, 1998 (date of inception) to December 31, 1998

Cash Flows From Operating Activities:
Net income....................................................... $   319,104
Adjustments to Reconcile Net income to Net Cash Provided by
 Operating Activities:
  Depreciation and amortization..................................     208,842
  Bad debt provision (recovery)..................................      20,009
  Decrease in accounts receivable................................     173,358
  Increase in other current assets...............................     (22,785)
  Payment of security deposits...................................        (380)
  Increase in accounts payable...................................      88,960
                                                                  -----------
    Total Adjustments............................................     468,004
                                                                  -----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES....................     787,108
Cash Flows From Investing Activities:
  Organization costs.............................................      (3,442)
  Purchase of property and equipment.............................     (34,535)
                                                                  -----------
    NET CASH USED BY INVESTING ACTIVITIES........................     (37,977)
Cash Flows from Financing Activities:
  Payment of distribution to beneficiary.........................    (250,000)
                                                                  -----------
  Net Increase in Cash and Cash Equivalents......................     499,131
  Cash and Cash Equivalents at Beginning of Period...............         800
                                                                  -----------
  Cash and Cash Equivalents at End of Period..................... $   499,931
                                                                  ===========
Summary of Noncash Financing Activities:
  Contribution of assets by grantor.............................. $10,416,403
                                                                  ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                                 CAPSTAR TRUST

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Capstar Trust (the Company) operates several radio stations in Putnam County, New York and Fairfield County, Connecticut. The Company commenced operations on May 29, 1998 upon the contribution of the assets by the grantor. The sole assets and operations of the Company are limited to the operation of the four radio stations contributed by the Grantor. The stations are known by the call letters of WRKI-FM, WAXB-FM, WINE-AM and WPUT-AM. The Company derives its revenue primarily from the sale of radio advertising.

Contribution of Assets

      On May 29, 1998, Capstar Broadcasting Corporation (the Grantor) contributed all of the rights, title, interest and obligations in all of the assets, properties, contracts, leases and agreements of four radio stations known by the call letters WRKI, WAXB, WPUT and WINE to the Company.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Company maintains balances in a money market fund. Such balances are not FDIC insured.

      The Company periodically maintains cash balances in excess of the FDIC insurance limit in its financial institution.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been

                                 CAPSTAR TRUST
within management's expectations and adequate allowances for any uncollectible accounts receivable are maintained.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   3-7 years
   Studio equipment.................................................  7-10 years
   Leasehold improvements........................................... 10-20 years
   Buildings and broadcast tower....................................    20 years

Income Taxes

      The Company is treated as a grantor trust for tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the beneficiary.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      Cash paid for interest and income taxes are as follows:

   Interest............................................................... $ --
   Income taxes...........................................................   --

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast, and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows:

   Trade sales....................................................... $ 359,909
   Trade expense.....................................................  (423,317)
                                                                      ---------
     Net Trade Out................................................... $ (63,408)
                                                                      =========

                                 CAPSTAR TRUST

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1998:

   Land, building and improvements.................................. $  992,917
   Vehicles.........................................................      3,290
   Studio and transmission equipment................................  1,124,535
   Office equipment and fixtures....................................    121,971
                                                                     ----------
     Total..........................................................  2,242,713
   Less: accumulated depreciation...................................   (315,008)
                                                                     ----------
   Net Property and Equipment....................................... $1,927,705
                                                                     ==========

      Depreciation charged to operations amounted to $87,606.

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at December 31, 1998:

   FCC license...................................................... $8,003,448
   Goodwill.........................................................     32,000
   Favorable lease..................................................     56,108
   Organization costs...............................................      3,442
                                                                     ----------
     Total..........................................................  8,094,998
   Less: accumulated amortization...................................   (457,805)
                                                                     ----------
                                                                     $7,637,193
                                                                     ==========

Amortization charged to operations amount to $121,236.

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--COMMITMENTS

Operating Leases

      The Company leases office equipment under an operating lease expiring in 2003.

      The Company also leases various tower facilities under operating leases which do not currently have a definitive expiration date.

                                 CAPSTAR TRUST

      The Company also contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

      Year ended December 31,

       1999............................................................ $ 40,427
       2000............................................................   41,017
       2001............................................................   42,029
       2002............................................................   43,094
       2003............................................................   43,605
                                                                        --------
         Total Minimum Lease Payments.................................. $210,172
                                                                        ========

NOTE 5--PENSION PLAN

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employees contributions up to six percent of compensation. For the period ended December 31, 1998, the Company contributed $4,650.

NOTE 6--SUBSEQUENT SALE OF CAPSTAR TRUST

      On October 27, 1999, the tangible assets, FCC license and goodwill of Capstar Trust were purchased by Aurora of Danbury, L.L.C. The total cost of the acquisition was $11,250,000.

                          INDEPENDENT AUDITORS' REPORT

To the Members
Westchester Radio, LLC

      We have audited the accompanying balance sheet of Westchester Radio, LLC (a limited liability company) as of October 26, 1999, and the related statements of operations and members' deficiency and cash flows for the period of January 1, 1999 to October 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westchester Radio, LLC as of October 26, 1999, and the results of its operations and its cash flows for the period of January 1, 1999 to October 26, 1999 in conformity with generally accepted accounting principles.

                                             Weeks Holderbaum Huber & DeGraw LLP
Bridgewater, New Jersey
January 4, 2000

                             WESTCHESTER RADIO, LLC

                                 BALANCE SHEET

                                October 26, 1999

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................................... $    256,496
  Accounts receivable, less allowance for doubtful accounts of
   $55,000.......................................................      836,822
  Other current assets...........................................       20,428
                                                                  ------------
    Total current assets.........................................    1,113,746
PROPERTY, PLANT AND EQUIPMENT--NET...............................    2,440,304
  Intangible assets--net.........................................   18,178,136
  Security deposits..............................................        7,732
                                                                  ------------
    Total assets................................................. $ 21,739,918
                                                                  ============
LIABILITY AND MEMBERS' DEFICIENCY
CURRENT LIABILITIES:
  Current maturities of long-term debt........................... $  1,963,873
  Accounts payable and accrued expenses..........................      406,761
                                                                  ------------
    Total current liabilities....................................    2,370,634
LONG-TERM DEBT...................................................   38,167,660
MEMBERS' DEFICIENCY..............................................  (18,798,376)
                                                                  ------------
    TOTAL LIABILITIES AND MEMBERS' DEFICIENCY.................... $ 21,739,918
                                                                  ============

    The Notes to Financial Statements are an Integral Part of this Statement

                             WESTCHESTER RADIO, LLC

                STATEMENT OF OPERATIONS AND MEMBERS' DEFICIENCY

             For the Period of January 1, 1999 to October 26, 1999

Revenues:
  Broadcast revenue.............................................. $  4,228,178
  Less: agency commissions.......................................     (396,621)
                                                                  ------------
    Net broadcast revenue........................................    3,831,557
Other non broadcast revenue......................................      120,071
                                                                  ------------
    Total revenue................................................    3,951,628
Expenses:
  Programming and technical......................................      623,392
  Sales and advertising..........................................    1,133,766
  Administrative.................................................      899,211
                                                                  ------------
    Total expenses...............................................    2,656,369
                                                                  ------------
Income from operations...........................................    1,295,259
Other (income) expenses:
  Partnership administration.....................................      204,584
  Depreciation...................................................      124,838
  Amortization...................................................      783,090
  Loss on impairment of intangible assets........................   13,250,000
  Interest expense...............................................    3,376,846
  Interest income................................................       (6,851)
                                                                  ------------
    Total other (income) expenses................................   17,732,507
                                                                  ------------
    NET LOSS.....................................................  (16,437,248)
Members' deficiency at beginning of period.......................   (2,361,128)
                                                                  ------------
Members' deficiency at end of period............................. $(18,798,376)
                                                                  ============

    The Notes to Financial Statements are an Integral Part of this Statement

                             WESTCHESTER RADIO, LLC

                            STATEMENT OF CASH FLOWS

             For the Period of January 1, 1999 to October 26, 1999

Cash flows from operating activities:
Net loss........................................................ $(16,437,248)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization.................................      907,928
  Loss on impairment of intangible assets.......................   13,250,000
  Noncash interest accrued on long-term obligations.............    1,740,921
  Decrease in accounts receivable...............................      135,340
  Decrease in other current assets..............................       25,590
  Increase in accounts payable..................................       97,699
  Recovery of security deposits.................................          695
                                                                 ------------
    Total adjustments...........................................   16,158,173
                                                                 ------------
    Net cash used by operating activities.......................     (279,075)
Cash flows from investing activities:
  Purchase of property and equipment............................      (81,496)
Cash flows from financing activities:
  Proceeds from member loans....................................    1,359,548
  Repayment of bank loans.......................................     (937,500)
  Principle payments on installment obligation..................       (2,952)
                                                                 ------------
    Net cash provided by financing activities...................      419,096
    NET INCREASE IN CASH AND CASH EQUIVALENTS...................       58,525
Cash and cash equivalents at beginning of period................      197,971
                                                                 ------------
Cash and cash equivalents at end of period...................... $    256,496
                                                                 ============

    The Notes to Financial Statements are an Integral Part of this Statement

                             WESTCHESTER RADIO, LLC

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Westchester Radio, LLC (the Company) operates several radio stations in Westchester County, New York. The Company commenced operations on April 2, 1998 with the contribution of the assets of WFAS-FM, WFAS-AM and WZZN-FM from Commodore Media of Westchester, Inc. The assets and operations of the Company were solely comprised from WFAS-FM; WFAS-AM and WZZN-FM. The Company derives its revenue primarily from the sale of radio advertising.

Acquisition of Assets

      On April 2, 1998, the Company acquired the net assets and FCC license of WFAS-FM, WFAS-AM and WZZN-FM (the Stations) from Commodore Media of Westchester, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $35,500,000, which exceeded the fair value of the net assets of the stations by $32,332,961, which has been allocated to the stations FCC license and goodwill. The excess is being amortized on the straight line method over forty years. (See note 3 and 9)

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      In the ordinary course of business, the Company maintains cash balances in a money market fund. Such balances are not FDIC insured.

      The Company periodically maintains cash balances with financial institutions in excess of the $100,000 FDIC insurance limit.

      The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its

                             WESTCHESTER RADIO, LLC
customers' financial condition and generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Debt Acquisition Costs

      Legal and banking fees and other expenses associated with acquisition of the bank financing are being amortized using the interest method over the term of the underlying note. Amortization expense charged to operations for the period was $109,487.

Income Taxes

      The Company, a limited liability company, has elected to be treated as a partnership for income tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the members.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      Cash paid for interest and income taxes are as follows:

   Interest.......................................................... $1,458,846
   Income taxes......................................................        --

                             WESTCHESTER RADIO, LLC

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows for the period of January 1, 1999 to October 26, 1999:

   Trade sales...................................................... $ 753,875
   Trade expense....................................................  (809,810)
                                                                     ---------
   Net Trade Out Transactions....................................... $ (55,935)
                                                                     =========

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at October 26, 1999:

   Land............................................................. $  573,900
   Buildings and leasehold improvements.............................    975,469
   Studio and transmission equipment................................    827,714
   Music library....................................................      3,500
   Office equipment and fixtures....................................    235,120
   Property held under capital lease................................     21,215
                                                                     ----------
     Total..........................................................  2,636,918
   Less: accumulated depreciation...................................   (196,614)
                                                                     ----------
   Net Property and Equipment....................................... $2,440,304
                                                                     ==========

      Depreciation charged to operations amounted to $124,838 for the period.

      Property and equipment are pledged as collateral for bank loans (See Note
4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at October 26, 1999:

   FCC license..................................................... $16,832,961
   Goodwill........................................................   2,250,000
   Debt acquisition costs..........................................     580,500
                                                                    -----------
     Total.........................................................  19,663,461
   Less: accumulated amortization..................................  (1,485,325)
                                                                    -----------
   Net Intangible Assets........................................... $18,178,136
                                                                    ===========

      Amortization charged to operations amounted to $783,090 for the period.

                             WESTCHESTER RADIO, LLC

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact.

      During the period, certain intangible assets (Goodwill) that was acquired in 1998 were deemed to be impaired. This impairment arouse due to the subsequent sale of the stations assets, which is more fully described in note
9. As a result, Goodwill has been written down by $13,250,000. The write off of Goodwill is included in the Financial Statement as Loss on Impairment.

NOTE 4--LONG-TERM DEBT

      Long-term debt consists of the following at October 26, 1999:

Line of credit--bank
  Interest payable quarterly in arrears at 10%, matures April
   2004, Secured by all assets of the company and guaranteed by the parent corporation of a member; maximum available credit
   $1,000,000..................................................... $   397,500
Term obligation--bank
  Interest at 10% payable quarterly in arrears, quarterly payments of principal which are currently $312,500. Matures April 2004, secured by all assets of the company and guaranteed by the parent corporation of a member.................................  23,125,000
Loan payable
  This obligation is the result of the payments by the guarantor of the bank obligations above of interest and principle on behalf of the Company. This obligation has no stated interest
   and no maturity date (see note 7)..............................   3,290,241
Note payable--This note has a face value in the amount of
 $56,884,769 due April 2008. Interest accrues on this obligation at 18% per annum through April 2008. (See Note 7)................  13,302,279
Capital Lease Obligation..........................................      16,513
                                                                   -----------
    Total Long-term Debt..........................................  40,131,533
    Less: Current Portion.........................................  (1,963,873)
                                                                   -----------
    Long-term Debt................................................ $38,167,660
                                                                   ===========

      The following are the maturities of long-term debt for each of the next five years:

   Year Ending October 26,
   2000............................................................ $ 1,960,000
   2001............................................................   1,875,000
   2002............................................................   2,187,500
   2003............................................................   9,375,000
   2004............................................................   8,125,000
                                                                    -----------
                                                                    $23,522,500
                                                                    ===========

      At October 26, 1999, the Company had $602,500 of unused lines of credit with a bank to be drawn upon as needed.

                             WESTCHESTER RADIO, LLC

      On October 27, 1999 the bank obligations were repaid from the proceeds of the sale (Note 9) and payments by a member under their guarantee obligation.

      The bank loan agreements contain various covenants pertaining to the maintenance of various record keeping, reporting and ratio requirements.

      Specifically, at October 26, 1999, the Company was in default of the covenants related to the maintenance of its leverage ratio, interest coverage ratio, and net broadcast earnings.

      Under the terms of the agreement, the bank may call the loan if the Company is in violation of any restrictive covenant. However, the obligations have subsequently been fully repaid.

Capital Lease

      The Company is the lessee of office equipment under capital leases expiring in various years through 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the period.

      Depreciation on assets under capital leases charged to expense for the period was $4,690.

      Following is a summary of property held under capital leases:

     Phone System...................................................... $21,215
     Less: Accumulated depreciation....................................  (6,205)
                                                                        -------
     Net............................................................... $15,010
                                                                        =======

      Minimum future lease payments under capital leases as of October 26, 1999 for each of the next five years and in the aggregate are:

     Year Ended October 26, 1999:
       2000............................................................ $ 5,352
       2001............................................................   5,352
       2002............................................................   5,352
       2003............................................................   3,122
                                                                        -------
         Total minimum lease payments..................................  19,178
     Less: Amount representing interest................................  (2,665)
                                                                        -------
     Present value of net minimum lease payments....................... $16,513
                                                                        =======

      Interest rates on this capitalized lease is 14.35% and is imputed based on the lower of company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

                            WESTCHESTER RADIO, LLC

NOTE 5--COMMITMENTS

Guarantee of Indebtedness

     The Company has guaranteed the 13 1/4% senior subordinated notes dated April 2, 1995 which have a principal value of $76,808,000 of Capstar Radio Broadcasting Partners, Inc., the parent corporation of the Company's nonvoting member.

Employment Contract

     The Company has entered into an employment contract with its managing member through April 2000 that provides for a minimum annual salary. At October 26, 1999, the total commitment was $150,000 per annum.

Operating Leases

     The Company leases various tower facilities under operating leases which have various expiration dates.

     The Company also contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

     Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

     Year ended October 26,
       2000............................................................ $ 7,500
       2001............................................................   7,500
       2002............................................................   7,500
       2003............................................................   7,500
       2004............................................................   7,500
                                                                        -------
         Total Minimum Lease Payments.................................. $37,500
                                                                        =======

NOTE 6--PENSION PLAN

     The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employees contributions up to six percent of compensation. For the period ended October 26, 1999, the Company contributed $15,052.

NOTE 7--RELATED PARTIES

     As part of the acquisition of the stations, the Company borrowed from the parent corporation of one of its members, moneys to complete the acquisition. The note has a face value of $56,884,769 and is due in April 2008. The note has been discounted to its present value at the rate of 18% and was, accordingly, assigned a value of $10,150,000 and is subordinate to the bank obligations.

     During 1998, the Company, subsequent to the contribution of the net assets of Commodore Media of Westchester Inc., refinanced those assets and distributed $35,000,000 of the proceeds to its member.

                             WESTCHESTER RADIO, LLC

      The note including accumulated interest is convertible at the option of the holder at any time, into a maximum of 13,000 member interests in the company based on a prescribed formula (See Note 8).

      The Company, as a result of its inability to cover principal and interest payments on its bank lines as they came due, relied on the guarantee of a member to meet the obligations. At October 26, 1999, the member had advanced a total of $3,290,241 to the Company to meet its obligations.

NOTE 8--MEMBERS' EQUITY

      The members of the Company have liability for the debts, obligations and liabilities of the Company up to the amount of capital contributed to the Company.

      The Company is authorized to issue up to 14,000 limited liability company interests which may be designated as voting interests or nonvoting interests upon issuance. Subject to obtaining necessary consent, outstanding nonvoting interests are convertible, at any time, upon the election of the holder into a like number of voting interests.

      At October 26, 1999, the Company had a total of 1,000 interests outstanding, of which 700 were voting interests.

NOTE 9--SUBSEQUENT SALE OF THE COMPANY

      On October 27, 1999, the tangible assets, FCC license and goodwill of the company were purchased by Aurora of Westchester L.L.C. The total selling price was $20,250,000.

                          INDEPENDENT AUDITORS' REPORT

To the Members
Westchester Radio, LLC

      We have audited the accompanying balance sheet of Westchester Radio, LLC (a limited liability company) as of December 31, 1998, and the related statements of operations and members' deficiency and cash flows for the period April 2, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westchester Radio, LLC as of December 31, 1998, and the results of its operations and its cash flows for the period of April 2, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                             Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New Jersey
February 19, 1999
(except for Note 9, as to which the date is October 27, 1999)

                             WESTCHESTER RADIO, LLC

                                 BALANCE SHEET

                               December 31, 1998

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................... $   197,971
  Accounts receivable, less allowance for doubtful accounts of
   $111,673.......................................................     972,162
  Other current assets............................................      46,018
                                                                   -----------
    Total current assets..........................................   1,216,151
PROPERTY, PLANT AND EQUIPMENT--NET................................   2,483,646
Intangible assets--net............................................  32,211,227
Security deposits.................................................       8,427
                                                                   -----------
    Total assets.................................................. $35,919,451
                                                                   ===========
LIABILITY AND MEMBERS' DEFICIENCY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................ $ 1,253,479
  Accounts payable and accrued expenses...........................     309,062
                                                                   -----------
    Total current liabilities.....................................   1,562,541
LONG-TERM DEBT....................................................  36,718,038
MEMBERS' DEFICIENCY...............................................  (2,361,128)
                                                                   -----------
    Total liabilities and members' deficiency..................... $35,919,451
                                                                   ===========

   The notes to financial statements are an integral part of this statement.

                             WESTCHESTER RADIO, LLC

                STATEMENT OF OPERATIONS AND MEMBERS' DEFICIENCY

    For the Period of April 2, 1998 (date of inception) to December 31, 1998

Revenues:
  Broadcast revenue.............................................. $  4,036,192
  Less: agency commissions.......................................     (385,014)
                                                                  ------------
    Net broadcast revenue........................................    3,651,178
                                                                  ------------
Other non broadcast revenue......................................      118,873
                                                                  ------------
    Total revenue................................................    3,770,051
                                                                  ------------
Expenses:
  Programming and technical......................................      605,440
  Sales and advertising..........................................    1,009,839
  Administrative.................................................      777,257
                                                                  ------------
    Total expenses...............................................    2,392,536
                                                                  ------------
Income from operations...........................................    1,377,515
Other (income) expenses:
  Reorganization/start up cost...................................       67,246
  Depreciation...................................................       71,776
  Amortization...................................................      702,234
  Interest expense...............................................    3,248,178
  Interest income................................................         (791)
                                                                  ------------
    Total other (income) expenses................................    4,088,643
                                                                  ------------
    NET LOSS.....................................................   (2,711,128)
Members' equity at beginning of period...........................          --
Contributed capital..............................................   35,350,000
Member Distribution..............................................  (35,000,000)
                                                                  ------------
Members' deficiency at end of period............................. $ (2,361,128)
                                                                  ============

   The notes to financial statements are an integral part of this statement.

                             WESTCHESTER RADIO, LLC

                            STATEMENT OF CASH FLOWS

     For the Period April 2, 1998 (date of inception) to December 31, 1998

Cash Flows From Operating Activities:
  Net Loss....................................................... $(2,711,128)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
  Depreciation and amortization..................................     774,010
  Bad debt provision (recovery)..................................     (19,173)
  Noncash interest accrued on long-term obligations..............   1,411,358
  Increase in accounts receivable................................    (135,834)
  Increase in other current assets...............................     (22,935)
  Increase in accounts payable...................................     116,236
                                                                  -----------
    Total adjustments............................................   2,123,662
                                                                  -----------
    Net cash used by operating activities........................    (587,466)
Cash flows from investing activities:
  Acquisition of stations........................................ (35,500,000)
  Purchase of property and equipment.............................     (23,417)
                                                                  -----------
    Net cash used by investing activities........................ (35,523,417)
                                                                  -----------
Cash flows from financing activities:
  Proceeds from bank loans.......................................  25,580,000
  Proceeds from member loans.....................................  12,080,778
  Proceeds from capital contributions............................     350,000
  Repayment of bank loans........................................  (1,120,500)
  Principle payments on installment obligation...................      (1,624)
  Payment of debt acquisition costs..............................    (580,000)
                                                                  -----------
    Net cash provided by financing activities....................  36,308,654
                                                                  -----------
    NET INCREASE IN CASH AND CASH EQUIVALENTS....................     197,771
Cash and cash equivalents at beginning of period.................         200
                                                                  -----------
Cash and cash equivalents at end of period....................... $   197,971
                                                                  ===========
Noncash financing activities:
  Financing under capital lease.................................. $    21,215
                                                                  ===========

   The notes to financial statements are an integral part of this statement.

                             WESTCHESTER RADIO, LLC

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Westchester Radio, LLC (the Company) operates several radio stations in Westchester county, New York. The Company commenced operations on April 2, 1998 with the contribution of the assets of WFAS-FM, WFAS-AM and WZZN-FM from Commodore Media of Westchester, Inc. The assets and operations of the Company were solely comprised from WFAS-FM, WFAS-AM and WZZN-FM. The Company derives its revenue primarily from the sale of radio advertising.

Contribution of Assets

      On April 2, 1998, the Company acquired the net assets and FCC license of WFAS-FM, WFAS-AM and WZZN-FM (the Stations) from Commodore Media of Westchester, Inc. in a business combination accounted for as a purchase. The results of operations of the acquired stations are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $35,500,000, which exceeded the fair value of the net assets of the stations by $32,332,961, which has been allocated to the stations FCC license and goodwill. The excess is being amortized on the straight line method over forty years.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      In the ordinary course of business, the Company maintains cash balances in a money market fund. Such balances are not FDIC insured.

      The Company periodically maintains cash balances with financial institutions in excess of the $100,000 FDIC insurance limit.

      The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

                             WESTCHESTER RADIO, LLC

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Debt Acquisition Costs

      Legal and banking fees and other expenses associated with acquisition of the bank financing are being amortized using the interest method over the term of the underlying note. Amortization expense charged to operations in 1998 was $95,991.

Income Taxes

      The Company, a limited liability company, has elected to be treated as a partnership for income tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the members.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      Cash paid for interest and income taxes are as follows:

   Interest.......................................................... $1,836,820
   Income taxes......................................................        --

                             WESTCHESTER RADIO, LLC

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows for the period of April 2, 1998 to December 31, 1998:

   Trade sales...................................................... $ 650,240
   Trade expense....................................................  (712,658)
                                                                     ---------
     Net trade out transactions..................................... $ (62,418)
                                                                     =========

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1998:

   Land............................................................. $  573,900
   Buildings and leasehold improvements.............................    954,623
   Studio and transmission equipment................................    802,518
   Music library....................................................      3,500
   Office equipment and fixtures....................................    199,666
   Property held under capital lease................................     21,215
                                                                     ----------
     Total..........................................................  2,555,422
   Less: accumulated depreciation...................................    (71,776)
                                                                     ----------
   Net property and equipment....................................... $2,483,646
                                                                     ==========

      Depreciation charged to operations amounted to $71,776 for the period April 2, 1998 to December 31, 1998.

      Property and equipment are pledged as collateral for bank loans (See Note
4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at December 31, 1998:

   FCC license..................................................... $16,832,961
   Goodwill........................................................  15,500,000
   Debt acquisition costs..........................................     580,500
                                                                    -----------
     Total.........................................................  32,913,461
   Less: accumulated amortization..................................    (702,234)
                                                                    -----------
   Net intangible assets........................................... $32,211,227
                                                                    ===========

      Amortization charged to operations amounted to $702,234 for the period April 2, 1998 to December 31, 1998.

                             WESTCHESTER RADIO, LLC

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--LONG-TERM DEBT

      Long-term debt consists of the following at December 31, 1998:

Line of credit--bank
  Interest payable quarterly in arrears at 8.0625%, matures April
   2004, Secured by all assets of the company and guaranteed by the parent corporation of a member; maximum available credit
   $1,000,000..................................................... $   397,500
Term obligation--bank
  Interest at 8.0625% payable quarterly in arrears, quarterly payments of principal which are currently $312,500. Matures
   April 2004, secured by all assets of the company and guaranteed by the parent corporation of a member..........................  24,062,500
Loan payable
  This obligation is the result of the payments by the guarantor of the bank obligations above of interest and principle on behalf of the Company. This obligation has no stated interest
   and no maturity date (see note 7)..............................   1,930,693
Note payable--This note has a face value in the amount of
 $56,884,769 due April 2008. Interest accrues on this obligation at 18% per annum through April 2008. (See Note 7)................  11,561,358
                                                                   -----------
    Total long-term debt..........................................  37,952,051
    Less: Current Portion.........................................  (1,250,000)
                                                                   -----------
    Long-term Debt................................................ $36,702,051
                                                                   ===========

      The following are the maturities of long-term debt for each of the next five years:

   Year Ending December 31,
     1999........................................................... $ 1,250,000
     2000...........................................................   1,718,750
     2001...........................................................   1,875,000
     2002...........................................................   2,343,750
     2003...........................................................  12,812,125
                                                                     -----------
                                                                     $19,999,625
                                                                     ===========

      At December 31, 1998, the Company had $602,500 of unused lines of credit with a bank to be drawn upon as needed.

      The bank loan agreements contain various covenants pertaining to the maintenance of various record keeping, reporting and ratio requirements.

                             WESTCHESTER RADIO, LLC

      Specifically, at December 31, 1998, the Company was in default of the covenants related to the maintenance of its leverage ratio, interest coverage ratio, and net broadcast earnings.

      Under the terms of the agreement, the bank may call the loan if the Company is in violation of any restrictive covenant. As of February 19, 1999, the bank had not waived the requirement.

Capital Lease

      The Company is the lessee of office equipment under capital leases expiring in various years through 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 1998.

      Depreciation on assets under capital leases charged to expense in 1998 was $1,515.

      Following is a summary of property held under capital leases:

   Phone System........................................................ $21,215
   Less: Accumulated depreciation......................................  (1,515)
                                                                        -------
   Net................................................................. $19,700
                                                                        =======

      Minimum future lease payments under capital leases as of December 31, 1998 for each of the next five years and in the aggregate are:

   Year Ended December 31:
     1999.............................................................. $ 5,352
     2000..............................................................   5,352
     2001..............................................................   5,352
     2002..............................................................   5,352
     2003..............................................................   2,230
                                                                        -------
       Total minimum lease payments....................................  23,638
   Less: Amount representing interest..................................  (4,257)
                                                                        -------
   Present value of net minimum lease payments......................... $19,381
                                                                        =======

      Interest rates on this capitalized lease is 14.35% and is imputed based on the lower of company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

NOTE 5--COMMITMENTS

Guarantee of Indebtedness

      The Company has guaranteed the 13 1/4% senior subordinated notes dated April 2, 1995 which have a principal value of $76,808,000 of Capstar Radio Broadcasting Partners, Inc., the parent corporation of the Company's nonvoting member.

                             WESTCHESTER RADIO, LLC

Employment Contract

      The Company has entered into an employment contract with its managing member through April 2000 that provides for a minimum annual salary. At December 31, 1998, the total commitment was $150,000 per annum.

Operating Leases

      The Company leases various tower facilities under operating leases which does not currently have various expiration dates.

      The Company also contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1999.............................................................. $16,182
     2000..............................................................   7,500
     2001..............................................................   7,500
     2002..............................................................   7,500
     2003..............................................................   7,500
                                                                        -------
       Total minimum lease payments.................................... $46,182
                                                                        =======

NOTE 6--PENSION PLAN

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employees contributions up to six percent of compensation. For the period ended December 31, 1998, the Company contributed $7,674.

NOTE 7--RELATED PARTIES

      As part of the acquisition of the stations, the Company borrowed from the parent corporation of one of its members, moneys to complete the acquisition. The note has a face value of $56,884,769 and is due in April 2008. The note has been discounted to its present value at the rate of 18% and was, accordingly, assigned a value of $10,150,000 and is subordinate to the bank obligations.

      Commodoro Media of Westchester contributed $35,350,000 to the Company, $35,000,000 in property and equipment and $350,000 in cash. The Company subsequent to the contribution of the net assets of Commodore Media of Westchester Inc. refinanced those assets and distributed $35,000,000 of the proceeds to its member.

      The note including accumulated interest is convertible at the option of the holder at any time, into a maximum of 13,000 member interests in the company based on a prescribed formula (See Note 8).

                             WESTCHESTER RADIO, LLC

      The Company, as a result of its inability to cover principal and interest payments on its bank lines as they came due, relied on the guarantee of a member to meet the obligations. At December 31, 1998, the member had advanced $1,930,693 to the Company to meet its obligations.

NOTE 8--MEMBERS' EQUITY

      The members of the Company have liability for the debts, obligations and liabilities of the Company up to the amount of capital contributed to the Company.

      The Company is authorized to issue up to 14,000 limited liability company interests which may be designated as voting interests or nonvoting interests upon issuance. Subject to obtaining necessary consent, outstanding nonvoting interests are convertible, at any time, upon the election of the holder into a like number of voting interests.

      At December 31, 1998, the Company had a total of 1,000 interests outstanding, of which 700 were voting interests.

NOTE 9--SUBSEQUENT SALE OF THE COMPANY

      On October 27, 1999, the tangible assets, FCC license and goodwill of the company were purchased by Aurora of Westchester L.L.C. The total cost of the acquisition was $22,250,000.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Commodore Media of Westchester, Inc.

      We have audited the accompanying balance sheet of Commodore Media of Westchester, Inc. as of April 1, 1998 and the related statements of operations and retained earnings and cash flows for the period of January 1, 1998 to April 1, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commodore Media of Westchester, Inc. as of April 1, 1998, and the results of its operations and its cash flows for the period of January 1, 1998 to April 1, 1998 in conformity with generally accepted accounting principles.

                                            Weeks Holderbaum Huber & DeGraw, LLP
Bridgewater, New Jersey
July 29, 1999

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                                 BALANCE SHEET

                                 April 1, 1998

                              ASSETS
Current Assets:
  Cash and cash equivalents........................................ $     9,681
  Accounts receivable, less allowance for doubtful accounts of
   $130,846........................................................     817,154
  Other current assets.............................................      17,306
                                                                    -----------
    Total Current Assets...........................................     844,141
Property, Plant and Equipment--Net.................................   1,683,789
Intangible Assets--Net.............................................  31,979,119
Security Deposits..................................................       8,427
                                                                    -----------
    Total Assets................................................... $34,515,476
                                                                    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liability:
  Accounts payable and accrued expenses............................ $   179,554
  Due to Parent Corporation and Affiliates.........................   9,029,851
Stockholders Equity:
  Common stock, 100 shares authorized, issued, and outstanding.....         100
  Additional paid-in-capital.......................................  23,596,134
  Retained earnings................................................   1,709,837
                                                                    -----------
    Total Stockholders Equity......................................  25,306,071
                                                                    -----------
    Total Liabilities and Stockholders' Equity..................... $34,515,476
                                                                    ===========

      Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

               For the period of January 1, 1998 to April 1, 1998

Revenues:
  Broadcast revenue................................................ $ 1,163,673
  Less: agency commissions.........................................    (101,200)
                                                                    -----------
    Net Broadcast Revenue..........................................   1,062,473
  Other non-broadcast revenue......................................      44,684
                                                                    -----------
    Total Revenue..................................................   1,107,157
Expenses:
  Programming and technical........................................     193,364
  Sales and advertising............................................     283,875
  Administrative...................................................     285,088
                                                                    -----------
    Total Expenses.................................................     762,327
                                                                    -----------
Income from Operations.............................................     344,830
Other Expenses:
  Depreciation.....................................................      30,000
  Amortization.....................................................     208,489
                                                                    -----------
    Total Other Expenses...........................................     238,489
                                                                    -----------
Net Income.........................................................     106,341
Retained Earnings at Beginning of Period...........................   1,603,496
                                                                    -----------
Retained Earnings at End of Period................................. $ 1,709,837
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                            STATEMENT OF CASH FLOWS

               For the period of January 1, 1998 to April 1, 1998

Cash Flows from Operating Activities:
  Net Income....................................................... $ 106,341
Adjustments to Reconcile Net Income to Net Cash Provided by
 Operating Activities:
  Depreciation and amortization....................................   238,489
  Bad debt provision (recovery)....................................   (34,184)
  Decrease in accounts receivable..................................   437,821
  Decrease in other current assets.................................    48,894
  Decrease in security deposits....................................       480
  Decrease in accounts payable.....................................  (201,611)
                                                                    ---------
    Total Adjustments..............................................   489,889
                                                                    ---------
    Net cash provided by operating activities......................   596,230
Cash Flows From Investing Activities:
  Purchase of property and equipment...............................   (44,502)
Cash Flows from Financing Activities:
  Net repayment of advances to parent corporation and affiliates...  (625,614)
                                                                    ---------
  Net Decrease in Cash and Cash Equivalents........................   (73,886)
  Cash and Cash Equivalents at Beginning of Period.................    83,567
                                                                    ---------
  Cash and Cash Equivalents at End of Period....................... $   9,681
                                                                    =========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

Note 1--Significant Accounting Policies

Organization and Nature of Business

      Commodore Media of Westchester, Inc. (the Company) operates several radio stations in Westchester county, New York. The signals licensed by the Federal Communications Commission (FCC) include WFAS-FM, WFAS-AM and WZZN-FM (the Stations). The Company derives its revenue primarily from the sale of radio advertising. Commodore Media of Westchester, Inc. is a wholly owned subsidiary of Capstar Broadcasting Corporation.

Sale of Stations

      On April 2, 1998, the Company contributed all of its net assets and its related licenses to Westchester Radio, LLC. in exchange for a 100% membership interest. The company's membership interest was comprised of 700 voting and 300 nonvoting shares.

      Westchester Radio, LLC. subsequently refinanced the assets of the station and made a distribution back to the company in the amount of $35,000,000.

      The company subsequently sold its voting interests and retained its 30% nonvoting interest of the Limited Liability Company.

      The business combination has been accounted for as a purchase. This financial statement contains the results of operations and the financial position of the company immediately before the contribution of assets to Westchester Radio, LLC.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

                      COMMODORE MEDIA OF WESTCHESTER,INC.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and double declining balance for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Income Taxes

      The Company files a consolidated income tax return with its corporate parent.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      There was no cash paid for interest and income taxes.

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

                      COMMODORE MEDIA OF WESTCHESTER, INC.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows:

   Trade sales...................................................... $ 245,893
   Trade expense....................................................  (163,592)
                                                                     ---------
     Net Trade Transactions......................................... $  82,301
                                                                     =========

Note 2--Property, Plant and Equipment

      Property and equipment consisted of the following at April 1, 1998:

   Land............................................................. $  420,000
   Buildings and leasehold improvements.............................    685,762
   Studio and transmission equipment................................    565,797
   Music library....................................................      2,556
   Office equipment and fixtures....................................    151,396
                                                                     ----------
     Total..........................................................  1,825,511
   Less: accumulated depreciation...................................   (141,722)
                                                                     ----------
   Net Property and Equipment....................................... $1,683,789
                                                                     ==========

      Depreciation charged to operations amounted to $30,000.

      Property and equipment are pledged as collateral for various obligations of the company's corporate parent. (See Note 4).

Note 3--Intangible Assets

      Intangible assets consisted of the following at April 1, 1998:

   FCC license..................................................... $33,157,140
   Goodwill........................................................      32,000
                                                                    -----------
     Total.........................................................  33,189,140
   Less: accumulated amortization..................................  (1,210,021)
                                                                    -----------
   Net Intangible Assets........................................... $31,979,119
                                                                    ===========

      Amortization charged to operations amounted to $208,489.

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

                      COMMODORE MEDIA OF WESTCHESTER, INC.

Note 4--Related Parties

      The company receives advances from and pays advances to its parent corporation and other related affiliated companies. In addition the Parent Corporation allocates expenses, based on revenue, to the company, which are related to corporate overhead and other costs related to the management and operation of the stations.

      The company has pledged substantially all of its assets as a cross guarantor on a variety of corporate obligations.

Note 5--Commitments

Operating Leases

      The Company leases various tower facilities under operating leases, which do not currently have expiration dates.

      The Company also contracts for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended April 1,
     1999............................................................. $ 16,182
     2000.............................................................    7,500
     2001.............................................................    7,500
     2002.............................................................    7,500
     2003.............................................................    7,500
                                                                       --------
       Total Minimum Lease Payments................................... $ 46,182
                                                                       ========

Note 6--Pension Plan

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employee's contributions up to six percent of compensation. For the period ended April 1, 1998, the Company contributed $8,760.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders:
Commodore Media of Westchester, Inc.

      We have audited the accompanying balance sheet of Commodore Media of Westchester, Inc. as of December 31, 1997, and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commodore Media of Westchester, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New Jersey
July 29, 1999

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                                 BALANCE SHEET

                               December 31, 1997

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................... $     83,567
  Accounts receivable, less allowance for doubtful accounts of
   $165,030.......................................................    1,220,791
  Other current assets............................................       66,200
                                                                   ------------
    Total Current Assets..........................................    1,370,558
PROPERTY, PLANT AND EQUIPMENT--NET................................    1,669,287
Intangible Assets--Net............................................   32,187,608
Security Deposits.................................................        8,907
                                                                   ------------
    Total Assets.................................................. $ 35,236,360
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITY:
  Accounts payable and accrued expenses........................... $    381,165
Due to Parent Corporation and Affiliates..........................    9,655,465
Stockholders' Equity:
  Common stock, 100 shares authorized, issued, and outstanding....          100
  Additional paid-in-capital......................................   23,596,134
  Retained earnings...............................................    1,603,496
                                                                   ------------
    Total Stockholders' Equity....................................   25,199,730
                                                                   ------------
    Total Liabilities and Stockholders' Equity.................... $ 35,236,360
                                                                   ============

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                      For the year ended December 31, 1997

Revenues:
  Broadcast
   revenue........ $ 6,142,742
  Less: agency
   commissions....    (596,167)
                   -----------
    Net Broadcast
     Revenue......   5,546,575
  Other non-
   broadcast
   revenue........     156,398
                   -----------
    Total
     Revenue......   5,702,973
Expenses:
  Programming and
   technical......   1,000,691
  Sales and
   advertising....     830,649
  Administrative..   1,258,264
                   -----------
    Total
     Expenses.....   3,089,604
                   -----------
Income from
 Operations.......   2,613,369
Other Expenses:
  Depreciation....     103,640
  Amortization....     829,729
                   -----------
    Total Other
     Expenses.....     933,369
                   -----------
Net Income........   1,680,000
Accumulated
 Deficit at
 beginning of
 year, as
 previously
 reported.........     (96,656)
Contribution of
 net assets of
 station WZZN by
 parent company...      20,152
                   -----------
Accumulated
 Deficit at
 beginning of
 year, as
 restated.........     (76,504)
                   -----------
Retained Earnings
 at End of Year... $ 1,603,496
                   ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                            STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997

Cash Flows from Operating Activities:
Net Income....................................................... $ 1,680,000
Adjustments to Reconcile Net Income to Net Cash Provided by
 Operating Activities:
  Depreciation and amortization..................................     933,369
  Bad debt provision (recovery)..................................     (11,980)
  Increase in accounts receivable................................    (240,722)
  Increase in other current assets...............................     (66,200)
  Increase in security deposits..................................        (793)
  Increase in accounts payable...................................      56,683
                                                                  -----------
    Total Adjustments............................................     670,357
                                                                  -----------
    Net cash provided by operating activities....................   2,350,357
Cash Flows from Investing Activities:
  Purchase of property and equipment.............................     (76,948)
Cash Flows from Financing Activities:
  Net repayment of advances from parent corporation and
   affiliates....................................................  (2,228,542)
                                                                  -----------
Net Increase in Cash and Cash Equivalents........................      44,867
Cash and Cash Equivalents at Beginning of Period.................      38,700
                                                                  -----------
Cash and Cash Equivalents at End of Period....................... $    83,567
                                                                  ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Commodore Media of Westchester, Inc. (the Company) operates several radio stations in Westchester county, New York. The signals licensed by the Federal Communications Commission (FCC) include WFAS-FM, WFAS-AM and WZZN-FM (the Stations). The Company derives its revenue primarily from the sale of radio advertising. The company is a wholly owned subsidiary of Capstar Broadcasting.

Purchase and Sale of Stations

      On January 1, 1997 the net assets of WZZN-FM were transferred to the company by its parent corporation.

      In April 1998, the Company was sold to Westchester Radio LLC., who acquired the net assets and FCC license of the Stations from Commodore Media of Westchester, Inc. in a business combination accounted for as a purchase.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

                      COMMODORE MEDIA OF WESTCHESTER, INC.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on straight line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

     Office equipment...............................................   5-7 years
     Studio equipment...............................................     7 years
     Building, leasehold improvements and tower..................... 10-40 years

Income Taxes

      The Company files a consolidated income tax return with its corporate parent.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      There was no cash paid for interest and income taxes.

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows:

     Trade sales..................................................... $ 792,021
     Trade expense...................................................  (725,383)
                                                                      ---------
       Net Trade Revenue............................................. $  66,638
                                                                      =========

                      COMMODORE MEDIA OF WESTCHESTER, INC.

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1997:

   Land............................................................. $  420,000
   Buildings and leasehold improvements.............................    669,900
   Studio and transmission equipment................................    565,797
   Music library....................................................      2,556
   Office equipment and fixtures....................................    122,755
                                                                     ----------
     Total..........................................................  1,781,008
   Less: accumulated depreciation...................................   (111,721)
                                                                     ----------
   Net Property and Equipment....................................... $1,669,287
                                                                     ==========

  Depreciation charged to operations amounted to $103,640.

      Property and equipment are pledged as collateral for various obligations of the company's corporate parent. (See Note 4).

NOTE 3--INTANGIBLE ASSETS

  Intangible assets consisted of the following at December 31, 1997:

   FCC license..................................................... $33,157,140
   Goodwill........................................................      32,000
                                                                    -----------
     Total.........................................................  33,189,140
   Less: accumulated amortization..................................  (1,001,532)
                                                                    -----------
   Net Intangible Assets........................................... $32,187,608
                                                                    ===========

   Amortization charged to operations amounted to $829,729.

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--RELATED PARTIES

      The company receives advances from and pays advances to its parent corporation and other related affiliated companies. In addition the Parent Corporation allocates expenses, based on revenue, to the company, which are related to corporate overhead and other costs related to the management and operation of the stations.

      The company has pledged substantially all of its assets as a cross guarantor on a variety of corporate obligations.

                      COMMODORE MEDIA OF WESTCHESTER,INC.

NOTE 5--COMMITMENTS

Operating Leases

      The Company leases various tower facilities under operating leases, which do not currently have expiration dates.

      The Company also contracts for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1998............................................................... $16,152
     1999...............................................................  16,182
     2000...............................................................   7,500
     2001...............................................................   7,500
     2002...............................................................   7,500
                                                                         -------
       Total Minimum Lease Payments..................................... $54,834
                                                                         =======

NOTE 6--PENSION PLAN

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employee's contributions up to six percent of compensation.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Commodore Media of Westchester, Inc.

      We have audited the accompanying balance sheet of Commodore Media of Westchester, Inc. as of December 31, 1996, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commodore Media of Westchester, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            Weeks Holderbaum Huber & DeGraw LLP
Bridgewater, New Jersey
July 29, 1999

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                                 BALANCE SHEET

                               December 31, 1996

ASSETS
CURRENT ASSETS:
  Cash............................................................ $    38,700
  Accounts receivable, less allowance for doubtful accounts of
   $153,050.......................................................     968,089
                                                                   -----------
    Total current assets..........................................   1,006,789
PROPERTY, PLANT AND EQUIPMENT--NET................................   1,695,979
INTANGIBLE ASSETS--NET............................................  33,017,337
SECURITY DEPOSITS.................................................       8,114
                                                                   -----------
    Total assets.................................................. $35,728,219
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITY:
  Accounts payable and accrued expenses........................... $   324,482
DUE TO PARENT CORPORATION AND AFFILIATES..........................  11,904,159
STOCKHOLDERS' EQUITY:
  Common stock, 100 shares authorized, issued, and outstanding....         100
  Additional paid in capital......................................  23,596,134
  Accumulated deficit.............................................     (96,656)
                                                                   -----------
    Total stockholders' equity....................................  23,499,578
                                                                   -----------
    Total liabilities and stockholders' equity.................... $35,728,219
                                                                   ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the year ended December 31, 1996

REVENUES:
  Broadcast revenue................................................ $4,684,186
  Less: agency commissions.........................................   (413,135)
                                                                    ----------
    Net broadcast revenue..........................................  4,271,051
  Other non-broadcast revenue......................................    132,530
                                                                    ----------
    Total revenue..................................................  4,403,581
EXPENSES:
  Programming and technical........................................    730,283
  Sales and advertising............................................  1,214,288
  Administrative...................................................    749,771
                                                                    ----------
    Total expenses.................................................  2,694,342
                                                                    ----------
INCOME FROM OPERATIONS.............................................  1,709,239
OTHER EXPENSES:
  Corporate management and overhead allocation.....................  1,146,542
  Depreciation.....................................................    103,085
  Amortization.....................................................    266,502
  Interest expense.................................................    921,757
                                                                    ----------
    Total other expenses...........................................  2,437,886
                                                                    ----------
NET LOSS...........................................................   (728,647)
RETAINED EARNINGS AT BEGINNING OF YEAR.............................    631,991
                                                                    ----------
ACCUMULATED DEFICIT AT END OF YEAR................................. $  (96,656)
                                                                    ==========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                            STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................................... $(728,647)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY OPERATING
 ACTIVITIES:
  Depreciation and amortization....................................   369,586
  Bad debt provision (recovery)....................................   (29,850)
  Decrease in accounts receivable..................................    90,290
  Decrease in other current assets.................................    21,948
  Increase in accounts payable.....................................    60,419
                                                                    ---------
    Total adjustments..............................................   512,393
                                                                    ---------
    Net cash used by operating activities..........................  (216,254)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...............................  (139,917)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances from parent corporation and affiliates..............   366,402
                                                                    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........................    10,231
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...................    28,469
                                                                    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......................... $  38,700
                                                                    =========

    The Notes to Financial Statements are an Integral Part of this Statement

                      COMMODORE MEDIA OF WESTCHESTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Commodore Media of Westchester, Inc. (the Company) operates several radio stations in Westchester County, New York. The signals licensed by the Federal Communications Commission (FCC) included in this presentation, operate by the call letters of WFAS-FM and WFAS-AM. The Company derives its revenue primarily from the sale of radio advertising.

Sale of Stations

      In October 1996 the stations were purchased by Capstar Broadcasting in a business combination which was accounted for as a purchase. The result of the transaction is that the company is a wholly owned subsidiary of Capstar Broadcasting.

      The results of operations of the acquired stations are included in the accompanying financial statements for the entire period. The total cost of the acquisition, exceeded the fair value of the net assets of the stations by approximately $33,200,000 which has been allocated to the stations FCC license and goodwill. The excess in being amortized on the straight-line method over forty years.

      On April 2, 1998, the Company was sold to Westchester Radio LLC. who acquired the net assets and FCC license of WFAS-FM, WFAS-AM and WZZN-FM (the Stations) from Commodore Media of Westchester, Inc. in a business combination accounted for as a purchase.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

                      COMMODORE MEDIA OF WESTCHESTER,INC.

      The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on straight line method for financial reporting purposes and double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Income Taxes

      The Company files its income tax return on a consolidated basis with its parent company.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

      Cash paid for interest and income taxes are as follows:

   Interest........................................................... $ 921,757
   Income taxes.......................................................       --

Barter Transactions

      The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

                      COMMODORE MEDIA OF WESTCHESTER,INC.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows:

   Trade sales....................................................... $ 671,622
   Trade expense.....................................................  (566,740)
                                                                      ---------
     Net Trade Revenue Transactions.................................. $ 104,882
                                                                      =========

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1996:

   Land............................................................. $  420,000
   Buildings and leasehold improvements.............................    639,766
   Studio and transmission equipment................................    536,162
   Music library....................................................      2,556
   Office equipment and fixtures....................................    118,862
                                                                     ----------
     Total..........................................................  1,717,346
   Less: accumulated depreciation...................................    (21,367)
                                                                     ----------
   Net Property and Equipment....................................... $1,695,979
                                                                     ==========

      Depreciation charged to operations amounted to $103,085.

      Property and equipment are pledged as collateral for various obligation of the company's corporate parent. (See Note 4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at December 31, 1996:

   FCC license..................................................... $33,157,140
   Goodwill........................................................      32,000
                                                                    -----------
     Total.........................................................  33,189,140
   Less: accumulated amortization..................................    (171,803)
                                                                    -----------
   Net Intangible Assets........................................... $33,017,337
                                                                    ===========

      Amortization charged to operations amounted to $266,502.

      The Company periodically evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

                      COMMODORE MEDIA OF WESTCHESTER,INC.

NOTE 4--RELATED PARTIES

      The company receives advances from and pays advances to its parent corporation and other related affiliated companies. In addition the parent corporation allocates expenses, based on revenue, to the company, which are related to corporate overhead and other costs related to the management and operation of the stations. During 1996 these allocations amounted to approximately $834,000.

      The company has pledged substantially all of its assets as a cross guarantor on a variety of corporate obligations.

NOTE 5--COMMITMENTS

Operating Leases

      The Company leases various tower facilities under operating leases, which do not currently have expiration dates.

      The Company also contracts for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1997.............................................................. $11,710
     1998..............................................................  16,152
     1999..............................................................  16,182
     2000..............................................................   7,500
     2001..............................................................   7,500
                                                                        -------
     Total Minimum Lease Payments...................................... $59,044
                                                                        =======

NOTE 6--PENSION PLAN

      The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employee's contributions up to six percent of compensation.

                          INDEPENDENT AUDITORS' REPORT

To the Division Manager of WRKI, WAXB, WPUT, WINE

      We have audited the accompanying combined balance sheet of WRKI, WAXB, WPUT, and WINE (Operating Divisions of Commodore Media of Norwalk, Inc.) (the Divisions) as of May 29, 1998, and the related combined statements of operations and division equity and cash flows for the period of January 1, 1998 to May 29, 1998. These financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of WRKI, WAXB, WPUT, and WINE as of May 29, 1998, and the results of their combined operations and their combined cash flows for the period of January 1, 1998 to May 29, 1998 in conformity with generally accepted accounting principles.

                                          Weeks Holderbaum Huber & DeGraw, LLP

Bridgewater, New Jersey
August 11, 1999
(except for Note 7, as to
which the date is October
27, 1999)

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                             COMBINED BALANCE SHEET

                                  May 29, 1998

ASSETS
Current Assets:
  Cash............................................................. $       800
  Accounts receivable, less allowance for doubtful accounts of
   $129,800........................................................     663,099
                                                                    -----------
    Total Current Assets...........................................     663,899
Property, Plant and Equipment, net.................................   1,980,776
Intangible Assets, net.............................................   7,754,987
Other Assets.......................................................      16,743
                                                                    -----------
  Total Assets..................................................... $10,416,405
                                                                    ===========
LIABILITIES AND DIVISION EQUITY
Accounts payable and accrued expenses.............................. $   129,385
Division Equity....................................................  10,287,020
                                                                    -----------
    Total Liabilities and Division Equity.......................... $10,416,405
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

              COMBINED STATEMENT OF OPERATIONS AND DIVISION EQUITY

               For the period of January 1, 1998 to May 29, 1998

Revenues:
  Broadcast revenue................................................ $ 1,466,199
  Less: agency commissions.........................................    (102,647)
                                                                    -----------
    Net Broadcast Revenue..........................................   1,363,552
  Other non-broadcast revenue......................................      11,894
                                                                    -----------
    Total Revenue..................................................   1,375,446
Expenses:
  Programming and technical........................................     172,226
  Sales and advertising............................................     573,055
  Administrative...................................................     322,743
                                                                    -----------
    Total Expenses.................................................   1,068,024
                                                                    -----------
Income from Operations.............................................     307,422
Other Expenses:
  Depreciation.....................................................      60,515
  Amortization.....................................................      86,300
                                                                    -----------
    Total Other Expenses...........................................     146,815
                                                                    -----------
    Net Income.....................................................     160,607
Division Equity at Beginning of Period.............................  10,346,902
Net Advances to Parent & Affiliates................................    (220,489)
                                                                    -----------
Division Equity at End of Period................................... $10,287,020
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                        COMBINED STATEMENT OF CASH FLOWS

               For the period of January 1, 1998 to May 29, 1998

Cash Flows from Operating Activities:
  Net Income........................................................ $160,607
Adjustments to Reconcile Net Income to Net Cash Provided by
 Operating Activities:
  Depreciation and amortization.....................................  146,473
  Bad debt provision................................................ (102,102)
  Decrease in accounts receivable...................................   32,689
  Decrease in other current assets..................................   25,653
  Decrease in accounts payable......................................  (40,785)
                                                                     --------
  Total Adjustments.................................................   61,928
                                                                     --------
    Net Cash Provided by Operating Activities.......................  222,535
Cash Flows from Investing Activities:
  Purchase of property and equipment................................   (2,046)
Cash Flows from Financing Activities:
  Net repayment of advances from parent corporation................. (220,489)
                                                                     --------
  Net Decrease in Cash and Cash Equivalents.........................      --
  Cash and Cash Equivalents at Beginning of Period..................      800
                                                                     --------
  Cash and Cash Equivalents at End of Period........................ $    800
                                                                     ========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Commodore Media of Norwalk, Inc. (the Company) operates several radio stations in Connecticut and New York. The signals licensed by the FCC included in this presentation operate under the call letters of WRKI, WAXB, WPUT, and WINE (the Divisions). The Divisions derive their revenue primarily from the sale of radio advertising. Commodore Media of Norwalk, Inc. is a wholly owned subsidiary of Capstar Broadcasting.

Contributions of Station Assets to Grantor Trust

      On May 29, 1998, Capstar Broadcasting Corporation contributed all of the rights, title, interest and obligations in all of the assets, properties, contracts, leases and agreements of the Divisions to the Capstar Trust. The company is the sole beneficiary of the trust.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Divisions incur various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Divisions' business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

      The Divisions' revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Divisions' perform ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Divisions.

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and the double-declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Income Taxes

      The Divisions' file their income tax return on a consolidated basis with their parent company.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less. The Divisions incurred no interest expense or income taxes in the reporting period.

Barter Transactions

      The Divisions barter unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations were as follows for the period of January 1, 1998 to January 29, 1998:

   Trade sales...................................................... $ 256,669
   Trade expense....................................................  (258,173)
                                                                     ---------
     Net trade expense transactions................................. $  (1,504)
                                                                     =========

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at May 29, 1998:

   Land............................................................. $  339,214
   Buildings and leasehold improvements.............................    644,746
   Studio and transmission equipment................................  1,117,583
   Music library....................................................      2,283
   Office equipment and fixtures....................................    101,998
                                                                     ----------
     Total..........................................................  2,205,824
   Less: accumulated depreciation...................................   (225,048)
                                                                     ----------
   Net Property and Equipment....................................... $1,980,776
                                                                     ==========

      Property and equipment are pledged as collateral for various obligation of the divisions' corporate parent. (See Note 4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at May 29, 1998:

   FCC license...................................................... $8,003,448
   Transmitter Site Lease...........................................     56,108
   Goodwill.........................................................     32,000
                                                                     ----------
     Total..........................................................  8,091,556
   Less: accumulated amortization...................................   (336,569)
                                                                     ----------
   Net Intangible Assets............................................ $7,754,987
                                                                     ==========

      The Divisions periodically evaluate intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Divisions, as well as by comparing them to their competitors. The Divisions also take into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--RELATED PARTIES

      The Divisions receive advances from and pays advances to its parent corporation and other related affiliated companies. In addition, the parent corporation allocates expenses to the divisions based on revenue, which are related to corporate overhead and other costs related to the management and operation of the stations.

      The net assets of the station have been pledged on guarantees of various obligations of the corporate parent.

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


NOTE 5--COMMITMENTS

Operating Leases

      The Divisions lease various tower facilities under operating leases, which do not currently have expiration dates.

      The Divisions also contract for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Total rent expense for the period of January 1, 1998 to May 29, 1998 was approximately $16,000. Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1999............................................................. $ 40,427
     2000.............................................................   41,017
     2001.............................................................   42,029
     2002.............................................................   43,094
     2003.............................................................   43,605
                                                                       --------
       Total Minimum Lease Payments................................... $210,172
                                                                       ========

NOTE 6--PENSION PLAN

      The Divisions have a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employee's contributions up to six percent of compensation.

NOTE 7--SUBSEQUENT SALE OF CAPSTAR TRUST

      On October 27, 1999, the tangible assets, FCC license and goodwill of Capstar Trust were purchased by Aurora of Danbury, L.L.C. The total cost of the acquisition was $11,250,000.

                          INDEPENDENT AUDITORS' REPORT

To the Division Manager of WRKI, WAXB, WPUT, WINE

      We have audited the accompanying combined balance sheet of WRKI, WAXB, WPUT, and WINE (Operating Divisions of Commodore Media of Norwalk, Inc.) as of December 31, 1997, and the related combined statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of WRKI, WAXB, WPUT, and WINE as of December 31, 1997, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New Jersey
August 11, 1999
(except for Note 7, as to
which the date is October
27, 1999)

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                             COMBINED BALANCE SHEET
                               December 31, 1997

ASSETS
CURRENT ASSETS:
  Cash............................................................. $       800
  Accounts receivable, less allowance for doubtful accounts of
   $231,902........................................................     593,685
                                                                    -----------
    Total current assets...........................................     594,485
PROPERTY, PLANT AND EQUIPMENT, NET.................................   2,038,905
INTANGIBLE ASSETS, NET.............................................   7,841,285
OTHER ASSETS.......................................................      42,397
                                                                    -----------
    Total assets................................................... $10,517,072
                                                                    ===========
LIABILITIES AND DIVISION EQUITY
ACCOUNTS PAYABLE AND ACCRUED EXPENSES.............................. $   170,170
DIVISION EQUITY....................................................  10,346,902
                                                                    -----------
    Total liabilities and division equity.......................... $10,517,072
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

              COMBINED STATEMENT OF OPERATIONS AND DIVISION EQUITY

                      For the year ended December 31, 1997

Revenues:
  Broadcast revenue................................................ $ 3,975,767
  Less: agency commissions.........................................    (275,662)
                                                                    -----------
    Net broadcast revenue..........................................   3,700,105
  Other non-broadcast revenue......................................      15,754
                                                                    -----------
    Total revenue..................................................   3,715,859
Expenses:
  Programming and technical........................................     833,852
  Sales and advertising............................................   1,161,616
  Administrative...................................................   1,069,475
                                                                    -----------
    Total expenses.................................................   3,064,943
                                                                    -----------
Income from operations.............................................     650,916
Other expenses:
  Depreciation.....................................................     137,724
  Amortization.....................................................     207,120
                                                                    -----------
    Total other expenses...........................................     344,844
                                                                    -----------
Net income.........................................................     306,072
Division equity at beginning of year...............................  10,891,563
Net advances to parent and affiliates..............................    (850,733)
                                                                    -----------
Division equity at end of year..................................... $10,346,902
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                        COMBINED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997

Cash flows from operating activities:
Net income......................................................... $ 306,072
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization....................................   344,745
  Bad debt provision...............................................    11,384
  Decrease in accounts receivable..................................   190,802
  Increase in other current assets.................................   (11,778)
  Decrease in accounts payable.....................................   (19,796)
                                                                    ---------
    Total adjustments..............................................   515,357
                                                                    ---------
    Net cash provided by operating activities......................   821,429
Cash flows from investing activities:
  Purchase of property and equipment...............................   (97,118)
Cash flows from financing activities:
  Net repayment of advances to parent and affiliates...............  (850,733)
                                                                    ---------
    NET DECREASE IN CASH AND CASH EQUIVALENTS......................  (126,422)
Cash and cash equivalents at beginning of period...................   127,222
                                                                    ---------
Cash and cash equivalents at end of period......................... $     800
                                                                    =========

    The Notes to Financial Statements are an Integral Part of this Statement

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Commodore Media of Norwalk, Inc. (the Company) operates several radio stations in Connecticut and New York. The signals licensed by the FCC included in this presentation operate under the call letters of WRKI, WAXB, WPUT, and WINE (the Divisions). The Divisions derive their revenue primarily from the sale of radio advertising. Commodore Media of Norwalk, Inc. is a wholly owned subsidiary of Capstar Broadcasting.

Transfer of Signals and Assets to Grantor Trust

      On January 1, 1997, the net assets of WZZN were transferred by the parent corporation to Commodore Media of Westchester, Inc.

      On May 29, 1998, Capstar Broadcasting Corporation contributed all of the rights, title, interest and obligations in all of the assets, properties, contracts, leases and agreements of the Divisions to the Capstar Trust. The company is the sole beneficiary of the trust.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Divisions incur various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Concentration of Credit Risk

      The Divisions' business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

      The Divisions' revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Divisions perform ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Divisions.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and the double declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment.................................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Income Taxes

      The Divisions file their income tax return on a consolidated basis with their parent company.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less. The Divisions incurred no interest expense or income taxes in the reported period.

Barter Transactions

      The Divisions barter unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations for the year ended December 31, 1997 were as follows:

   Trade sales....................................................... $ 514,208
   Trade expense.....................................................  (482,143)
                                                                      ---------
     Net Trade Revenue Transactions.................................. $  32,065
                                                                      =========

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1997:

   Land............................................................. $  339,214
   Buildings and leasehold improvements.............................    644,746
   Studio and transmission equipment................................  1,115,975
   Music library....................................................      2,283
   Office equipment and fixtures....................................    101,560
                                                                     ----------
     Total..........................................................  2,203,778
   Less: accumulated depreciation...................................   (164,873)
                                                                     ----------
   Net Property and Equipment....................................... $2,038,905
                                                                     ==========

      Property and equipment are pledged as collateral for various obligation of the divisions' corporate parent. (See Note 4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at December 31, 1997:

   FCC license...................................................... $8,003,448
   Transmitter site lease...........................................     56,108
   Goodwill.........................................................     32,000
                                                                     ----------
     Total..........................................................  8,091,556
   Less: accumulated amortization...................................   (250,271)
                                                                     ----------
   Net Intangible Assets............................................ $7,841,285
                                                                     ==========

      The Divisions periodically evaluate intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Divisions, as well as by comparing them to their competitors. The Divisions also take into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

NOTE 4--RELATED PARTIES

      The divisions receive advances from and pays advances to its parent corporation and other related affiliated companies. In addition the parent corporation allocates expenses to the divisions based on revenue, which are related to corporate overhead and other costs related to the management and operation of the stations.

      The net assets of the Station have been pledged on guarantees of various obligations of the corporate parent.

                              WRKI/WAXB/WPUT/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


NOTE 5--COMMITMENTS

Operating Leases

      The Divisions lease various tower facilities under operating leases, which do not currently have expiration dates.

      Total rent expense for 1997 was approximately $35,500. The Divisions also contract for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1998............................................................. $ 37,625
     1999.............................................................   40,427
     2000.............................................................   41,017
     2001.............................................................   42,029
     2002.............................................................   43,094
                                                                       --------
       Total Minimum Lease Payments................................... $204,192
                                                                       ========

NOTE 6--PENSION PLAN

      The Divisions have a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Company matches fifty percent of the employee's contributions up to six percent of compensation.

NOTE 7--SUBSEQUENT SALE OF CAPSTAR TRUST

      On October 27, 1999, the tangible assets, FCC license and goodwill of Capstar Trust were purchased by Aurora of Danbury, L.L.C. The total cost of the acquisition was $11,250,000.

                          INDEPENDENT AUDITORS' REPORT

To the Division Manager of
WRKI, WAXB, WPUT, WZZN, WINE

      We have audited the accompanying combined balance sheet of WRKI, WAXB, WPUT, WZZN and WINE (Operating Divisions of Commodore Media of Norwalk, Inc.) (the Divisions) as of December 31, 1996, and the related combined statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of WRKI, WAXB, WPUT, WZZN, and WINE as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            Weeks Holderbaum Huber & DeGraw LLP

Bridgewater, New Jersey
August 11, 1999
(except for Note 7, as to
which the date is October
27, 1999)

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                             COMBINED BALANCE SHEET

                               December 31, 1996

ASSETS
CURRENT ASSETS:
  Cash............................................................. $   127,222
  Accounts receivable, less allowance for doubtful accounts of
   $220,518........................................................     795,871
                                                                    -----------
    Total current assets...........................................     923,093
PROPERTY, PLANT AND EQUIPMENT, NET.................................   2,079,411
INTANGIBLE ASSETS, NET.............................................   8,048,406
OTHER ASSETS.......................................................      30,619
                                                                    -----------
    Total assets................................................... $11,081,529
                                                                    ===========
LIABILITIES AND DIVISION EQUITY
Accounts payable and accrued expenses.............................. $   189,966
Division equity....................................................  10,891,563
                                                                    -----------
    Total liabilities and division equity.......................... $11,081,529
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

              COMBINED STATEMENT OF OPERATIONS AND DIVISION EQUITY

                      For the year ended December 31, 1996

Revenues:
  Broadcast revenue................................................ $ 4,151,424
  Less: agency commissions.........................................    (304,903)
                                                                    -----------
    Net broadcast revenue..........................................   3,846,521
  Other non-broadcast revenue......................................      41,410
                                                                    -----------
    Total revenue..................................................   3,887,931
Expenses:
  Programming and technical........................................     925,407
  Sales and advertising............................................   1,436,296
  Administrative...................................................   1,098,778
                                                                    -----------
    Total expenses.................................................   3,460,481
                                                                    -----------
Income from operations.............................................     427,450
Other expenses:
  Depreciation.....................................................     137,724
  Amortization.....................................................     207,120
                                                                    -----------
    Total other expenses...........................................     344,844
                                                                    -----------
Net income.........................................................      82,606
Division equity at beginning of year...............................  10,808,957
                                                                    -----------
Division equity at end of year..................................... $10,891,563
                                                                    ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                        COMBINED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1996

Cash flows from operating activities:
Net income......................................................... $  82,606
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization....................................   344,844
  Bad debt provision...............................................   162,696
  Increase in accounts receivable..................................  (489,817)
  Increase in other current assets.................................   (29,081)
  Increase in accounts payable.....................................   138,875
                                                                    ---------
    Total adjustments..............................................   127,517
                                                                    ---------
    Net cash provided by operating activities......................   210,123
Cash flows from investing activities:
  Purchase of property and equipment...............................   (10,879)
Cash flows from financing activities:
  Net repayment of advances from equity holder.....................  (231,407)
                                                                    ---------
Net decrease in cash and cash equivalents..........................   (32,163)
Cash and cash equivalents at beginning of period...................   159,385
                                                                    ---------
Cash and cash equivalents at end of period......................... $ 127,222
                                                                    =========

    The Notes to Financial Statements are an Integral Part of this Statement

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

      Commodore Media of Norwalk, Inc. (the Company) operates several radio stations in Connecticut and New York. The signals licensed by the FCC included in this presentation operate under the call letters of WRKI, WAXB, WPUT, WZZN, and WINE (the Divisions). The Divisions derive their revenue primarily from the sale of radio advertising.

Sale of Stations

      In October 1996, Commodore Media of Norwalk, Inc. was purchased by Capstar Broadcasting in a business combination which was accounted for as a purchase. Pursuant to this transaction the Company became a wholly owned subsidiary of Capstar Broadcasting.

      During 1997, the net assets of WZZN were transferred by the parent corporation to Commodore Media of Westchester, Inc., an entity affiliated by common ownership.

      The results of operations of the acquired Divisions are included in the accompanying financial statements for the entire year. The total cost of the acquisition, exceeded the fair value of the net assets of the stations by approximately $8,100,000, which has been allocated to the stations FCC license and goodwill. The excess is being amortized on the straight-line method over forty years.

      On May 29, 1998, Capstar Broadcasting contributed all of the rights, title, interest and obligations in all of the assets, properties, contrasts, leases and agreements of the Divisions to Capstar Trust.

Revenue Recognition

      Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Advertising Costs

      The Divisions incur various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred.

Use of Estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


Concentration of Credit Risk

      The Divisions' business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms.

      The Divisions' revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Divisions perform ongoing credit evaluations of their customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

      The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Divisions.

Property and Equipment

      The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and the double-declining balance method for income tax purposes.

      Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment and fixtures....................................   5-7 years
   Studio equipment.................................................     7 years
   Building, leasehold improvements and tower....................... 10-40 years

Income Taxes

      The Divisions file their income tax return on a consolidated basis with their parent company.

Cash Flows

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less. The Divisions incurred no interest or income taxes in the reporting period.

Barter Transactions

      The Divisions barter unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


      The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions charged to operations for the period ended December 31, 1996 were as follows:

   Trade sales....................................................... $ 484,265
   Trade expense.....................................................  (413,279)
                                                                      ---------
     Net trade revenue transactions.................................. $  70,986
                                                                      =========

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 1996:

   Land............................................................. $  339,214
   Buildings and leasehold improvements.............................    642,306
   Studio and transmission equipment................................  1,026,649
   Music library....................................................      2,217
   Office equipment and fixtures....................................     96,274
                                                                     ----------
     Total..........................................................  2,106,660
   Less: accumulated depreciation...................................    (27,249)
                                                                     ----------
   Net property and equipment....................................... $2,079,411
                                                                     ==========

      Property and equipment are pledged as collateral for various obligation of the divisions' corporate parent. (See Note 4).

NOTE 3--INTANGIBLE ASSETS

      Intangible assets consisted of the following at December 31, 1996:

   FCC license...................................................... $8,003,448
   Goodwill.........................................................     32,000
   Transmitter site lease...........................................     56,108
                                                                     ----------
     Total..........................................................  8,091,556
   Less: accumulated amortization...................................    (43,150)
                                                                     ----------
   Net intangible assets............................................ $8,048,406
                                                                     ==========

      The Divisions periodically evaluate intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Divisions stations, as well as by comparing them to their competitors. The Divisions also take into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

                            WRKI/WAXB/WPUT/WZZN/WINE
           (Operating Divisions of Commodore Media of Norwalk, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


NOTE 4--RELATED PARTIES

      The Divisions receive advances from and pay advances to their parent corporation and other related affiliated companies. In addition the parent corporation allocates expenses to the divisions based on revenue, which are related to corporate overhead and other costs related to the management and operation of the stations.

      The net assets of the stations have been pledged as guarantees of various obligations of the corporate parent.

NOTE 5--COMMITMENTS

Operating Leases

      The Divisions lease various tower facilities under operating leases, which do not currently have expiration dates.

      Total Rent expense for 1996 was approximately $30,000. The Divisions also contracts for a variety of services and equipment through short-term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

      Minimum future rentals under noncancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended December 31,
     1997............................................................. $ 35,453
     1998.............................................................   37,625
     1999.............................................................   40,427
     2000.............................................................   41,017
     2001.............................................................   42,029
                                                                       --------
       Total minimum lease payments................................... $196,551
                                                                       ========

NOTE 6--PENSION PLAN

      The Divisions have a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. The Divisions matches fifty percent of the employee's contributions up to six percent of compensation.

NOTE 7--SUBSEQUENT SALE OF CAPSTAR TRUST

      On October 27, 1999, the tangible assets, FCC license and goodwill of Capstar Trust were purchased by Aurora of Danbury, L.L.C. The total cost of the acquisition was $11,250,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including     , 2000 (the 25th day after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                               -----------------
                                   PROSPECTUS
                               -----------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               12,425,000 Shares

                   [LOGO OF NASSAU BROADCASTING CORPORATION]

                              Class A Common Stock



                              Merrill Lynch & Co.

                              Salomon Smith Barney

                         Banc of America Securities LLC

                                     Lazard

                          Prudential Volpe Technology
                        a unit of Prudential Securities


                                        , 2000

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Alternative Page for International Prospectus

                             Subject to Completion

                Preliminary Prospectus dated July 10, 2000

P R O S P E C T U S

                               12,425,000 Shares

             [LOGO OF NASSAU BROADCASTING CORPORATION APPEARS HERE]

                              Class A Common Stock

                                  -----------

    This is Nassau's initial public offering. Nassau is selling all of the shares. The international managers are offering 2,485,000 shares outside the U.S. and Canada and the U.S. underwriters are offering 9,940,000 shares in the U.S. and Canada.

    We expect the public offering price to be between $16 and $19 per share. Currently, no public market exists for the shares. After pricing of the offering, we expect that the shares will be quoted on the Nasdaq National Market under the symbol "NBCR."

    Investing in the class A common stock involves risks that are described in the "Risk Factors" section beginning on page 11 of this prospectus.

                                  -----------

                                                         Per Share Total
                                                         --------- -----
     Public offering price.............................     $       $
     Underwriting discount.............................     $       $
     Proceeds, before expenses, to Nassau..............     $       $

    The international managers may also purchase up to an additional 372,750 shares from Nassau at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The U.S. underwriters may similarly purchase up to an additional 1,419,000 shares from Nassau.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares of class A common stock will be ready for delivery on or about , 2000.

                                  -----------

Merrill Lynch International                        Schroder Salomon Smith Barney

                                  -----------

Bank of America International Limited

                                     Lazard

                                                  Prudential-Bache International

                   The date of this prospectus is     , 2000.

                Alternative Page for International Prospectus

                                  UNDERWRITING

      We intend to offer the shares outside the U.S. and Canada through the international managers and in the U.S. and Canada through the U.S. underwriters. Merrill Lynch International, Salomon Brothers International Limited, Bank of America International Limited, Lazard Capital Markets and Prudential-Bache International Limited are acting as lead managers for the international managers named below. Subject to the terms and conditions described in an international purchase agreement among us and the international managers, and concurrently with the sale of 9,940,000 shares to the U.S. underwriters, we have agreed to sell to the international managers, and the international managers severally have agreed to purchase from us, the number of shares listed opposite their names below.

                                                                        Number
           International Manager                                       of Shares
           ---------------------                                       ---------
      Merrill Lynch International.....................................
      Salomon Brothers International Limited..........................
      Bank of America International Limited...........................
      Lazard Capital Markets..........................................
      Prudential-Bache International Limited..........................
                                                                       ---------
           Total...................................................... 2,485,000
                                                                       =========

      We have also entered into a U.S. purchase agreement with the U.S. underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc of America Securities LLC, Lazard Freres & Co. LLC and Prudential Securities Incorporated are acting as U.S. representatives, for sale of the shares in the U.S. and Canada. Subject to the terms and conditions in the U.S. purchase agreement, and concurrently with the sale of 2,485,000 shares to the international managers pursuant to the international purchase agreement, we have agreed to sell to the U.S. underwriters, and the U.S. underwriters severally have agreed to purchase 9,940,000 shares from us. The initial public offering price per share and the total underwriting discount per share are identical under the international purchase agreement and the U.S. purchase agreement.

      The international managers and the U.S. underwriters have agreed to purchase all of the shares sold under the international and U.S. purchase agreements if any of these shares are purchased. If an underwriter defaults, the international and U.S. purchase agreements provide that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreements may be terminated. The closings for the sale of shares to be purchased by the international managers and the U.S. underwriters are conditioned on one another.

      We have agreed to indemnify the international managers and the U.S. underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the international managers and U.S. underwriters may be required to make in respect of those liabilities.

      The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

      Schroders is a trademark of Schroders Holdings plc and is used under license by Salomon Smith Barney.

Commissions and Discounts

      The lead managers have advised us that the international managers propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a
concession not in excess of $   per share. The international managers may
allow, and the dealers may reallow, a discount not in excess of $   per share
to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

                Alternative Page for International Prospectus


      The following table shows the initial public offering price, underwriting discount and proceeds before expenses to Nassau. In addition, the table includes certain other items considered by the NASD to be underwriting compensation for purposes of the NASD's Conduct Rules. The information assumes either no exercise or full exercise by the international managers and the U.S. underwriters of their over-allotment options.

                                           Per Share Without Option With Option
                                           --------- -------------- -----------
   Public offering price..................     $           $             $
   Underwriting discount..................     $           $             $
   Proceeds, before expenses, to Nassau...     $           $             $
   Other items............................

      Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns 26,473 shares of our class A common stock which were received upon conversion of limited partnership units acquired in connection with our recapitalization. The compensation in the table above in the line titled "other items" was computed based on the difference between the
$    initial public offering price and $   , the price deemed to be paid for
the shares of class A common stock held by Merrill Lynch Capital Corporation.

      The expenses of the offering, not including the underwriting discount, are estimated at $1,920,000 and are payable by us, as set forth in the following table.

SEC registration fee................................................ $   62,324
NASD filing fee.....................................................     22,300
Nasdaq National Market listing fee..................................     87,000
Printing and engraving expenses.....................................    400,000
Legal fees and expenses.............................................    600,000
Accounting fees and expenses........................................    550,000
Blue sky fees and expenses (including legal fees)...................      7,500
Transfer agent and registrar fees and expenses......................      3,500
Premiums for director and officer insurance.........................    175,883
Miscellaneous.......................................................     11,493
                                                                     ----------
  Total............................................................. $1,920,000
                                                                     ==========

Over-allotment Option

      We have granted an option to the international managers to purchase up to 372,750 additional shares at the public offering price less the underwriting discount. The international managers may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the international managers exercise this option, each will be obligated, subject to conditions contained in the purchase agreements, to purchase a number of additional shares proportionate to that international manager's initial amount reflected in the above table.

      We have also granted an option to the U.S. underwriters, exercisable for 30 days from the date of this prospectus, to purchase up to 1,491,000 additional shares to cover any over-allotments on terms similar to that granted to the international managers.

Intersyndicate Agreement

      The international managers and the U.S. underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the international managers and the U.S. underwriters may sell shares to each other for purposes of resale at the initial public

                Alternative Page for International Prospectus

offering price, less an amount not greater than the selling concession. Under the intersyndicate agreement, the international managers and any dealer to whom they sell shares will not offer to sell or sell shares to persons who are U.S. or Canadian persons or to persons they believe intend to resell to persons who are U.S. or Canadian persons, except in the case of transactions under the intersyndicate agreement. Similarly, the U.S. underwriters and any dealer to whom they sell shares will not offer to sell or sell shares to non-U.S. persons or non-Canadian persons or to persons they believe intend to resell to non-U.S. or non-Canadian persons, except in the case of transactions under the intersyndicate agreement.

Reserved Shares

      At our request, the underwriters have reserved for sale, at the initial public offering price, up to 621,250 shares offered by this prospectus for sale to some of our directors, officers, employees and business associates. If these persons purchase reserved shares, this will reduce the number of shares available for sale to the general public. Any reserved shares that are not orally confirmed for purchase within one day of the pricing of this offering will be offered by the underwriters to the general public on the same terms as the other shares offered by this prospectus.

      Purchasers of shares pursuant to the reserved share program generally will not be subject to lock-up agreements in respect of the shares so purchased unless required by the Conduct Rules of the NASD. The NASD's Conduct Rules will require that some purchasers of shares who are affiliated or associated with NASD members or who hold senior positions at financial institutions or members of their immediate families be subject to three-month lock-up agreements.

No Sales of Similar Securities

      We and our executive officers and directors and most of our existing stockholders have agreed, with limited exceptions, not to sell or transfer any common stock for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. Specifically, we and these other individuals have agreed not to directly or indirectly

    . offer, pledge, sell or contract to sell any common stock, other than common stock issued by us in connection with our purchase of Aurora Communications;

    .  sell any option or contract to purchase any common stock;

    .  purchase any option or contract to sell any common stock;

    . grant any option, right or warrant for the sale of any common stock, other than pursuant to our stock incentive plan;

    .  lend or otherwise dispose of or transfer any common stock;

    . request or demand that we file a registration statement related to any common stock; or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

      This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Quotation on the Nasdaq National Market

      We expect the shares to be approved for quotation on The Nasdaq National Market, subject to notice of issuance, under the symbol "NBCR."

                Alternative Page for International Prospectus

      Before this offering, there has been no public market for our class A common stock. The initial public offering price will be determined through negotiations among us and the U.S. representatives and lead managers. In addition to prevailing market conditions, the primary factors to be considered in determining the initial public offering price are

    . the valuation multiples of publicly traded companies that the U.S. representatives and the lead managers believe to be comparable to us;

    .  our financial information;

    . the history of, and the prospects for, our company and the industry in which we compete;

    . an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

    .  the present state of our development;

    . the general condition of the securities market at the time of this offering; and

    . the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

      An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

UK Selling Restrictions

      Each international manager has agreed that

    . it has not offered or sold and will not offer or sell any shares of shares of our class A common stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the class A common stock in, from or otherwise involving the United Kingdom; and

    . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of class A common stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 as amended by the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom such document may otherwise lawfully be issued or passed on.

No Public Offering Outside the United States

      No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of class A common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or shares of our class A common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our class A common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of our class A common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of that country or jurisdiction.

      You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

      Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our class A common stock. However, the U.S. representatives may engage in transactions that stabilize the price of the class A common stock, such as bids or purchases to peg, fix or maintain that price.

      If the underwriters create a short position in the class A common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus, the U.S. representatives may reduce that short position by purchasing shares in the open market. The U.S. representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above. Purchases of the class A common stock to stabilize its price or to reduce a short position may cause the price of the class A common stock to be higher than it might be in the absence of such purchases.

      The U.S. representatives may also impose a penalty bid on underwriters and selling group members. This means that if the U.S. representatives purchase shares in the open market to reduce the underwriters' short position or to stabilize the price of such shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares. The imposition of a penalty bid may also affect the price of the shares in that it discourages resales of those shares.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the class A common stock. In addition, neither we nor any of the underwriters makes any representation that the U.S. representatives or the lead managers will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

Other Relationships

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as our financial advisor in connection with our pending acquisition of Aurora Communications and our reorganization. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as sole placement agent with respect to our units consisting of 13% senior discount notes due 2010 and limited partnership units, and as sole lead arranger, book running manager and syndication agent with respect to our new credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated has received customary fees and commissions for these transactions. Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns $20.0 million aggregate principal amount of our senior discount notes and 26,473 shares of our class A common stock. Merrill Lynch Capital Corporation is also a lender under our new credit facility. We will issue shares of our class C common stock to BancAmerica Capital Investors SBIC I, L.P., an affiliate of Banc of America Securities LLC, in connection with the satisfaction of $35.0 million of the purchase price payable with respect to the Aurora acquisition. The number of shares of class C common stock that we will issue will be based on the market value of our class A common stock at the date of closing of the acquisition. Assuming a market value equal to $17.50, the midpoint of the price range set forth on the cover page of this prospectus, we expect to issue 2,000,000 shares of class C common stock to BancAmerica Capital Investors SBIC I, LLC. Merrill Lynch Capital Corporation has agreed that it will not, with limited exceptions, sell, transfer, assign, pledge or hypothecate any shares of class A common stock for one year after the date of this prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Alternative Page for International Prospectus

      Through and including     , 2000 (the 25th day after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                ---------------
                                   PROSPECTUS
                                ---------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               12,425,000 Shares

             [LOGO OF NASSAU BROADCASTING CORPORATION APPEARS HERE]

                              Class A Common Stock



                          Merrill Lynch International

                         Schroder Salomon Smith Barney

                     Bank of America International Limited

                                     Lazard

                         Prudential-Bache International


                                        , 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the Nasdaq National Market and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement, other than underwriting discounts and commissions:

     SEC registration fee........................................... $   62,324
     NASD filing fee................................................     22,300
     Nasdaq National Market listing fee.............................     87,000
     Printing and engraving expenses................................    400,000
     Legal fees and expenses........................................    600,000
     Accounting fees and expenses...................................    550,000
     Blue sky fees and expenses.....................................      7,500
     Transfer agent and registrar fees and expenses.................      3,500
     Premiums for director and officer insurance....................    175,883
     Miscellaneous expenses.........................................     11,493
                                                                     ----------
       Total........................................................ $1,920,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act. Our certificate of incorporation and our by-laws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We also expect to enter into agreements with our directors and executive officers that require, among other things, that we indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We expect to purchase directors and officers liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities


      Within the past three years, we have issued and sold securities to accredited investors or qualified institutional buyers on the dates and for the consideration set forth below in transactions exempt from registration under the Securities Act of 1933, as amended.

          1. From 1995 to 1997, we issued 8.0% subordinated discount notes to our existing stockholders, all of whom are accredited investors, pursuant to Section 4(2) of the Securities Act 1933. On May 4, 2000, we repaid all of these subordinated discount notes for aggregate consideration of $42.4 million.

          2. On May 4, 2000, we issued and sold units consisting of senior discount notes and limited partnership units to qualified institutional buyers for gross proceeds of $60.0 million, pursuant to Section 4(2) of the Securities Act 1933.

          3. Immediately prior to this offering, we effected a reorganization in which all the equity interests in Nassau Broadcasting Partners, L.P., were exchanged for shares of our common stock, pursuant to Section 4(2) of the Securities Act 1933. See the section
    "Reorganization" in the prospectus.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

 Exhibit
   No.   Description
 ------- -----------
  1.1*   Form of U.S. purchase agreement.
  1.2*   Form of international purchase agreement.
  2.1**  Purchase and Exchange Agreement dated March 24, 2000 relating to the acquisition of Aurora Communications, LLC.
  2.2**  Amendment No. 1 to the Purchase and Exchange Agreement dated May 4,
         2000.
  2.3**  Asset Purchase Agreement dated February 29, 2000 among Nassau
         Broadcasting Partners, L.P. and Clear Channel Communications, Inc. and
         Clear Channel Broadcasting Licenses, Inc.
  2.4**  Stock Purchase Agreement dated July 1, 1996 between Nassau
         Broadcasting Partners, L.P. and Joseph E. Buckelew, Jean M. Kvistad,
         Steven V. Lane, Edward Levy and Roy G. Simmons.
  2.5**  Asset Purchase Agreement dated January 21, 1999 between Nassau
         Broadcasting Partners, L.P. and Multicultural Radio Broadcasting, Inc.
  2.6**  Asset Purchase Agreement dated August 30, 1996 between Nassau
         Broadcasting Partners, L.P. and Great Scott Broadcasting Ltd.
  2.7**  Amendment to Asset Purchase Agreement and Escrow Agreement dated
         January 17, 1997 between Nassau Broadcasting Partners, L.P. and Great
         Scott Broadcasting, Ltd.
  2.8**  Second Amendment to Asset Purchase Agreement and Escrow Agreement
         dated June 1, 1997 between Nassau Broadcasting Partners, L.P. and
         Great Scott Broadcasting, Ltd.
  2.9**  Third Amendment to Asset Purchase Agreement dated February 17, 1998 between Nassau Broadcasting Partners, L.P. and Great Scott
         Broadcasting, Ltd.
  2.10** Fourth Amendment to Asset Purchase Agreement dated November 25, 1998 between Nassau Broadcasting Partners, L.P. and Great Scott
         Broadcasting, Ltd.
  2.11** Asset Purchase Agreement dated August 7, 1998 between Nassau
         Broadcasting Partners, L.P. and Port Jervis Broadcasting Co., Inc.
  2.12** Stock Purchase Agreement dated June 8, 1999 among Nassau Broadcasting
         Partners L.P., Jersey Devil Broadcasting Co., Southern Ocean
         Broadcasting, Inc., Great American Communications Co. and Manahawkin
         Communications Corp.
  3.1*   Certificate of incorporation of the registrant.
  3.2*   By-laws of the registrant.
  4.1*   Specimen certificate for shares of class A common stock.
  4.2*   Specimen certificate for shares of class B common stock.
  4.3*   Specimen certificate for shares of class C common stock.
  4.4**  Units Purchase Agreement, dated May 4, 2000 relating to $60,000,000 senior discount notes
  4.5**  Form of senior discount note (see Exhibit 4.4)
  4.6**  Credit agreement, dated May 4, 2000 among Nassau Broadcasting
         Partners, L.P., Merrill Lynch Capital Corporation and the other lenders.
  5.1*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the securities being offered.
 10.1**  Time Brokerage Agreement dated July 1, 1996 among North Shore
         Broadcasting Corporation and Seashore Broadcasting Corporation and
         Nassau Broadcasting Partners, L.P.
 10.2**  Time Brokerage Agreement dated January 21, 1999 between Multicultural
         Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.

 Exhibit
   No.   Description
 ------- -----------
 10.3**  Time Brokerage Agreement dated November 12, 1998 between Multicultural
         Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.
 10.4**  Local Marketing Agreement dated June 1, 1997 between Great Scott
         Broadcasting, Ltd. and Nassau Broadcasting Partners, L.P.
 10.5**  Time Brokerage Agreement dated August 1, 1998 between Port Jervis
         Broadcasting Co., Inc. and Nassau Broadcasting Partners, L.P.
 10.6**  Time Brokerage Agreement dated February 12, 1997 among Manahawkin
         Communications Corporation, Jersey Devil Broadcasting, Inc., Southern
         Ocean Broadcasting, Inc., Great American Communications Co. and Nassau
         Broadcasting Partners, L.P.
 10.7**  First Amendment to Time Brokerage Agreement dated June 15, 1999 among
         Manahawkin Communications Corporation, Jersey Devil Broadcasting,
         Inc., Southern Ocean Broadcasting, Inc., Great American Communications
         Co. and Nassau Broadcasting Partners, L.P.
 10.8**  Loan Agreement among Nassau Broadcasting Partners, L.P. and Amresco
         Commercial Finance, Inc. and Lenders dated August 28, 1998.
 10.9*   Employee Stock Purchase Plan
 10.10*  2000 Stock Incentive Plan
 10.11*  Employment agreement with Louis F. Mercatanti, Jr., dated   , 2000.
 10.12*  Employment agreement with Michael S. Libretti, dated   , 2000.
 10.13*  Employment agreement with Peter D. Tonks, dated   , 2000.
 10.14*  Registration Rights Agreement dated May 4, 2000 among Nassau
         Broadcasting Partners, L.P., Spectrum Equity Investors, L.P., Spectrum
         Equity Investors II, L.P., Grotech Partners IV, L.P., Toronto Dominion
         (U.S.A.), Inc, Nassau Holdings, Inc., Noel P. Rahn and Nassau
         Broadcasting Company
 10.15** Common Stock Registration Rights dated May 4, 2000 among Nasssau
         Broadcasting Partners, L.P., Merrill Lynch Capital Corporation, Bank
         of Montreal, The Bank of Nova Scotia, OZ Master Fund, Ltd. and Caisse
         de Depot et Placement du Quebec.
 10.16** Form of Registration Rights Agreement to be entered into among Nassau
         Broadcasting Corporation and some of the selling stockholders in
         Aurora Communications, LLC.
 10.17** Agreement dated January 31, 1999 by and between Nassau Broadcasting,
         Inc. and Nassau Broadcasting Partners, L.P.
 11.1*   Statement regarding computation of per share earnings.
 12.1*   Statement regarding computation of ratios.
 21.1**  Subsidiaries of the registrant.
 23.1**  Consent of Grant Thornton LLP.
 23.2**  Consent of Ernst & Young LLP (New York).
 23.3**  Consent of Ernst & Young LLP (Texas).
 23.4**  Consent of Deloitte & Touche LLP.
 23.5**  Consent of Weeks Holderbaum Huber & Degraw, LLP
 23.6*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
 24**    Power of attorney.

--------
 *To be filed by amendment.
**Previously filed

         Report of Independent Certified Public Accountants on Schedule

The Partners of
Nassau Broadcasting Partners, L.P.

In connection with our audit of the financial statements of Nassau Broadcasting Partners, L.P. referred to in our report dated March 1, 2000, which is included in the Prospectus constituting Part I of this Registration Statement, we also audited Schedule II for each of the three years in the period ended December 31, 1999. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

Grant Thornton LLP
Edison, NJ
March 1, 2000

                       Nassau Broadcasting Partners, L.P.
                 Schedule II--Valuation and Qualifying Accounts
                  Years Ended December 31, 1999, 1998 and 1997

                     Balance at       Charged
                     beginning        to Costs       Deductions      Balance End
   Description       of Period      and Expenses        (A)           of Period
   -----------       ----------     ------------     ----------      -----------
      1999
  Allowance for
doubtful accounts     $331,000        $904,000       $(919,000)       $316,000
                      ========        ========       =========        ========
      1998
  Allowance for
doubtful accounts     $135,000        $470,000       $(274,000)       $331,000
                      ========        ========       =========        ========
      1997
  Allowance for
doubtful accounts     $169,000        $508,000       $(542,000)       $135,000
                      ========        ========       =========        ========

(A) Represents write-offs

Item 17. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      The Registrant undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 10, 2000.

                                          Nassau Broadcasting Corporation

                                                 /s/ Michael S. Libretti
                                          By: _________________________________
                                            Name: Michael S. Libretti
                                            Title: Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 10, 2000.

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    President, Chief Executive    July 10, 2000
______________________________________  Officer, Director and
       Louis F. Mercatanti, Jr.         Principal Executive
                                        Officer

       /s/ Michael S. Libretti         Executive Vice President,     July 10, 2000
______________________________________  Operations and Finance,
         Michael S. Libretti            Chief Financial Officer,
                                        and Director

                  *                    Director of Accounting &      July 10, 2000
______________________________________  Human Resources and
            Peter D. Tonks              Principal Accounting
                                        Officer

                  *                             Director             July 10, 2000
______________________________________
          Brion B. Applegate

                  *                             Director             July 10, 2000
______________________________________
         William B. Collatos

                  *                             Director             July 10, 2000
______________________________________
          Stuart D. Frankel

*/s/ Michael S. Libretti
______________________________________
        Michael S. Libretti,
          Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
   No.   Description
 ------- -----------
  1.1*   Form of U.S. purchase agreement.
  1.2*   Form of international purchase agreement.
  2.1**  Purchase and Exchange Agreement dated March 24, 2000 relating to the acquisition of Aurora Communications, LLC.
  2.2**  Amendment No. 1 to the Purchase and Exchange Agreement dated May 4,
         2000.
  2.3**  Asset Purchase Agreement dated February 29, 2000 among Nassau
         Broadcasting Partners, L.P. and Clear Channel Communications, Inc. and
         Clear Channel Broadcasting Licenses, Inc.
  2.4**  Stock Purchase Agreement dated July 1, 1996 between Nassau
         Broadcasting Partners, L.P. and Joseph E. Buckelew, Jean M. Kvistad,
         Steven V. Lane, Edward Levy and Roy G. Simmons.
  2.5**  Asset Purchase Agreement dated January 21, 1999 between Nassau
         Broadcasting Partners, L.P. and Multicultural Radio Broadcasting, Inc.
  2.6**  Asset Purchase Agreement dated August 30, 1996 between Nassau
         Broadcasting Partners, L.P. and Great Scott Broadcasting Ltd.
  2.7**  Amendment to Asset Purchase Agreement and Escrow Agreement dated
         January 17, 1997 between Nassau Broadcasting Partners, L.P. and Great
         Scott Broadcasting, Ltd.
  2.8**  Second Amendment to Asset Purchase Agreement and Escrow Agreement
         dated June 1, 1997 between Nassau Broadcasting Partners, L.P. and
         Great Scott Broadcasting, Ltd.
  2.9**  Third Amendment to Asset Purchase Agreement dated February 17, 1998 between Nassau Broadcasting Partners, L.P. and Great Scott
         Broadcasting, Ltd.
  2.10** Fourth Amendment to Asset Purchase Agreement dated November 25, 1998 between Nassau Broadcasting Partners, L.P. and Great Scott
         Broadcasting, Ltd.
  2.11** Asset Purchase Agreement dated August 7, 1998 between Nassau
         Broadcasting Partners, L.P. and Port Jervis Broadcasting Co., Inc.
  2.12** Stock Purchase Agreement dated June 8, 1999 among Nassau Broadcasting
         Partners L.P., Jersey Devil Broadcasting Co., Southern Ocean
         Broadcasting, Inc., Great American Communications Co. and Manahawkin
         Communications Corp.
  3.1*   Certificate of incorporation of the registrant.
  3.2*   By-laws of the registrant.
  4.1*   Specimen certificate for shares of class A common stock.
  4.2*   Specimen certificate for shares of class B common stock.
  4.3*   Specimen certificate for shares of class C common stock.
  4.4**  Units Purchase Agreement, dated May 4, 2000 relating to $60,000,000 senior discount notes
  4.5**  Form of senior discount note (see Exhibit 4.4)
  4.6**  Credit agreement, dated May 4, 2000 among Nassau Broadcasting
         Partners, L.P., Merrill Lynch Capital Corporation and the other lenders.
  5.1*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the securities being offered.
 10.1**  Time Brokerage Agreement dated July 1, 1996 among North Shore
         Broadcasting Corporation and Seashore Broadcasting Corporation and
         Nassau Broadcasting Partners, L.P.
 10.2**  Time Brokerage Agreement dated January 21, 1999 between Multicultural
         Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.

 Exhibit
   No.   Description
 ------- -----------
 10.3**  Time Brokerage Agreement dated November 12, 1998 between Multicultural
         Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.
 10.4**  Local Marketing Agreement dated June 1, 1997 between Great Scott
         Broadcasting, Ltd. and Nassau Broadcasting Partners, L.P.
 10.5**  Time Brokerage Agreement dated August 1, 1998 between Port Jervis
         Broadcasting Co., Inc. and Nassau Broadcasting Partners, L.P.
 10.6**  Time Brokerage Agreement dated February 12, 1997 among Manahawkin
         Communications Corporation, Jersey Devil Broadcasting, Inc., Southern
         Ocean Broadcasting, Inc., Great American Communications Co. and Nassau
         Broadcasting Partners, L.P.
 10.7**  First Amendment to Time Brokerage Agreement dated June 15, 1999 among
         Manahawkin Communications Corporation, Jersey Devil Broadcasting,
         Inc., Southern Ocean Broadcasting, Inc., Great American Communications
         Co. and Nassau Broadcasting Partners, L.P.
 10.8**  Loan Agreement among Nassau Broadcasting Partners, L.P. and Amresco
         Commercial Finance, Inc. and Lenders dated August 28, 1998.
 10.9*   Employee Stock Purchase Plan
 10.10*  2000 Stock Incentive Plan
 10.11*  Employment agreement with Louis F. Mercatanti, Jr., dated   , 2000.
 10.12*  Employment agreement with Michael S. Libretti, dated   , 2000.
 10.13*  Employment agreement with Peter D. Tonks, dated   , 2000.
 10.14*  Registration Rights Agreement dated May 4, 2000 among Nassau
         Broadcasting Partners, L.P., Spectrum Equity Investors, L.P., Spectrum
         Equity Investors II, L.P., Grotech Partners IV, L.P., Toronto Dominion
         (U.S.A.), Inc, Nassau Holdings, Inc., Noel P. Rahn and Nassau
         Broadcasting Company
 10.15** Common Stock Registration Rights dated May 4, 2000 among Nasssau
         Broadcasting Partners, L.P., Merrill Lynch Capital Corporation, Bank
         of Montreal, The Bank of Nova Scotia, OZ Master Fund, Ltd. and Caisse
         de Depot et Placement du Quebec.
 10.16** Form of Registration Rights Agreement to be entered into among Nassau
         Broadcasting Corporation and some of the selling stockholders in
         Aurora Communications, LLC.
 10.17** Agreement dated January 31, 1999 by and between Nassau Broadcasting,
         Inc. and Nassau Broadcasting Partners, L.P.
 11.1*   Statement regarding computation of per share earnings.
 12.1*   Statement regarding computation of ratios.
 21.1**  Subsidiaries of the registrant.
 23.1**  Consent of Grant Thornton LLP.
 23.2**  Consent of Ernst & Young LLP (New York).
 23.3**  Consent of Ernst & Young LLP (Texas).
 23.4**  Consent of Deloitte & Touche LLP.
 23.5**  Consent of Weeks Holderbaum Huber & Degraw, LLP
 23.6*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
 24**    Power of attorney.

--------
 *To be filed by amendment.
**Previously filed